FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226486-19

PROSPECTUS

$715,568,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59
(Central Index Key Number 0001851817)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)
LMF Commercial, LLC
(Central Index Key Number 0001592182)
Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
UBS AG
(Central Index Key Number 0001685185)
BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)
Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-C59

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-C59 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2021-C59. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in June 2021. The rated final distribution date for the certificates is the distribution date in April 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description
Class A-1	$21,533,000		0.6010%	Fixed(6)	Class A-S(7)	$56,791,000	(7)	2.8830%	Fixed(6)(7)
Class A-2	$17,221,000		1.3540%	Fixed(6)	Class A-S-1(7)	$0	(7)	2.3830%	Fixed(7)
Class A-3	$24,500,000		1.9580%	Fixed(6)	Class A-S-2(7)	$0	(7)	1.8830%	Fixed(7)
Class A-SB	$25,376,000		2.2980%	Fixed(6)	Class A-S-X1(7)	$0	(7)	0.5000%	Fixed(7)
Class A-4(7)	$154,489,000	(7)	2.3430%	Fixed(6)(7)	Class A-S-X2(7)	$0	(7)	1.0000%	Fixed(7)
Class A-4-1(7)	$0	(7)	1.8430%	Fixed(7)	Class B(7)	$41,302,000	(7)	3.0340%	Fixed(6)(7)
Class A-4-2(7)	$0	(7)	1.3430%	Fixed(7)	Class B-1(7)	$0	(7)	2.5340%	Fixed(7)
Class A-4-X1(7)	$0	(7)	0.5000%	Fixed(7)	Class B-2(7)	$0	(7)	2.0340%	Fixed(7)
Class A-4-X2(7)	$0	(7)	1.0000%	Fixed(7)	Class B-X1(7)	$0	(7)	0.5000%	Fixed(7)
Class A-5(7)	$335,118,000	(7)	2.6260%	Fixed(6)(7)	Class B-X2(7)	$0	(7)	1.0000%	Fixed(7)
Class A-5-1(7)	$0	(7)	2.1260%	Fixed(7)	Class C(7)	$39,238,000	(7)	3.2840%	WAC Cap(7)(12)
Class A-5-2(7)	$0	(7)	1.6260%	Fixed(7)	Class C-1(7)	$0	(7)	2.7840%	WAC Cap(7)(12)
Class A-5-X1(7)	$0	(7)	0.5000%	Fixed(7)	Class C-2(7)	$0	(7)	2.2840%	WAC Cap(7)(12)
Class A-5-X2(7)	$0	(7)	1.0000%	Fixed(7)	Class C-X1(7)	$0	(7)	0.5000%	Fixed(7)(12)
Class X-A	$578,237,000	(8)	1.6892%	Variable(9)	Class C-X2(7)	$0	(7)	1.0000%	Fixed(7)(12)
Class X-B	$137,331,000	(10)	1.0406%	Variable(11)

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 63 and page 65, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 75.4% of each class of offered certificates and Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 11.5% of each class of offered certificates. UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 13.1% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 5, 2021. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 113.3% of the aggregate certificate balance of the offered certificates, plus accrued interest from May 1, 2021, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$715,568,000	100%	$715,568,000	$78,068.47

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

(3)	Payment of the registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-21-000509).

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	UBS Securities LLC Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

April 23, 2021

WFCM 2021-C59

Commercial Mortgage Pass-Through Certificates, Series WFCM 2021-C59

Geographic Overview of Mortgage Pool

Washington
1 property
$48,400,000
5.9% of total
Missouri
1 property
$2,350,000
0.3% of total
Iowa
2 properties
$15,319,553
1.9% of total
Illinois
10 properties
$31,301,129
3.8% of total
Indiana
5 properties
$20,488,795
2.5% of total
Michigan
16 properties
$83,397,298
10.1% of total
Pennsylvania
4 properties
$89,633,186
10.9% of total
New York
7 properties
$68,600,000
8.3% of total
Ohio
2 properties
$3,687,665
0.4% of total
Nevada
2 properties
$36,500,000
4.4% of total
New Jersey
1 property
$7,000,000
0.8% of total
Maryland
3 properties
$34,866,666
4.2% of total
West Virginia
2 properties
$21,691,999
2.6% of total
California
9 properties
$140,906,605
17.1% of total
North Carolina
3 properties
$8,721,503
1.1% of total
Virginia
4 properties
$40,507,411
4.9% of total
South Carolina
1 property
$3,994,818
0.5% of total
Arizona
3 properties
$37,325,000
4.5% of total
New Mexico
1 property
$5,800,000
0.7% of total
Georgia
5 properties
$24,812,066
3.0% of total
Kansas
2 properties
$8,171,644
1.0% of total
Texas
1 property
$5,800,000
0.7% of total
Arkansas
1 property
$9,402,474
1.1% of total
Kentucky
1 property
$1,142,333
0.1% of total
Florida
6 properties
$37,381,709
4.5% of total
Louisiana
4 properties
$28,091,211
3.4% of total
Tennessee
1 property
$3,100,000
0.4% of total
Puerto Rico
1 property
$7,660,000
0.9% of total
Mortgaged Properties by Property Type
Self Storage 3.8%
Manufactured Housing Community 2.0%
Mixed Use 5.3%
Other 0.8%
Hospitality 6.9%
Multifamily 13.0%
Office 36.2%
Industrial 15.7%
Retail 16.3%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$21,533,000	$20,628,000	$905,000	30.000%	0.6010%	Fixed(6)	February 2026	2.57	06/21 – 02/26
A-2	$17,221,000	$16,497,000	$724,000	30.000%	1.3540%	Fixed(6)	February 2026	4.78	02/26 - 02/26
A-3	$24,500,000	$23,471,000	$1,029,000	30.000%	1.9580%	Fixed(6)	April 2028	6.94	04/28 – 04/28
A-SB	$25,376,000	$24,310,000	$1,066,000	30.000%	2.2980%	Fixed(6)	January 2030	6.79	02/26 – 01/30
A-4(7)	$154,489,000(7)	$148,000,000(7)	$6,489,000(7)	30.000%	2.3430%	Fixed(6)(7)	February 2031	9.38	01/30 – 02/31
A-5(7)	$335,118,000(7)	$321,043,000(7)	$14,075,000(7)	30.000%	2.6260%	Fixed(6)(7)	April 2031	9.87	02/31 – 04/31
X-A	$578,237,000(8)	$553,951,000(8)	$24,286,000(8)	NAP	1.6892%	Variable(9)	NAP	NAP	NAP
X-B	$137,331,000(10)	$131,563,000(10)	$5,768,000(10)	NAP	1.0406%	Variable(11)	NAP	NAP	NAP
A-S(7)	$56,791,000(7)	$54,405,000(7)	$2,386,000(7)	23.125%	2.8830%	Fixed(6)(7)	April 2031	9.94	04/31 – 04/31
B(7)	$41,302,000(7)	$39,567,000(7)	$1,735,000(7)	18.125%	3.0340%	Fixed(6)(7)	April 2031	9.94	04/31 – 04/31
C(7)	$39,238,000(7)	$37,590,000(7)	$1,648,000(7)	13.375%	3.2840%	WAC Cap(7)(12)	April 2031	9.94	04/31 – 04/31
Non-Offered Certificates
X-D	$45,433,000(13)	$43,524,000(13)	$1,909,000(13)	NAP	1.5836%	Variable(14)	NAP	NAP	NAP
X-F	$21,684,000(15)	$20,773,000(15)	$911,000(15)	NAP	1.4586%	Variable(16)	NAP	NAP	NAP
D	$25,814,000	$24,729,000	$1,085,000	10.250%	2.5000%	Fixed(6)	April 2031	9.94	04/31 – 04/31
E	$19,619,000	$18,795,000	$824,000	7.875%	2.5000%	Fixed(6)	April 2031	9.94	04/31 – 04/31
F	$21,684,000	$20,773,000	$911,000	5.250%	2.6250%	WAC Cap(12)	April 2031	9.94	04/31 – 04/31
G-RR	$9,293,000	$8,902,000	$391,000	4.125%	4.0836%	WAC(17)	April 2031	9.94	04/31 – 04/31
H-RR	$34,075,065	$32,643,065	$1,432,000	0.000%	4.0836%	WAC(17)	May 2031	9.96	04/31 – 05/31
V(18)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
R(19)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the closing date, Argentic Real Estate Finance LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.

(3)	The approximate initial credit support set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support set forth for the Class A-S, Class B and Class C certificates represents the approximate credit support for the Class A-S, Class B and Class C trust components, respectively.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class D and Class E certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(7)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The pass-through rates for the Class C and Class F certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)	The pass-through rates for the Class G-RR and Class H-RR certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(19)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	63
Risk Factors	65
Risks Related to Market Conditions and Other External Factors	65
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	65
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	69
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Risks of Commercial and Multifamily Lending Generally	71
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	73
General	73
A Tenant Concentration May Result in Increased Losses	74
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	74
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	75
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	75
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	76
Early Lease Termination Options May Reduce Cash Flow	76
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	77
Office Properties Have Special Risks	78
Retail Properties Have Special Risks	79
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	79
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	80
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	80
Industrial Properties Have Special Risks	81
Multifamily Properties Have Special Risks	82
Condominium Ownership May Limit Use and Improvements	85
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Mixed Use Properties Have Special Risks	89
Self Storage Properties Have Special Risks	89
Manufactured Housing Community Properties Have Special Risks	90
Leased Fee Properties Have Special Risks	92
Data Centers Have Special Risks	92
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	93

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	95
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	96
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	97
Risks Related to Zoning Non-Compliance and Use Restrictions	100
Risks Relating to Inspections of Properties	101
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	101
Insurance May Not Be Available or Adequate	102
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	103
Terrorism Insurance May Not Be Available for All Mortgaged Properties	103
Risks Associated with Blanket Insurance Policies or Self-Insurance	105
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	105
Limited Information Causes Uncertainty	105
Historical Information	105
Ongoing Information	106
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	106
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	107
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	108
Static Pool Data Would Not Be Indicative of the Performance of this Pool	109
Seasoned Mortgage Loans Present Additional Risk of Repayment	110
Appraisals May Not Reflect Current or Future Market Value of Each Property	110
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
The Borrower’s Form of Entity May Cause Special Risks	112
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	115
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	115
Other Financings or Ability to Incur Other Indebtedness Entails Risk	117
Tenancies-in-Common May Hinder Recovery	118
Risks Relating to Delaware Statutory Trusts	119
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	119
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Risks of Anticipated Repayment Date Loans	120
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	121
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121
Risks Related to Ground Leases and Other Leasehold Interests	122
Increases in Real Estate Taxes May Reduce Available Funds	124

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	124
Risks Related to Conflicts of Interest	125
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	125
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	128
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	129
Potential Conflicts of Interest of the Operating Advisor	132
Potential Conflicts of Interest of the Asset Representations Reviewer	133
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	133
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	136
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	137
Other Potential Conflicts of Interest May Affect Your Investment	137
Other Risks Relating to the Certificates	138
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	138
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	141
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
General	143
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	144
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	147
Losses and Shortfalls May Change Your Anticipated Yield	147
Risk of Early Termination	148
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	148
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	148
You Have Limited Voting Rights	148
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	149
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	152
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	153
Risks Relating to Modifications of the Mortgage Loans	154
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	155
Risks Relating to Interest on Advances and Special Servicing Compensation	156

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	156
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	157
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	158
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	158
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	159
Tax Considerations Relating to Foreclosure	159
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	160
REMIC Status	161
Material Federal Tax Considerations Regarding Original Issue Discount	161
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	161
There Are Risks Relating to the Exchange of Certificates	163
General Risks	163
The Certificates May Not Be a Suitable Investment for You	163
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	164
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	164
Other Events May Affect the Value and Liquidity of Your Investment	164
The Certificates Are Limited Obligations	164
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	165
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	165
Description of the Mortgage Pool	167
General	167
Co-Originated or Third-Party Originated Mortgage Loans	169
Certain Calculations and Definitions	169
Definitions	170
Mortgage Pool Characteristics	184
Overview	184
Property Types	186
Office Properties	186
Retail Properties	187
Industrial Properties	187
Multifamily Properties	187
Hospitality Properties	188
Mixed Use Properties	191
Self Storage Properties	191
Manufactured Housing Community Properties	192
Specialty Use Concentrations	192
Mortgage Loan Concentrations	193
Top Fifteen Mortgage Loans	193
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	194

Geographic Concentrations	196
Mortgaged Properties with Limited Prior Operating History	196
Tenancies-in-Common or Diversified Ownership	197
Delaware Statutory Trusts	197
Condominium and Other Shared Interests	198
Fee & Leasehold Estates; Ground Leases	198
COVID-19 Considerations	200
Property Damage Resulting from Civil Unrest	205
Environmental Considerations	205
Redevelopment, Renovation and Expansion	211
Assessment of Property Value and Condition	211
Litigation and Other Considerations	212
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	213
Tenant Issues	215
Tenant Concentrations	215
Lease Expirations and Terminations	215
Expirations	215
Terminations	216
Other	217
Purchase Options and Rights of First Refusal	218
Affiliated Leases	219
Competition from Certain Nearby Properties	220
Insurance Considerations	220
Use Restrictions	223
Appraised Value	224
Non-Recourse Carveout Limitations	224
Real Estate and Other Tax Considerations	225
Delinquency Information	226
Certain Terms of the Mortgage Loans	227
Amortization of Principal	227
Due Dates; Mortgage Rates; Calculations of Interest	227
Single Purpose Entity Covenants	228
ARD Loans	228
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	229
Voluntary Prepayments	231
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	232
Defeasance	233
Releases; Partial Releases	234
Escrows	241
Mortgaged Property Accounts	242
Exceptions to Underwriting Guidelines	244
Additional Indebtedness	244
General	244
Whole Loans	245
Mezzanine Indebtedness	245
Other Secured Indebtedness	247
Preferred Equity	248
Other Unsecured Indebtedness	248
The Whole Loans	248
General	248
The Serviced Pari Passu Whole Loans	253
Intercreditor Agreement	254

Control Rights with respect to Serviced Pari Passu Whole Loans	254
Certain Rights of each Non-Controlling Holder	255
Sale of Defaulted Mortgage Loan	256
The Non-Serviced Pari Passu Whole Loans	256
Intercreditor Agreement	256
Control Rights	257
Certain Rights of each Non-Controlling Holder	257
Custody of the Mortgage File	259
Sale of Defaulted Mortgage Loan	259
The Non-Serviced AB Whole Loans	259
The MGM Grand & Mandalay Bay Whole Loan	259
Additional Information	276
Transaction Parties	277
The Sponsors and Mortgage Loan Sellers	277
Argentic Real Estate Finance LLC	277
General	277
Argentic’s Securitization Program	277
Argentic’s Underwriting Standards and Processes	278
Review of Mortgage Loans for Which Argentic is the Sponsor	283
Compliance with Rule 15Ga-1 under the Exchange Act	285
Retained Interests in This Securitization	287
LMF Commercial, LLC	287
General	287
LMF’s Mortgage’s Securitization Program	287
LMF’s Underwriting Standards and Loan Analysis	288
Review of Mortgage Loans for Which LMF is the Sponsor	292
Compliance with Rule 15Ga-1 under the Exchange Act	294
Retained Interests in This Securitization	294
Wells Fargo Bank, National Association	294
General	294
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	294
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	295
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	300
Compliance with Rule 15Ga-1 under the Exchange Act	303
Retained Interests in This Securitization	307
UBS AG, New York Branch	307
General	307
UBS AG, New York Branch's Securitization Program	307
Review of the UBS AG, New York Branch Mortgage Loans	308
UBS AG, New York Branch's Underwriting Standards	310
Exceptions	313
Compliance with Rule 15Ga-1 under the Exchange Act	313
Retained Interests in This Securitization	316
BSPRT CMBS Finance, LLC	316
General	316
BSPRT’s Loan Origination and Acquisition History	316
Review of BSPRT Mortgage Loans	317
BSPRT’s Underwriting Standards	319
Compliance with Rule 15Ga-1 under the Exchange Act	324
Retained Interests in This Securitization	324
Barclays Capital Real Estate Inc.	325
General	325

Barclays’ Securitization Program	325
Review of Barclays Mortgage Loans	326
Barclays’ Underwriting Guidelines and Processes	328
Compliance with Rule 15Ga-1 under the Exchange Act	331
Retained Interests in This Securitization	331
The Depositor	332
The Issuing Entity	332
The Trustee	333
The Certificate Administrator	334
The Master Servicer	337
The Special Servicer	341
The Operating Advisor and Asset Representations Reviewer	344
Credit Risk Retention	345
General	345
Qualifying CRE Loans; Required Credit Risk Retention Percentage	347
Material Terms of the Eligible Vertical Interest	347
Material Terms of the Eligible Horizontal Residual Interest	347
The Retaining Party	350
Hedging, Transfer and Financing Restrictions	350
Operating Advisor	351
Representations and Warranties	352
Description of the Certificates	354
General	354
Distributions	358
Method, Timing and Amount	358
Available Funds	358
Priority of Distributions	360
Pass-Through Rates	365
Exchangeable Certificates	367
Exchange Limitations	370
Exchange Procedures	370
Interest Distribution Amount	371
Principal Distribution Amount	371
Certain Calculations with Respect to Individual Mortgage Loans	373
Excess Interest	375
Application Priority of Mortgage Loan Collections or Whole Loan Collections	375
Allocation of Yield Maintenance Charges and Prepayment Premiums	378
Assumed Final Distribution Date; Rated Final Distribution Date	382
Prepayment Interest Shortfalls	383
Subordination; Allocation of Realized Losses	385
Reports to Certificateholders; Certain Available Information	387
Certificate Administrator Reports	387
Information to be Provided to Risk Retention Consultation Party	394
Information Available Electronically	394
Voting Rights	400
Delivery, Form, Transfer and Denomination	400
Book-Entry Registration	400
Definitive Certificates	404
Certificateholder Communication	404
Access to Certificateholders’ Names and Addresses	404
Requests to Communicate	404
List of Certificateholders	405
Description of the Mortgage Loan Purchase Agreements	405

General	405
Dispute Resolution Provisions	416
Asset Review Obligations	416
Pooling and Servicing Agreement	416
General	416
Assignment of the Mortgage Loans	416
Servicing Standard	417
Subservicing	419
Advances	420
P&I Advances	420
Servicing Advances	421
Nonrecoverable Advances	422
Recovery of Advances	423
Accounts	425
Withdrawals from the Collection Account	427
Servicing and Other Compensation and Payment of Expenses	429
General	429
Master Servicing Compensation	433
Special Servicing Compensation	437
Disclosable Special Servicer Fees	441
Certificate Administrator and Trustee Compensation	442
Operating Advisor Compensation	442
Asset Representations Reviewer Compensation	443
CREFC® Intellectual Property Royalty License Fee	444
Appraisal Reduction Amounts	444
Maintenance of Insurance	452
Modifications, Waivers and Amendments	456
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	462
Inspections	465
Collection of Operating Information	465
Special Servicing Transfer Event	466
Asset Status Report	470
Realization Upon Mortgage Loans	474
Sale of Defaulted Loans and REO Properties	476
The Directing Certificateholder	479
General	479
Major Decisions	481
Asset Status Report	485
Replacement of the Special Servicer	486
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	486
Servicing Override	489
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	490
Rights of the Holders of Serviced Pari Passu Companion Loans	490
Limitation on Liability of Directing Certificateholder	490
The Operating Advisor	491
General	491
Duties of Operating Advisor at All Times	492
Annual Report	493
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	495
Recommendation of the Replacement of the Special Servicer	495

Eligibility of Operating Advisor	495
Other Obligations of Operating Advisor	496
Delegation of Operating Advisor’s Duties	497
Termination of the Operating Advisor With Cause	497
Rights Upon Operating Advisor Termination Event	498
Waiver of Operating Advisor Termination Event	499
Termination of the Operating Advisor Without Cause	499
Resignation of the Operating Advisor	500
Operating Advisor Compensation	500
The Asset Representations Reviewer	500
Asset Review	500
Asset Review Trigger	500
Asset Review Vote	502
Review Materials	502
Asset Review	504
Eligibility of Asset Representations Reviewer	505
Other Obligations of Asset Representations Reviewer	506
Delegation of Asset Representations Reviewer’s Duties	507
Assignment of Asset Representations Reviewer’s Rights and Obligations	507
Asset Representations Reviewer Termination Events	507
Rights Upon Asset Representations Reviewer Termination Event	508
Termination of the Asset Representations Reviewer Without Cause	508
Resignation of Asset Representations Reviewer	509
Asset Representations Reviewer Compensation	509
The Risk Retention Consultation Party	509
General	509
Limitation on Liability of Risk Retention Consultation Party	510
Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party	510
Replacement of the Special Servicer Without Cause	511
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	513
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	515
Termination of the Master Servicer or Special Servicer for Cause	515
Servicer Termination Events	515
Rights Upon Servicer Termination Event	517
Waiver of Servicer Termination Event	518
Resignation of the Master Servicer or Special Servicer	519
Limitation on Liability; Indemnification	519
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	522
Dispute Resolution Provisions	523
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	523
Repurchase Request Delivered by a Party to the PSA	523
Resolution of a Repurchase Request	524
Mediation and Arbitration Provisions	527
Servicing of the Non-Serviced Mortgage Loans	528
General	528
Servicing of the MGM Grand & Mandalay Bay Mortgage Loan	532
Rating Agency Confirmations	533
Evidence as to Compliance	535

Limitation on Rights of Certificateholders to Institute a Proceeding	536
Termination; Retirement of Certificates	536
Amendment	538
Resignation and Removal of the Trustee and the Certificate Administrator	540
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	542
Certain Legal Aspects of Mortgage Loans	542
California	542
Pennsylvania	543
Michigan	543
General	544
Types of Mortgage Instruments	544
Leases and Rents	545
Personalty	545
Foreclosure	545
General	545
Foreclosure Procedures Vary from State to State	546
Judicial Foreclosure	546
Equitable and Other Limitations on Enforceability of Certain Provisions	546
Nonjudicial Foreclosure/Power of Sale	547
Public Sale	547
Rights of Redemption	548
Anti-Deficiency Legislation	549
Leasehold Considerations	549
Cooperative Shares	550
Bankruptcy Laws	550
Environmental Considerations	556
General	556
Superlien Laws	556
CERCLA	557
Certain Other Federal and State Laws	557
Additional Considerations	558
Due-on-Sale and Due-on-Encumbrance Provisions	558
Subordinate Financing	558
Default Interest and Limitations on Prepayments	559
Applicability of Usury Laws	559
Americans with Disabilities Act	559
Servicemembers Civil Relief Act	560
Anti-Money Laundering, Economic Sanctions and Bribery	560
Potential Forfeiture of Assets	561
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	561
Pending Legal Proceedings Involving Transaction Parties	564
Use of Proceeds	564
Yield and Maturity Considerations	564
Yield Considerations	564
General	564
Rate and Timing of Principal Payments	565
Losses and Shortfalls	566
Certain Relevant Factors Affecting Loan Payments and Defaults	567
Delay in Payment of Distributions	568
Yield on the Certificates with Notional Amounts	569
Weighted Average Life	569
Pre-Tax Yield to Maturity Tables	574

Material Federal Income Tax Considerations	583
General	583
Qualification as a REMIC	584
Exchangeable Certificates	586
Taxation of Regular Interests Underlying an Exchangeable Certificate	587
Status of Offered Certificates	587
Taxation of Regular Interests	587
General	587
Original Issue Discount	588
Acquisition Premium	590
Market Discount	590
Premium	591
Election To Treat All Interest Under the Constant Yield Method	592
Treatment of Losses	592
Yield Maintenance Charges and Prepayment Premiums	593
Sale or Exchange of Regular Interests	593
Taxes That May Be Imposed on a REMIC	594
Prohibited Transactions	594
Contributions to a REMIC After the Startup Day	594
Net Income from Foreclosure Property	594
REMIC Partnership Representative	595
Taxation of Certain Foreign Investors	595
FATCA	596
Backup Withholding	597
Information Reporting	597
3.8% Medicare Tax on “Net Investment Income”	597
Reporting Requirements	597
Certain State and Local Tax Considerations	598
Method of Distribution (Conflicts of Interest)	599
Incorporation of Certain Information by Reference	603
Where You Can Find More Information	603
Financial Information	604
Certain ERISA Considerations	604
General	604
Plan Asset Regulations	605
Administrative Exemptions	605
Insurance Company General Accounts	608
Legal Investment	608
Legal Matters	609
Ratings	610
Index of Defined Terms	612

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the WFCM 2021-C59 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE

DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

PROSPECTIVE INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN

INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR

INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk WEIGHTING to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2021-C59.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202–0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2021-C59, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage
Loan Sellers; Originators	The sponsors of this transaction are:

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

●	LMF Commercial, LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

●	Barclays Capital Real Estate Inc., a Delaware corporation

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance LLC	12	$217,774,542	26.4%
LMF Commercial, LLC	17	155,653,910	18.8
Wells Fargo Bank, National Association	6	147,070,000	17.8
UBS AG, New York Branch	13	108,136,165	13.1
BSPRT CMBS Finance, LLC	9	102,323,128	12.4
Barclays Capital Real Estate Inc.	6	95,095,321	11.5
Total	63	$826,053,066	100.0%

All of the mortgage loans were originated by their respective sellers or affiliates thereof, except (i) those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders and (ii) two (2) mortgage loans (0.6%) to be sold by LMF Commercial, LLC that were originated by an unrelated third-party, Exantas Real Estate LLC, and were re-underwritten pursuant to LMF Commercial, LLC’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina

28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Argentic Services Company LP is expected to be appointed as the special servicer by Argentic Securities Income USA LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2021-C59. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota

55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”. To the extent permitted by the related co-lender agreements, the directing certificateholder will also have certain consultation rights in certain circumstances with respect to non-serviced mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class G-RR and Class H-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date (i) Argentic Securities Holdings Cayman Limited, an affiliate of Argentic Real Estate Finance LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), the holder of the “eligible horizontal residual interest”, which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), and the holder of the Class V certificates, (ii) Argentic Securities Income USA LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, or (b) any excluded loan with respect to the directing certificateholder) and (iii) Argentic CMBS Holdings I Ltd or another affiliate of

Argentic Real Estate Finance LLC and Argentic Services Company LP is expected to purchase the Class X-F and Class F certificates.

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the non-serviced mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2021 (or, in the case of any mortgage loan that has its first due date in June 2021, the date that would have been its due date in May 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about May 5, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, North Carolina, Ohio, Kansas, Pennsylvania, Texas, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution
Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	February 2026
Class A-2	February 2026
Class A-3	April 2028
Class A-SB	January 2030
Class A-4(1)	February 2031
Class A-5(1)	April 2031
Class X-A	NAP
Class X-B	NAP
Class A-S(1)	April 2031
Class B(1)	April 2031
Class C(1)	April 2031

(1)	Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in April 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-C59:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2

●	Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2

●	Class X-A

●	Class X-B

●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2

●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(3)
Class A-1	$ 21,533,000	$ 20,628,000	$ 905,000	2.607%	30.000%
Class A-2	$17,221,000	$ 16,497,000	$ 724,000	2.085%	30.000%
Class A-3	$ 24,500,000	$ 23,471,000	$ 1,029,000	2.966%	30.000%
Class A-SB	$ 25,376,000	$ 24,310,000	$ 1,066,000	3.072%	30.000%
Class A-4	$154,489,000(4)	$148,000,000(4)	$ 6,489,000(4)	18.702%	30.000%
Class A-5	$335,118,000(4)	$ 321,043,000(4)	$ 14,075,000(4)	40.569%	30.000%
Class X-A	$ 578,237,000	$ 553,951,000	$ 24,286,000	NAP	NAP
Class X-B	$ 137,331,000	$ 131,563,000	$ 5,768,000	NAP	NAP
Class A-S	$ 56,791,000(4)	$ 54,405,000(4)	$ 2,386,000(4)	6.875%	23.125%
Class B	$ 41,302,000(4)	$ 39,567,000(4)	$ 1,735,000(4)	5.000%	18.125%
Class C	$ 39,238,000(4)	$ 37,590,000(4)	$ 1,648,000(4)	4.750%	13.375%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the closing date, Argentic Real Estate Finance LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component.

(4)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	0.6010%
Class A-2	1.3540%
Class A-3	1.9580%
Class A-SB	2.2980%
Class A-4(2)	2.3430%
Class A-5(2)	2.6260%
Class X-A	1.6892%
Class X-B	1.0406%
Class A-S(2)	2.8830%
Class B(2)	3.0340%
Class C(2)	3.2840%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S and Class B certificates for any distribution date will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees

Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00313% to 0.00500%. In addition, with respect to each serviced companion loan, the master servicer will receive a primary servicing fee, calculated on the outstanding principal amount of such companion loan, at a rate to be specified in the pooling and servicing agreement.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month.  The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00902%.  The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but excluding any related companion loan) at a per annum rate equal to 0.00178%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders.  See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master

Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
MGM Grand & Mandalay Bay	0.000625% per annum	0.25000% per annum
Phoenix Industrial Portfolio V	0.00125% per annum	0.25000% per annum(2)
Crescent Gateway	0.00250% per annum	0.25000% per annum(3)

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the Servicing Fee Rate.

(2)	The special servicing fee rate is the greater of (i) 0.25000% per annum, and (ii) the rate that would result in a special servicing fee of $3,500 with respect to the related non-serviced whole loan for the related month.

(3)	Such fee rate is subject to a minimum amount equal to $2,000 with respect to the related non-serviced whole loan for the related month.

Distributions

A. Amount and Order of Distributions on
Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class V certificates) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (f) sixth to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under "Description of the Certificates—Distribution."

(2)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates.

(3)	The Class X-D and Class X-F certificates are non-offered certificates.

(4)	Other than the Class X-D, Class X-F, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan).  There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.  If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable.  If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired.  See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool

The issuing entity’s primary assets will be sixty-three (63) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes generally secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety-nine (99) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $826,053,066.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-three (63) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
MGM Grand & Mandalay Bay	$ 36,500,000	4.4%	$ 1,597,700,000	$ 1,365,800,000	35.5%	65.2%	4.95x	2.70x
Seacrest Homes	$ 30,000,000	3.6%	$ 18,000,000	N/A	53.3%	53.3%	2.23x	2.23x
Phoenix Industrial Portfolio V	$ 29,774,501	3.6%	$ 64,511,418	N/A	64.9%	64.9%	1.97x	1.97x
Seaport Homes	$ 18,000,000	2.2%	$ 14,000,000	N/A	50.4%	50.4%	2.62x	2.62x
Crescent Gateway	$ 15,929,166	1.9%	$ 31,858,332	N/A	63.4%	63.4%	1.42x	1.42x
Herndon Square	$ 15,477,747	1.9%	$ 14,978,465	N/A	68.9%	68.9%	1.73x	1.73x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and any related subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding related mezzanine debt.

The Seacrest Homes, Seaport Homes and Herndon Square whole loans will be serviced by Wells Fargo Bank, National Association, as master servicer, and Argentic Services Company LP, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related mortgage loan or companion loan is referred to in this prospectus as a “serviced mortgage loan” or “serviced companion loan”, respectively.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”.  The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
MGM Grand & Mandalay Bay	BX 2020-VIVA	4.4%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association
Phoenix Industrial Portfolio V	GSMS 2020-GSA2	3.6%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Crescent Gateway	BBCMS 2021-C9	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(2)
MGM Grand & Mandalay Bay	Citibank, N.A.	Citibank, N.A.	NAP	CF LV SASB Holdings LLC(3)
Phoenix Industrial Portfolio V	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	LD II Holdco XIII, LLC
Crescent Gateway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.

(1)	As of the closing date of the related securitization.

(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(3)	The subject whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property) or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$826,053,066
Number of mortgage loans	63
Number of mortgaged properties	99
Range of Cut-off Date Balances	$1,200,000 to $67,900,000
Average Cut-off Date Balance	$13,111,953
Range of Mortgage Rates	2.405% to 5.700%
Weighted average Mortgage Rate	3.968%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)	35.5% to 73.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)	58.3%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)(8)	35.5% to 66.9%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)(8)	53.9%
Range of U/W NCF DSCRs(5)(6)(7)(8)(9)	1.29x to 4.95x
Weighted average U/W NCF DSCR(5)(6)(7)(8)(9)	2.36x
Range of U/W NOI Debt Yields(5)(6)(8)(9)	6.6% to 19.0%
Weighted average U/W NOI Debt Yield(5)(6)(8)(9)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	54.1%
Amortizing Balloon	27.8%
Interest-only, Amortizing Balloon	13.0%
Interest-only, ARD	5.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay and Walgreens-Burbank, collectively representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes twenty-eight (28) mortgage loans (59.2%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of six (6) mortgage loans (17.6%), each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date or anticipated repayment date and underwritten net operating income debt yield calculated including the related subordinate companion loans are with respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), 2.70x, 65.2%, 65.2% and 9.7%, respectively.

(6)	For certain of the mortgage loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the mortgage loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(8)	With respect to the Tri-State Distribution Center mortgage loan (5.0%), the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield were calculated net of a $547,187 outstanding obligations reserve. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield without adjusting for the outstanding obligations reserve are 65.1%, 65.1%, 1.43x and 7.0%, respectively.

(9)	With respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the mortgaged properties. The debt service coverage ratios and debt yields of the related whole loan are calculated based only on the master lease annual rent of $292,000,000, are 2.70x and 9.7%, respectively.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, two (2) of the mortgage loans (2.2%) were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited
Operating History	With respect to seventeen (17) of the mortgaged properties (6.7%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, certain of the mortgage loans were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans —Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real

Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards and Loan Analysis”; and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention

Argentic Real Estate Finance LLC, the retaining sponsor, intends to cause Argentic Securities Holdings Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible vertical interest”, in the form of certificates representing approximately 4.20% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) and (ii) an “eligible horizontal residual interest”, in the form of certificates representing approximately 0.81% of the fair value of all of the ABS interests issued, which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) in a manner that satisfies the U.S. credit risk retention requirements. For additional information, see “Credit Risk Retention”.

While Argentic Real Estate Finance LLC will initially satisfy its risk retention requirements in part through the purchase by the retaining party of the vertical risk retention certificates and the horizontal risk retention certificates, the retaining sponsor is permitted under the credit risk retention rules under certain circumstances to transfer the vertical risk retention certificates and the horizontal risk retention certificates to a “third-party purchaser” (as defined in the credit risk retention rules) at any time on or after May 5, 2026. Any such transfer will be subject to the satisfaction of all applicable provisions under the credit risk retention rules.

None of the sponsors, nor any other party to the transaction, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable requirement under the EU Securitization Regulation or the UK Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements”.

Information Available to
Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in May 2031 and the MGM Grand & Mandalay Bay mortgage loan or the Walgreens-Burbank mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans then held by the issuing entity; provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously)

of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss
of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc., to the same extent as Barclays Capital Real Estate Inc. or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—

Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, a REMIC was formed on February 12, 2021, by an affiliate of Barclays Capital Real Estate Inc. (the “MGM Grand & Mandalay Bay REMIC”) with respect to the MGM Grand & Mandalay Bay Mortgage Loan and certain other MGM Grand & Mandalay Bay Pari Passu Companion Loans, which issued a class of regular interests (the “MGM Grand & Mandalay Bay Regular Interest”) (of which the trust will own a 35.8% interest) and a single residual interest (of which the trust will own a 0% interest).

The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

In addition, the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class V certificates will be treated as the beneficial owners of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components and the exchangeable IO trust components will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel and occupancy limitations implemented by governments and businesses as well as reduced interest in travel generally, and the use of entertainment complexes operated by some hospitality properties;

●	retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●	multifamily and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	properties with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors. Federal, state and local governmental authorities have implemented (and may implement additional) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. Any such measures may lead to shortfalls and losses on the certificates.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The master servicer will be obligated under and subject to the terms of the pooling and servicing agreement to advance any scheduled monthly payment of interest (other than any balloon payment) on the mortgage loans that the borrowers fail to pay that is required to be made under the mortgage loan documents. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. The master servicer’s obligation to make an advance is dependent on the terms of the mortgage loan documents as of the date of determination, as modified, including as a result of a modification resulting from a Payment Accommodation, and in any event the master servicer will remain obligated to make an advance only to the extent a borrower fails to make a required scheduled monthly payment of interest. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums. Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller (or (i) Barclays Capital Holdings Inc. with respect to the repurchase obligations of Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at certain of the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already sought such arrangements. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the

COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their March 2021 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise, unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hospitality Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property;

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable; and

●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss. In addition, the business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-

anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed, and New York Governor Andrew Cuomo signed, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgaged real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Data Centers Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, industrial, multifamily, hospitality and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more (in the aggregate) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Pennsylvania, Michigan, New York, and Washington. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards and Loan Analysis”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to certain of the mortgage loans. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer or special servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards and Loan Analysis”; and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Five (5) of the mortgage loans (6.8%) are each a seasoned mortgage loan and were originated 14-17 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraisal value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards and Loan Analysis”; and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property.

Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 15 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the Mortgage Loans included in the issuing entity have borrowers that are Delaware statutory trusts. In general, a Delaware statutory trust is restricted in its ability to actively operate a property. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which is not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions to representation and warranty no. 36 on Annex D-1 (as indicated on Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate and other tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and the custodian, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention” , and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of the Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the expected initial risk retention consultation party is affiliated with the b-piece buyer and special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Argentic Real Estate Finance LLC or its majority-owned affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Argentic Real Estate Finance LLC or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings Cayman Limited, the entity that is expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the Class V Certificates, (iii) Argentic CMBS Holdings I Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With

Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to

do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2021-C59 non-offered certificates.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that Argentic Securities Income USA LLC or another affiliate of Argentic Services Company LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Argentic Services Company LP is expected to be appointed by Argentic Securities Income USA LLC (or another affiliate of Argentic Services Company LP) to act as the special servicer.

Additionally, Argentic Services Company LP, the special servicer under the pooling and servicing agreement, is an affiliate of (i) Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, (ii) Argentic Securities Income USA LLC, the entity expected to be the initial directing certificateholder, (iii) Argentic CMBS Holdings I Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Holdings Cayman Limited, the entity that is expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the Class V Certificates.

Similarly, Wells Fargo Bank is the certificate administrator, custodian and trustee under (i) the GSMS 2020-GSA2 pooling and servicing agreement, pursuant to which the Phoenix Industrial Portfolio V whole loan is being serviced and (ii) the BBCMS 2021-C9 pooling and servicing agreement, pursuant to which the Crescent Gateway whole loan is being serviced.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Real Estate Finance LLC or another affiliate of Argentic Services Company LP will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any non-serviced whole loan, prior to the securitization of the related controlling companion loan, if applicable or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
MGM Grand & Mandalay Bay	BX 2020-VIVA	BX 2020-VIVA	CF LV SASB Holdings LLC(2)
Phoenix Industrial Portfolio V	GSMS 2020-GSA2	GSMS 2020-GSA2	LD II Holdco XIII, LLC
Crescent Gateway	BBCMS 2021-C9	BBCMS 2021-C9	KKR Real Estate Credit Opportunity Partners II L.P.

(1)	As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The subject whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan”.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class H-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that Argentic Real Estate Finance LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Argentic Services Company LP, the expected special servicer for this transaction, is an affiliate of (a) Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, (b) Argentic Securities Holdings Cayman Limited, which is expected to purchase the VRR Interest as well the Class G-RR and Class H-RR certificates, and which will receive the Class V certificates, (c) Argentic CMBS Holdings I Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (d) Argentic Securities Income USA LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder.

Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Real Estate Finance LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carveout and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor due diligence requirements that apply in the European Union (the “EU”) (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” The EU Securitization Regulation and the UK Securitization Regulation are each a “Securitization Regulation,” the EU Due Diligence Requirements and

the UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor;

(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation in accordance with the frequency and modalities provided for thereunder; and

(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, the issuing entity, the underwriters nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action that may be required by any Institutional Investor for the purposes of its compliance with any applicable Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with any applicable Due Diligence Requirements.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers' ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loan” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five (5) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll

Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust components, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component, and, then, pro rata, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or any related controlling companion loan holder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may act solely in its own best interests);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person);

(iv)   may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party for this securitization or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the BX 2020-VIVA trust and servicing agreement with respect to the MGM Grand & Mandalay Bay whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-

down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, (i) Barclays Capital Holdings Inc. will agree to repurchase or replace defective mortgage loans contributed by Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Benefit Street Partners Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to replace defective mortgage loans contributed by BSPRT CMBS Finance, LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guaranty, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or (i) in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. or (ii) in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc. has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or (i) in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. or (ii) in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc. has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “The Pooling and Servicing Agreement—The Certificate Administrator” in this prospectus, Wells Fargo Bank, the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo Bank’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the Pooling and Servicing Agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the MGM Grand & Mandalay Bay REMIC or the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan and the MGM Grand & Mandalay Bay REMIC, the related non-serviced special servicer) may permit the MGM Grand & Mandalay Bay REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the Servicer or the Special Servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a mortgage loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan.

The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, or the MGM Grand & Mandalay Bay REMIC, would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance LLC (“AREF”), Argentic Securities

Holdings Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings Cayman Limited. The VRR Interest will be purchased in order for AREF to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., LMF Commercial, LLC, BSPRT CMBS Finance, LLC or UBS AG, New York Branch makes any representation as to the compliance of AREF or Argentic Securities Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings Cayman Limited, AREF or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings Cayman Limited, AREF or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

There Are Risks Relating to the Exchange of Certificates

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange. Additionally, investors are encouraged to consider the factors that will limit a Certificateholder’s ability to exchange certificates as set forth in “Description of the Certificates—Exchangeable Certificates—Exchange Limitations” in this prospectus.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-three (63) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $826,053,066 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in May 2021 (or, in the case of any Mortgage Loan that has its first due date in June 2021, the date that would have been its due date in May 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) Mortgage Loans (17.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage

Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance LLC	12	16	$217,774,542	26.4%
LMF Commercial, LLC	17	31	155,653,910	18.8
Wells Fargo Bank, National Association	6	6	147,070,000	17.8
UBS AG, New York Branch	13	24	108,136,165	13.1
BSPRT CMBS Finance, LLC	9	9	102,323,128	12.4
Barclays Capital Real Estate Inc.	6	13	95,095,321	11.5
Total	63	99	$826,053,066	100.0%

All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except as described in “—Co-Originated or Third-Party Originated Mortgage Loans” below.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”), subject to permitted exceptions reflected in the title insurance policy. See “—Real Estate and Other Tax Considerations” below. For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●	The MGM Grand & Mandalay Bay Mortgage Loan (4.4%), for which Barclays Capital Real Estate Inc. is the mortgage loan seller, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation.

●	The Oak Park & Pecan Acres MHC Portfolio Mortgage Loan (0.3%) and the Dunedin Mini Storage Mortgage Loan (0.3%), for which LMF Commercial, LLC is the mortgage loan seller, were originated by an unrelated third-party, Exantas Real Estate LLC, and were re-underwritten pursuant to LMF Commercial, LLC’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 5, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the MGM Grand & Mandalay Bay Mortgage Loan or the MGM Grand & Mandalay Bay Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the MGM Grand & Mandalay Bay Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the MGM Grand & Mandalay Bay Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. In particular, such appraisals may not reflect the effects of the COVID-19 pandemic on the Mortgaged Properties. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan(s)). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. Furthermore, the appraised value of certain Mortgaged Properties reflects assumptions regarding the benefits of any applicable real estate tax exemptions or abatements. See"—Real Estate and Other Tax Considerations" below. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV/ARD Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
MGM Grand & Mandalay Bay(1)	4.4%	35.5%	35.5%	$4,600,000,000	22.2%	22.2%	$7,352,600,000
Crescent Gateway(2)	1.9%	63.4%	50.6%	$75,400,000	63.9%	51.0%	$74,800,000
Aspen Court Apartments(3)	1.7%	65.5%	54.1%	$21,800,000	66.1%	54.6%	$21,600,000

(1)	The Appraised Value (Other Than “As-Is”) represents the “As Is Real Property” value solely with respect to the real property at the MGM Grand & Mandalay Bay Mortgaged Properties attributable to the Mortgaged Properties and excludes personal property and intangible property. The appraisal also includes an “As Leased–Sale–Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value (“As-Is”) includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant as more particularly described in the master lease); provided that the FF&E is only transferred to the borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the borrowers, and such security interest was collaterally assigned by the borrowers to the mortgage lender.

(2)	The Appraised Value (Other Than “As-Is”) represents the “as-is” market value under the hypothetical condition that Pulse Fitness has no outstanding abatement or tenant improvement allowance. Pulse Fitness took possession of its space as of January 28, 2021 and is currently performing its tenant build out. At origination, the borrower reserved all funds relating to the rent abatement and tenant improvements at the related space.

(3)	With respect to the Aspen Court Apartments Mortgage Loan (1.7%), the Appraised Value (Other Than “As-Is”) reflects an "as-complete" appraised value, which assumes completion of twelve (12) additional units expected to be constructed in the fourth quarter of 2021. The “As-Is” Appraised Value without the completion assumption is $21,600,000. At Mortgage Loan origination, the borrower deposited $175,483 into an upfront engineering reserve account, which is 115% of the remaining costs to complete the additional units.

In addition, with respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on a combined appraised value of the related Mortgaged Properties of $145,300,000, which utilizes a $46,500,000 “as-stabilized” valuation for the Fort Smith Mortgaged Property, as the conditions set forth in the related appraisal for using such valuation (namely, a 90.0% stabilized occupancy and satisfaction of rent and lease term requirements) were met.

With respect to the Washington Street Storage Portfolio #2 Mortgage Loan (0.9%), the Appraised Value reflects an "as-bulk" appraised value, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $11,150,000.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)) as of the Cut-off Date.

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the Cut-off Date LTV Ratio is calculated net of the $547,187 outstanding obligations holdback reserve. The Cut-off Date LTV Ratio without adjusting for the outstanding obligations holdback reserve is 65.1%.

With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the Cut-off Date LTV Ratio of 64.9% is calculated based on the as-stabilized value for the Fort Smith Mortgaged Property, as such property has met the stabilization conditions set forth in the related appraisal.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the Underwritten Net Cash Flow Debt Service Coverage Ratio is calculated net of the $547,187 outstanding obligations holdback reserve. The Underwritten Net Cash Flow Debt Service Coverage Ratio without adjusting for the outstanding obligations holdback reserve is 1.43x.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten Net Cash Flow Debt Service Coverage Ratio of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “Maturity Date/ARD LTV Ratio” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s).

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the LTV Ratio at Maturity is calculated net of the $547,187 outstanding obligations holdback reserve. The LTV Ratio at Maturity without adjusting for the outstanding obligations holdback reserve is 65.1%.

With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the LTV Ratio at Maturity of 51.4% is calculated based on the as-stabilized value for the Fort Smith Mortgaged Property, as such property has met the stabilization conditions set forth in the related appraisal.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or the principal balance scheduled to be outstanding on the Anticipated Repayment Date, as applicable. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“@% or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” and “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See "—Real Estate and Other Tax Considerations" below. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type and except for certain single tenant properties with an investment-grade tenant) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the Underwritten NCF Debt Yield is calculated net of the $547,187 outstanding obligations holdback reserve. The Underwritten NCF Debt Yield without adjusting for the outstanding obligations holdback reserve is 6.9%.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NCF Debt Yield of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof).

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan.

However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the Underwritten Net Operating Income Debt Service Coverage Ratio is calculated net of the $547,187 outstanding obligations holdback reserve. The Underwritten Net Operating Income Debt Service Coverage Ratio without adjusting for the outstanding obligations holdback reserve is 1.44x.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten Net Operating Income Debt Service Coverage Ratio of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the Underwritten NOI Debt Yield is calculated net of the $547,187 outstanding obligations holdback reserve. The Underwritten NOI Debt Yield without adjusting for the outstanding obligations holdback reserve is 7.0%.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NOI Debt Yield of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” and “Underwritten Net Cash Flow” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$826,053,066
Number of mortgage loans	63
Number of mortgaged properties	99
Range of Cut-off Date Balances	$1,200,000 to $67,900,000
Average Cut-off Date Balance	$13,111,953
Range of Mortgage Rates	2.405% to 5.700%
Weighted average Mortgage Rate	3.968%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)	35.5% to 73.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)	58.3%
Range of LTV Ratios at Maturity(2)(4)(5)(6)(8)	35.5% to 66.9%
Weighted average LTV Ratio at Maturity (2)(4)(5)(6)(8)	53.9%
Range of U/W NCF DSCRs(5)(6)(7)(8)(9)	1.29x to 4.95x
Weighted average U/W NCF DSCR(5)(6)(7)(8)(9)	2.36x
Range of U/W NOI Debt Yields(5)(6)(8)(9)	6.6% to 19.0%
Weighted average U/W NOI Debt Yield(5)(6)(8)(9)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	54.1%
Amortizing Balloon	27.8%
Interest-only, Amortizing Balloon	13.0%
Interest-only, ARD	5.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) Mortgage Loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay and Walgreens-Burbank, collectively representing approximately 5.1% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-eight (28) Mortgage Loans (59.2%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of six (6) Mortgage Loans (17.6%), each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan. The U/W NCF DSCR, related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), are 2.70x, 65.2%, 65.2% and 9.7%, respectively.

(6)	For certain of the Mortgage Loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the Mortgage Loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(8)	With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield were calculated net of a $547,187 outstanding obligations reserve. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield without adjusting for the outstanding obligations reserve are 65.1%, 65.1%, 1.43x and 7.0%, respectively.

(9)	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, which is reflected in the U/W NCF DSCR and U/W NOI Debt Yield of the related Whole Loan, and not the underlying rents and other receipts from the Mortgaged Properties. The UW NCF DSCR and UW NOI Debt Yield of the MGM Grand & Mandalay Bay Whole Loan, based only on the master lease annual rent of $292,000,000, are 2.70x and 9.7%, respectively.

The issuing entity will include eleven (11) Mortgage Loans (17.7%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	12	$298,757,599	36.2%
CBD	4	167,970,000	20.3
Suburban	5	109,309,044	13.2
Medical	2	13,178,556	1.6
Urban	1	8,300,000	1.0
Retail	25	$135,004,723	16.3%
Anchored	4	52,110,797	6.3
Single Tenant	17	48,073,926	5.8
Shadow Anchored	1	22,000,000	2.7
Unanchored	3	12,820,000	1.6
Industrial	18	$129,936,323	15.7%
Warehouse Distribution	6	74,624,501	9.0
Warehouse	2	26,717,105	3.2
Flex	8	16,174,090	2.0
Manufacturing	2	12,420,628	1.5
Multifamily	17	$107,314,415	13.0%
Mid Rise	4	59,450,000	7.2
Garden	6	38,864,415	4.7
Low Rise	7	9,000,000	1.1
Hospitality	8	$56,772,776	6.9%
Full Service	2	36,500,000	4.4
Extended Stay	4	15,979,272	1.9
Limited Service	2	4,293,503	0.5
Mixed Use	5	$43,963,247	5.3%
Office/Retail	2	31,045,251	3.8
Multifamily/Retail	2	10,300,000	1.2
Industrial/Office	1	2,617,996	0.3
Self Storage	9	$31,512,500	3.8%
Self Storage	9	31,512,500	3.8
Manufactured Housing Community	4	$16,291,482	2.0%
Manufactured Housing Community	4	16,291,482	2.0
Other	1	$6,500,000	0.8%
Leased Fee	1	6,500,000	0.8
Total	99	$826,053,066	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

In the case of the office properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Aspen Court Apartments Mortgage Loan (1.7%), the related Mortgaged Property currently has a student tenant concentration of approximately 62.9%, with approximately 17.8% of those students being graduate students. Although the Mortgaged Property is not a student housing property, the tenant mix at the Mortgaged Property includes Western Illinois University students, professors and staff.

●	With respect to the Chico Mobile Country Club Mortgage Loan (1.4%), the Mortgaged Property operates as a 55 and older manufactured housing community. However, there is currently no regulatory restriction in place mandating such age restrictions.

●	With respect to the Goldman Multifamily Portfolio Tranche 5 Mortgage Loan (1.1%), the Mortgaged Properties are entitled to lease units to tenants under the Chicago Housing Authority’s Choice Voucher Program and currently approximately 48.3% of the units across the portfolio of the Mortgaged Properties are rented to tenants that are subsidized by government housing vouchers.

●	With respect to the Haight & Fillmore Apartments Mortgage Loan (0.8%), the related Mortgaged Property is subject to the San Francisco rent control ordinance, pursuant to which the San Francisco Rent Board annually publishes an index which establishes the maximum annual rent increase.

●	With respect to the Village Circle Apartments Mortgage Loan (0.6%), the related Mortgaged Property accepts Section 8 vouchers under the Indiana Housing & Community Development Authority’s Housing Choice Voucher Program. Such vouchers permit eligible tenants to pay reduced rent, with the federal government covering the balance to the related landlord. Forty-six (46) tenants at the Mortgaged Property, representing approximately 40% of the units, use such vouchers. In addition, the Mortgaged Property contains a clubhouse space which is leased to Golden Gardens, which operates an adult daycare facility in the space, under a lease expiring May 13, 2021.

●	With respect to the 260 Centre Avenue Mortgage Loan (0.6%), all of the units at the Mortgaged Property are rent stabilized under the jurisdiction of the Emergency Tenant and Protection Act for Westchester County, which is administered by the New York State Division of Housing and Community Renewal, and applies to non-rent controlled apartments in Westchester Country in buildings containing more than 6 apartments that were constructed prior to January 1974. The Westchester County Rent Guidelines Board (“WCRGB) promulgates guidelines in Westchester County, and determines permissible vacancy and lease renewal rent increases. Furthermore, the Housing Stability and Tenant Protection Act of 2019 was passed on June 14, 2019, which amended and repealed much of the existing rent regulation policy, making it more difficult to implement rent increases in stabilized apartments. Historical rent stabilization allowance and projected increases are determined by WCRGB and are set once a year beginning on or after October 1st of each new year. Tenants may select leases of 1 or 2 year terms, and based on the 2020/2021 rent stabilization guidelines, tenants signing one year leases will have a rent increase of 0%, while tenants signing two year leases will have a rent increase of 0% in first year, and 1% increase in the second year of the lease. Additionally, two (2) tenants at the Mortgaged Property utilize a tenant-based Section 8 voucher, which do not run with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such properties, other than the MGM Grand & Mandalay Bay and Outerbanks Portfolio Mortgaged Properties, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Properties, and may have greater name recognition and financial and marketing resources than such Mortgaged Properties, some of which may be operated by affiliates of the master tenant of such Mortgaged Properties.

Also with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC, and/or certain affiliated subtenants of MGM Lessee II, LLC and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements have been underwritten based on year-end 2019 figures and may expire during the term of the MGM Grand & Mandalay Bay Whole Loan, and the MGM Grand & Mandalay Bay Whole Loan documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

Also with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC (collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”.

Also with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending December 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 35.0% of the revenues were from hotel rooms, approximately 22.0% of the revenues were from gaming, approximately 22.5% of the revenues were from food and beverage, and approximately 20.6% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 30.6% of the revenues were from gaming, approximately 20.0% of the revenues were from food and beverage, and approximately 23.2% of the revenues were from other sources. After March 3, 2021, the Mandalay Bay Mortgaged Property resumed 24/7 hotel operations and began accepting reservations for stays throughout the week. At this time, the casino, restaurants and certain other amenities at Mandalay Bay will remain open throughout the week. Based on the adjusted December 2020 TTM earnings before interest, taxes, depreciation, amortization and triple-net operating lease rent (“EBITDAR”) of approximately $108.0 million and the initial master lease rent of $292.0 million, the MGM Grand & Mandalay Bay Mortgage Loan combination results in a December 2020 TTM EBITDAR-to-rent coverage ratio of 0.37x. A cash management trigger period occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger in April 2021 and all cash is being swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

Lastly, with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of the Properties or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

●	With respect to the Outerbanks Portfolio Mortgage Loan (0.5%), the Mortgage Loan is structured with a seasonality reserve of $430,000, of which $200,000 was reserved by the borrower at Mortgage Loan origination. On each payment date occurring in May 2021 through and including November 2021, the borrower is required to deposit with the lender the greater of (a) all excess cash flow from the prior month, or (b) $32,857.14, until such time as amounts on deposit in the seasonality reserve equal $430,000. In addition to the foregoing, commencing on the payment date occurring in May 2022 and continuing through November 2022 (and each May through November inclusive thereafter) the borrower will be required to deposit with the lender such additional funds as determined by the lender in accordance with the terms of the Mortgage Loan documents. Provided no event of default exists, on each payment date in the months of January, February, March, April and December of each year commencing in December 2021, 20% of the amount on deposit in the seasonality account as of December 6th will be disbursed either (i) into the cash management account to be applied in accordance with the cash management agreement during the existence of a cash management trigger event period (as defined in the Mortgage Loan agreement), or (ii) if no cash management trigger event period is then in effect, to the borrower.

For more information regarding the 15 largest Mortgage Loans secured by hospitality properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Southeast G6 Portfolio—Studio 6 Chamblee	$ 4,693,911	0.6%	04/14/2036	04/06/2031
Southeast G6 Portfolio—Studio 6 Savannah	$ 4,144,624	0.5%	12/30/2036	04/06/2031
Southeast G6 Portfolio—Motel 6 Greenville	$ 3,994,818	0.5%	01/29/2036	04/06/2031
Southeast G6 Portfolio—Motel 6 / Studio 6 Augusta	$ 3,145,919	0.4%	09/15/2036	04/06/2031

See “Risk Factors—Risks Relating to the Mortgage Loans— Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Self Storage Properties

In the case of the self storage properties and multifamily properties with self storage components set forth in the above chart, we note the following:

●	With respect to the Elite RV & Boat Storage Mortgage Loan (0.7%), the Mortgaged Property consists of 100% covered parking for recreational vehicles and boats.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Oak Park & Pecan Acres MHC Portfolio Mortgage Loan (0.3%), there are six (6) park-owned homes (“POH”) located at the Oak Park MHC Mortgaged Property and four (4) POHs located at the Pecan Acres MHC Mortgaged Property, all of which are owned by a borrower-affiliate. The borrower does not own or lease homes to tenants. The POHs are not collateral for the Mortgage Loan, and no associated income or value related to the POHs has been underwritten. However, pursuant to a lease between the borrower and the borrower affiliate, the borrower affiliate has leased all 10 POH pad sites and is required to pay rent on all POH pad sites (regardless of whether the related POH is occupied). Such pad rent was underwritten. Additionally, the previous owner of the Mortgaged Property (“2018 Seller”) owns 12 homes (11 at the Oak Park MHC Mortgaged Property and one at Pecan Acres MHC Mortgaged Property), which homes are rented by the 2018 Seller to tenants. 2018 Seller does not own the related pad sites (which are collateral for the Mortgage Loan) and 2018 Seller pays pad rent to the borrower for such pad sites. Additionally, the Oak Park MHC Mortgaged Property is served with water from the City of Rayne and sewerage is provided by an on-site sewage treatment plant. The sewage treatment plant is owned by the borrower and serves only the Oak Park MHC Mortgaged Property.

●	With respect to the Peace River Village MHC Mortgage Loan (0.3%), the occupancy as of January 1, 2021 is 72.3%. In addition, there are eight (8) POHs at the Mortgaged Property, all of which are owned by a borrower affiliate. The borrower does not own or lease the POHs. The POHs are not collateral for the Mortgage Loan, and no associated income or value related to the POHs was included in the underwritten cash flows.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	7	8.4%
Restaurant/Brewery/Bakery(1)	6	6.7%
School	2	5.6%
Grocery store	3	5.1%
Theater/Entertainment facility	2	4.4%
Gym, fitness center, spa or a health club	1	1.9%
Data center	1	1.9%
Recreational vehicle and boat storage facility	1	0.7%
Bank branch	1	0.7%

(1) Excludes any hospitality properties that may have a restaurant on site.

In addition, with respect to the Burke Town Center Mortgaged Property (2.7%), a gas station that is not included as part of the collateral is operating immediately adjacent to the Mortgaged Property, or with respect to the Southridge Center Mortgaged Property (2.5%), such Mortgaged Property include one or more tenants that operate an on-site gas station or automotive repair center.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)		Property Type
Two Penn Center	$67,900,000	8.2%	$132	3.34	x	57.2%		Office
Amazon @ Atlas	$48,400,000	5.9%	$284	4.93	x	40.0%		Office
Tri-State Distribution Center	$41,000,000	5.0%	$165	1.45	x	64.2%		Industrial
Magna Seating HQ	$37,700,000	4.6%	$209	2.29	x	65.0%		Office
MGM Grand & Mandalay Bay	$36,500,000	4.4%	$167,645	4.95	x(2)(3)	35.5	%(2)	Hospitality
Seacrest Homes	$30,000,000	3.6%	$272,727	2.23	x	53.3%		Multifamily
Phoenix Industrial Portfolio V	$29,774,501	3.6%	$21	1.97	x	64.9%		Industrial
Consumer Cellular	$27,500,000	3.3%	$168	1.78	x	64.0%		Office
160 Pine Street	$27,170,000	3.3%	$308	2.16	x	55.0%		Office
Metairie MOB Portfolio	$25,437,640	3.1%	$298	1.36	x	66.6%		Various
The Ratner	$24,500,000	3.0%	$167	2.46	x	54.1%		Office
Burke Town Center	$22,000,000	2.7%	$575	1.33	x	71.0%		Retail
Southridge Center	$20,500,000	2.5%	$41	3.21	x	47.1%		Retail
8800 Baymeadows	$18,131,297	2.2%	$83	1.64	x	63.8%		Office
Seaport Homes	$18,000,000	2.2%	$235,294	2.62	x	50.4%		Multifamily
Top 3 Total/Weighted Average	$157,300,000	19.0%		3.34	x	53.7%
Top 5 Total/Weighted Average	$231,500,000	28.0%		3.42	x	52.7%
Top 15 Total/Weighted Average	$474,513,438	57.4%		2.72	x	56.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and

Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the MGM Grand & Mandalay Bay Mortgage Loan based on the combined senior notes and subordinate notes totaling $3,000,000,000 are 2.70x and 65.2% respectively.

(3)	The U/W NCF DSCR is calculated based on the master lease annual rent of $292,000,000.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.0% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 22.2% of the Initial Pool Balance, are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Multi-Property Loan	Approx. % of Initial Pool Balance
MGM Grand & Mandalay Bay	$36,500,000	Multi-Property	4.4%
Phoenix Industrial Portfolio V	29,774,501	Multi-Property	3.6
Metairie MOB Portfolio	25,437,640	Multi-Property	3.1
Southeast G6 Portfolio	15,979,272	Multi-Property	1.9
Allerand Portfolio 1	11,035,926	Multi-Property	1.3
Cobble Hill Multifamily Portfolio	10,300,000	Multi-Property	1.2
Walgreens Portfolio	10,228,000	Multi-Property	1.2
Dearborn Industrial Portfolio	9,174,090	Multi-Property	1.1
Goldman Multifamily Portfolio Tranche 5	9,000,000	Multi-Property	1.1
Washington Street Storage Portfolio #2	7,250,000	Multi-Property	0.9
The Shops at 407 & Corner Shoppes	7,020,000	Multi-Property	0.8
CVS Portfolio	5,100,000	Multi-Property	0.6
Outerbanks Portfolio	4,293,503	Multi-Property	0.5
Oak Park & Pecan Acres MHC Portfolio	2,653,570	Multi-Property	0.3
Total	$183,746,503		22.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example, with respect to the Metairie MOB Portfolio Mortgage Loan (3.1%), the Southeast G6 Portfolio Mortgage Loan (1.9%), the Aspen Court Apartments Mortgage Loan (1.7%) and The Loom Mortgage Loan (1.0%), the related Mortgaged Properties are comprised of multiple separate parcels, which are non-contiguous.

Five (5) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Seacrest Homes	1	$30,000,000	3.6%
Seaport Homes	1	18,000,000	2.2
Total for Group 1:	2	$48,000,000	5.8%
Group 2:
Southridge Center	1	$20,500,000	2.5%
Sedona Village	1	7,550,000	0.9
Total for Group 2:	2	$28,050,000	3.4%
Group 3:
Walgreens Portfolio	2	$10,228,000	1.2%
Walgreens-Coralville	1	4,350,000	0.5
Walgreens-Germantown	1	3,100,000	0.4
Total for Group 3:	4	$17,678,000	2.1%
Group 4:
Allerand Portfolio 1	8	$11,035,926	1.3%
CVS Portfolio	2	5,100,000	0.6
Total for Group 4:	10	$16,135,926	2.0%
Group 5:
Oak Park Michigan Storage	1	$7,000,000	0.8%
Farmington Hills Michigan Storage	1	7,000,000	0.8
Total for Group 5:	2	$14,000,000	1.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 42 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	9	$140,906,605	17.1%
Pennsylvania	4	$89,633,186	10.9%
Michigan	16	$83,397,298	10.1%
New York	7	$68,600,000	8.3%
Washington	1	$48,400,000	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout twenty-two (22) other states and Puerto Rico, with no more than 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twelve (12) Mortgaged Properties (24.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	The nineteen (19) Mortgaged Properties identified on Annex A-1 to this prospectus as Metairie MOB Portfolio, 8800 Baymeadows, Southeast G6 Portfolio, Walgreens-Morehead City, Walgreens Bayamón, Whispering Palms Apartments, Elite RV & Boat Storage, Outerbanks Portfolio, Oak Park & Pecan Acres MHC Portfolio, 850-860 Meridian Avenue, Peace River Village MHC, Dunedin Mini Storage and Dollar General Port Wentworth (collectively, 12.0%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Washington, Florida, Arizona, Texas, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Seventeen (17) of the Mortgaged Properties (6.7%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The Tri-State Distribution Center, Magna Seating HQ, The Ratner, The Loom, 10 Industrial Avenue and Elite RV & Boat Storage Mortgage Loans (collectively, 15.1%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

●	With respect to the Magna Seating HQ, 8800 Baymeadows, Goldman Multifamily Portfolio Tranche 5, Elite RV & Boat Storage and StorQuest Phoenix – Bell Road Mortgage Loans (collectively, 8.8%), more than twenty (20) individuals have direct ownership interests in the related borrower.

●	With respect to the Walgreens-Burbank Mortgage Loan (0.7%), the Delaware statutory trust borrower is owned by three (3) beneficial interest holders, with two (2) such holders being passive investors with respective interests in the borrower not exceeding 14%. Such borrower is permitted to have up to 499 beneficial interest holders; provided that the non-recourse carveout guarantor is required to retain a 1.00% interest in the borrower.

Delaware Statutory Trusts

In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

●	With respect to the Walgreens-Burbank Mortgage Loan (0.7%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 499 members, has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the non-recourse carveout guarantor of the Mortgage Loan under a master lease that expires ten years after the origination date of the Mortgage Loan, subject to extension options. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents include a joinder of the mortgage and assignment of leases and rents by the master tenant, and the master tenant has agreed to the deposit of the underlying tenant rents into the lockbox account for the Mortgage Loan. The rents under the master lease are generally equal to the underlying tenant’s rent. The foregoing structure may delay or impede enforcement of the

Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Whispering Palms Apartments Mortgage Loan (0.8%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	96	$787,673,233	95.4%
Fee and Leasehold(3)	3	38,379,833	4.6
Total	99	$826,053,066	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgage creates a first lien on a combination of fee simple estates and leasehold estates in the commercial property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

●	With respect to the Southridge Center Mortgage Loan (2.5%), the Mortgaged Property consists of one fee parcel and two ground lease parcels (such ground lease parcels,

the “Shopping Center Leasehold Parcel” and the “Outparcel Leasehold Parcel”, and together, the “Ground Lease Parcels”) . The Ground Lease Parcels are each subject to a ground lease that expires August 31, 2091 (with no extensions) between the borrower, as ground lessee, and Ridge Line, Inc. as ground lessor. The tenants located on the Shopping Center Leasehold Parcel (approximately 459,925 square feet) include anchor tenants Walmart and Sam’s Club, along with major tenants Hobby Lobby and Ashley Furniture. The ground lessor is wholly owned by Monarch Holdings LLC, an affiliate of the borrower. Monarch Holdings LLC (indirectly through its wholly owned subsidiary) has major decision approval rights in the borrower’s limited partnership agreement, but it does not control the day-to-day operations of the Mortgaged Property, and the borrower sponsor has no direct or indirect interest in the ground lessor. The tenants located on the Outparcel Leasehold Parcel are Subway, One Stop, McDonald’s, Taco Bell, Auto Zone, Chick-Fil-A and Buffalo Wild Wings. The borrower’s total current rent due under the ground leases is $482,316.96 annually. The borrower is required to deposit monthly ground rent reserves during a cash management trigger event period or a cash sweep event period.

●	With respect to the 2209 Sulphur Spring Road Mortgage Loan (2.0%), the Mortgage Loan is secured by (i) the borrower’s fee interest in tract I and (ii) the borrower’s leasehold interest and the ground lessor’s fee interest in tract II of the Mortgaged Property. Tract II of the Mortgaged Property is subject to a ground lease between Pathology Building Partnership, as ground lessor, and the related borrower, as ground lessee, for the use of a parking lot and outdoor storage area. The base rent under the ground lease is $1 per annum, plus any additional amounts due and payable under the terms of the ground lease. The ground lease is scheduled to terminate on February 7, 2084, and there are no options to renew or extend the ground lease. Pursuant to the related Mortgage Loan documents, the borrower may acquire the fee interest in the leased premises upon the satisfaction of certain terms and conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower provides at least 30 days’ prior written notice to the lender; (iii) the borrower delivers to the lender evidence that the Mortgaged Property will continue to comply with all legal requirements following such acquisition, including, without limitation, all applicable zoning laws, ordinances, land use and other rules and regulations; (iv) the borrower pays all costs and expenses incurred by the lender in connection with such acquisition; and (v) satisfaction of customary REMIC requirements.

●	With respect to the Allerand Portfolio 1 Mortgage Loan (1.3%), the Mortgage Loan is secured by (i) the borrower’s fee interest in eight Mortgaged Properties and (ii) the borrower’s fee and leasehold interest in the Walgreens Louisville Mortgaged Property. A portion of the Walgreens Louisville Mortgaged Property is subject to a ground lease with Marc Angelo Clark and Liam Edmund Clark, as the ground lessor, which is dated as of July 8, 1997 and has an expiration of May 31, 2030, with six 5-year extension options. The current annual rent due under the ground lease is $18,480, which increases to $20,328 annually beginning in July 2023, and increases to $22,360.80 annually beginning in July 2028.

●	With respect to the GoodFriend Self Storage - East Harlem Mortgage Loan (0.8%), the borrower owns the fee interest in the Mortgaged Property and ground leased the related leasehold interest to 166 East 124th St. Storage, LLC (the “Ground Tenant”) pursuant to a ground lease that expires on December 31, 2066. The Ground Tenant (not affiliated with the mortgagor) leased all of the space at the improvements to GoodFriend Self Storage, an affiliate of the Ground Tenant. GoodFriend Self Storage operates a self storage business at the improvements. The Mortgage Loan was underwritten based on the ground lease. The current annual base rent under the ground lease is $720,000, which increases to $792,000 annually beginning in January 2023, and increases to $871,200 annually beginning in January 2028. The Ground Tenant is responsible for real estate taxes, insurance, and operating expenses, as well as all repairs and maintenance at the Mortgaged Property. The Ground Tenant mortgaged its leasehold interest pursuant to a leasehold mortgage with TCF National Bank (the “Leasehold Lender”) totaling $6.41 million, which encumbers Ground Tenant’s interest in the ground lease. The ground lease provides that (i) the ground lease is at all times senior to any fee mortgage; (ii) the borrower (as landlord under the ground lease) and any fee mortgage lender will be deemed to recognize the rights of any leasehold lender; and (iii) any leasehold lender will be deemed to recognize the rights of any fee mortgage lender. At loan origination, the borrower, the Ground Tenant, the Leasehold Lender and the lender entered into a recognition agreement whereby the Leasehold Lender reaffirmed the above referenced provisions of the ground lease and recognizing the lender as a fee mortgage lender.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As-Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Total SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
WFB	4/12/2021	4/9/2021	Two Penn Center	Office	NAP(1)	NAP(1)	NAP(1)	N	N	Y(2)	72.4%	88.3%	71.5%	87.1%
AREF	4/8/2021	2/3/2021	Amazon @ Atlas	Office	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	3/17/2021	Tri-State Distribution Center	Industrial	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	4/2/2021	3/31/2021	Magna Seating HQ	Office	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	3/31/2021	2/14/2020	MGM Grand & Mandalay Bay(3)	Hospitality	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/7/2021	4/5/2021	Seacrest Homes	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	11/24/2020	Phoenix Industrial Portfolio V	Industrial	Y	Y	Y	N	N	N	95.8%	96.0%	100.0%	100.0%
WFB	3/31/2021	3/30/2021	Consumer Cellular	Office	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	3/31/2021	3/5/2021	160 Pine Street	Office	NAP(4)	NAP(4)	NAP(4)	N	N	Y(5)	75.7%	97.3%	75.7%	97.3%
AREF	3/17/2021	2/12/2021	Metairie MOB Portfolio	Various	NAP	NAP	Y	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	3/10/2021	The Ratner	Office	NAP	NAP	Y	Y(7)	N	Y	100.0%	100.0%(7)	100.0%	100.0%(7)
LMF	4/6/2021	1/28/2021	Burke Town Center	Retail	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/12/2021	Southridge Center	Retail	NAP	NAP	NAP	N	N	Y(8)	100.0%	100.0%	100.0%	100.0%
UBS AG	3/31/2021	1/29/2021	8800 Baymeadows	Office	NAP(9)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/7/2021	2/3/2021	Seaport Homes	Multifamily	NAP(9)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	4/1/2021	2209 Sulphur Spring	Industrial	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	4/1/2021	Southeast G6 Portfolio	Hospitality	NAP	NAP	NAP	N	N	N	(10)	(10)	(10)	(10)
BSPRT	3/32021	2/3/2021	Crescent Gateway	Mixed Use	NAP(9)	Y	Y	N	N	N	100.0%	100.0%	98.4%	98.3%
BSPRT	3/23/2021	3/24/2021	Herndon Square	Office	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	96.7%	97.7%
LMF	4/6/2021	3/18/2021	Aspen Court Apartments	Multifamily	NAP	NAP	NAP	N	N	N	98.3%	98.5%	96.6%	97.5%
LMF	4/6/2021	12/11/2020	Bensalem Plaza Shopping Center	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	2/4/2020	Athens West Shopping Center(11)	Retail	Y	Y	Y	Y	Y	Y	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/10/2021	Chico Mobile Country Club	Manufactured Housing Community	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	12/2/2020	Allerand Portfolio 1	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	3/31/2021	3/25/2021	Ontario Gateway	Office	NAP(1)	NAP(1)	NAP(1)	N	N	Y(12)	95.4%	92.4%	95.4%	97.7%
LMF	4/6/2021	2/11/2021	Cobble Hill Multifamily Portfolio	Mixed Use	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/26/2021	Walgreens Portfolio	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/25/2021	Gateway Business Park	Industrial	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/30/2021	2/16/2021	Dearborn Industrial Portfolio	Industrial	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/6/2021	12/11/2020	Detroit Chassis	Industrial	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	4/6/2021	3/16/2021	Goldman Multifamily Portfolio Tranche 5	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	N	(13)	(13)	99.0%(13)	99.0%(13)
AREF	4/8/2021	3/31/2021	The Loom	Office	NAP	NAP	NAP	N	N	N(14)	100.0%	100.0%	90.2%	96.2%
BSPRT	4/7/2021	3/15/2021	Walgreens Bayamón	Retail	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	4/7/2021	Sedona Village	Retail	NAP(15)	NAP(15)	NAP(15)	N	N	Y(16)	100.0%	100.0%	100.0%	100.0%
LMF	4/7/2021	3/23/2021	Washington Street Storage Portfolio #2	Self Storage	NAP	NAP	NAP	N	N	N	(17)	(17)	(17)	(17)
UBS AG	4/1/2021	2/25/2021	The Shops at 407 & Corner Shoppes	Retail	NAP(4)	NAP(4)	Y	N	N	Y(18)	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	2/12/2021	10 Industrial Avenue	Industrial	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	3/22/2021	3/26/2021	Oak Park Michigan Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	90.7%	98.3%	90.7%	98.5%
WFB	3/22/2021	3/26/2021	Farmington Hills Michigan Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	86.8%	99.2%	86.7%	98.7%
UBS AG	4/1/2021	3/26/2021	Haight & Fillmore Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	Y(19)	92.9%	98.8%	96.4%	99.6%
LMF	4/6/2021	2/10/2021	GoodFriend Self Storage - East Harlem	Other	NAP	Y	Y	N	N	Y(20)	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/3/2021	Whispering Palms Apartments	Multifamily	NAP	NAP	Y	N	N	N	NAV	97.9%	NAV	100.8%
Barclays	4/9/2021	3/11/2021	Elite RV & Boat Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	99.2%(21)	99.2%(21)	98.7%(21)	98.7%(21)
AREF	4/8/2021	3/31/2021	Arcadia Shopping Center	Retail	NAP	NAP	NAP	N	N	Y(22)	100.0%	100.0%	100.0%	100.0%
AREF	4/8/2021	3/23/2021	Turtle Creek Apartments	Multifamily	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	99.4%
UBS AG	3/31/2021	2/16/2021	Walgreens-Burbank	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/5/2021	Village Circle Apartments	Multifamily	NAP(9)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	2/26/2021	CVS Portfolio	Retail	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/5/2021	La Hacienda Apartments	Multifamily	NAP	NAP	Y	N	N	N	NAV	103.1%	NAV	96.0%
LMF	4/6/2021	3/15/2021	260 Centre Avenue	Multifamily	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/26/2021	Walgreens-Coralville	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/26/2021	Outerbanks Portfolio	Hospitality	NAP	NAP	NAP	N	N	N	(23)	(23)	(23)	(23)
UBS AG	3/31/2021	3/29/2021	Astoria Portfolio	Industrial	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	3/31/2021	3/31/2021	Tramec Sloan Industrial Building	Industrial	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/26/2021	Walgreens-Germantown	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	4/1/2021	12/23/2019	Davita - Lakeport	Office	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/19/2021	3/12/2020	Oak Park & Pecan Acres MHC Portfolio	Manufactured Housing Community	Y	Y	Y	N	N	N	NAV	96.5%	NAV	NAV

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Total SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
Barclays	4/1/2021	4/5/2021	850-860 Meridian Avenue	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%(24)	100.0%(24)	100.0%(25)	100.0%(25)
BSPRT	3/31/2021	2/24/2021	Oakwood Flex Complex	Mixed Use	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/2/2021	1/29/2021	Peace River Village MHC	Manufactured Housing Community	NAP(9)	Y	Y	N	N	N	98.3%	97.7%	100.0%	100.0%
UBS AG	4/1/2021	12/17/2020	StorQuest Phoenix - Bell Road	Self Storage	Y	Y	Y	N	N	N	98.4%	98.9%	99.3%	98.2%
LMF	4/19/2021	3/12/2020	Dunedin Mini Storage	Self Storage	Y	Y	Y	N	N	N	NAV	105.1%	NAV	NAV
BSPRT	4/5/2021	2/11/2021	Dollar General Port Wentworth	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%

(1)	The related Mortgage Loans have their first due date in May 2021.

(2)	With respect to the Two Penn Center Mortgage Loan, six (6) tenants, representing approximately 7.2% of net rentable area and 6.2% of underwritten base rent, requested and received rent relief. Additionally, fifteen (15) retail tenants, representing approximately 3.1% of net rentable area and 4.5% of underwritten base rent, are currently abated and the borrower sponsor has indicated the past due rent will be forgiven.

(3)	With respect to the MGM Grand & Mandalay Bay Mortgage Loan, a cash management trigger period occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger in April 2021 and all cash is being swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

(4)	The related Mortgage Loans have their first due date in April 2021.

(5)	With respect to the 160 Pine Street Mortgage Loan, five (5) tenants, representing approximately 23.5% of net rentable area and 21.7% of underwritten base rent, requested relief and four (4) tenants, representing approximately 21.1% of net rentable area and 19.9% of underwritten base rent, received such rent relief.

(6)	With respect to the Metairie MOB Portfolio mortgaged properties, two (2) tenants, representing approximately 49.4% of net rentable area and 35.8% of underwritten base rent, were granted relief in which the borrower sponsor either allowed the tenants to utilize common area maintenance reimbursement to cover up to two months of base rent or deferred rent for the rents due in April and/or May of 2020. All tenants were current on their rents for February and March of 2021.

(7)	With respect to The Ratner Mortgaged Property, six (6) tenants, representing 12.3% of net rentable area and 13.4% of underwritten base rent, were granted relief in the form of deferred, abated, or reduced rent in a period lasting less than six months in 2020. The lender allocated underwritten base rent to the tenants to reflect the outstanding rent reductions and therefore, UW February Base Rent Paid (%) and UW March Base Rent Paid % are 100.0%. In addition, the largest tenant, NewSchool of Architecture & Design, LLC (“NewSchool”), which leases 47.1% of the net rentable area and 67.0% of the underwritten base rent, was in a dispute with the borrower sponsor over common area maintenance charges unrelated to COVID impacts. The borrower sponsor filed a declaratory relief against the tenant and received a judgement from the Superior Court of California, County of San Diego, stating that NewSchool is required to pay its full share of common area operating expenses and property taxes for the calendar year 2020 without reduction.

(8)	With respect to the Southridge Center Mortgaged Property, three (3) tenants executed rent deferral agreements, including Petco (2.4% of net rentable area and 5.3% of underwritten base rent), Lovely Nails & Salon (0.5% of net rentable area and 1.3% of underwritten base rent) and Buffalo Wild Wings (ground leased outparcel). Petco deferred $12,750 per month from April 2020 through July 2020 and is required to repay $4,636 per month from February 2021 through December 2021. Lovely Nails deferred $2,100 per month from April 2020 through June 2020 and repaid $1,050 per month from July 2020 through December 2020. Buffalo Wild Wings deferred $5,042 per month from May 2020 through August 2020 and is required to repay $3,361 per month from January 2021 through June 2021.

(9)	The related Mortgage Loans have their first due date in March 2021.

(10)	With respect to the Southeast G6 Portfolio – Studio 6 Augusta Mortgaged Property, the February occupancy, ADR and RevPAR information was 47.4%, $32.68 and $15.48, respectively. March 2021 occupancy, ADR and RevPAR information are currently unavailable.

With respect to the Southeast G6 Portfolio – Motel 6 Augusta Mortgaged Property, the February occupancy, ADR and RevPAR information was 68.3%, $43.13 and $29.44, respectively. March 2021 occupancy, ADR and RevPAR information are currently unavailable.

With respect to the Southeast G6 Portfolio – Motel 6 Greenville Mortgaged Property, the February occupancy, ADR and RevPAR information was 61.6%, $41.26 and $25.43, respectively. March 2021 occupancy, ADR and RevPAR information are currently unavailable.

With respect to the Southeast G6 Portfolio – Studio 6 Savannah Mortgaged Property, the February occupancy, ADR and RevPAR information was 54.5%, $43.66 and $23.79, respectively. March 2021 occupancy, ADR and RevPAR information are currently unavailable.

With respect to the Southeast G6 Portfolio – Studio 6 Chamblee Mortgaged Property, the February occupancy, ADR and RevPAR information was 84.3%, $48.06 and $40.50, respectively. March 2021 occupancy, ADR and RevPAR information are currently unavailable.

(11)	With respect to the Athens West Shopping Center Mortgaged Property, pursuant to that certain Modification to Loan Documents, dated as of May 6, 2020 (the “Modification Agreement”), by and among the lender, the borrower and the guarantor, the borrower acknowledged to the lender that a cash management period was continuing, and a shortfall reserve subaccount in the amount of $320,000 was established with (i) a $160,000 deposit from the borrower and (ii) the funds remaining in the earnout subaccount after a partial prepayment of the Mortgage Loan in the amount of $100,000 from funds in the earnout subaccount. Pursuant to the Modification Agreement, the lender was required to apply 50% of any amounts remaining in the shortfall reserve subaccount as of October 6, 2020 to a partial prepayment of the Mortgage Loan on the following payment date (with any amounts remaining in the shortfall reserve subaccount after such partial prepayment required to be transferred into the rollover reserve subaccount to be applied towards approved leasing expenses), and the borrower was required to pay the applicable yield maintenance premium. On November 6, 2020, the lender applied the amount of $119,584.21 from funds in the shortfall reserve subaccount to a partial prepayment of the Mortgage Loan, with the remaining amounts being transferred into the rollover reserve subaccount. On January 6, 2021, the cash management period was terminated after the lender determined that the borrower satisfied certain conditions under the Modification Agreement.

(12)	With respect to the Ontario Gateway Mortgage Loan, three (3) tenants, representing approximately 13.9% of net rentable area and 12.1% of underwritten base rent, requested and received rent relief.

(13)	With respect to the Goldman Multifamily Portfolio Tranche 5, February collections are not applicable due to the Goldman Multifamily Portfolio Tranche 5 properties being in lease up during that time. The seller and current property manager acquired the Goldman Multifamily Portfolio Tranche 5 properties between December 2019 and July 2020 in certain states of distress. The seller rehabilitated and stabilized the Goldman Multifamily Portfolio Tranche 5 properties from an occupancy and rent perspective, which is reflected in the 93.4% occupancy level as of March 12, 2021. Of the seven (7) Goldman Chicago Multifamily Portfolio Tranche 5 properties in the portfolio, six were purchased out of receivership and one had been fully vacant. Total SF or Unit Count Making Full March Rent Payment (%) and UW March Base Rent Paid (%) are based on rent collections through March 31, 2021 as a percentage of the in-place annual contract rent. The March 2021 rent collections assume 100.0% collection of subsidized rent, however, some of the payments had yet to be received as of March 31, 2021, due to the timing of The Chicago Housing Authority’s rent determination process.

(14)	With respect to The Loom Mortgaged Property, the borrower sponsor indicated that no tenants have requested or received rent relief. The borrower sponsor provided an accounts receivable report dated April 13, 2021 that shows an amount of $1,041 that is over thirty days delinquent.

(15)	The related Mortgage Loan has its first due date in June 2021.

(16)	With respect to the Sedona Village Mortgaged Property, eight (8) tenants, representing approximately 34.5% of net rentable area and 41.8% of underwritten base rent, requested rent relief, which the borrower did not grant. All eight (8) tenants are currently making their full rent payments.

(17)	With respect to the Washington Street Storage Portfolio #2, as of April 7, 2021, 5.7% of underwritten base rents were 31-60 days overdue, 4.5% of underwritten base rents were 61-90 days overdue and 3.8% of underwritten rents were 91-120 days overdue.

(18)	With respect to The Shops at 407 & Corner Shoppes Mortgaged Property, three (3) tenants received limited rent forbearance and/or abatements during summer 2020 in connection with the COVID-19 pandemic. No tenants have indicated they plan to close their business. CoreLife Eatery (12.9% of net rentable area and 14.5% of underwritten base rent) received base rent abatements for the months of May, June, and July of 2020. Red Wing Shoes (8.7% of net rentable area, 8.4% of underwritten base rent) received base rent abatements for June and August 2020, but was still required to pay CAM charges. Rents for Red Wing Shoes for September and October 2020 were deferred and allowed to be paid through 12 installments starting in January 1, 2021. In exchange for the abatements, Red Wings Shoes has extended its lease expiration from June 1, 2028 to May 31, 2029. Mission BBQ (14.0% of net rentable area and 17.1% of underwritten base rent) received rent deferment of 66% from May to July 2020, which was repaid in August and September 2020.

(19)	With respect to the Haight & Fillmore Apartments Mortgaged Property, two (2) commercial tenants have requested rent relief, representing approximately 7.5% of net rentable area and 3.6% of underwritten base rent. According to the sponsor, since November 2020, Paula’s Café (3.9% of net rentable area and 0.0% of underwritten base rent) has been permitted by the borrower to pay partial rent of $32.00 per sq. ft. until the restaurant is permitted to open at 100.0% capacity. At that time, the borrower will negotiate new lease terms and settle on the deferred rent of approximately $25,000. The lender is not including rental income from Paula’s Cafe in underwriting. Dolled & Dapper (3.6% of net rentable area and 3.6% of underwritten base rent) requested rent relief from the borrower, and will pay an adjusted rent of $42.86 per sq. ft. for the remainder of the lease term, which will end on December 31, 2021.

(20)	With respect to the GoodFriend Self Storage – East Harlem Mortgage Loan, the mortgaged property is ground leased to 166 East 124th St. Storage, LLC (the “Ground Tenant”), which entity master leased all of the space to GoodFriend Self Storage (“GoodFriend”). GoodFriend received their certificate of occupancy in April 2020 and has been leasing up the mortgaged property. GoodFriend paid approximately 48% of its rent between the months of April and August before paying the balance of back rent in September 2020. GoodFriend is now current on rent payments as of November 2020. The Ground Tenant has paid all ground rent payable under the ground lease to the borrower when due.

(21)	With respect to the Elite RV & Boat Storage Mortgaged Property, “Total SF or Unit Count Making Full February Rent Payment (%)”, “UW February Base Rent Paid (%)”, “Total SF or Unit Count Making Full March Rent Payment (%)” and “UW March Base Rent Paid (%)” are based on rent collections through April 8, 2021.

(22)	With respect to the Arcadia Shopping Center Mortgaged Property, one (1) tenant, representing 7.9% of net rentable area and 6.5% of the underwritten base rent, is paying 40% of base rent. Note that the lender did not include any income from the tenant in the underwriting and therefore the tenant is excluded from the calculations above. Furthermore, four (4) tenants, representing 46.5% of net rentable area and 46.9% of the underwritten executed lease amendments generally deferred up to two (2) months of rent between April and June of 2020. These four (4) tenants are paying back the rents in twelve (12) installments, with all repayment periods ending January 1, 2022.

(23)	With respect to the Outerbanks Portfolio – Colonial Inn Mortgaged Property, for the trailing 12 months as of February 2021, occupancy, ADR and RevPAR information was 47.8%, $152.76 and $72.96, respectively. With respect to the Outerbanks Portfolio – Seahorse Inn Mortgaged Property, for the trailing 12 months as of February 2021, occupancy, ADR and RevPAR information was 45.3%, $135.19 and $61.18, respectively.

(24)	With respect to the 850-860 Meridian Avenue Mortgage Loan, “Total SF or Unit Count Making Full February Rent Payment (%)” and “UW February Base Rent Paid (%)” are based on rent collections through February 28, 2021.

(25)	With respect to the 850-860 Meridian Avenue Mortgage Loan, “Total SF or Unit Count Making Full March Rent Payment (%)” and “UW March Base Rent Paid (%)” are based on rent collections through April 4, 2021.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Property Damage Resulting from Civil Unrest

Incidents of civil unrest, riots and/or protests could result in property damage to the Mortgaged Properties located in the affected area. Additionally, if such incidents continue over an extended period, such incidents could impair the ability of retail and other tenants to remain open for business and could materially impair the ability of potential customers, employees, visitors and other personnel to gain access to such Mortgaged Properties and consequently, could materially and adversely affect the business and operations of the tenants located at such Mortgaged Properties. In addition, such prolonged disruptions could generally negatively impact perceptions of safety and the commercial viability of the area in which such Mortgaged Properties are located and in turn reduce demand for such Mortgaged Properties.

Additional civil unrest and resultant property damage could occur, and such damage could impose significant costs on tenants or borrowers or impact the tenants’ ability to operate at the Mortgaged Properties. See “Risk Factors—Other Events May Affect the Value and Liquidity of Your Investment”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eighteen (18) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related borrowers have obtained environmental insurance against claims for pollution and remediation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Whole Loan documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Whole Loan (the “Required PLL Policy Term”); provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as at least ten (10) business days prior to the expiration thereof, the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy term.

●	With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the borrower purchased an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) policy from Beazley (Lloyds Syndicates 623/2623) naming the Fort Smith and Flint Mortgaged Properties as covered locations, with the borrower as named insured, and the lender, with its affiliates, successors and assigns, as additional named insureds. The policy has a limit of $1,000,000 per incident, an aggregate limit of $2,000,000, a deductible of $250,000 with respect to the borrower, and $50,000 with respect to the lender. It expires December 24, 2030 (after the December 6, 2030 maturity of the Mortgage Loan), and has an optional 3-year extended reporting period. At origination, the borrower deposited $37,786 into an environmental reserve, which may be used for any purpose relating to the environmental policy, including extension of its term, at the direction of the lender.

With respect to the Phoenix Industrial Portfolio V—Newton Mortgaged Property (1.3%), the Phase I ESA identified a controlled recognized environmental condition (“CREC”) in connection with the Mortgaged Property’s listing in several federal regulatory databases due to environmental impacts to groundwater associated with the former use of the Mortgaged Property by the Maytag Company, which manufactured household laundry equipment at the Mortgaged Property from 1948 through 2007. The environmental consultant reported that a remedy plan was approved by the EPA, which, among other things, provides for continued monitoring of groundwater and requires continued operation of a groundwater extraction well to provide hydraulic control and contaminant mass reduction. In addition, the environmental consultant reported that an environmental covenant was implemented that includes groundwater use restrictions, land use restrictions and restrictions on activities that may result in exposures to soil and groundwater or interfere with ongoing remedial activities.

With respect to the Phoenix Industrial Portfolio V—Fort Smith Mortgaged Property (1.1%), the Phase I ESA identified a CREC in connection with prior use of trichloroethylene (“TCE”) at the Mortgaged Property by Whirlpool. According to the ESA, Whirlpool has been identified as the responsible party and completed remediation in the form of in-situ chemical oxidation in 2016, which resulted in reduction of TCE levels. The ESA further states that remaining impacts are being addressed by the responsible party through natural attenuation under the supervision of the Arkansas Department of Environmental Quality. In addition, the ESA states that the responsible party has completed settlement agreements with offsite property owners, which include deed restrictions prohibiting groundwater use. In addition, the ESA identified a CREC in connection with certain land use restrictions at the Mortgaged Property. The environmental consultant reported that prior sampling at the Mortgaged Property identified the potential for vapor intrusion to occur, particularly if the concrete floor at the building is disturbed. The environmental consultant reported that a deed restriction was put in place requiring that the Mortgaged Property be used for commercial or industrial purposes and that any future redevelopment plans include engineering and institutional controls to limit on-site worker exposure to contaminated soil, groundwater and soil vapor. The consultant reported that no further action is required.

With respect to the Phoenix Industrial Portfolio V—Flint Mortgaged Property (0.8%), the Phase I ESA did not identify any RECs or CRECs related to the Mortgaged Property; however, the ESA stated that the Mortgaged Property had been used for auto parts manufacturing from 1957 to 2013, that various environmental investigations and corrective actions have taken place at the Mortgaged Property, and that a restrictive covenant was recorded in 2013 that limits use of the Mortgaged Property to non-residential purposes and prohibits the use of subsurface water. The ESA also identified a data gap in that it was unable to obtain certain regulatory records for the Mortgaged Property.

●	With respect to The Ratner Mortgage Loan (3.0%), the Phase I ESA identified a REC at the Mortgaged Property in connection with the previous release of gasoline and diesel fuel at an adjacent gas station. The environmental consultant reported that while a 2003 survey indicated groundwater contamination above actionable levels at the adjacent parcel, given that the Mortgaged Property (i) has been completely developed, (ii) is connected to a public water supply and (iii) exceeds the recommended vertical separation distance between contaminated groundwater and the foundation of the building, a vapor intrusion condition does not exist. The environmental consultant reported that no further action is required.

●	With respect to the Burke Town Center Mortgage Loan (2.7%), the Phase I ESA dated December 18, 2020 identified a REC at the Mortgaged Property. A former dry cleaners operated at the Mortgaged Property from about 1985 to 2014. A 1998 Phase II subsurface investigation identified only low levels of dry cleaning constituent contamination in groundwater at 22-32 feet below ground surface. The Virginia Department of Environmental Quality was notified and did not require any further action given that impacts were limited to low level exceedances in deep groundwater and no sensitive receptors were identified. No known releases have been identified since that time. Regulatory records were last updated in mid to late-2016 when a “focused” inspection was completed. No compliance evaluations, violations or enforcement actions were noted in the records. The environmental consultant provided an opinion of probable cost to investigate and remediate should any future action be required, with a range between $185,000 and $334,000. At origination, the borrower obtained an environmental impairment liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+ (Superior), S&P A+ and Moody’s A1), naming the lender and its successors, assigns and affiliates as an additional named insured, with a policy limit of $2,000,000 per incident and in the aggregate, a self insured retention of $25,000 generally and $50,000 for costs or loss arising out of dry cleaning constituents and a policy term that extends three (3) years beyond the term of the Mortgage Loan.

●	With respect to the 8800 Baymeadows Way Mortgage Loan (2.2%), the ESA stated that the northern parcel of the Mortgaged Property, which currently consists of a paved parking lot, was part of the former Cypress Plaza Drive dump. No cleanup was required by the Florida Department of Environmental Protection (“FDEP”) based on the planned usage as a parking lot; however, a limited scope remedial action plan was prepared in 2015, which was approved by the FDEP, and construction of the parking lot was completed in 2016. A Declaration of Restrictive Covenant was recorded on September 25, 2017, which included the implementation of an Engineering Control Monitoring Plan (ECMP). The ECMP requires annual inspection of the engineering control. The FDEP issued a Site Rehabilitation Completion Order (SRCO) letter on October 3, 2017, stating that the Mortgaged Property owner satisfied the site rehabilitation requirements for the site and released the site from any further obligation to conduct site rehabilitation at the site. Based upon the current regulatory status and implemented engineering and institutional controls, the ESA concluded that conditions associated with the former dump site are considered a CREC, and that no further action was warranted.

●	With respect to the Allerand Portfolio 1 Mortgage Loan (1.3%), the Phase I ESA for the Walgreens Clay Mortgaged Property identified an open voluntary cleanup program listing with the West Virginia Department of Environmental Protection (“WVDEP”). In

October 2010, a Human Health and Ecological Risk Assessment (“Risk Assessment”) was prepared, which evaluated the potential for adverse effects associated with exposure to soil, soil gas, and groundwater impacts from the historical auto/gas station operations. It concluded that soil and groundwater impacts associated with the Mortgaged Property do not pose an unacceptable risk to current or future ecological receptors, or to construction workers and indoor workers, or indoor workers at the adjacent offsite building. Based on the Risk Assessment, a land use covenant to restrict future use to non-residential purposes and a deed restriction prohibiting the use of groundwater were recorded. On April 2, 2020, WVDEP indicated that additional investigations were unlikely to achieve closure. At Mortgage Loan origination, the borrowers deposited $10,000 with the lender, which represents 125% of the Environmental Professional’s (“EP’s”) opinion of probable cost (“OPC”) of the reasonable worst-case scenario to achieve regulatory closure listing.

Additionally, the Phase I ESA for the Rite Aid Holt Mortgaged Property identified a former gas station and automotive dealership on the Property. Two USTs associated with the former gas station were removed in 1981. During a 1996 Phase II Subsurface Investigation impacts in soil in concentrations exceeding Generic Residential Cleanup Criteria were detected. In February 1997, a Baseline Environmental Assessment and Compliance Analysis (“CA”) were submitted to the Michigan Department of Environment, Great Lakes, and Energy (“MI EGLE”). The CA stated that the then-proposed parking lot would require a plastic vapor barrier be put in place. On March 11, 1997, a release was reported to MI EGLE, which release has an open status. Based on the lack of data relative to the open listing, the Phase I ESA characterized the open listing as a REC for which the borrower reserved $25,000 with lender, which amount represents 125% of the EP’s OPC for case closure. During construction activities in June 1997, a diesel UST was discovered with a subsequent release to soil reported on October 9, 1997. A Risk Based Correction Action Tier II evaluation under the Natural Resources and Environmental Protection Act (“NREPA”) was used to show that there was no unacceptable risk to the public health, safety, or welfare, or to the environment. On October 16, 1998, MI EGLE determined that corrective action had been completed in accordance with Part 213 of the NREPA and granted unrestricted residential use based on the Tier II evaluation. The Phase I ESA characterized this closed listing as an HREC / CREC and did not recommend any action.

●	With respect to the Detroit Chassis Mortgage Loan (1.1%), the related Mortgaged Property has operated as a chassis manufacturing facility since 1999. The ESA noted that hazardous materials, including antifreeze/coolant, various lubricants, oils, paint thinner, sealant, chip resistant coating, brake fluid, transmission fluid, top coat and gasoline, were observed throughout the Mortgaged Property and that materials found within the hazardous substance storage enclosure to the northeast of the building were not properly stored and showed signs of leaks and spills within the concrete enclosure. In addition, the environmental engineer observed two above ground storage tanks (“ASTs”) for the storage of gasoline on the north side of the building near the hazardous substance storage enclosure. Staining was observed near the ASTs. A chassis dynamometer which often utilizes fixed roller assemblies and hydraulic oil to simulate different road conditions within a controlled environment was observed to the north of the building. Based on the subsurface nature of the dynamometer, there is potential for leaks to occur. Based on the length of time the equipment has been on the Mortgaged Property and the lack of a previous subsurface investigation in the vicinity of the equipment and the hazardous materials storage area, the environmental engineer considers the onsite operations to be a REC. On January 3, 2020, a Phase II was conducted in the vicinity of the outdoor storage area and the ASTs. Eight soil borings were advanced in the area and a photoionization detector reading was tested during field screening. Groundwater was noted to be present in onsite borings but was not sampled. A sheen was noted to have been observed from 2 borings. Based on the lack of groundwater sampling data, the observed sheen is considered to be a REC. Presence of benzo(a)pyrene, lead, arsenic and chromium at concentrations above Generic Residential Cleanup Criteria pursuant to Part 201 of Michigan Act 451 categorize the Mortgaged Property as a ‘Facility’ as defined in a Baseline Environmental Assessment (“BEA”) report that was submitted by Ford Motor Company in 1999. The BEA identifies the source of the benzo(a)pyrene to be previously removed inground hydraulic lifts on the southern and eastern portions of the Mortgaged Property and the source of metals as originating from fill brought onsite for the northern portion of the Mortgaged Property which was historically used as a refuse dump. The presence of these contaminants of concern on the Mortgaged Property are considered to be a REC. The environmental consultant recommended that (i) a limited subsurface investigation be conducted in order to determine the presence of any soil or groundwater contamination due to the historical use of the Mortgaged Property, (ii) an updated BEA be completed for the Mortgaged Property and submitted to the Michigan Department of Environment, Great Lakes and Energy (“EGLE”) and (iii) current and future owners and occupants should comply with due care obligations, such as through the implementation of a due care plan. The borrower has completed and submitted an updated BEA dated January 15, 2021 to EGLE. At origination, the borrower deposited $51,375 (which represents 125% of the estimated cost of satisfying the borrower’s obligations as required by the Mortgage Loan documents and as recommended pursuant to the ESA) into a reserve account held by the lender. The borrower obtained an environmental insurance policy from Great American Insurance Group, listing the lender as an additional named insured, with a $5,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Great American Insurance Group is rated “A” by A.M. Best. The policy expires December 11, 2033, which is approximately 35 months past the maturity date of the Mortgage Loan.

●	With respect to The Loom Mortgage Loan (1.0%), the Phase I ESA identified RECs at the Mortgaged Property in connection with: (i) the previous operation of a gas station from approximately 1950 until 2002 and the current operation of an automotive repair facility on an adjacent parcel; (ii) the historic operation of industrial and manufacturing facilities at the Mortgaged Property and in the surrounding area dating back to at least 1875; and (iii) the presence of an unregistered 8,000-gallon AST of unknown integrity currently located at the Mortgaged Property. The environmental consultant reported that while a 2019 subsurface investigation indicated groundwater contamination at the Mortgaged Property, the risks related to vapor intrusion are mitigated by the presence of a parking lot and the risks associated with consumption of impacted groundwater are mitigated by the availability and regional use of public water. The borrower has obtained an environmental insurance policy from Great American Insurance Group, with the lender as named insured, with per incident and aggregate limits of $1,000,000. The policy expires on March 31, 2034, which is approximately 35 months past the maturity date of the Mortgage Loan.

●	With respect to Sedona Village Mortgage Loan (0.9%), the Phase I ESA identified a REC in connection with the previous operation of a dry-cleaning facility at the Mortgaged Property from approximately 1991 to 2012. The environmental consultant reported that minor cracking of the unsealed concrete foundation and a floor drain in the boiler room of the former tenant’s space have the potential to serve as a subsurface conduit of tetrachloroethylene-contaminated solvents. The environmental consultant recommended a limited subsurface investigation be conducted to determine whether soil, soil vapor or groundwater contamination related to the former dry-cleaning facility is present at the Mortgaged Property.

●	With respect to The Shops at 407 & Corner Shoppes Mortgage Loan (0.8%), the Phase I ESA for the Corner Shoppes Mortgaged Property (0.4%) identified a CREC. The report determined that the site was formerly used as a gas station from approximately 1952 until 1972. Previous environmental assessments at such Mortgaged Property identified levels of benzene, lead, 1-methylnaphththalene, and naphthalene in groundwater above applicable Indiana Department of Environmental Management (“IDEM”) screening levels. Pursuant to such findings, the IDEM issued an Environmental Restrictive Covenant (the “Corner Shoppes ERC”) through its Brownfields Program that was recorded on January 26, 2016, pursuant to which current and future owners of the Corner Shoppes Mortgaged Property are prohibited from using or allowing the use or extraction of groundwater from such Mortgaged Property for any purpose without prior IDEM approval (except that groundwater may be extracted in conjunction with environmental and/or remediation activities). The ESA for the Mortgaged Property determined that (i) the existence of the institutional and engineering controls implemented by the Corner Shoppes ERC, (ii) the historic use of the Mortgaged Property as a gas station, and (iii) the remaining potential for environmental impact represent a CREC.

●	With respect to the Oak Park Michigan Storage Mortgage Loan (0.8%), the ESA obtained at loan origination identified a CREC related to on-site soil contamination. Prior to the borrower’s acquisition of the Mortgaged Property, a Phase II subsurface investigation in 2004 identified elevated levels of polynuclear aromatic hydrocarbons, including fluoranthene, phenanthrene and the metal selenium. The Phase II report could not conclusively determine the source of the soil contamination, but considered fill material from another property a likely possibility. The borrower performed a Baseline Environmental Assessment (“BEA”) in 2005 to obtain liability exemption for existing contamination under applicable Michigan environmental laws. The subject property is deemed a “Facility” under such laws, which, while providing liability protections for pre-existing contamination, does impose due care obligations on current owners. The environmental consultant recommended ongoing compliance with due care obligations, and the loan documents include corresponding covenants to that effect.

●	With respect to the Village Circle Apartments Mortgage Loan (0.6%), the Phase I ESA performed at the related Mortgaged Property revealed no evidence of RECs; however, the assessment noted that the Mortgaged Property is located in an area with potential radon levels exceeding certain regulatory limits. While short-term radon sampling was performed as part of the assessment and excessive levels were not detected, the ESA recommended that long-term sampling be performed to determine whether a mitigation system should be installed. The borrower and lender entered into an environmental indemnity agreement in connection with loan origination obligating the borrower to undertake the necessary actions to reduce excessive radon levels should they be detected pursuant to such monitoring.

●	With respect to the Walgreens-Coralville Mortgaged Property (0.5%), the related Phase I ESA identified a CREC. The ESA reported that (i) five underground storage tanks (“USTs”) and associated fuel dispensers were formerly located near the boundaries of the Mortgaged Property and (ii) a 2002 subsurface investigation detected petroleum impacts to soil and groundwater that were reported to the Iowa Department of Natural Resources (the “Iowa DNR”). Periodic groundwater sampling was performed until 2003, at which point the Iowa DNR granted the incident a No

Further Action (“NFA”) designation. The aforementioned USTs were removed in 2007; during such removal, additional minor petroleum impacts were detected in groundwater at sub-2003 levels, a result that led the Iowa DNR to reaffirm the NFA status. The ESA determined that based on (w) such incident’s NFA status, (x) the lack of impacts near the building situated on the Mortgaged Property, (y) the groundwater’s directional flow away from such building (both (x) and (y), as determined pursuant to groundwater sampling performed between 2002 and 2003) and (z) the likelihood that impact levels have naturally attenuated over the last decade, the foregoing represented a CREC.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nineteen (19) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Seacrest Homes Mortgage Loan (3.6%), the former general partner of the borrower plead nolo contendere to and was convicted of one count of conspiracy to commit campaign money laundering. The conviction was related to charges accusing the former general partner of making illegal campaign contributions between 2009 and 2015 to elected officials while the Mortgaged Property was under review for rezoning. The former general partner was subsequently sentenced to five (5) years of probation and 500 hours of community service. While the former general partner of the borrower is the spouse of the current guarantor and general partner of the borrower, the former general partner is no longer involved in the ownership and operation of the Mortgaged Property. Additionally, there is no further litigation or known threatened litigation to the borrower or the Mortgaged Property arising from or related to this matter.

●	With respect to The Ratner Mortgage Loan (3.0%), the investment manager to the lender received a subpoena dated April 1, 2021 from the Securities and Exchange Commission in connection with a matter related to Paragon Real Estate Fund, LLC (“Paragon”), which is the borrower sponsor and guarantor. The subpoena requires the investment manager to produce certain documents created in connection with prior loans made to finance assets of Paragon and its affiliates. The requested documents include, but are not limited to, all loan applications, escrow statements, closing statements, brokerage agreements, invoices and wire information concerning Paragon and certain of its representatives, if any, and other communications with Paragon or its representatives during the period between January 1, 2019 through April 1, 2021. At closing, the legal counsel to the borrower delivered a non-consolidation opinion. Neither the lender nor its affiliates were named in the subpoena.

●	With respect to the Southridge Center Mortgage Loan (2.5%), the borrower sponsor, E. Stanley Kroenke, is one of several defendants under complaints filed in April 2016 by the City of St. Louis, the County of St. Louis and the Regional Convention and Sports Complex Authority related to the decision to relocate the St. Louis Rams to Los Angeles. Allegations include, among other things, (i) breach of contract, (ii) unjust enrichment, (iii) fraudulent misrepresentation, and (iv) tortious interference with business expectations. The plaintiffs seek damages and restitution of profits. The litigation is in the discovery phase.

●	With respect to the Allerand Portfolio 1 and CVS Portfolio Mortgage Loans (collectively, 2.0%), the borrower sponsor disclosed that in March of 2014 a company in which he was an investor, United Tax Group, LLC (“UTG”), filed a voluntary Chapter 7 bankruptcy proceeding. According to the borrower sponsor, he was not involved with the day-to-day operations of UTG prior to the bankruptcy and became more involved in the company only after November of 2013 when the company shut down and the officers and senior staff left. The bankruptcy trustee filed suit in June of 2015 against the borrower sponsor and other related entities, including an entity known as SWZ

Financial II, LLC (“SWZ”), which is still pending. SWZ was a secured creditor of UTG pursuant to a credit agreement under which SWZ made a $501,000 loan to UTG. SWZ alleged a default under the credit agreement and commenced an action for foreclosure on certain assets of UTG in 2013. The bankruptcy trustee is attempting to avoid these transfers and other payments made under the credit agreement and alleges a breach of fiduciary duty and/or aiding and abetting the breach of a fiduciary duty. The trustee alleged damages in an amount in excess of $3 million. The borrower sponsor noted that outstanding claims in the bankruptcy include only a single creditor with a claim of less than $250,000 and estimates his maximum exposure to be less than $500,000, including all fees and expenses. A motion for summary judgment has been filed by the borrower sponsor and is pending.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-three (43) Mortgage Loans (70.1%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Eighteen (18) Mortgage Loans (26.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Two (2) Mortgage Loans (3.5%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Magna Seating HQ, Phoenix Industrial Portfolio V, Burke Town Center, Southridge Center, Herndon Square, Aspen Court Apartments, Bensalem Plaza Shopping Center, Athens West Shopping Center, Allerand Portfolio 1, Goldman Multifamily Portfolio Tranche 5, The Shops at 407 & Corner Shoppes, Whispering Palms Apartments, CVS Portfolio, La Hacienda Apartments, Tramec Sloan Industrial Building, 850-860 Meridian Avenue, Peace River Village MHC and StorQuest Phoenix – Bell Road Mortgage Loans (collectively, 26.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Magna Seating HQ Mortgage Loan (4.6%), an affiliate of the borrower has been in the business of owning and managing real estate for 30 years. In their history of managing over 275 assets, they have defaulted (including foreclosures, discounted payoffs and short-sales) on a total of ten (10) assets, of which the lender took a loss on seven (7) assets. For one (1) asset the lender was paid in full and for the remaining two (2) assets the lender is still resolving with the special servicer.

●	With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the nonrecourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures, and also held ownership interests in entities that were subject to bankruptcies in 2007 in relation to Titan Global Holdings, a non-real estate entity. In addition, the guarantor entities took control of borrowing entities that were subject to foreclosure in 2012 and 2013 in order to acquire distressed real estate notes. In addition, the related borrower acquired the Coffeyville Mortgaged Property in December 2019 from a seller that bought such Mortgaged Property out of foreclosure in February 2019.

●	With respect to the Burke Town Center Mortgage Loan (2.7%), the non-recourse carveout guarantor, Reco Holding LLC, is owned by members of the Glazer family (the “Glazer Family”). The Glazer Family disclosed that one or more members of the Glazer Family had an ownership interest in the borrowing entity for (i) fourteen properties that became subject to foreclosures which were collateral for securitized loans (two of which are ongoing) and (ii) three properties that were collateral for securitized loans, which loans resulted in a discounted payoff. The above referenced loans were non-recourse loans secured by retail shopping centers. According to the Glazer Family, no recourse carveouts were triggered on any of these loans.

●	With respect to the Southridge Center Mortgage Loan (2.5%), a portion of the Mortgaged Property consists of the borrower’s leasehold interest pursuant to two ground leases with Ridge Line, Inc., as ground lessor. The ground lessor is wholly owned by Monarch Holdings LLC (“Monarch”), an affiliate of the borrower. Southridge Corporation and South Ridge Limited Partnership (collectively, 50% of the partnership interests in the borrower) are also wholly owned by Monarch. Monarch (indirectly through its wholly owned subsidiary Southridge Corporation) has major decision approval rights in the borrower’s limited partnership agreement, but it does not control the day-to-day operations of the Mortgaged Property. Monarch disclosed that its wholly owned subsidiary, Affiliate Services, LLC (which entity has no direct or indirect ownership of the Mortgaged Property), filed for Chapter 11 bankruptcy protection in July of 2020. According to Monarch, the bankruptcy filing was precipitated by an employment complaint, denial of coverage by its insurance carrier and the potential for some additional litigation issues relating to medical insurance claims not paid by a health insurer in prior years.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-eight (28) of the Mortgaged Properties (22.3%) are leased to a single tenant.

●	Eight (8) of the Mortgaged Properties (7.7%) have a tenant that leases over 50% (by net rentable area) of, or represents 50% or more of the underwritten revenues of, the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus. See also the footnotes to Annex A-1.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Amazon @ Atlas, Tri-State Distribution Center, Phoenix Industrial Portfolio V, Metairie MOB Portfolio-3530 Houma Boulevard, The Ratner and 8800 Baymeadows.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations as set forth below:

●	With respect to the Two Penn Center Mortgage Loan (8.2%), the second largest tenant, GSA – Federal Government, has the right to terminate its lease at any time after June 1, 2023 with 180 days’ notice.

●	With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the fifth largest tenant at the Newton Mortgaged Property, MidAmerican Energy Co., representing approximately 7.0% of the net rentable area of the Mortgaged Property, has the right to terminate its lease effective on December 31, 2021, with written notice provided by August 30, 2021.

●	With respect to the 8800 Baymeadows Mortgage Loan (2.2%), the second largest tenant at the Mortgaged Property, the Florida Department of Environmental Protection (“FLDEP”) has the right to terminate its lease with six months’ notice if a building owned by the state of Florida becomes available for FLDEP to occupy.

●	With respect to the Allerand Portfolio 1 Mortgage Loan (1.3%), the sole tenant at the Walgreens Stuarts Draft Mortgaged Property (11,055 square feet), representing 100% of the net rentable square feet of the Walgreens Stuarts Draft Mortgaged Property, has a termination option beginning September 30, 2030 and every 5 years thereafter until September 30, 2055 by providing 6 months’ prior written notice. The sole tenant at the Walgreens Clay Mortgaged Property (11,225 square feet), representing 100% of the net rentable square feet of the Walgreens Clay Mortgaged Property, has a termination option beginning May 31, 2025 and every 5 years thereafter until May 31, 2055 by providing 6 months’ prior written notice. The sole tenant at the Walgreens Louisville Mortgaged Property (10,912 square feet), representing 100% of the net rentable square feet of the Walgreens Louisville Mortgaged Property, has a termination option beginning May 31, 2030 and every 5 years thereafter until May 31, 2065 by providing 6 months’ prior written notice.

●	With respect to the Walgreens-Bayamón Mortgage Loan (0.9%), the sole tenant at the Mortgaged Property, Walgreen of Puerto Rico, Inc., has the right to terminate its lease effective as of August 31, 2040 (the maturity date for the related Mortgage Loan, is April 6, 2031), by providing, among other conditions, 12 months’ written notice.

●	With respect to the Walgreens-Burbank Mortgage Loan (0.7%), the sole tenant at the Mortgaged Property, Walgreen Co., has the right to terminate its lease effective as of January 6, 2038 (the maturity date for the related Mortgage Loan, which is an ARD loan with an ARD of March 6, 2031), and every five years thereafter, by providing, among other conditions, 6 months’ written notice.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future, or have rents that have been underwritten on a straight-lined basis.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Amazon @ Atlas Mortgage Loan (5.9%), the rent due from the single tenant at the Mortgaged Property, Amazon.com Services LLC, was underwritten on a straight-lined basis.

●	With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), New York Produce, Inc. (27.8% of NRA and 24.5% of underwritten base rent) and PowerPak Civil & Safety, LLC (26.5% of NRA and 23.4% of underwritten base rent), the two largest tenants at the Mortgaged Property, have executed their lease agreements but have not yet accepted their respective spaces, taken occupancy or commenced paying rent. At origination, the borrower deposited $380,963 and $166,224 into an outstanding obligations holdback reserve for the NY Produce lease and the PowerPak lease, respectively, which funds will be disbursed in the amount reserved for the applicable lease upon the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including, but not limited to: (i) the applicable tenant has taken possession of, and is open for business in, its leased premises; and (ii) such tenant is paying full unabated rent. We cannot assure you that the reserves will be sufficient to satisfy the remaining obligations of the borrower under the NY Produce lease and/or PowerPak lease or that the related tenants will accept their respective spaces, take occupancy and begin paying rent. In addition, the Underwritten Net Cash Flow Debt Service Coverage Ratio of 1.45x is calculated net of the $547,187 outstanding obligations holdback reserve. The Underwritten Net Cash Flow Debt Service Coverage Ratio without adjusting for the outstanding obligations holdback reserve is 1.43x.

●	With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), Hirotec America Inc., the second largest tenant at the Newton Mortgaged Property, representing 29.0% of net rentable area, has free rent through May 2021.

●	With respect to the 8800 Baymeadows Mortgage Loan (2.2%), the largest tenant, Computershare, subleases approximately 4.2% of its occupied space to its affiliate Specialized Loan Servicing LLC pursuant to a sublease expiring contemporaneously with its lease. In addition, lease performance and payment obligations for the second largest tenant, FLDEP, are contingent upon an annual appropriation by the Florida legislature. In addition, $36,668 of straight lined rent was underwritten for FLDEP and one additional tenant. Further, the third-largest tenant, CEVA Logistics, is entitled to receive one month of free rent per year occurring in April 2021, April 2022 and April 2023. The free rent was not reserved for at origination, but the underwritten rent was adjusted to reflect such free rent period.

●	With respect to the Walgreens Portfolio, Walgreens-Burbank, Walgreens-Coralville and Walgreens-Germantown Mortgage Loans (collectively, 2.8%), rent for the single tenant at each of the related Mortgaged Properties was underwritten on a straight-line basis to the ten-year average.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “—COVID-19 Considerations” and “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

The Metairie MOB Portfolio—3530 Houma Boulevard, Allerand Portfolio 1, Walgreens Portfolio—Walgreens-Santa Fe, Walgreens Portfolio—Walgreens-Morehead City, The Loom, Walgreens Bayamón, GoodFriend Self Storage – East Harlem, Walgreens-Burbank, CVS Portfolio, Walgreens-Coralville, Tramec Sloan Industrial Building, Walgreens-Germantown and Oakwood Flex Complex Mortgaged Properties (collectively, 9.4%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Amazon @ Atlas Mortgage Loan (5.9%), the sole tenant, Amazon.com Services LLC (“Amazon”), has a ROFO to purchase the Mortgaged Property if the borrower decides to market for sale all or any portion of the Mortgaged Property or receives an unsolicited offer to purchase all or any portion of the Mortgaged Property from an unaffiliated third-party. The ROFO does not apply to a foreclosure or deed-in-lieu of foreclosure. In addition, Amazon has a ROFO with respect to any proposed sale of more than 50% of the direct equity interest in the borrower to an unaffiliated third-party. Such ROFO does not apply to a sale of any equity interests in a parent entity of the borrower. In addition, Amazon is entitled to a certain percentage of proceeds received by the borrower in excess of certain set thresholds, as calculated pursuant to the terms of its lease, if the Mortgaged Property is sold on or before September 26, 2023.

●	With respect to the Metairie MOB Portfolio Mortgage Loan (3.1%), the second largest tenant, HUM Provider Holdings, LLC (“HUM”), has a ROFR to purchase the leased premises in the 3530 Houma Boulevard Mortgaged Property if the borrower receives a bona fide third-party offer to purchase the 3530 Houma Boulevard Mortgaged Property. In the event that HUM declines to exercise the ROFR, the borrower may proceed with the sale. In the event that the borrower does not consummate the sale to the third-party within 180 days of receipt of the offer, the ROFR shall remain in effect and the borrower shall comply with its terms for any subsequent bona fide third-party offer.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Metairie MOB Portfolio Mortgage Loan (3.1%), the largest tenant in the portfolio, Diagnostic Imaging Services, Inc, representing approximately 31.2% of NRA and 33.1% of underwritten rent in the portfolio, is an affiliate of the related borrower sponsor. The lease is scheduled to expire on January 31, 2036 and is fully guaranteed by the related guarantor of the Mortgage Loan.

●	With respect to the Astoria Portfolio Mortgage Loan (0.5%), the third-largest tenant at the Mortgaged Property, ECD NY Inc (“ECD NY”) (representing 25.2% of related NRA) is affiliated with the related borrower, 18-31 42nd Street Astoria LLC, through common ownership. In connection with loan origination, ECD NY executed a Subordination and Attornment Agreement subordinating its lease (the “ECD NY Lease”), agreeing to recognize the related lender as the landlord in the event such lender becomes the landlord under the ECD NY Lease, and permitting such lender to terminate the ECD NY Lease in the event it becomes the landlord thereunder. The guarantor for the related Mortgage Loan also executed a lease guaranty for ECD NY.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties related to the 15 largest Mortgage Loans where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower sponsor owns multiple competitive properties within a five mile radius of the related Mortgaged Properties, including the properties known as New York New York and Luxor.

●	With respect to the Seacrest Homes Mortgage Loan (3.6%), the borrower sponsor owns the multi-family apartment complex adjacent to the related Mortgaged Property, located at 1311 Sepulveda Boulevard, Torrance, California.

●	With respect to the Southridge Center Mortgage Loan (2.5%), the borrower sponsor owns two competitive retail properties (Dudley Farms Plaza and Shops at Trace Fork) that are within two miles of the Mortgaged Property. The Mortgage Loan documents include anti-poaching provisions pursuant to which the borrower agreed not to poach Mortgaged Property tenants to lease space at an affiliate property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twelve (12) of the Mortgaged Properties (24.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the MGM Grand & Mandalay Bay, Metairie MOB Portfolio – 3530 Houma Boulevard, Allerand Portfolio 1 and CVS Portfolio Mortgage Loans (collectively, 7.6%), the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related Mortgage Loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

Also with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

●	With respect to each of the Walgreens Portfolio Mortgage Loan (1.2%), the Walgreens-Burbank Mortgage Loan (0.7%), the Walgreens-Coralville Mortgage Loan (0.5%) and the Walgreens-Germantown Mortgage Loan (0.4%), the related borrower is permitted to rely on the insurance (either in the form of third-party insurance or self-insurance) provided by Walgreen Co., or in the case of the Walgreens-Burbank Mortgage Loan, by Bond Drug Company of Illinois, a subsidiary of Walgreen Co. (at each respective Mortgaged Property, the “Walgreens Tenant”), the sole tenant at each respective Mortgaged Property, under its respective lease, in order to satisfy such mortgagor’s insurance obligations under the related loan documents. The related loan documents provide that if at any time (i) Walgreens Tenant is entitled to abate rent or terminate the Walgreen Tenant’s lease as a result of casualty and/or is not required to rebuild regardless of the sufficiency of proceeds, or (ii) Walgreens Tenant is not unconditionally obligated to rebuild under the Walgreens Tenant’s lease at its own expense as the result of any casualty, or (iii) the related borrower and/or lender are not included as named insureds or (iv) any time that the senior unsecured debt rating of Walgreens Co. falls below “BBB-” by S&P Global Ratings, the borrower will be required to maintain the insurance required under the related loan documents as either “primary” or “excess and contingent”.

●	With respect to the Tramec Sloan Industrial Building Mortgage Loan (0.4%), the Mortgage Loan documents provide that the borrower will only be required to maintain business interruption coverage, terrorism, and lessor’s risk general liability coverage to the extent: (i) the lease of Tramec Sloan (the “Tramec Lease”), the sole tenant at the Mortgaged Property (“Tramec”) is in full force and effect; (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Tramec Lease; (iii) there has been no material reduction in the credit rating of Tramec and Tramec is not insolvent or a debtor in any bankruptcy proceeding; (iv) Tramec is obligated under the Tramec Lease to rebuild and/or repair the Mortgaged Property and (v) Tramec maintains the insurance required under the Tramec Lease or as otherwise approved by the lender in writing. Notwithstanding that Tramec is permitted to provide insurance that the borrower is required to provide, the borrower is responsible for maintaining (or causing Tramec to maintain) the insurance required under the Mortgage Loan. If, during the term of the Mortgage Loan, the insurance policies maintained by Tramec are modified to decrease the type or amount of coverage, then the borrower must notify the lender in writing and the lender will have the right to require that the borrower, at its sole cost and expense, promptly procure and maintain either (A) (x) “primary” insurance coverage or (y) “excess and contingent” insurance coverage, in each case, in “concurrent form” with the policies obtained pursuant to the Tramec Lease, over and above any other valid and collectible coverage then in existence, as may be necessary to bring the insurance coverage for the Mortgaged Property to at least the types and amount of coverage provided by Tramec as of the date of the Mortgage Loan documents; and/or (B) the borrower must maintain such insurance policies if, during the term of the Mortgage Loan, the insurance policies maintained by Tramec under the Tramec Lease fail to name the lender as an additional insured or mortgagee, as the case may be.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

●	With respect to the Bensalem Plaza Shopping Center Mortgaged Property (1.5%), the third largest tenant (Dollar General) and the fifth largest tenant (Advanced Auto) have exclusive use restrictions in their leases that apply to the Mortgaged Property and an adjacent property (the “Prior Owned Parcel”) that was sold to a third party in 2015. With respect to the Dollar General lease, the largest tenant at the Mortgaged Property

(Patel Bros Supermarket) violates the exclusive use provision. However, (i) both Patel Bros Supermarket and Dollar General have been tenants at the Mortgaged Property since 2008, (ii) Dollar General has never raised an issue with respect to its exclusive use provision, (iii) in its estoppel delivered in connection with Mortgage Loan origination, Dollar General stated that to its knowledge the landlord is not in default under the Dollar General lease, and (iv) Dollar General has extended its lease three times while Patel Bros Supermarket was a tenant at the Mortgaged Property. With respect to the Advanced Auto lease, none of the existing tenants at the Mortgaged Property violate the exclusive use provision. In 2015, when the borrower sold the Prior Owned Parcel, the borrower did not record a restrictive covenant against the Prior Owned Parcel. According to the borrower sponsor, there is presently no violation at the Prior Owned Parcel of the exclusive use provision in the Dollar General or the Advanced Auto leases. There can be no assurance that the owner of the Prior Owned Parcel will not, in the future, lease space in violation of either or both of the exclusive use provisions. The Mortgage Loan documents provide for a cash flow sweep and recourse to the guarantor for any losses to lender in connection with any tenant exercising its right to terminate its lease or asserting a claim against the property owner (or an affiliate), guarantor, manager or any other tenant, in the event the exclusive use provision is violated. Any resulting cash sweep will continue until such time that the dispute giving rise to the cash sweep has been resolved or the applicable space has been re-tenanted in accordance with the provisions of the Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. For example:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the related nonrecourse carveout guarantors’ liability for (i) any bankruptcy-related recourse events is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Whole Loan as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrowers made in violation of the Mortgage Loan documents is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties. See “—Insurance Considerations”.

●	With respect to the Burke Town Center Mortgage Loan (2.7%), the guarantor is an entity that owns approximately $2.5 million worth of shares in Manchester United PLC (150,000 shares). The guarantor currently also provides carveout guarantees for one other non-recourse loan and may guaranty other loans in the future.

●	With respect to each of the Walgreens Portfolio Mortgage Loan (1.2%), the Walgreens-Coralville Mortgage Loan (0.5%) and the Walgreens-Germantown Mortgage Loan (0.4%), there is no non-recourse carveout guarantor and there is no environmental indemnitor other than the single purpose borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to the Magna Seating HQ Mortgage Loan (4.6%), the Mortgaged Property is subject to a partial tax abatement from December 31, 2016 through December 30, 2028. The lender straight-lined the forecast real estate taxes over a ten-year period, reflecting $315,873.

●	With respect to the Astoria Portfolio Mortgage Loan (0.5%), the borrower has applied for the Mortgaged Property to receive a 25-year tax abatement (the “ICAP Abatement”) pursuant to the Industrial and Commercial Abatement Program from the New York City Department of Finance (the “Tax Abatement Program”). The ICAP Abatement would result in an abated level of taxes that phases out over a 25-year period with 100% of the benefit realized in years 1 through 16, with the phase out occurring in 10% increments in each of the remaining years. The borrower has represented and warranted that it has satisfied all requirements for the Mortgaged Property to be eligible for the ICAP Abatement under the Tax Abatement Program in accordance with all legal requirements. The loan is recourse to the borrower and non-recourse carveout guarantor until delivery of evidence satisfactory to the lender (including delivery of a tax bill issued by the applicable department) that (1) the Mortgaged Property has satisfied all requirements to be eligible to receive the benefits under the Tax Abatement Program and (2) the Mortgaged Property has been granted the 25-year abatement benefits under the Tax Abatement Program (the “Tax Abatement Recourse Conditions”), however, such recourse liability is capped at $1,850,000, plus any related deficiency in the tax reserve due to failure to obtain the 25-year abatement benefits under the Tax Abatement Program and costs and expenses incurred by the lender in connection with the enforcement of the liability.

Additionally, the Astoria Portfolio Mortgage Loan was underwritten based on the 15-year average real estate taxes, after giving effect to the ICAP Abatement. Based on the unabated real estate taxes, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 1.10x, 1.07x, 6.6% and 6.4%, respectively, compared to U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield of 1.46x, 1.43x, 8.9% and 8.7%, respectively, based on the abated taxes. The appraised value of the Mortgaged Property includes $1,000,000 attributable to the net present value of the ICAP Abatement. If such $1,000,000 amount is deducted from the appraised value of $6,800,000, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD of the Mortgage Loan would be 66.4% and 60.7%, respectively, compared to 56.6% and 51.8%, respectively, based on the full appraised value, including the ICAP Abatement. There can be no assurance as to what the value of the Mortgaged Property would be if the ICAP Abatement is not obtained. In addition, if the ICAP Abatement is obtained, based on the remaining ICAP Abatement at loan maturity, the LTV Ratio at Maturity or ARD will be approximately 56.8%, compared to the LTV Ratio at Maturity or ARD of 51.8% based on the full $1,000,000 amount attributed to the ICAP Abatement in the appraisal. We cannot assure you that the ICAP Abatement will be obtained, or that the non-recourse carveout guarantor will have the ability to, or will, pay its recourse liabilities if the ICAP Abatement is not obtained.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-six (26) Mortgage Loans (54.1%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-one (21) Mortgage Loans (27.8%) require monthly payments of principal and interest for the entire term to stated maturity.

Fourteen (14) Mortgage Loans (13.0%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Two (2) of the Mortgage Loans (5.1%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	26	$447,102,500	54.1%
Amortizing Balloon	21	229,443,066	27.8
Interest-only, Amortizing Balloon	14	107,607,500	13.0
Interest-only, ARD	2	41,900,000	5.1
Total:	63	$826,053,066	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
5	1	$36,500,000	4.4%
6	54	637,691,995	77.2
11	8	151,861,070	18.4
Total:	63	$826,053,066	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	63	$826,053,066	100.0%
Total:	63	$826,053,066	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations”. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

ARD Loans

With respect to the MGM Grand & Mandalay Bay and Walgreens-Burbank Mortgage Loans (collectively, 5.1%), such Mortgage Loans (each, an “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date for the ARD Loans.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Revised Rate is an annual rate equal to the sum of (i) 2.00% plus (ii) the greater of (A) the sum of (I) the ARD treasury note rate in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the first business day immediately preceding the Anticipated Repayment Date), as determined by the lender, plus (II) 1.77%, and (B) 3.558%.

●	With respect to the Walgreens-Burbank Mortgage Loan (0.7%), the related Revised Rate is an annual rate equal to the greater of (i) the (A) ARD treasury note rate in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the first business day immediately preceding the Anticipated Repayment Date), as determined by the lender, plus (B) 3.5%, and (ii) 7.1176%.

Each of the ARD Loans is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

Other than in the case of the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), which is described above, after its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents (if any) be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Furthermore, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the related Mortgage Loan to satisfy certain debt service coverage ratio or loan-to-value ratio conditions associated with the release of the related insurance proceeds or condemnation awards.

Certain of the Mortgage Loans may permit partial prepayment to avert debt yield or debt service coverage thresholds that would otherwise constitute cash management trigger events. Generally such prepayments will be accompanied by applicable prepayment premium and interest shortfall payments, but lockout restrictions otherwise pertaining to prepayments may not apply.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio and/or debt yield levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

With respect to the Dearborn Industrial Portfolio Mortgage Loan (1.1%), the related borrower was required to reserve $1,700,000 (the “Dearborn Release Reserve”), with such sum to be released to the borrower upon the occurrence of the partial release of the two buildings and related land permitted to be released as described under “—Releases; Partial Releases”. If such partial release does not occur before February 16, 2026, the Dearborn Release Reserve is required to be used to prepay the Mortgage Loan (without payment of a prepayment fee or yield maintenance premium).

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-one (51) Mortgage Loans (79.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) Mortgage Loans (12.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (4.4%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (3.3%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (0.3%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and then, for a specified period of time, permits the related borrower to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	6	7.3%
4-6	52	77.8
7	5	14.9
Total	63	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of fifty-four (54) Mortgage Loans (the “Defeasance Loans”) (87.9%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), which is a Defeasance Loan, an affiliate of Barclays Capital Real Estate Inc. signed the related REMIC declaration effective as of, and with a start-up date of, February 12, 2021, and a Defeasance Option is permitted to be exercised beginning February 15, 2023 (which is after the second anniversary of the start-up date of the MGM Grand & Mandalay Bay REMIC).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other

Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower may at any time obtain the release of either individual Mortgaged Property; provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Whole Loan or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Whole Loan has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the

“Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may prepay a portion of the Whole Loan, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Whole Loan; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with a bona fide arm’s length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

Also with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Whole Loan documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

Lastly, with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower may, at any time after the earlier of (i) the date that is two years from the closing date of the last securitization that includes the last note to be securitized and (ii) February 14, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)); provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may defease a portion of the MGM Grand & Mandalay Bay Whole Loan, or deposit cash with the lender to be held as cash collateral for the MGM Grand &

Mandalay Bay Whole Loan; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

●	With respect to the Phoenix Industrial Portfolio V Mortgage Loan (3.6%), the borrower may obtain the release of a Mortgaged Property from the Mortgage Loan, subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing; (ii) the borrower defeases a portion of the principal balance of the Mortgage Loan in an amount equal to 125.0% of the allocated loan amount for the released Mortgaged Property; (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties for the immediately preceding trailing 12-month period is at least equal to the greater of (A) 1.70x and (B) the debt service coverage ratio for all Mortgaged Properties (including the released Mortgaged Property) immediately prior to such release; (iv) after giving effect to such release, the debt yield for the remaining Mortgaged Properties for the immediately preceding trailing 12-month period is at least equal to the greater of (A) 9.5% and (B) the debt service coverage ratio for all Mortgaged Properties (including the released Mortgaged Property) immediately prior to such release; (v) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties does not exceed the lesser of (A) 68.1% and (B) the loan-to-value ratio for all Mortgaged Properties (including the released Mortgaged Property) immediately prior to such release; (vi) the Phoenix Industrial Portfolio V—Coffeyville Mortgaged Property is not the sole remaining Mortgaged Property; and (vii) the lender receives a REMIC opinion.

●	With respect to the Crescent Gateway Mortgage Loan (1.9%), the borrower has the right, at any time after the date that is two years from the closing date of the securitization that includes the last note to be securitized and prior to November 6, 2030 and in connection with a sale of the gross floor area permitted to be built at the Mortgaged Property which is in excess of the existing gross floor area of the Mortgaged Property as of the origination of the Mortgage Loan (such development rights, the “Excess Floor Area Rights”), to voluntarily defease a portion of the outstanding principal balance of the Crescent Gateway Whole Loan and obtain a release of the lien of the Mortgage as to the Excess Floor Area Rights by providing the lender with the partial defeasance collateral and upon satisfaction of certain conditions, including, among others: (i) the sale of the Excess Floor Area Rights is a bona fide arms-length sale to an unaffiliated third party, (ii) the partial defeasance of the Mortgage Loan is in an amount equal to the gross sales price for such excess development rights less reasonable costs and expenses actually paid in connection with the sale (which may not exceed 4.0% of the gross sales price), (iii) the sale of the Excess Floor Area Rights is permitted pursuant to all applicable laws, ordinances, rules and regulations, (iv) delivery of evidence to lender that after giving effect to the sale of the Excess Floor Area Rights, the Mortgaged Property will continue to comply with all applicable laws, ordinances, rules and regulations, (v) satisfaction of customary REMIC requirements,

(vi) a rating agency confirmation and (vii) no event of default has occurred or is continuing.

●	With respect to the Athens West Shopping Center Mortgage Loan (1.4%), the borrower may obtain the release of a certain portion of the surface parking lot at the Mortgaged Property (the “Athens West Release Parcel”) from the lien of the Mortgage Loan in connection with an arm’s length sale to an unaffiliated third party, subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents. Such conditions include, but are not limited to: (i) the borrower prepays the Mortgage Loan in an amount equal to the greater of (x) 100% of the net sales proceeds of the Athens West Release Parcel and (y) an amount such that the loan-to-value ratio for the remainder of the Mortgaged Property is no more than 125%, together with the applicable yield maintenance premium and any accrued and unpaid interest; (ii) the borrower delivers an updated survey and other evidence reasonably satisfactory to the lender that the remainder of the Mortgaged Property and the Athens West Release Parcel will continue to comply with all legal requirements following such sale and release, including, without limitation (a) applicable legal subdivision and zoning regulations, (b) assessment as separate tax parcels and (c) the parking requirements of tenants under any related lease agreements; (iii) no event of default has occurred or is continuing; (iv) the borrower provides at least 20 days’ prior written notice to the lender; and (v) the borrower pays all costs and expenses incurred by the lender in connection with such sale and release.

●	In addition, with respect to the Athens West Shopping Center Mortgage Loan (1.4%), the Mortgage Loan documents provide that the borrower will have the right to transfer the Mortgaged Property to another party (the “Transferee Borrower”) and have the Transferee Borrower assume all of the borrower’s obligations under the Mortgage Loan documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Mortgage Loan documents (a “Transfer and Assumption”). The Mortgage Loan documents further provide that the borrower may make a written application to the lender for the lender’s consent to a Transfer and Assumption, subject to the satisfaction of certain conditions set forth therein. The lender reported that the borrower has requested the lender’s consent to a Transfer and Assumption with respect to a third-party buyer of the Mortgaged Property, which Transfer and Assumption is expected to close after the Closing Date. If the Transfer and Assumption is approved by the related mortgage loan seller prior to the Closing Date, no further consent or approval will be required with respect to such Transfer and Assumption by either the master servicer or the special servicer.

●	With respect to the Allerand Portfolio 1 Mortgage Loan (1.3%), the borrowers have the right at any time after December 2, 2022 and prior to June 6, 2030 to obtain the release from the lien of the Mortgage of one or all of the Rite Aid Mortgaged Properties and, following the release of all Rite Aid Mortgaged Properties, the right to obtain the release of one or all of the Mortgaged Properties leased to Walgreens; provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property to be released, together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.73x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 59.8% and (2) the loan-to-value ratio as of the date immediately preceding such release and (iii) the REMIC release requirements are satisfied.

●	With respect to the Cobble Hill Multifamily Portfolio Mortgage Loan (1.2%), the borrowers have the right at any time after February 11, 2023 and prior to November 6, 2030 to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 115% of the allocated loan amount for such individual Mortgaged Property, together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.33x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 61.7% and (2) the loan-to-value ratio as of the date immediately preceding such release, (iii) the REMIC release requirements are satisfied and (iv) no event of default has occurred or is continuing.

●	With respect to the Walgreens Portfolio Mortgage Loan (1.2%), the related loan documents permit the partial release, in connection with a partial defeasance, of either of the individual Mortgaged Properties securing the related Mortgage Loan. Such partial release is conditioned on, among other things, (i) defeasance of 115% of the allocated loan amount, with respect to the Santa Fe Mortgaged Property, or 125% of the allocated loan amount, with respect to the Morehead Mortgaged Property, (ii) a post-release debt service coverage ratio for the remaining Mortgaged Property that is no less than the greater of such ratio as of the origination date or the date of the proposed release, (iii) a post-release debt yield for the remaining Mortgaged Property that is no less than the greater of such debt yield as of the origination date or the date of the proposed release, (iv) a post-release loan-to-value ratio for the remaining Mortgaged Property that is no greater than the lesser of such ratio as of the origination date or the date of the proposed release, (v) satisfaction of REMIC requirements and (vi) no event of default has occurred or is continuing.

●	With respect to the Dearborn Industrial Portfolio Mortgage Loan (1.1%), the related collateral includes two buildings which are currently vacant or near vacant, and which were given no value in the appraised value and net operating income used to underwrite the Mortgage Loan (specifically, the buildings located at 15050 North Commerce Drive and 15300 Rotunda Drive). Such buildings are each part of tax lots on which other buildings included in the Mortgaged Properties are located. Such buildings, together with certain related land identified in the loan agreement (as may be modified as required by any governmental authority in connection with the creation of one or more separate legal lots and tax parcels thereof, subject to the lender’s reasonable approval of such modifications), may be released without payment or defeasance of a release price, provided that (i) after such release, the loan-to-value ratio for the remaining portions of the Mortgaged Properties will be no more than 69.2% and the underwritten net cash flow debt yield for the remaining portions of the Mortgaged Properties will be at least 11.4%, (ii) the remaining portions of the Mortgaged Properties constitute one or more separate tax lots, (iii) certain REMIC related conditions are satisfied and (iv) no event of default has occurred or is continuing.

●	With respect to the Goldman Multifamily Portfolio Tranche 5 Mortgage Loan (1.1%); provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (i) March 16, 2023 and (ii) two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust, the borrower may deliver defeasance collateral and obtain the release of any individual Mortgaged Property (the “Goldman Multifamily Tranche 5 Release

Property”), upon the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, but not limited to: (i) the borrower provides at least 30 days’ but no more than 90 days’ notice to the lender; (ii) the amount of the outstanding principal balance of the Mortgage Loan to be defeased must equal or exceed the Release Price (as defined below) for the Goldman Multifamily Tranche 5 Release Property; (iii) the borrower must defease the portion of the Mortgage Loan equal to the Release Price of the Goldman Multifamily Tranche 5 Release Property; (iv) the debt service coverage ratio for the Mortgaged Properties then remaining must be greater than the greater of (a) 1.89x and (b) the debt service coverage ratio for all of the then remaining Mortgaged Properties (including the Goldman Multifamily Tranche 5 Release Property) for the 12 full calendar months immediately preceding the release of the Goldman Multifamily Tranche 5 Release Property; (v) the debt yield for the Mortgaged Properties then remaining must be greater than the greater of (a) 10.8% and (b) the debt yield for all of the then remaining Mortgaged Properties (including the Goldman Multifamily Tranche 5 Release Property) for the 12 full calendar months immediately preceding the release of the Goldman Multifamily Tranche 5 Release Property; and (vi) either (a) the lender determines that the aggregate fair market value of the Mortgaged Properties is at least 80% of the amount of the debt, or (b) the borrower delivers a REMIC opinion. “Release Price” means, with respect to any Goldman Multifamily Tranche 5 Release Property, an amount equal to: (a) the greater of (i) 115% of the allocated loan amount of such Goldman Multifamily Tranche 5 Release Property with respect to which, after giving effect to the release of such Goldman Multifamily Tranche 5 Release Property, the aggregate allocated loan amounts of all individual Mortgaged Properties which have been released on or prior to the date of the release of such Goldman Multifamily Tranche 5 Release Property is less than 30% of the original principal balance of the Mortgage Loan, and (ii) the net sales proceeds applicable to such Goldman Multifamily Tranche 5 Release Property; or (b) the greater of (i) 125% of the allocated loan amount of such Goldman Multifamily Tranche 5 Release Property with respect to which, after giving effect to the release of such Goldman Multifamily Tranche 5 Release Property, the aggregate allocated loan amounts of all individual Mortgaged Properties which have been released on or prior to the date of the release of such Goldman Multifamily Tranche 5 Release Property is equal to or greater than 30% of the original principal balance of the Mortgage Loan, and (ii) the net sales proceeds applicable to such Goldman Multifamily Tranche 5 Release Property.

●	With respect to the Washington Street Storage Portfolio #2 Mortgage Loan (0.9%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.57x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 62.6% and (2) the loan-to-value ratio as of the date immediately preceding such release, (iii) the REMIC release requirements are satisfied, and (iv) no event of default has occurred or is continuing.

●	With respect to The Shops at 407 & Corner Shoppes Mortgage Loan (0.8%), the borrower may obtain the release of either individual Mortgaged Property from the Mortgage Loan, upon the borrower defeasing a portion of the principal balance of the Mortgage Loan in an amount equal to the greater of (x) 130.0% of the allocated loan amount for the released Mortgaged Property and (y) 100% of the net sales proceeds for the released Mortgaged Property (with such proceeds not to be less than 94% of the gross sales price). Such release is conditioned on, among other things, (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property for the immediately preceding trailing 12-month period is at least equal to the greater of (A) 1.80x and (B) the debt service coverage ratio for both Mortgaged Properties (including the released Mortgaged Property) immediately prior to such release, (ii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property does not exceed the lesser of (A) 59.0% and (B) the loan-to-value ratio (including the released Mortgaged Property) immediately prior to such release, (iii) satisfaction of REMIC requirements, and (iv) no event of default has occurred or is continuing.

●	With respect to the CVS Portfolio Mortgage Loan (0.6%), the borrowers have the (A) one time right at any time after February 26, 2023 and prior to September 6, 2030 to obtain the release of the undeveloped parcel adjacent to the CVS premises located at the CVS Highland Mortgaged Property from the lien of the Mortgage; provided, among other conditions, the borrowers make a partial prepayment in an amount equal to 125% of $5.73 multiplied by the total square footage of the undeveloped parcel adjacent to the CVS premises located at the CVS Highland Mortgaged Property and the yield maintenance premium, and (B) at any time after February 26, 2023 and prior to September 6, 2030 to obtain the release of the CVS Highland Mortgaged Property or the CVS Raytown Mortgaged Property from the lien of the Mortgage; provided, among other conditions, the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for such Mortgaged Property and the yield maintenance premium. In addition, after giving effect to either release set forth in clause (A) and (B) above, (i) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.27x and (2) the debt service coverage ratio as of the date immediately preceding such release, (ii) the loan-to-value ratio is not greater than the lesser of (1) 60.2% and (2) the loan-to-value ratio as of the date immediately preceding such release, (iii) the REMIC release requirements are satisfied and (iv) no event of default has occurred or is continuing.

●	With respect to the Outerbanks Portfolio Mortgage Loan (0.5%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 2.22x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 50.0% and (2) the loan-to-value ratio as of the date immediately preceding such release, (iii) the REMIC release requirements are satisfied, and (iv) no event of default has occurred or is continuing.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Forty-nine (49) Mortgage Loans (75.2%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-six (26) Mortgage Loans (73.3%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Forty-eight (48) Mortgage Loans (69.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-two (42) Mortgage Loans (55.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

One (1) Mortgage Loan (1.9%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

With respect to the Tri-State Distribution Center Mortgage Loan (5.0%), the borrower deposited $380,963 and $166,224, respectively, into an outstanding obligations holdback reserve at origination with respect to the leases for the two largest tenants at the Mortgaged Property, NY Produce and PowerPak, which funds will be disbursed in the amount reserved for the applicable lease upon the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including, but not limited to: (i) the applicable tenant has taken possession of, and is open for business in, its leased premises and (ii) such tenant is paying full unabated rent. The Mortgage Loan documents provide that the lender will, in its sole discretion, apply the funds in such reserve to prepay a portion of the Mortgage Loan, and the borrower will be required to pay the yield maintenance premium applicable thereto, in the event that the outstanding obligations holdback reserve funds have not been released to borrower prior to the payment date occurring in April 2024.

With respect to the Metairie MOB Portfolio Mortgage Loan (3.1%), on the second payment date after origination, the borrower is required to deposit with the lender a letter of credit in the amount of $1,068,313, which amount is equal to the total amount of tenant improvements and leasing commissions anticipated to be due throughout the Mortgage Loan term. Pursuant to the related Mortgage Loan documents, the lender may apply such letter of credit to a prepayment of the Mortgage Loan upon the occurrence of any of following: (i) at least 45 days prior to the date such letter of credit is scheduled to expire, the lender has not received a substitute letter of credit and either (x) has received notice from the issuing bank that the letter of credit will not be renewed or will be terminated or (y) has not received notice from the issuing bank that it has renewed such letter of credit; (ii) the lender has received notice that the issuing bank will cease to be an approved bank under the Mortgage Loan documents and has not received a substitute letter of credit within 15 days of receipt of such notice; or (iii) the issuing bank fails to (a) issue a replacement letter of credit in the event that the original letter of credit has been lost, mutilated, stolen or destroyed or (b) consent to the transfer of the letter of credit to any person designated by the lender.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox/Cash Management Types

Type of Lockbox/Cash Management	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	20	$386,530,691	46.8%
Springing	37	348,857,932	42.2
Hard/Upfront Cash Management	4	57,721,924	7.0
Soft/Springing Cash Management	2	32,942,518	4.0
Total:	63	$826,053,066	100.0%

The following is a description of the types of lockboxes and cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Certain of the Mortgage Loans permit the related borrowers to post a letter of credit, deliver a guaranty or establish a reserve to prevent a springing cash management trigger and/or the trapping of cash.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards and Loan Analysis”; and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Southeast G6 Portfolio	$ 15,979,272	1.9%	$ 3,000,000	NAP	NAP	5.68224%	47.8%	56.8%	2.77x	2.04x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

The mezzanine loan related to the Mortgage Loan identified in the table above is coterminous with the related Mortgage Loan. The mezzanine loan related to the Mortgage Loan identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
MGM Grand & Mandalay Bay	$ 36,500,000	N/A	67.0%	4.81x	N/A	Yes	No
Phoenix Industrial Portfolio V	$ 29,774,501	N/A	68.1%	1.70x	9.5%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, six (6) Mortgaged Properties (4.5%) are located in Florida. Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay, Seacrest Homes, Phoenix Industrial Portfolio V, Seaport Homes, Crescent Gateway and Herndon Square is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BBCMS 2021-C9 PSA” means the pooling and servicing agreement governing the servicing of the Crescent Gateway Whole Loan.

“BX 2020-VIVA TSA” means the trust and servicing agreement governing the servicing of the MGM Grand & Mandalay Bay Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“GSMS 2020-GSA2 PSA” means the pooling and servicing agreement governing the servicing of the Phoenix Industrial Portfolio V Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the MGM Grand & Mandalay Bay Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
MGM Grand & Mandalay Bay	Non-Serviced	Note A-1	Non-Control	$268,056	BX 2020-VIVA
		Note A-2	Non-Control	$134,028	BX 2020-VIVA
		Note A-3	Non-Control	$134,028	BX 2020-VIVA
		Note A-4	Non-Control	$134,028	BX 2020-VIVA
		Note A-5	Non-Control	$317,944	BX 2020-VIV2
		Note A-6	Non-Control	$158,972	BX 2020-VIV2
		Note A-7	Non-Control	$158,972	BX 2020-VIV2
		Note A-8	Non-Control	$158,972	BX 2020-VIV2
		Note A-9	Non-Control(2)	$400,000	BX 2020-VIV3
		Note A-10	Non-Control	$200,000	BX 2020-VIV3
		Note A-11	Non-Control	$200,000	BX 2020-VIV3
		Note A-12	Non-Control	$200,000	BX 2020-VIV3
		Note A-13-1	Non-Control	$43,333,333	Benchmark 2020-B18
		Note A-13-2	Non-Control	$53,333,333	Benchmark 2020-B19
		Note A-13-3	Non-Control	$255,000,000	BX 2020-VIV4
		Note A-13-4	Non-Control	$46,666,667	Benchmark 2020-B20
		Note A-13-5	Non-Control	$50,000,000	Benchmark 2020-B21
		Note A-13-6	Non-Control	$40,000,000	Benchmark 2020-B22
		Note A-13-7	Non-Control	$65,000,000	GSMS 2020-GSA2
		Note A-13-8	Non-Control	$59,375,000	Benchmark 2021-B23
		Note A-13-9	Non-Control	$39,985,667	Benchmark 2021-B24
		Note A-14-1	Non-Control	$44,500,000	BBCMS 2020-C8
		Note A-14-2	Non-Control	$40,000,000	WFCM 2020-C58
		Note A-14-3	Non-Control	$5,000,000	WFCM 2020-C58
		Note A-14-4	Non-Control	$135,000,000	BX 2020-VIV4
		Note A-14-5	Non-Control	$29,000,000	BBCMS 2021-C9
		Note A-14-6	Non-Control	$36,500,000	WFCM 2021-C59
		Note A-14-7	Non-Control	$36,347,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-15-1	Non-Control	$21,666,667	Benchmark 2020-B18
		Note A-15-2	Non-Control	$50,000,000	DBJPM 2020-C9
		Note A-15-3	Non-Control	$26,666,667	Benchmark 2020-B19
		Note A-15-4	Non-Control	$23,333,333	Benchmark 2020-B20
		Note A-15-5	Non-Control	$50,000,000	BX 2020-VIV4
		Note A-15-6	Non-Control	$25,000,000	Benchmark 2020-B21
		Note A-15-7	Non-Control	$35,000,000	Benchmark 2020-B22
		Note A-15-8	Non-Control	$15,625,000	Benchmark 2021-B23
		Note A-15-9	Non-Control	$40,000,000	Benchmark 2021-B24
		Note A-15-10	Non-Control	$39,055,333	CSAIL 2021-C20
		Note A-16-1	Non-Control	$25,000,000	BBCMS 2020-C8
		Note A-16-2	Non-Control	$110,000,000	BX 2020-VIV4
		Note A-16-3	Non-Control	$29,000,000	BBCMS 2021-C9
		Note A-16-4	Non-Control	$40,000,000	Société Générale Financial Corporation
		Note A-16-5	Non-Control	$35,000,000	Société Générale Financial Corporation
		Note A-16-6	Non-Control	$25,000,000	Société Générale Financial Corporation
		Note A-16-7	Non-Control	$25,000,000	Société Générale Financial Corporation
		Note A-16-8	Non-Control	$10,000,000	Société Générale Financial Corporation
		Note A-16-9	Non-Control	$10,000,000	Société Générale Financial Corporation
		Note A-16-10	Non-Control	$7,347,000	Société Générale Financial Corporation
		Note A-16-11	Non-Control	$5,000,000	Société Générale Financial Corporation
		Note A-16-12	Non-Control	$5,000,000	Société Générale Financial Corporation
		Note B-1-A	Non-Control	$70,549	BX 2020-VIVA

		Note B-1-B	Non-Control	$61,396	BX 2020-VIVA
		Note B-2-A	Non-Control	$35,274	BX 2020-VIVA
		Note B-2-B	Non-Control	$30,698	BX 2020-VIVA
		Note B-3-A	Non-Control	$35,274	BX 2020-VIVA
		Note B-3-B	Non-Control	$30,698	BX 2020-VIVA
		Note B-4-A	Non-Control	$35,274	BX 2020-VIVA
		Note B-4-B	Non-Control	$30,698	BX 2020-VIVA
		Note B-5-A	Non-Control	$83,451	BX 2020-VIV2
		Note B-5-B	Non-Control(2)	$149,658,604	BX 2020-VIV2
		Note B-6-A	Non-Control	$41,726	BX 2020-VIV2
		Note B-6-B	Non-Control	$74,829,302	BX 2020-VIV2
		Note B-7-A	Non-Control	$41,726	BX 2020-VIV2
		Note B-7-B	Non-Control	$74,829,302	BX 2020-VIV2
		Note B-8-A	Non-Control	$41,726	BX 2020-VIV2
		Note B-8-B	Non-Control	$74,829,302	BX 2020-VIV2
		Note B-9-A	Non-Control(2)	$171,886,000	BX 2020-VIV3
		Note B-10-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note B-11-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note B-12-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note C-1	Control(2)	$224,560,000	BX 2020-VIVA
		Note C-2	Non-Control	$112,280,000	BX 2020-VIVA
		Note C-3	Non-Control	$112,280,000	BX 2020-VIVA
		Note C-4	Non-Control	$112,280,000	BX 2020-VIVA
Seacrest Homes	Serviced	Note A-1	Control	$30,000,000	WFCM 2021-C59
		Note A-2	Non-Control	$18,000,000	BSPRT CMBS Finance, LLC
Phoenix Industrial Portfolio V	Non-Serviced	Note A-1	Control	$45,000,000	GSMS 2020-GSA2
		Note A-2	Non-Control	$23,000,000	WFCM 2021-C59
		Note A-3	Non-Control	$15,000,000	GSMS 2020-GSA2
		Note A-4	Non-Control	$7,000,000	WFCM 2021-C59
		Note A-5	Non-Control	$5,000,000	GSMS 2020-GSA2
Seaport Homes	Serviced	Note A-1	Control	$18,000,000	WFCM 2021-C59
		Note A-2	Non-Control	$14,000,000	BBCMS 2021-C9
Crescent Gateway	Non-Serviced	Note A-1	Control	$32,000,000	BBCMS 2021-C9
		Note A-2	Non-Control	$16,000,000	WFCM 2021-C59
Herndon Square	Serviced	Note A-1	Control	$15,500,000	WFCM 2021-C59
		Note A-2	Non-Control	$10,000,000	BSPRT CMBS Finance, LLC
		Note A-3	Non-Control	$5,000,000	BSPRT CMBS Finance, LLC

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	With respect to the MGM Grand & Mandalay Bay Whole Loan, the initial Control Note is C-1. During the continuance of certain control appraisal periods, Note B-5-B, Note B-9-A or Note A-9 will be the Control Note. See “—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-

Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The MGM Grand & Mandalay Bay Whole Loan

General

The MGM Grand & Mandalay Bay Mortgage Loan (4.4%) is part of a split loan structure comprised of seventy-four (74) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by one promissory, note A-14-6, with an aggregate Cut-off Date Balance of $36,500,000. The “MGM Grand & Mandalay Bay Whole Loan” consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) forty-nine (49) pari passu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans” and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the “MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13-1, A-13-2, A-13-3, A-13-4, A-13-5, A-13-6, A-13-7, A-13-8, A-13-9, A-14-1, A-14-2, A-14-3, A-14-4, A-14-5, A-14-7, A-15-1, A-15-2, A-15-3, A-15-4, A-15-5, A-15-6, A-15-7, A-15-8, A-15-9, A-15-10, A-16-1, A-16-2, A-16-3, A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11 and A-16-12 (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand & Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the “MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes” and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand & Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans”.

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement”), the MGM Grand & Mandalay Bay Whole Loan will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Whole Loan (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Whole Loan, and provides, in general, that:

●	The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Whole Loan or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Whole Loan becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA (which, for clarification, will not include any imminent event of default (each, an “MGM Grand & Mandalay Bay Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount shall be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●	Upon the occurrence and continuance of an MGM Grand & Mandalay Bay Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or the BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Whole Loan and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes. Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Whole Loan, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Whole Loan, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the MGM Grand & Mandalay Bay Whole Loan may, to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Whole Loan (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iv) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder, in the case of note C-1, a MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B, a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of the note B-9-A, a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, if the holder of note C-1 would be the MGM Grand & Mandalay Bay Controlling Noteholder, but any interest in note C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder with respect to note C-1, there will be no MGM Grand & Mandalay Bay Controlling Noteholder.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Whole Loan (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision. The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling

Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Whole Loan as a collective whole, and the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Whole Loan, or materially expand the scope of the BX 2020-VIVA Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is a MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by a MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision” means a “Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Whole Loan

If the MGM Grand & Mandalay Bay Whole Loan becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA. Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Whole Loan and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Whole Loan reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in April 2021 and ending on the hypothetical Determination Date in May 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Argentic Real Estate Finance LLC, LMF Commercial, LLC (and solely with respect to the Oak Park & Pecan Acres MHC Portfolio Mortgage Loan and the Dunedin Mini Storage Mortgage Loan, Exantas Real Estate LLC), Wells Fargo Bank, National Association, UBS AG, New York Branch, BSPRT CMBS Finance, LLC and Barclays Capital Real Estate Inc. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Argentic Real Estate Finance LLC, LMF Commercial, LLC, Wells Fargo Bank, National Association, UBS AG, New York Branch, BSPRT CMBS Finance, LLC and Barclays Capital Real Estate Inc., on or about May 5, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 482 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $7,354,158,000.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 8, 2021. Argentic’s Central Index Key is 0001624053. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Argentic, which activity occurred during the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2020, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(4)			Assets That Were Subject of Demand(4) (5)			Assets That Were Repurchased or Replaced(6)			Assets Pending Repurchase (within cure period)(7)			Demand in Dispute(8)			Demand Withdrawn(9)			Demand Rejected(4)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)	(k)	(1)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class – Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26 CIK #: 1630513	X	Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)(1)(2)(3)	8	101,199,999.00	12.02	1	30,949,659.02	3.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	30,949,659.02	3.76

(1)	Argentic Real Estate Finance LLC (“Argentic”) is one of multiple originators.

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns (c) through (f))

(3)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, Argentic rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020.

(4)	The principal balances (shown in columns (e), (h) and (w)) are with respect to Argentic’s asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) a principal balance of approximately $841,810,000.00 at the time of securitization (for column (f)), as shown on the issuing entity’s Form 424B5 filed on February 12, 2015; and (ii) a principal balance of $822,634,502.01 as of September 30, 2020 (for columns (i) and (x)), as shown on the issuing entity’s Form 10-D filed on November 2, 2020.

(5)	Includes only new demands received during the reporting period. (For columns (g) through (i))

(6)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. (For columns (j) through (1))

(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns (m) through (o))

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns (p) through (r))

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns (s) through (u))

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period covered by this Form ABS-15G. (For columns (v) through (x))

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings Cayman Limited, the entity expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the Class V certificates, (iii) Argentic CMBS Holdings I Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF Commercial, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to LMF Commercial, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from LMF Commercial, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $84,300,224. Proceeds received by LMF Commercial, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the seventy-ninth (79th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion and $687 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to seventeen (17) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of LMF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 9, 2021. LMF’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2018 to and including December 31, 2020, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2020, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,500 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $53.6 billion, which were included in 177 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans”).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was co-originated with a third party.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2018 to December 31, 2020 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	x	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC (11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.78	0	0.00	0.00	1	30,949,659.00	3.78
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.78	0	0.00	0.00	1	30,949,659.00	3.78

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(13)(14)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.39	0	0.00	0	1	7,384,250.00	1.39

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.39	0	0.00	0	1	7,384,250.00	1.39

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(15)(16)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.86	0	0.00	0	3	8,985,163.00	1.86

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.86	0	0.00	0	3	8,985,163.00	1.86

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(17)(18)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.57	0	0.00	0.00	4	7,228,000.00	1.57

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.57	0	0.00	0.00	4	7,228,000.00	1.57

Commercial Mortgages Asset Class Total			913	4,192,170,928.74		10	70,707,072.00		0	0.00		0	0.00		10	54,547,072		0	0.00		10	54,547,072

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(12)	CWCapital Asset Management LLC, as special servicer for Loan #22 (Alpha Health Center), claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(13)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(14)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments, ) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(15)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(16)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(18)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the securitization trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2020 through December 31, 2020 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 9, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 9, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch's Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch's has previously securitized an aggregate of approximately $7,600,647,716 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See "Description of the Mortgage Loan Purchase Agreements".

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch's affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch's standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch's representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower's litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under "—UBS AG, New York Branch's Underwriting Standards", as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch's origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch's Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch's credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch's underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch's underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 16, 2021. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including December 31, 2020, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator (1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	—	0.0%	0	—	0.0%		—	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under "—UBS AG, New York Branch" has been provided by UBS AG, New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”), formerly known as BSPRT Finance, LLC, is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2020.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	340	$ 4,755,784,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. The depositor, on behalf of BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 8, 2021. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on March 31, 2021, Barclays or its affiliates were the loan sellers in approximately 156 commercial mortgage-backed securitization transactions. Approximately $43.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through March 31, 2021.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2021	$2,159,434,500
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, tenants who are not paying rent due to the impact of COVID-19 and/or COVID-19 rent forbearances were included in underwritten revenues. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 5, 2021 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2021-C59 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2020, WTNA served as trustee on over 1,913 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $480 billion, of which approximately 646 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $426 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of December 31, 2020. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 S. 4th Street, MAC: N9300-070, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as certificate administrator and custodian under the Pooling and Servicing Agreement through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as certificate administrator and custodian under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor certificate administrator and custodian under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as certificate administrator and custodian under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2020, Wells Fargo Bank was acting as certificate administrator for approximately 1019 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $568 billion.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2020, Wells Fargo Bank was acting as custodian of more than 290,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank in its capacity as trustee for a number of residential mortgage-backed securities trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. Wells Fargo Bank previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is also the trustee, certificate administrator and custodian under (i) the GSMS 2020-GSA2 PSA, pursuant to which the Phoenix Industrial Portfolio V Whole Loan is serviced and (ii) the BBCMS 2021-C9 PSA, pursuant to which the Crescent Gateway Whole Loan is serviced.

Wells Fargo Bank is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with BSPRT or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by BSPRT or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and BSPRT or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by BSPRT or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the BSPRT Mortgage Loans. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Barclays or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Argentic Mortgage Loan, LMF Mortgage Loan, Barclays Mortgage Loan, BSPRT Mortgage Loan or Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1050-084, 401 South Tryon Street, Three Wells Fargo, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020
By Approximate Number:	30,017	30,491	30,931	30,536
By Approximate Aggregate Unpaid Principal Balance (in billions):	$527.63	$569.88	$594.17	$601.82

Within this portfolio, as of December 31, 2020, are approximately 23,212 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $476.72 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2020, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS, Inc.
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Banks’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through September 6, 2021, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “—Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event“ and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Argentic Services Company, LP

Capitalized terms used in this section without definition have the meanings assigned to them in the Pooling and Servicing Agreement.

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Special Servicer”) for all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of June 30, 2020, Elliott manages approximately $41 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor, originator and the Retaining Sponsor, (ii) Argentic Securities Income USA LLC, the Directing Certificateholder which is appointing ASC as Special Servicer, (iii) Argentic Securities Holdings Cayman Limited, the entity that is expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the Class V certificates and (iv) Argentic CMBS Holdings I Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”).

As of March 31, 2021, ASC has twenty (20) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 32 years of industry experience. ASC is named special servicer on 22 securitized pools (19 commercial mortgage-backed securities pools and 3 collateralized loan obligation pools) including 870 loans secured by 1,272 properties with an unpaid balance of approximately $15.4 billion as of March 31, 2021. As of March 31, 2021, ASC is actively managing 56 loans, secured by 86 properties (including 5 REO properties) with an approximate unpaid balance of $1.3 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but  may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of Argentic Services Company LP as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. Argentic Services Company LP’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Argentic Services Company LP, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and has a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of March 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 216 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $208 billion. As of March 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 90 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $84 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Argentic Real Estate Finance LLC, one of the sponsors of this transaction (and an affiliate of Argentic Services Company LP, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates representing approximately 0.81% of the fair value, as of the Closing Date, of all of the ABS interests issued, which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest), determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 4.20% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, as of the Closing Date, of each class of certificates (other than the Class R certificates) in such amounts as set forth below:

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$905,000
Class A-2	$724,000
Class A-3	$1,029,000
Class A-SB	$1,066,000
Class A-4	$6,489,000
Class A-5	$14,075,000
Class X-A	$24,286,000
Class X-B	$5,768,000
Class A-S	$2,386,000
Class B	$1,735,000
Class C	$1,648,000
Class X-D	$1,909,000
Class X-F	$911,000
Class D	$1,085,000
Class E	$824,000
Class F	$911,000
Class G-RR	$391,000
Class H-RR	$1,432,000
Class V	4.20%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Argentic Real Estate Finance LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 26.4% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after May 5, 2026. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are modified, repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Material Terms of the Eligible Horizontal Residual Interest

The Retaining Sponsor will purchaser (or cause its MOA to purchase) the Class G-RR and Class H-RR certificates identified in the table below that comprise the “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Initial Aggregate Certificate Balance of Horizontal Risk Retention Certificates	Initial Available Certificate Balance of Horizontal Risk Retention Certificates(1)	Fair Values of Horizontal Risk Retention Certificates (in % and $)(2)	Purchase Price(3)
Class G-RR	$ 9,293,000	$ 8,902,000	0.17%/$1,519,785	17.0724%
Class H-RR	$ 34,075,065	$ 32,643,065	0.63%/$5,565,284	17.0489%

(1)	This amount does not include the expected initial Certificate Balance of the Class G-RR and Class H-RR certificates that are a part of the VRR Interest. The VRR Interest is not included in the Certificate Balance or Notional Amount of any Yield-Priced Certificates.

(2)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the fair value of all of the Classes of Regular Certificates and the Class V certificates issued by the issuing entity and as a dollar amount.

(3)	Expressed as a percentage of the expected initial Certificate Balance of the Class G-RR and Class H-RR certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by Argentic Securities Holdings Cayman Limited is approximately $7,085,069, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is equal to approximately 0.81% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $43,858,058 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Regular Certificates and the Class V certificates, excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

The approximate fair value of each Class of Regular Certificates and the Class V certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$21,532,505
Class A-2	$17,220,948
Class A-3	$24,499,731
Class A-SB	$26,136,747
Class A-4	$156,030,028
Class A-5	$345,160,481
Class X-A	$68,639,623
Class X-B	$11,172,564
Class A-S	$58,493,878
Class B	$42,538,334
Class C	$39,234,822
Class X-D	$5,616,382
Class X-F	$2,010,302
Class D	$22,406,965
Class E	$15,512,527
Class F	$13,559,352
Class G-RR	$1,586,538
Class H-RR	$5,809,424
Class V	$0

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $877,161,151, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and the Retained Interest and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates and Trust Components in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X-2 Trust Components), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case until the Certificate Balance of that class or Trust Component has been reduced to zero. Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Horizontal Risk Retention Certificates see “Description of the Certificates” and “Pooling and Servicing Agreement”.

The Retaining Party

It is anticipated that on the Closing Date, Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class G-RR and Class H-RR certificates.

ASH was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of March 31, 2021, ASH and its subsidiaries have made over 15 purchases of CMBS B-piece Securities.

ASH is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Argentic Investment Management is an experienced commercial real estate debt investor. Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience as of March 31, 2021. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH and Argentic Investment Management are affiliates of the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) solely with respect to the Horizontal Risk Retention Certificates to the extent that the Horizontal Risk Retention Certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”)).

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans), to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Pentalpha Surveillance as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been made by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank, Barclays, BSPRT, LMF, Argentic and UBS AG will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to such representations and warranties set forth on Annex D-2 (the “Exception Schedules”).

At the time the decision to include its Mortgage Loans in this transaction, each of Wells Fargo Bank and Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which each of Wells Fargo Bank and Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, LMF and UBS AG determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, LMF and UBS AG, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, LMF and UBS AG, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, LMF and UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the BSPRT Mortgage Loans in this transaction, BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSPRT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSPRT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSPRT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the portion of the regular interest in the MGM Grand & Mandalay Bay REMIC.

The Commercial Mortgage Pass-Through Certificates, Series 2021-C59 will consist of the following classes: the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates.

The Class X-A, Class X-B, Class X-D and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class

A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F certificates and the Exchangeable IO Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A and Class X-B Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”. The Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) are also referred to in this prospectus as the “Horizontal Risk Retention Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$21,533,000
A-2	$17,221,000
A-3	$24,500,000
A-SB	$25,376,000
A-4(2)	$154,489,000	(2)
A-5(2)	$335,118,000	(2)
X-A	$578,237,000
X-B	$137,331,000
A-S(2)	$56,791,000	(2)
B(2)	$41,302,000	(2)
C(2)	$39,238,000	(2)

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Non-Offered Certificates
X-D	$45,433,000
X-F	$21,684,000
D	$25,814,000
E	$19,619,000
F	$21,684,000
G-RR	$9,293,000
H-RR	$34,075,065
V	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $578,237,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $137,331,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $45,433,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class

F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $21,684,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

The MGM Grand & Mandalay Bay Mortgage Loan (exclusive of Excess Interest) and certain related Pari Passu Companion Loans will be held by the MGM Grand & Mandalay Bay REMIC. The Mortgage Loans (other than the MGM Grand & Mandalay Bay Mortgage Loan) and a portion of the regular interest issued by the MGM Grand & Mandalay Bay REMIC will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans (exclusive of Excess Interest) will be held by the Lower-Tier REMIC. The certificates (other than (a) the Exchangeable Certificates and (b) the Class V certificates and their right to receive the Excess Interest) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the Upper-Tier REMIC. The grantor trust (the “Grantor Trust”) will issue (a) the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC and (b) the Class V certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in June 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date; and

(f)   with respect to the Distribution Date occurring in June 2021, the Initial Deposit Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates and Trust Components that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Initial Deposit Amount” will equal approximately $19,346 and will be deposited into the Collection Account on the Closing Date.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f)   to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date until the Certificate Balance of the Class A-5 Trust Component is reduced to zero;

(g)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB and certificates and the Class A-4 and Class A-5 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificate and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 0.6010%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 1.3540%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 1.9580%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.2980%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 2.3430%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 2.6260%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 2.8830%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.0340%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 3.2840%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.6250%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	$154,489,000	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	$335,118,000	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$56,791,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$41,302,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$39,238,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-5 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-5 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component,

Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4, Class A-5, Class A-S, Class B or Class C Certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes,

on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above, and (c) with respect to the Distribution Date in June 2021, the Initial Deposit Amount. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such

Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest

(exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class

A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above, and

(13) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium:

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class F, Class G-RR, Class H-RR, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively):

Class	Assumed Final Distribution Date
Class A-1	February 2026
Class A-2	February 2026
Class A-3	April 2028
Class A-SB	January 2030
Class A-4	February 2031
Class A-5	April 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	April 2031
Class B	April 2031
Class C	April 2031

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final

Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced Pari Passu Whole Loan will generally be allocated to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class H-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component;

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s) (if any), based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual

Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)        a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)         a CREFC® net operating income adjustment worksheet;

(9)         a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for

Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2021, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List)

●

Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged

Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information related to an Excluded Loan as to such party).

The information provided to the Risk Retention Consultation Party with respect to an Excluded Loan as to such party for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system; and

●	any notice delivered to the certificate administrator by the depositor relating to the filing of a Form 8-K/A;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files; and

●	the CREFC® Reports, other than the CREFC® loan setup file and the special servicer loan file (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report;

●	a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator);

●	any CREFC® appraisal reduction template received by the certificate administrator; and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	any notice of termination of a sub-servicer by a successor master servicer or trustee;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Subsequent Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)        2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)        in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream

Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or

Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Horizontal Risk Retention Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion the Horizontal Risk Retention Certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a

“Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2021-C59

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    in the case of the MGM Grand & Mandalay Bay Mortgage Loan, a copy of the REMIC declaration for the MGM Grand & Mandalay Bay REMIC;

(xix)    the original or a copy of all related environmental insurance policies; and

(xx)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)    the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports;

(xiv)    in the case of the MGM Grand & Mandalay Bay Mortgage Loan, a copy of the REMIC declaration for the MGM Grand & Mandalay Bay REMIC; and

(xv)    all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h)  for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)   a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)  a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)  a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will be required to, no later than 90 days following:

(a)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B)  repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings, to the same extent as Barclays or (ii) in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) and the master servicer or the special servicer, as applicable (in either case, with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or, (i) in the case of Barclays, Barclays Holdings, to the same extent as Barclays or (ii) in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or, (i) in the case of Barclays, Barclays Holdings, to the same extent as Barclays or (ii) in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller (or, (i) in the case of Barclays, Barclays Holdings, to the same extent as Barclays or (ii) in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or (i) in the case of Barclays, either of that mortgage loan seller and Barclays Holdings or (ii) in the case of BSPRT, any of that mortgage loan seller or Benefit Street Partners Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. If the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) elects to cure such breach, then such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will be required to remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)        all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)        in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced

Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the

Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and Trust Components as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates or Trust Components). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain Penalty Charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
related payment or proceeds (exclusive of default interest).
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan,	Out of general collections on deposit in the Collection Account.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
but excluding each Companion Loan).
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties		or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA; provided, however, that any assumption fees in respect of a Transfer and Assumption approved prior to the Closing Date by the related mortgage loan seller with respect to the Athens West Shopping Center Mortgage Loan will be payable to the related mortgage loan seller.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00313% to 0.00500%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision (in each case, other than with respect to a Payment Accommodation), then the master servicer will be entitled to 50% of such Excess Modification Fees (whether or not processed by the special servicer); provided, however, that the master servicer will not be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision (in each case, other than with respect to a Payment Accommodation), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees (whether or not processed by the master servicer) (in each case, other than with respect to a Payment Accommodation); provided, however, that any assumption fees in respect of a Transfer and Assumption approved prior to the Closing Date by the related mortgage loan seller with respect to the Athens West Shopping Center Mortgage Loan will be payable to the related mortgage loan seller;

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●	late payment charges, demand charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demand charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request processed by the master servicer or the special servicer, as applicable, to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to Penalty Charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to Penalty Charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to Penalty Charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

“Penalty Charges”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan (or any successor REO Loan), any amounts actually collected thereon (or, in the case of a Serviced Companion Loan (or any successor REO Loan thereto) that is part of a Serviced Whole Loan, actually collected on such Serviced Whole Loan, and allocated and paid on such Serviced Companion Loan (or any successor REO Loan), as applicable, in accordance with the related Intercreditor Agreement) that represent late payment charges or Default Interest, other than a Prepayment Premium, a Yield Maintenance Charge or any Excess Interest.

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the

PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms—Offered Certificates—Pass-Through Rates—C. Servicing and Administration Fees”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than Penalty Charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each

Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, 100% of COVID Forbearance Fees related to any Payment Accommodation;

(ii)    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)    100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; provided, however, that any assumption fees in respect of a Transfer and Assumption approved prior to the Closing Date by the related mortgage loan seller with respect to the Athens West Shopping Center Mortgage Loan will be payable to the related mortgage loan seller; and

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision (in each case, other than with respect to a Payment Accommodation) regardless as to who processes such request.

In addition, the special servicer will also be entitled to late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable) since the Closing Date.

Furthermore, the special servicer will also be entitled to charges collected by the special servicer for checks returned for insufficient funds with respect to accounts held by the special servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to Penalty Charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to Penalty Charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to Penalty Charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00902% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00178% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will the master servicer or the special servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)        120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)        the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)        60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)        90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into by September 30, 2021, (ii) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (iii) requires full repayment of deferred payments, reserves and escrows by the date that is 12 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request.

Any fees or other charges charged by the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees, as described in the preceding sentence, will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the special servicer to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal

Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata, based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata, based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata, based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates–Distribution–Exchangeable Certificates”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan)

or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially-Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time-period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Trust, the Grantor Trust or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or holder of a Subordinate Companion Loan, as applicable, and such objection is communicated to the special servicer) within 10 business days plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision. The master servicer will deliver to the special servicer any additional information in the master servicer’s possession reasonably requested by the special servicer relating to such Major Decision or Special Servicer Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Non-Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) [reserved], (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

In connection with the processing by the master servicer of the matters described in the two preceding paragraphs, the master servicer will deliver notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of

REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit only the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a Specially Serviced Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)        extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party

(other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)   subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan)); and

(iv)   requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Special Servicer Decision and not a Master Servicer Decision.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take the Special Servicer Decision in clause (iv) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof or any Transfer and Assumption approved prior to the Closing Date by the related mortgage loan seller with respect to the Athens West Shopping Center Mortgage Loan, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that with respect to such consent or waiver of rights that is a Major Decision, (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-sale” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Upon receiving a request for any matter described in the first and third paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or such waiver of “due-on-sale” or “due-on-encumbrance” clause. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

If the master servicer and the special servicer mutually agree that the master servicer will process a consent or waiver relating to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan (other than any transfers provided for in clause (xiii) of the definition of Master Servicer Decision and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to process such consent or waiver.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan (excluding a delinquency that would have existed but for a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation), the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2021 and the calendar year ending on December 31, 2021. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)        the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, as applicable, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)        the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)        the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)        a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)        the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)        the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)        the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)        the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10)        a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced

Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no other special servicing transfer event has occurred with respect to such Mortgage Loan or Companion Loan during such preceding three months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

●	With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder or the holder of the related Subordinate Companion Loan, if applicable has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction or the holder of the related Subordinate Companion Loan, if applicable, would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)) Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the MGM Grand & Mandalay Bay REMIC or the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing

Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), as to the Special Servicer Decision described in clause (iv) of the definition of “Special Servicer Decision”, and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision” and (4) the special servicer with respect to non-Specially Serviced Loans as to all Major Decisions for which the master servicer must obtain the consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan as to the Directing Certificateholder) is expected to be Argentic Securities Income USA LLC or another affiliate of Argentic Services Company LP.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative

Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or the Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or the Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing

Certificateholder will be deemed to have approved such action). Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, any Payment Accommodation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)    any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)    any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)    releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion; provided, however, that any Transfer and Assumption approved prior to the Closing Date by the related mortgage loan seller with respect to the Athens West Shopping Center Mortgage Loan will not be considered a Major Decision;

(xii)    subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness; provided that an amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the related co-lender agreement shall be deemed administrative in nature;

(xiii)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)    other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xv)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xvi)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, waiver, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)    other than in the case of any non-Specially Serviced Loan, and other than with respect to a ground lease (addressed in clause (xvi) above), any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property; and

(xviii)    other than in the case of a non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way.

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision or (b) with respect to clause (xviii) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Major Decision and not a Master Servicer Decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major

Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a

Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class H-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans

A “Control Termination Event” will occur when (i) the Class G-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G-RR certificates and the Class G-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with Asset Status Reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to Asset Status Reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G-RR certificates, the successor Class G-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision, Major Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Subsequent Third Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)    that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 110 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two (2) of such 110 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and December 31, 2020, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 7.2%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.4% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 4.8%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, the Retaining parties or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations

Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)	may act solely in the interests of the holders of the VRR Interest;

(c)	does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)	may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)	will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party

The Directing Certificateholder or majority Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of any Excluded Loan with respect to such party, and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan with respect to such party.

If the Directing Certificateholder or the majority Controlling Class Certificateholder, as applicable, becomes aware that it is a Borrower Party, such holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (and with respect to a loan-by-loan segregation that is later performed by the certificate administrator, such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

If the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan, the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Loan.

The Directing Certificateholder and the Risk Retention Consultation Party will not be entitled to receive a Final Asset Status Report with respect to any Excluded Loan for which it is a Borrower Party.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder

Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is listed on S&P’s Select Servicer List as an “U.S. Commercial Mortgage Special Servicer”.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on "watch status" in contemplation of a ratings downgrade or withdrawal and, in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least "CMS3" or "CSS3", respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)  the master servicer or special servicer, as the case may be, is removed from S&P’s Select Servicer List as an “U.S. Commercial Mortgage Master Servicer” or an “U.S. Commercial Mortgage Special Servicer”, as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2021-C59 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans except that, in the case of the Non-Serviced PSA for the MGM Grand & Mandalay Bay Whole Loan, the related Non-Serviced PSA does not contain an express exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (or other action that is the equivalent of a Payment Accommodation under the PSA).

With respect to the MGM Grand & Mandalay Bay Whole Loan, the related Non-Serviced PSA does not contain an express exception to any servicing transfer events for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2021-C59 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related securitization that includes the Control Note involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	With respect to the MGM Grand & Mandalay Bay Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

●	With respect to the MGM Grand & Mandalay Bay Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA and (ii) certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the MGM Grand & Mandalay Bay Mortgage Loan

The MGM Grand & Mandalay Bay Mortgage Loan is being serviced pursuant to the BX 2020-VIVA TSA. The servicing terms of the BX 2020-VIVA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BX 2020-VIVA TSA earns a primary servicing fee with respect to the MGM Grand & Mandalay Bay Mortgage Loan equal to 0.000625% per annum.

●	Upon the MGM Grand & Mandalay Bay Mortgage Loan becoming a specially serviced loan under the BX 2020-VIVA TSA, the related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%, subject to a maximum amount of $250,000 payable in any year with respect to the MGM Grand & Mandalay Bay Whole Loan.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%; provided, that, in no event will the workout fee with respect to the MGM Grand & Mandalay Bay Whole Loan exceed $2,500,000.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%; provided, that, in no event will the liquidation fee with respect to the MGM Grand & Mandalay Bay Whole Loan exceed $2,500,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency, (ii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as an “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a

Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in May 2031 and the MGM Grand & Mandalay Bay Mortgage Loan or the Walgreens-Burbank Mortgage Loan is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution (a) whose long-term senior unsecured debt is rated at least “A” by Fitch and, if rated by KBRA, “A-” by KBRA and (b) whose long-term senior unsecured debt is rated at least “A-“ by S&P; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “A-” by Fitch and “A-” by S&P, (b) its short-term debt obligations have a short-term rating of not less than “F1” by Fitch and “A-2” from S&P and (c) the master servicer maintains a long-term unsecured debt rating of at least “A+” by Fitch and “A-” by S&P (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Fitch and/or S&P), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator may each perform their duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys. However, the appointment of any such agents or attorneys will not relieve the trustee or the certificate administrator of its respective duties or obligations under the Pooling and Servicing Agreement.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Pennsylvania

Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction. The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

Michigan

A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan. Sometimes a separate assignment of leases and rents is also used. Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well. Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of "waste" as a result of failure to pay property taxes or insurance premiums. A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default. Typically, the mortgage will obtain the mortgagor's consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval. Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff's sale after the requisite publication. The latter is much quicker -- perhaps 45 to 60 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances. In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration. An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed. A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender's counsel constructs the waiver language. Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan's assignment of rents statute. Both foreclosure remedies allow for deficiencies to be established; however, without judicial authorization, a separate action on the debt cannot be maintained while foreclosure is pending.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case.

Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partner’s only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is trustee, certificate administrator and custodian under (i) the GSMS 2020-GSA2 PSA, pursuant to which the Phoenix Industrial Portfolio V Whole Loan is serviced and (ii) the BBCMS 2021-C9 PSA, which governs the servicing and administration of the Crescent Gateway Whole Loan.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of LMF, BSPRT and Argentic or, in each case, with wholly-owned subsidiaries or other affiliates thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF, BSPRT or Argentic, as applicable, or in any such case by its subsidiaries or other affiliates.

In the case of the repurchase facility provided by Wells Fargo Bank to LMF, Wells Fargo Bank has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $84,300,224. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the LMF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facilities provided to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $65,500,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Wells Fargo Bank, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to BSPRT, for which BSPRT’s affiliate is the primary obligor, Wells Fargo Bank has agreed to purchase certain commercial mortgage loans from such affiliate on a revolving basis. None of the mortgage loans that will be sold by BSPRT to the depositor in connection with this securitization transaction are subject to such repurchase facility.

Additionally, Argentic or a wholly-owned subsidiary or other affiliate of Argentic, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that Argentic will transfer to the depositor. This hedging arrangement will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by LMF and Argentic, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans, the LMF Mortgage Loans, the BSPRT Mortgage Loans and the Argentic Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, each a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between Wells Fargo Bank and Benefit Street Partners CRE Finance LLC, an affiliate of BSPRT, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by such affiliate, including, prior to their inclusion in the issuing entity, some or all of the BSPRT Mortgage Loans.

UBS AG, New York Branch as a sponsor, an originator and a mortgage loan seller is an affiliate of UBS Securities LLC, one of the underwriters.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of LMF, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by LMF or such affiliates of LMF (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Argentic, each a sponsor, an originator and a mortgage loan seller, and certain affiliates of Argentic, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic and/or such affiliates of Argentic, including, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings Cayman Limited, the entity expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the Class V certificates, (iii) Argentic CMBS Holdings I Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder.

Barclays, a sponsor, an originator, and a mortgage loan seller is an affiliate of Barclays Capital Inc., one of the underwriters and an affiliate of the holder of one of the MGM Grand & Mandalay Bay Companion Loans.

An affiliate of Barclays has provided warehouse financing to BSPRT for certain of the Mortgage Loans originated by BSPRT that are being contributed to this securitization. The aggregate Cut-off Date Balance of the BSPRT Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $96,067,219. Proceeds received by BSPRT in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the BSPRT Mortgage Loans subject to such warehouse facility, which such Mortgage Loans will be transferred to the depositor free and clear of any liens.

An affiliate of Barclays has provided warehouse financing to LMF for certain of the Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $23,469,112. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loans subject to such warehouse facility, which such Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Wilmington Trust, National Association, the trustee, is also the trustee under the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay Whole Loan.

Pentalpha Surveillance, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under the GSMS 2020-GSA2 PSA, which governs the servicing and administration of the Phoenix Industrial Portfolio V Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B, Class X-D or Class X-F certificates or Exchangeable IO Certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a

Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 578,237,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$ 137,331,000	Class A-S, Class B and Class C Trust Components
Class X-D	$ 45,433,000	Class D and Class E certificates
Class X-F	$ 21,684,000	Class F certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 578,237,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$ 137,331,000	Class A-S, Class B and Class C Trust Components
Class X-D	$ 45,433,000	Class D and Class E certificates
Class X-F	$ 21,684,000	Class F certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively, that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in June 2021; and

●	the Offered Certificates are settled with investors on May 5, 2021.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the

Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	82%	82%	82%	82%	82%
May 2023	63%	63%	63%	63%	63%
May 2024	41%	41%	41%	41%	41%
May 2025	17%	17%	17%	17%	17%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.57	2.57	2.57	2.57	2.57

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.78	4.77	4.76	4.73	4.54

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.94	6.93	6.92	6.89	6.69

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	94%	94%	94%	94%	94%
May 2027	69%	69%	69%	69%	69%
May 2028	43%	43%	43%	43%	43%
May 2029	16%	16%	16%	16%	16%
May 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.79	6.79	6.79	6.79	6.79

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	64%	64%	64%	64%	64%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.38	9.33	9.28	9.21	8.96

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.86	9.83	9.79	9.60

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from May 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	1.799%	1.800%	1.801%	1.801%	1.801%
98.0000%	1.391%	1.392%	1.392%	1.392%	1.392%
99.0000%	0.989%	0.989%	0.989%	0.989%	0.989%
100.0000%	0.593%	0.593%	0.593%	0.593%	0.593%
101.0000%	0.202%	0.202%	0.201%	0.201%	0.201%
102.0000%	(0.182)%	(0.183)%	(0.184)%	(0.184)%	(0.184)%
103.0000%	(0.562)%	(0.563)%	(0.564)%	(0.564)%	(0.564)%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	2.010%	2.011%	2.012%	2.015%	2.043%
98.0000%	1.786%	1.787%	1.788%	1.790%	1.808%
99.0000%	1.565%	1.565%	1.566%	1.567%	1.575%
100.0000%	1.346%	1.346%	1.346%	1.346%	1.346%
101.0000%	1.130%	1.130%	1.129%	1.128%	1.119%
102.0000%	0.917%	0.916%	0.915%	0.913%	0.894%
103.0000%	0.705%	0.704%	0.702%	0.699%	0.672%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	2.428%	2.429%	2.430%	2.431%	2.444%
98.0000%	2.268%	2.269%	2.269%	2.270%	2.279%
99.0000%	2.110%	2.111%	2.111%	2.111%	2.115%
100.0000%	1.954%	1.954%	1.954%	1.954%	1.954%
101.0000%	1.800%	1.800%	1.799%	1.799%	1.794%
102.0000%	1.647%	1.647%	1.646%	1.645%	1.636%
103.0000%	1.496%	1.495%	1.494%	1.493%	1.480%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.295%	2.295%	2.295%	2.295%	2.295%
101.0000%	2.135%	2.135%	2.135%	2.135%	2.135%
102.0000%	1.977%	1.977%	1.977%	1.977%	1.977%
103.0000%	1.820%	1.820%	1.820%	1.820%	1.820%
104.0000%	1.666%	1.666%	1.666%	1.666%	1.666%
105.0000%	1.513%	1.513%	1.513%	1.513%	1.513%
106.0000%	1.362%	1.362%	1.362%	1.362%	1.362%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	2.586%	2.587%	2.588%	2.590%	2.596%
99.0000%	2.464%	2.465%	2.465%	2.466%	2.469%
100.0000%	2.344%	2.343%	2.343%	2.343%	2.343%
101.0000%	2.224%	2.224%	2.223%	2.222%	2.219%
102.0000%	2.106%	2.105%	2.104%	2.102%	2.096%
103.0000%	1.990%	1.988%	1.986%	1.984%	1.974%
104.0000%	1.875%	1.872%	1.870%	1.867%	1.854%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.0000%	2.568%	2.572%	2.575%	2.580%	2.599%
95.0000%	2.443%	2.446%	2.450%	2.453%	2.469%
96.0000%	2.320%	2.323%	2.325%	2.328%	2.341%
97.0000%	2.199%	2.200%	2.202%	2.204%	2.214%
98.0000%	2.078%	2.079%	2.081%	2.082%	2.088%
99.0000%	1.959%	1.960%	1.960%	1.961%	1.964%
100.0000%	1.842%	1.842%	1.842%	1.842%	1.841%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5000%	6.485%	6.387%	6.283%	6.154%	5.631%
3.7500%	4.855%	4.752%	4.644%	4.508%	3.961%
4.0000%	3.380%	3.272%	3.159%	3.018%	2.449%
4.2500%	2.034%	1.922%	1.805%	1.659%	1.069%
4.5000%	0.798%	0.683%	0.562%	0.411%	(0.198)%
4.7500%	(0.342)%	(0.461)%	(0.586)%	(0.742)%	(1.369)%
5.0000%	(1.400)%	(1.522)%	(1.651)%	(1.811)%	(2.455)%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
89.0000%	2.678%	2.685%	2.692%	2.701%	2.737%
90.0000%	2.549%	2.555%	2.562%	2.570%	2.603%
91.0000%	2.422%	2.427%	2.433%	2.440%	2.470%
92.0000%	2.296%	2.301%	2.306%	2.312%	2.338%
93.0000%	2.172%	2.176%	2.180%	2.186%	2.208%
94.0000%	2.049%	2.052%	2.056%	2.061%	2.080%
95.0000%	1.927%	1.930%	1.934%	1.938%	1.953%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.7500%	4.100%	3.995%	3.884%	3.746%	3.187%
8.0000%	3.380%	3.272%	3.159%	3.018%	2.449%
8.2500%	2.692%	2.582%	2.467%	2.324%	1.744%
8.5000%	2.034%	1.922%	1.805%	1.659%	1.069%
8.7500%	1.403%	1.290%	1.170%	1.022%	0.422%
9.0000%	0.798%	0.683%	0.562%	0.411%	(0.198)%
9.2500%	0.217%	0.100%	(0.023)%	(0.177)%	(0.795)%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.629%	2.629%	2.629%	2.628%	2.628%
101.0000%	2.513%	2.513%	2.513%	2.512%	2.510%
102.0000%	2.399%	2.398%	2.398%	2.397%	2.393%
103.0000%	2.286%	2.285%	2.285%	2.283%	2.277%
104.0000%	2.174%	2.173%	2.172%	2.171%	2.162%
105.0000%	2.063%	2.063%	2.061%	2.059%	2.049%
106.0000%	1.954%	1.953%	1.952%	1.949%	1.937%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	2.590%	2.590%	2.591%	2.593%	2.601%
97.0000%	2.472%	2.472%	2.473%	2.474%	2.480%
98.0000%	2.355%	2.356%	2.356%	2.357%	2.361%
99.0000%	2.240%	2.240%	2.240%	2.241%	2.243%
100.0000%	2.126%	2.126%	2.126%	2.126%	2.126%
101.0000%	2.013%	2.013%	2.013%	2.013%	2.010%
102.0000%	1.902%	1.902%	1.901%	1.900%	1.896%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.7500%	5.759%	5.736%	5.696%	5.625%	5.273%
4.0000%	4.320%	4.296%	4.254%	4.180%	3.813%
4.2500%	3.008%	2.983%	2.940%	2.862%	2.481%
4.5000%	1.804%	1.778%	1.733%	1.653%	1.259%
4.7500%	0.693%	0.666%	0.620%	0.537%	0.130%
5.0000%	(0.338)%	(0.365)%	(0.413)%	(0.497)%	(0.916)%
5.2500%	(1.297)%	(1.325)%	(1.374)%	(1.462)%	(1.891)%

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	2.671%	2.672%	2.675%	2.679%	2.698%
92.0000%	2.549%	2.550%	2.552%	2.556%	2.573%
93.0000%	2.429%	2.430%	2.432%	2.435%	2.450%
94.0000%	2.310%	2.311%	2.312%	2.315%	2.328%
95.0000%	2.192%	2.193%	2.194%	2.196%	2.207%
96.0000%	2.076%	2.077%	2.078%	2.079%	2.088%
97.0000%	1.961%	1.962%	1.962%	1.964%	1.970%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.0000%	4.320%	4.296%	4.254%	4.180%	3.813%
8.2500%	3.649%	3.625%	3.582%	3.507%	3.132%
8.5000%	3.008%	2.983%	2.940%	2.862%	2.481%
8.7500%	2.393%	2.368%	2.324%	2.245%	1.857%
9.0000%	1.804%	1.778%	1.733%	1.653%	1.259%
9.2500%	1.237%	1.211%	1.166%	1.084%	0.683%
9.5000%	0.693%	0.666%	0.620%	0.537%	0.130%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
11.6250%	3.654%	3.607%	3.547%	3.457%	3.025%
11.7500%	3.405%	3.358%	3.297%	3.207%	2.772%
11.8750%	3.160%	3.112%	3.051%	2.960%	2.522%
12.0000%	2.919%	2.870%	2.809%	2.718%	2.277%
12.1250%	2.681%	2.632%	2.571%	2.479%	2.036%
12.2500%	2.447%	2.398%	2.336%	2.243%	1.798%
12.3750%	2.216%	2.167%	2.105%	2.012%	1.564%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.6250%	4.370%	4.378%	4.389%	4.406%	3.977%
7.7500%	4.014%	4.022%	4.033%	4.050%	3.616%
7.8750%	3.665%	3.674%	3.685%	3.702%	3.264%
8.0000%	3.325%	3.333%	3.345%	3.362%	2.920%
8.1250%	2.993%	3.001%	3.012%	3.030%	2.584%
8.2500%	2.668%	2.676%	2.688%	2.706%	2.255%
8.3750%	2.350%	2.358%	2.370%	2.388%	1.933%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.887%	2.887%	2.887%	2.887%	2.887%
101.0000%	2.771%	2.771%	2.771%	2.771%	2.768%
102.0000%	2.656%	2.656%	2.656%	2.656%	2.650%
103.0000%	2.542%	2.542%	2.542%	2.542%	2.534%
104.0000%	2.430%	2.430%	2.430%	2.430%	2.419%
105.0000%	2.318%	2.318%	2.318%	2.318%	2.305%
106.0000%	2.208%	2.208%	2.208%	2.208%	2.193%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	2.851%	2.851%	2.851%	2.851%	2.862%
97.0000%	2.732%	2.732%	2.732%	2.732%	2.740%
98.0000%	2.615%	2.615%	2.615%	2.615%	2.620%
99.0000%	2.499%	2.499%	2.499%	2.499%	2.501%
100.0000%	2.384%	2.384%	2.384%	2.384%	2.384%
101.0000%	2.271%	2.271%	2.271%	2.271%	2.268%
102.0000%	2.159%	2.159%	2.159%	2.159%	2.153%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5000%	7.468%	7.468%	7.468%	7.468%	7.053%
3.7500%	5.884%	5.884%	5.884%	5.884%	5.448%
4.0000%	4.451%	4.451%	4.451%	4.451%	3.995%
4.2500%	3.144%	3.144%	3.144%	3.144%	2.670%
4.5000%	1.944%	1.944%	1.944%	1.944%	1.454%
4.7500%	0.838%	0.838%	0.838%	0.838%	0.332%
5.0000%	(0.188)%	(0.188)%	(0.188)%	(0.188)%	(0.709)%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	2.936%	2.936%	2.936%	2.936%	2.961%
92.0000%	2.813%	2.813%	2.813%	2.813%	2.835%
93.0000%	2.692%	2.692%	2.692%	2.692%	2.711%
94.0000%	2.572%	2.572%	2.572%	2.572%	2.588%
95.0000%	2.454%	2.454%	2.454%	2.454%	2.467%
96.0000%	2.337%	2.337%	2.337%	2.337%	2.347%
97.0000%	2.221%	2.221%	2.221%	2.221%	2.229%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.5000%	5.884%	5.884%	5.884%	5.884%	5.448%
7.7500%	5.150%	5.150%	5.150%	5.150%	4.704%
8.0000%	4.451%	4.451%	4.451%	4.451%	3.995%
8.2500%	3.783%	3.783%	3.783%	3.783%	3.318%
8.5000%	3.144%	3.144%	3.144%	3.144%	2.670%
8.7500%	2.532%	2.532%	2.532%	2.532%	2.050%
9.0000%	1.944%	1.944%	1.944%	1.944%	1.454%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	3.039%	3.039%	3.039%	3.039%	3.039%
101.0000%	2.922%	2.922%	2.922%	2.922%	2.919%
102.0000%	2.806%	2.806%	2.806%	2.806%	2.801%
103.0000%	2.692%	2.692%	2.692%	2.692%	2.684%
104.0000%	2.578%	2.578%	2.578%	2.578%	2.568%
105.0000%	2.466%	2.466%	2.466%	2.466%	2.453%
106.0000%	2.355%	2.355%	2.355%	2.355%	2.340%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	3.007%	3.007%	3.007%	3.007%	3.017%
97.0000%	2.887%	2.887%	2.887%	2.887%	2.895%
98.0000%	2.769%	2.769%	2.769%	2.769%	2.774%
99.0000%	2.652%	2.652%	2.652%	2.652%	2.654%
100.0000%	2.536%	2.536%	2.536%	2.536%	2.536%
101.0000%	2.422%	2.422%	2.422%	2.422%	2.419%
102.0000%	2.309%	2.309%	2.309%	2.309%	2.303%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.7500%	5.884%	5.884%	5.884%	5.884%	5.448%
4.0000%	4.451%	4.451%	4.451%	4.451%	3.995%
4.2500%	3.144%	3.144%	3.144%	3.144%	2.670%
4.5000%	1.944%	1.944%	1.944%	1.944%	1.454%
4.7500%	0.838%	0.838%	0.838%	0.838%	0.332%
5.0000%	(0.188)%	(0.188)%	(0.188)%	(0.188)%	(0.709)%
5.2500%	(1.144)%	(1.144)%	(1.144)%	(1.144)%	(1.679)%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	3.096%	3.096%	3.096%	3.096%	3.121%
92.0000%	2.972%	2.972%	2.972%	2.972%	2.994%
93.0000%	2.850%	2.850%	2.850%	2.850%	2.869%
94.0000%	2.729%	2.729%	2.729%	2.729%	2.745%
95.0000%	2.610%	2.610%	2.610%	2.610%	2.623%
96.0000%	2.492%	2.492%	2.492%	2.492%	2.503%
97.0000%	2.376%	2.376%	2.376%	2.376%	2.383%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.0000%	4.451%	4.451%	4.451%	4.451%	3.995%
8.2500%	3.783%	3.783%	3.783%	3.783%	3.318%
8.5000%	3.144%	3.144%	3.144%	3.144%	2.670%
8.7500%	2.532%	2.532%	2.532%	2.532%	2.050%
9.0000%	1.944%	1.944%	1.944%	1.944%	1.454%
9.2500%	1.380%	1.380%	1.380%	1.380%	0.882%
9.5000%	0.838%	0.838%	0.838%	0.838%	0.332%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.656%	3.656%	3.656%	3.656%	3.664%
98.0000%	3.533%	3.533%	3.533%	3.533%	3.538%
99.0000%	3.411%	3.411%	3.411%	3.411%	3.414%
100.0000%	3.291%	3.291%	3.291%	3.291%	3.291%
101.0000%	3.173%	3.173%	3.173%	3.173%	3.170%
102.0000%	3.055%	3.055%	3.055%	3.055%	3.050%
103.0000%	2.939%	2.939%	2.939%	2.939%	2.931%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
93.0000%	3.637%	3.637%	3.637%	3.637%	3.656%
94.0000%	3.511%	3.511%	3.511%	3.511%	3.527%
95.0000%	3.387%	3.387%	3.387%	3.387%	3.400%
96.0000%	3.264%	3.264%	3.264%	3.264%	3.275%
97.0000%	3.143%	3.143%	3.143%	3.143%	3.151%
98.0000%	3.023%	3.023%	3.023%	3.023%	3.028%
99.0000%	2.905%	2.905%	2.905%	2.905%	2.907%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5000%	7.468%	7.468%	7.468%	7.468%	7.053%
3.7500%	5.884%	5.884%	5.884%	5.884%	5.448%
4.0000%	4.451%	4.451%	4.451%	4.451%	3.995%
4.2500%	3.144%	3.144%	3.144%	3.144%	2.670%
4.5000%	1.944%	1.944%	1.944%	1.944%	1.454%
4.7500%	0.838%	0.838%	0.838%	0.838%	0.332%
5.0000%	(0.188)%	(0.188)%	(0.188)%	(0.188)%	(0.709)%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
89.0000%	3.617%	3.617%	3.617%	3.617%	3.648%
90.0000%	3.489%	3.489%	3.489%	3.489%	3.516%
91.0000%	3.362%	3.362%	3.362%	3.362%	3.386%
92.0000%	3.236%	3.236%	3.236%	3.236%	3.258%
93.0000%	3.112%	3.112%	3.112%	3.112%	3.131%
94.0000%	2.990%	2.990%	2.990%	2.990%	3.006%
95.0000%	2.869%	2.869%	2.869%	2.869%	2.882%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.7500%	5.150%	5.150%	5.150%	5.150%	4.704%
8.0000%	4.451%	4.451%	4.451%	4.451%	3.995%
8.2500%	3.783%	3.783%	3.783%	3.783%	3.318%
8.5000%	3.144%	3.144%	3.144%	3.144%	2.670%
8.7500%	2.532%	2.532%	2.532%	2.532%	2.050%
9.0000%	1.944%	1.944%	1.944%	1.944%	1.454%
9.2500%	1.380%	1.380%	1.380%	1.380%	0.882%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Income Tax Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). In addition, the MGM Grand & Mandalay Bay REMIC was formed on February 12, 2021 by an affiliate of Barclays Capital Real Estate Inc. with respect to the MGM Grand & Mandalay Bay Mortgage Loan and certain other Pari Passu Companion Loans, which issued a class of regular interests (of which the trust will own a 35.8% interest) and a single residual interest (of which the trust will own a 0% interest). The Lower-Tier REMIC will hold the Mortgage Loans (excluding entitlement to collections of Excess Interest), an approximately 35.8% interest in the regular interest issued by the MGM Grand & Mandalay Bay REMIC (excluding entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Certificate Administrator will not be responsible for any tax administration relating to the MGM Grand & Mandalay Bay Loan REMIC (other than the portion of the regular interest in the MGM Grand & Mandalay Bay Loan REMIC held by the Lower-Tier REMIC).

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the

“Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the MGM Grand & Mandalay Bay REMIC declaration and the continued qualification of the REMIC formed thereunder, (iv) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the arrangement for holding the Exchangeable Trust Components, the Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates and the Class V Certificates. Under Section 671 of the Code, (a) the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Exchangeable Trust Components underlying their particular Exchangeable Certificates and (b) the holders of the Class V Certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Income Tax Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest (s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, seventeen (17) of the Mortgaged Properties securing eleven (11) Mortgage Loans representing approximately 13.0% of the Initial Pool Balance, are multifamily properties or mixed use properties with respect to which over 80% of the related Mortgaged Property is multifamily. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class A-4, Class A-5, Class A-S, Class B and Class C trust components will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B, certificates and the Exchangeable IO Certificates as having no qualified stated interest. Such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A, or Class X-B certificate or Exchangeable IO Certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B, Class X-D or Class X-F certificate or Exchangeable IO Certificates) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the X-A, Class X-B, Class X-D or Class X-F certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all premium bonds acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held, or market discount bonds acquired by the holder on the first day of the year of the election, and for all premium bonds or market discount bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts (other than qualified stated interest) previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of each “regular interest” in the Upper Tier REMIC represented by the Certificate.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Income Tax Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S.

Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is (1) a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, (2) a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (3) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates are refundable by the IRS or allowable as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be reported annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Upper-Tier Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Regular Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Wells Fargo Bank and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$16,235,882	$12,984,634	$18,473,000	$19,133,504
Barclays Capital Inc.	$2,476,295	$1,980,415	$2,817,500	$2,918,240
UBS Securities LLC	$2,820,823	$2,255,951	$3,209,500	$3,324,256
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$21,533,000	$17,221,000	$24,500,000	$25,376,000

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
Wells Fargo Securities, LLC	$116,484,706	$0	$0	$0
Barclays Capital Inc.	$17,766,235	$0	$0	$0
UBS Securities LLC	$20,238,059	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$154,489,000	$0	$0	$0

Underwriter	Class A-4-X2	Class A-5	Class A-5-1	Class A-5-2
Wells Fargo Securities, LLC	$0	$252,678,972	$0	$0
Barclays Capital Inc.	$0	$38,538,570	$0	$0
UBS Securities LLC	$0	$43,900,458	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$335,118,000	$0	$0

Underwriter	Class A-5-X1	Class A-5-X2	Class X-A	Class X-B
Wells Fargo Securities, LLC	$0	$0	$435,990,698	$103,547,574
Barclays Capital Inc.	$0	$0	$66,497,255	$15,793,065
UBS Securities LLC	$0	$0	$75,749,047	$17,990,361
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$0	$578,237,000	$137,331,000

Underwriter	Class A-S	Class A-S-1	Class A-S-2	Class A-S-X1
Wells Fargo Securities, LLC	$42,820,414	$0	$0	$0
Barclays Capital Inc.	$6,530,965	$0	$0	$0
UBS Securities LLC	$7,439,621	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
otal	$56,791,000	$0	$0	$0

Underwriter	Class A-S-X2	Class B	Class B-1	Class B-2
Wells Fargo Securities, LLC	$0	$31,141,708	$0	$0
Barclays Capital Inc.	$0	$4,749,730	$0	$0
UBS Securities LLC	$0	$5,410,562	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$41,302,000	$0	$0

Underwriter	Class B-X1	Class B-X2	Class C	Class C-1
Wells Fargo Securities, LLC	$0	$0	$29,585,452	$0
Barclays Capital Inc.	$0	$0	$4,512,370	$0
UBS Securities LLC	$0	$0	$5,140,178	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$0	$39,238,000	$0

Underwriter	Class C-2	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$0	$0	$0
Barclays Capital Inc.	$0	$0	$0
UBS Securities LLC	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0
Total	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 113.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2021, before deducting expenses payable by the depositor (such expenses estimated at $4,636,117, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., which is an originator, a sponsor, and a mortgage loan seller and an affiliate of the holder of one of the MGM Grand & Mandalay Bay Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is an originator, a sponsor, and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)        the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank Mortgage Loans;

(2)        the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(3)        the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(4)        the payment by each of LMF and Argentic (if applicable) or, in each case, an affiliate thereof, to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller;

(5)        the payment by BSPRT or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Capital Inc., in such affiliate of Barclays' capacity as the purchaser under a repurchase agreement with BSPRT or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by BSPRT, or an affiliate thereof, under that facility prior to or simultaneously with its sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to BSPRT in connection with the sale of such Mortgage Loans to the depositor by BSPRT;

(6)        the payment by LMF or any affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Capital Inc., in such affiliate of Barclays' capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with its sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of such Mortgage Loans to the depositor by LMF.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, Barclays Capital Inc. and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry

Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the Issuing Entity (file number 333-226486-19)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable.

Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

With respect to the Amazon @ Atlas Mortgage Loan (5.9%), persons who have an ongoing relationship with the California Public Employees’ Retirement System (CalPERS), which is a governmental plan, should note that such plan owns a 99.5% interest in the related borrower, via TechCore, LLC. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase or hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended

(“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from the three (3) NRSROs engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in April 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on preliminary feedback from those five (5) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two (2) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@
@% or D(#)	177
@%(#)	177
1
17g-5 Information Provider	399
1986 Act	586
1996 Act	557
2
2018 Seller	192
3
30/360 Basis	436
4
401(c) Regulations	608
A
AB Modified Loan	450
Accelerated Mezzanine Loan Lender	391
Acceptable Insurance Default	454
Accrued and Deferred Principal	229
Accrued Interest	229
Acting General Counsel’s Letter	158
Actual/360 Basis	228
Actual/360 Loans	426
ADA	559
Additional Exclusions	453
Administrative Cost Rate	367
ADR	170
Advances	421
Affirmative Asset Review Vote	502
Annual Debt Service	170
Anticipated Repayment Date	228
Appraisal Institute	297
Appraisal Reduction Amount	446
Appraisal Reduction Event	444
Appraised Value	170
Appraised-Out Class	451
ARD	228
ARD Loan	228
AREF	161
AREF Repo Seller	161
Argentic	277
Argentic Data Tape	284
Argentic Investment Management	350
Argentic Mortgage Loans	277
Argentic Review Team	283
ASH	350
Assessment of Compliance	535
Asset Representations Reviewer Asset Review Fee	443
Asset Representations Reviewer Fee	443
Asset Representations Reviewer Fee Rate	443
Asset Representations Reviewer Termination Event	507
Asset Representations Reviewer Upfront Fee	443
Asset Review	504
Asset Review Notice	502
Asset Review Quorum	502
Asset Review Report	505
Asset Review Report Summary	505
Asset Review Standard	504
Asset Review Trigger	500
Asset Review Vote Election	502
Asset Status Report	470
Assumed Final Distribution Date	382
Assumed Scheduled Payment	372
Attestation Report	536
Available Funds	358
B
Balloon or ARD LTV Ratio	175
Balloon or ARD Payment	176
Bankruptcy Code	550
Barclays	325
Barclays Data Tape	326
Barclays Holdings	325
Barclays Mortgage Loans	326
Barclays Review Team	326
Barclays’ Qualification Criteria	328
Base Interest Fraction	381
BBCMS 2021-C9 PSA	248
Borrower Party	391
Borrower Party Affiliate	391
Breach Notice	410
BSPRT	316
BSPRT Data Tape	317
BSPRT Mortgage Loans	316

BSPRT Review Team	317
BX 2020-VIVA Special Servicer	260
BX 2020-VIVA Trustee	260
BX 2020-VIVA TSA	248, 260
C
C(WUMP)O	23
Cash Flow Analysis	171
CERCLA	557
Certificate Administrator/Trustee Fee	442
Certificate Administrator/Trustee Fee Rate	442
Certificate Balance	356
Certificate Owners	402
Certificateholder	391
Certificateholder Quorum	512
Certificateholder Repurchase Request	523
Certifying Certificateholder	404
Class A Certificates	354
Class A-3 Exchangeable Certificates	355, 369
Class A-4 Exchangeable Certificates	355, 369
Class A-S Exchangeable Certificates	355, 369
Class A-SB Planned Principal Balance	373
Class B Exchangeable Certificates	355, 369
Class C Exchangeable Certificates	355, 369
Class Percentage Interest	368
Class X Certificates	354
Clearstream	401
Clearstream Participants	403
Closing Date	169, 277
CMBS	164
CMBS B-piece Securities	350
Code	583
Collateral Deficiency Amount	450
Collection Account	425
Collection Period	360
Communication Request	405
Companion Distribution Account	425
Companion Holder	248
Companion Holders	248
Companion Loan Rating Agency	249
Companion Loans	167
Compensating Interest Payment	383
Computershare	159, 334
Constant Prepayment Rate	570
Consultation Termination Event	488
Control Eligible Certificates	481
Control Note	249
Control Termination Event	488
Controlling Class	480
Controlling Class Certificateholder	480
Controlling Holder	249
Corrected Loan	469
Corresponding Trust Components	368
COVID Forbearance Fees	446
COVID-19	65
CPP	570
CPR	570
CPY	570
CRE Loans	303
Credit Risk Retention Rules	345
CREFC®	388
CREFC® Intellectual Property Royalty License Fee	444
CREFC® Intellectual Property Royalty License Fee Rate	444
CREFC® Reports	388
Cross-Over Date	364
CRR	138
CTS	334
Cumulative Appraisal Reduction Amount	450
Cure/Contest Period	504
Cut-off Date	167
Cut-off Date Balance	172
Cut-off Date Loan-to-Value Ratio	173
Cut-off Date LTV Ratio	173
D
D(#)	177
DBRS Morningstar	506
Debt Service Coverage Ratio	174
Default Release	235
Defaulted Loan	477
Defeasance Deposit	234
Defeasance Lock-Out Period	233
Defeasance Option	233
Definitive Certificate	400
Delegated Directive	19
Delinquent Loan	501
Depositories	401
Determination Date	358
Diligence File	407
Directing Certificateholder	480
Directing Holder Approval Process	472
Disclosable Special Servicer Fees	441
Discount Rate	381
Dispute Resolution Consultation	526

Dispute Resolution Cut-off Date	525
Distribution Accounts	425
Distribution Date	358
Distribution Date Statement	388
Dodd-Frank Act	166
DOL	605
DSCR	174
DTC	400
DTC Participants	401
DTC Rules	402
Due Date	227, 360
Due Diligence Requirements	139
E
EDGAR	603
EEA	19
Effective Gross Income	171
Eligible Asset Representations Reviewer	506
Eligible Operating Advisor	495
Enforcing Party	523
Enforcing Servicer	523
ESA	205
Escrow/Reserve Mitigating Circumstances	330
EU Due Diligence Requirements	138
EU Institutional Investor	138
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
Euroclear	401
Euroclear Operator	403
Euroclear Participants	403
EUWA	20
Exception Schedules	352
Excess Floor Area Rights	236
Excess Interest	357
Excess Interest Distribution Account	426
Excess Modification Fee Amount	437
Excess Modification Fees	436
Excess Prepayment Interest Shortfall	384
Exchange Act	277
Exchangeable Certificates	355
Exchangeable IO Certificates	355
Exchangeable IO Trust Component	367
Exchangeable P&I Trust Component	367
Excluded Controlling Class Holder	390
Excluded Controlling Class Loan	392
Excluded Information	392
Excluded Loan	392
Excluded Plan	607
Excluded Special Servicer	512
Excluded Special Servicer Loan	512
Exemption	605
Exemption Rating Agency	606
F
FATCA	596
FDIA	156
FDIC	157
FIEL	25
Final Asset Status Report	472
Final Dispute Resolution Election Notice	526
Financial Promotion Order	21
FINRA	603
FIRREA	158
Fitch	534
FPO Persons	21
FSMA	20
G
GAAP	346
Gain-on-Sale Entitlement Amount	360
Gain-on-Sale Remittance Amount	360
Gain-on-Sale Reserve Account	426
Garn Act	558
GLA	175
Glazer Family	214
Government Securities	231
Grantor Trust	357, 584
GRTR of @% or YM or D(#)	177
GRTR of @% or YM(#)	178
GSMS 2020-GSA2 PSA	249
H
Horizontal Risk Retention Certificates	346, 355
HSTP Act	84
I
IDOT	112
Impermissible Risk Retention Affiliate	515
Impermissible TPP Affiliate	515
Income Tax Regulations	583
Indirect Participants	401
Initial Delivery Date	470

Initial Deposit Amount	360
Initial Pool Balance	167
Initial Rate	228
Initial Requesting Certificateholder	523
Initial Subordinate Companion Loan Holder	480
In-Place Cash Management	175
Institutional Investor	24
Institutional Investors	138
Insurance and Condemnation Proceeds	425
Intercreditor Agreement	248
Interest Accrual Amount	371
Interest Accrual Period	371
Interest Distribution Amount	371
Interest Reserve Account	425
Interest Shortfall	371
Interested Person	478
Investor Certification	392
Iowa DNR	210
IRS	160
J
Japanese Retention Requirement	25
JFSA	25
JRR Rule	25
K
KBRA	506, 534
L
L(#)	177
Lennar	287
Liquidation Fee	438
Liquidation Fee Rate	438
Liquidation Proceeds	425
LMF	287
LMF Data Tape	292
LMF Mortgage Loans	287
LMF Review Team	292
Loan Per Unit	175
Lock-out Period	231
Loss of Value Payment	412
Lower-Tier Regular Interests	583
Lower-Tier REMIC	357, 583
LTV Ratio	172
LTV Ratio at Maturity or Anticipated Repayment Date	175
LTV Ratio at Maturity or ARD	175
M
MAI	414
Major Decision	482
Major Decision Reporting Package	485
MAS	24
Master Servicer Decision	457
Material Defect	410
Maturity Date Balloon or ARD Payment	176
Maturity Date/ARD LTV Ratio	175
MGM Grand & Mandalay Bay C Note Control Appraisal Period	275
MGM Grand & Mandalay Bay Co-Lender Agreement	260
MGM Grand & Mandalay Bay Controlling Noteholder	273
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	275
MGM Grand & Mandalay Bay Major Decision	275
MGM Grand & Mandalay Bay Non-Controlling Noteholder	274
MGM Grand & Mandalay Bay Non-Lead Noteholders	276
MGM Grand & Mandalay Bay Non-Lead Securitization Notes	276
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	275
MGM Grand & Mandalay Bay Triggering Event of Default	261
MGM/Mandalay Operating Subtenant	189
MI EGLE	208
MIFID II	19
MLPA	405
MOA	347
Modification Fees	436
Monarch	214
Mortgage	168
Mortgage File	405
Mortgage Loans	167
Mortgage Note	168
Mortgage Pool	167
Mortgage Rate	367
Mortgaged Property	168
N
Natixis	336
Net Mortgage Rate	366
Net Operating Income	176
NFA	211, 603

NI 33-105	26
Nomura	336
Non-Control Note	249
Non-Controlling Holder	249
Nonrecoverable Advance	422
Non-Serviced AB Whole Loan	249
Non-Serviced Certificate Administrator	249
Non-Serviced Companion Loan	249
Non-Serviced Custodian	249
Non-Serviced Directing Certificateholder	249
Non-Serviced Master Servicer	249
Non-Serviced Mortgage Loan	249
Non-Serviced Pari Passu Companion Loan	249
Non-Serviced Pari Passu Mortgage Loan	250
Non-Serviced Pari Passu Whole Loan	250
Non-Serviced PSA	250
Non-Serviced Special Servicer	250
Non-Serviced Trustee	250
Non-Serviced Whole Loan	250
Non-U.S. Person	596
Notional Amount	356
NRA	176
NREPA	208
NRSRO	390
NRSRO Certification	393
O
O(#)	177
OCC	294
Occupancy As Of Date	176
Occupancy Rate	176
Offered Certificates	355
OID Regulations	588
OLA	158
OPC	208
Operating Advisor Annual Report	494
Operating Advisor Consultation Event	352
Operating Advisor Consulting Fee	442
Operating Advisor Expenses	443
Operating Advisor Fee	442
Operating Advisor Fee Rate	442
Operating Advisor Standard	493
Operating Advisor Termination Event	497
Operating Advisor Upfront Fee	442
Other Master Servicer	250
Other PSA	250
Other Special Servicer	250
P
P&I Advance	420
P&I Advance Date	420
PACE	247
Pads	182
Par Purchase Price	476
Pari Passu Companion Loans	167
Pari Passu Mortgage Loan	250
Participants	401
Parties in Interest	604
Pass-Through Rate	365
Patriot Act	560
Payment Accommodation	445
Penalty Charges	436
Pentalpha Surveillance	344
Percentage Interest	358
Periodic Payments	359
Permitted Investments	358, 427
Permitted Special Servicer/Affiliate Fees	442
PL	298
Plans	604
PLL Policy	205
PML	298
PRC	23
Preliminary Dispute Resolution Election Notice	525
Prepayment Assumption	589
Prepayment Interest Excess	383
Prepayment Interest Shortfall	383
Prepayment Premium	382
Prepayment Provisions	176
Prime Rate	424
Principal Balance Certificates	355
Principal Distribution Amount	371
Principal Shortfall	373
Prior	223
Privileged Information	496
Privileged Information Exception	497
Privileged Person	390
Professional Investors	23
Prohibited Prepayment	384
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	524
Proposed Course of Action Notice	524
Prospectus	23
PSA	354
PSA Party Repurchase Request	524

PTCE	608
Purchase Price	413
Q
Qualification Criteria	293, 302, 318
Qualified Replacement Special Servicer	513
Qualified Substitute Mortgage Loan	413
Qualifying CRE Loan Percentage	347
R
RAC No-Response Scenario	533
Rated Final Distribution Date	383
Rating Agencies	534
Rating Agency Confirmation	534
REA	81
Realized Loss	386
REC	205
Received Classes	367
Record Date	358
Registration Statement	603
Regular Certificates	355
Regular Interestholder	587
Regular Interests	584
Regulation AB	536
Reimbursement Rate	424
Related Proceeds	423
Release Amount	235
Release Date	233
Relevant Investor	24
Relevant Persons	21
Relief Act	560
Remaining Term to Maturity or ARD	178
REMIC	583
REO Account	426
REO Loan	374
REO Property	469
Repurchase Request	524
Requesting Certificateholder	526
Requesting Holders	451
Requesting Investor	404
Requesting Party	533
Required Credit Risk Retention Percentage	347
Required PLL Policy Term	205
Requirements	560
Residual Certificates	355
Resolution Failure	524
Resolved	524
Restricted Group	606
Restricted Party	497
Retaining Party	346
Retaining Sponsor	346
Review Materials	502
Revised Rate	228
RevPAR	178
Risk Assessment	208
Risk Retention Affiliate	496
Risk Retention Affiliated	496
Risk Retention Consultation Party	391, 509
Risk Retention Requirements	139
ROFO	218
ROFR	218
Rooms	182
Routine Disbursements	458
Rule 15Ga-1 Reporting Period	303
Rule 17g-5	393
S
Scheduled Principal Distribution Amount	372
SEC	277
Securities Act	535
Securitization Accounts	354, 426
Securitization Regulation	138
SEL	298, 322
Senior Certificates	355
serviced companion loan	50
Serviced Companion Loan	250
serviced mortgage loan	50
Serviced Mortgage Loan	250
Serviced Pari Passu Companion Loan	250
Serviced Pari Passu Companion Loan Securities	516
Serviced Pari Passu Mortgage Loan	250
Serviced Pari Passu Whole Loan	250
serviced whole loan	50
Serviced Whole Loan	251
Servicer Termination Event	515
Servicing Advances	421
Servicing Fee	433
Servicing Fee Rate	434
Servicing Standard	418
SF	178
SFA	24
SFO	23
Similar Law	604
SIPC	603
SMMEA	609
Special Servicer Decision	461
Special Servicing Fee	437

Special Servicing Fee Rate	437
Specially Serviced Loans	466
Sq. Ft.	178
Square Feet	178
Startup Day	584
Stated Principal Balance	373
Structured Product	23
Structuring Assumptions	570
Subordinate Certificates	355
Subordinate Companion Loan	251
Subordinate Companion Loans	167
Subsequent Asset Status Report	470
Subsequent Third Party Purchaser	347
Sub-Servicing Agreement	419
Surrendered Classes	367
SWZ	213
T
T-12	178
Termination Purchase Amount	537
Terms and Conditions	403
Tests	504
Title V	559
Total Operating Expenses	171
Transfer Restriction Period	351
TRIPRA	103
Trust	332
Trust Components	367
Trust REMICs	357, 583
TTM	178
U
U.S. Person	596
U/W DSCR	174
U/W Expenses	178
U/W NCF	178
U/W NCF Debt Yield	181
U/W NCF DSCR	174
U/W Net Cash Flow	178
U/W Net Operating Income	181
U/W NOI	181
U/W NOI Debt Yield	182
U/W NOI DSCR	181
U/W Revenues	182
UBS AG, New York Branch	307
UBS AG, New York Branch Data Tape	309
UBS AG, New York Branch Deal Team	308
UBS AG, New York Branch Mortgage Loans	308
UBS Qualification Criteria	310
UBSRES	307
UCC	545
UK	20
UK Due Diligence Requirements	138
UK Institutional Investor	138
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
Underwriter Entities	128
Underwriting Agreement	599
Underwritten Debt Service Coverage Ratio	174
Underwritten Expenses	178
Underwritten NCF	178
Underwritten NCF Debt Yield	181
Underwritten Net Cash Flow	178
Underwritten Net Cash Flow Debt Service Coverage Ratio	174
Underwritten Net Operating Income	181
Underwritten Net Operating Income Debt Service Coverage Ratio	181
Underwritten NOI	181
Underwritten NOI Debt Yield	182
Underwritten Revenues	182
Units	182
Unscheduled Principal Distribution Amount	372
Unsolicited Information	503
Upper-Tier REMIC	357, 583
UTG	212
V
Volcker Rule	166
Voting Rights	400
VRR Interest	32, 346
W
WAC Rate	366
Wachovia Bank	294
WCRGB	188
Weighted Average Mortgage Rate	183
weighted averages	183
Wells Fargo Bank	294
Wells Fargo Bank Data Tape	301
Wells Fargo Bank Deal Team	300

Whole Loan	167
Withheld Amounts	426
Workout Fee	437
Workout Fee Rate	437
Workout-Delayed Reimbursement Amount	424
WTNA	333
WVDEP	207
Y
Yield Maintenance Charge	382
YM or D(#)	177
YM(#)	177

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(2)
1	Two Penn Center	WFB		1500 John F Kennedy Boulevard	Philadelphia	PA	19102	Office	CBD	1956	1987	516,108
2	Amazon @ Atlas	AREF		301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Seattle	WA	98109	Office	CBD	1971	2018	170,331
3	Tri-State Distribution Center	AREF		225, 227 and 229 North Route 303	West Nyack	NY	10994	Industrial	Warehouse Distribution	2008		249,247
4	Magna Seating HQ	Barclays		30020 Cabot Drive	Novi	MI	48377	Office	Suburban	2017		180,000
5	MGM Grand & Mandalay Bay	Barclays		Various	Las Vegas	NV	Various	Hospitality	Full Service	Various		9,748
5.01	MGM Grand	Barclays		3799 South Las Vegas Boulevard	Las Vegas	NV	89109	Hospitality	Full Service	1993		4,998
5.02	Mandalay Bay	Barclays		3950 South Las Vegas Boulevard	Las Vegas	NV	89119	Hospitality	Full Service	1999		4,750
6	Seacrest Homes	BSPRT		1309 West Sepulveda Boulevard	Torrance	CA	90501	Multifamily	Mid Rise	2019		176
7	Phoenix Industrial Portfolio V	UBS AG		Various	Various	Various	Various	Industrial	Warehouse Distribution	Various	Various	4,421,618
7.01	Newton	UBS AG		801 North 19th Avenue East	Newton	IA	50208	Industrial	Warehouse Distribution	1948	2019	1,850,001
7.02	Fort Smith	UBS AG		6400 Jenny Lind Road	Fort Smith	AR	72908	Industrial	Warehouse Distribution	1962	2019	1,196,746
7.03	Flint	UBS AG		1101 North Center Road	Flint	MI	48506	Industrial	Warehouse Distribution	1960	2020	495,271
7.04	Coffeyville	UBS AG		2654 US-169	Coffeyville	KS	67337	Industrial	Warehouse Distribution	1978	1999	879,600
8	Consumer Cellular	WFB		17500 North Black Canyon Highway	Phoenix	AZ	85053	Office	Suburban	1988	2018	163,607
9	160 Pine Street	WFB		160 Pine Street	San Francisco	CA	94111	Office	CBD	1956	1987	88,174
10	Metairie MOB Portfolio	AREF		Various	Metairie	LA	70006	Various	Various	Various	Various	85,465
10.01	Independence Plaza	AREF		4201 Veterans Memorial Boulevard	Metairie	LA	70006	Mixed Use	Office/Retail	1979	2020	52,613
10.02	3530 Houma Boulevard	AREF		3530 Houma Boulevard	Metairie	LA	70006	Office	Medical	2013	2018	32,852
11	The Ratner	AREF		1249 F Street	San Diego	CA	92101	Office	CBD	1924		146,805
12	Burke Town Center	LMF		6030 and 6050 Burke Commons Road	Burke	VA	22015	Retail	Shadow Anchored	1983		38,237
13	Southridge Center	LMF		2700 Mountaineer Boulevard	Charleston	WV	25309	Retail	Anchored	1993		497,242
14	8800 Baymeadows	UBS AG		8800 Baymeadows Way West	Jacksonville	FL	32256	Office	Suburban	1993		219,457
15	Seaport Homes	BSPRT		28000 South Western Avenue	San Pedro	CA	90732	Multifamily	Mid Rise	2008		136
16	2209 Sulphur Spring Road	AREF		2209 Sulphur Spring Road	Halethorpe	MD	21227	Industrial	Warehouse	1960	2018	313,000
17	Southeast G6 Portfolio	AREF		Various	Various	Various	Various	Hospitality	Extended Stay	Various	Various	596
17.01	Studio 6 Chamblee	AREF		5280 Peachtree Industrial Boulevard	Chamblee	GA	30341	Hospitality	Extended Stay	2002	2015	120
17.02	Studio 6 Savannah	AREF		60 West Montgomery Cross Road	Savannah	GA	31406	Hospitality	Extended Stay	2000	2016	156
17.03	Motel 6 Greenville	AREF		2015 Wade Hampton Boulevard	Greenville	SC	29615	Hospitality	Extended Stay	2000	2016	156
17.04	Motel 6 / Studio 6 Augusta	AREF		3421 Wrightsboro Road	Augusta	GA	30909	Hospitality	Extended Stay	1999	2015	164
18	Crescent Gateway	BSPRT		6917, 6931, 6933 and 6937 Arlington Road	Bethesda	MD	20814	Mixed Use	Office/Retail	1960;1984	2012	144,729
19	Herndon Square	BSPRT		500, 505, 510, 520, 530 and 540 Huntmar Park Drive	Herndon	VA	20170	Office	Suburban	1988		263,507
20	Aspen Court Apartments	LMF		1505-1543 West Jackson Street, 400-430 West Etling Street/900-930 North Albert Street, 324-330 Wigwam Hollow Road, and 415 West Adams Street	Macomb	IL	61455	Multifamily	Garden	2001	2021	329
21	Bensalem Plaza Shopping Center	LMF		1903-1971 Street Road	Bensalem	PA	19020	Retail	Anchored	1972		109,117
22	Athens West Shopping Center	AREF		3190 Atlanta Highway	Athens	GA	30606	Retail	Anchored	1988	2007	178,390
23	Chico Mobile Country Club	LMF		1901 Dayton Road	Chico	CA	95928	Manufactured Housing Community	Manufactured Housing Community	1972		178
24	Allerand Portfolio 1	LMF		Various	Various	Various	Various	Retail	Single Tenant	Various		88,273
24.01	Walgreens Ironton	LMF		715 Park Avenue	Ironton	OH	45638	Retail	Single Tenant	1997		11,166
24.02	Rite Aid Holt	LMF		2263 Cedar Street	Holt	MI	48842	Retail	Single Tenant	1998		11,060
24.03	Walgreens Ashland	LMF		607 England Street	Ashland	VA	23005	Retail	Single Tenant	1998		10,663
24.04	Walgreens Stuarts Draft	LMF		2596 Tinkling Spring Road	Stuarts Draft	VA	24477	Retail	Single Tenant	1998		11,055
24.05	Walgreens Clay	LMF		173 Main Street	Clay	WV	25043	Retail	Single Tenant	1998		11,225
24.06	Walgreens Louisville	LMF		4149 Taylor Boulevard	Louisville	KY	40215	Retail	Single Tenant	1998		10,912
24.07	Rite Aid Fremont	LMF		924 West Main Street	Fremont	MI	49412	Retail	Single Tenant	1997		11,092
24.08	Rite Aid New Baltimore	LMF		35350 23 Mile Road	New Baltimore	MI	48047	Retail	Single Tenant	1998		11,100
25	Ontario Gateway	WFB		2151 East Convention Center Way	Ontario	CA	91764	Office	Suburban	1984	2020	77,903
26	Cobble Hill Multifamily Portfolio	LMF		Various	Brooklyn	NY	11201	Mixed Use	Multifamily/Retail	1900	2020	10,545
26.01	181 Court Street	LMF		181 Court Street	Brooklyn	NY	11201	Mixed Use	Multifamily/Retail	1900	2020	5,895
26.02	131 Smith Street	LMF		131 Smith Street	Brooklyn	NY	11201	Mixed Use	Multifamily/Retail	1900	2020	4,650
27	Walgreens Portfolio	UBS AG		Various	Various	Various	Various	Retail	Single Tenant	Various		28,215
27.01	Walgreens-Santa Fe	UBS AG		525 West Zia Road	Santa Fe	NM	87505	Retail	Single Tenant	2002		13,804
27.02	Walgreens-Morehead City	UBS AG		2202 Arendell Street	Morehead City	NC	28557	Retail	Single Tenant	2006		14,411
28	Gateway Business Park	LMF		27736 - 27788 Hancock Parkway	Valencia	CA	91355	Industrial	Warehouse	2019		83,496
29	Dearborn Industrial Portfolio	UBS AG		Various	Dearborn	MI	Various	Industrial	Flex	Various	Various	277,953
29.01	15000 North Commerce Drive	UBS AG		15000 North Commerce Drive	Dearborn	MI	48121	Industrial	Flex	1986		53,400
29.02	3001 Gulley Road	UBS AG		3001 South Gulley Road	Dearborn	MI	48124	Industrial	Flex	1988		40,350
29.03	15201 Century Drive	UBS AG		15201 Century Drive	Dearborn	MI	48124	Industrial	Flex	1983	2002	38,400
29.04	15301 Century Drive	UBS AG		15301 Century Drive	Dearborn	MI	48121	Industrial	Flex	1974		35,963
29.05	15401 Century Drive	UBS AG		15401 Century Drive	Dearborn	MI	48121	Industrial	Flex	1973		21,600
29.06	15050 North Commerce Drive	UBS AG		15050 North Commerce	Dearborn	MI	48120	Industrial	Flex	1986		52,200
29.07	15300 Rotunda Drive	UBS AG		15300 Rotunda Drive	Dearborn	MI	48120	Industrial	Flex	1974		36,040
30	Detroit Chassis	BSPRT		6501 Lynch Road	Detroit	MI	48234	Industrial	Manufacturing	1999		219,993
31	Goldman Multifamily Portfolio Tranche 5	Barclays		Various	Chicago	IL	Various	Multifamily	Low Rise	Various	2020	151
31.01	7750 South Muskegon Avenue	Barclays		7750 South Muskegon Avenue	Chicago	IL	60649	Multifamily	Low Rise	1928	2020	47
31.02	6437 South Kenwood Avenue	Barclays		6437 South Kenwood Avenue	Chicago	IL	60637	Multifamily	Low Rise	1915	2020	25
31.03	7836 S. South Shore Drive	Barclays		7836 S. South Shore Drive	Chicago	IL	60649	Multifamily	Low Rise	1929	2020	29
31.04	7810 South Ada Street	Barclays		7810 South Ada Street	Chicago	IL	60620	Multifamily	Low Rise	1925	2020	13
31.05	7760 South Coles Avenue	Barclays		7760 South Coles Avenue	Chicago	IL	60649	Multifamily	Low Rise	1963	2020	13
31.06	8000 South Justine Street	Barclays		8000 South Justine Street	Chicago	IL	60636	Multifamily	Low Rise	1923	2020	12
31.07	8214 South Ingleside Avenue	Barclays		8214 South Ingleside Avenue	Chicago	IL	60619	Multifamily	Low Rise	1926	2020	12
32	The Loom	AREF		2095 East Willard Street; 2100 East Willard Street; 3250-70 Amber Street	Philadelphia	PA	19134	Office	Urban	1875	2012	185,793
33	Walgreens Bayamón	BSPRT		Bo Pajaros Carr 861 Km 3.1	Bayamón	PR	00956	Retail	Single Tenant	2015		15,660
34	Sedona Village	AREF		160-180 Coffee Pot Drive	Sedona	AZ	86336	Retail	Anchored	1990		125,407
35	Washington Street Storage Portfolio #2	LMF		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	131,650
35.01	Storage Mall Lex Park	LMF		21323 Great Mills Road	Lexington Park	MD	20653	Self Storage	Self Storage	1984		29,375
35.02	Clarence Self Storage	LMF		11234 Main Street	Newstead	NY	14031	Self Storage	Self Storage	1966	2015	22,575
35.03	West Side Mini Storage	LMF		3209 North Ridge Road West	Ashtabula	OH	44004	Self Storage	Self Storage	1995	2020	46,800
35.04	Stor-Yor-Stuff	LMF		3502 North Hermitage Road	Transfer	PA	16154	Self Storage	Self Storage	1995	2016	32,900
36	The Shops at 407 & Corner Shoppes	UBS AG		Various	Fort Wayne	IN	46805	Retail	Unanchored	Various	Various	27,210
36.01	Shops at 407	UBS AG		407 West Coliseum Boulevard	Fort Wayne	IN	46805	Retail	Unanchored	2019		14,271
36.02	Corner Shoppes	UBS AG		401-407 East Coliseum Boulevard	Fort Wayne	IN	46805	Retail	Unanchored	1972	2018	12,939
37	10 Industrial Avenue	AREF		10 Industrial Avenue	Mahwah	NJ	07430	Industrial	Flex	1988	2020	91,808
38	Oak Park Michigan Storage	WFB		15300 West 8 Mile Road	Oak Park	MI	48237	Self Storage	Self Storage	1964		84,490
39	Farmington Hills Michigan Storage	WFB		39000 Grand River Avenue	Farmington Hills	MI	48335	Self Storage	Self Storage	2004		85,731
40	Haight & Fillmore Apartments	UBS AG		486-498 Haight Street and 312-320 Fillmore Street	San Francisco	CA	94117	Multifamily	Mid Rise	1925	2019	25
41	GoodFriend Self Storage - East Harlem	LMF		166 East 124th Street	New York	NY	10035	Other	Leased Fee	1891	2019	31,131
42	Whispering Palms Apartments	LMF		13200 Wilcox Road	Largo	FL	33774	Multifamily	Garden	1985	2020	64
43	Elite RV & Boat Storage	Barclays		16461 Domestic Avenue	Fort Myers	FL	33912	Self Storage	Self Storage	2019		255
44	Arcadia Shopping Center	AREF		23701 Cinco Ranch Boulevard	Katy	TX	77494	Retail	Unanchored	2008		22,400
45	Turtle Creek Apartments	AREF		2116 West 2nd Street	Marion	IN	46952	Multifamily	Garden	1975		130
46	Walgreens-Burbank	UBS AG		5555 West 79th Street	Burbank	IL	60459	Retail	Single Tenant	2013		14,820
47	Village Circle Apartments	UBS AG		2636 Mitthoeffer Road	Indianapolis	IN	46229	Multifamily	Garden	1982		115
48	CVS Portfolio	LMF		Various	Various	Various	Various	Retail	Single Tenant	Various		33,718
48.01	CVS Highland	LMF		3835 45th Street	Highland	IN	46322	Retail	Single Tenant	1998		16,854
48.02	CVS Raytown	LMF		9005 East 350 Highway	Raytown	MO	64133	Retail	Single Tenant	1997		16,864
49	La Hacienda Apartments	LMF		2100 North 57th Street	Kansas City	KS	66104	Multifamily	Garden	1972	2020	124
50	260 Centre Avenue	LMF		260 Centre Avenue	New Rochelle	NY	10805	Multifamily	Mid Rise	1965	2012	31
51	Walgreens-Coralville	UBS AG		2751 Heartland Drive	Coralville	IA	52241	Retail	Single Tenant	2008		14,759
52	Outerbanks Portfolio	LMF		Various	Nags Head	NC	27959	Hospitality	Limited Service	Various	Various	76
52.01	Colonial Inn	LMF		3329 South Virginia Dare Trail	Nags Head	NC	27959	Hospitality	Limited Service	1947	2020	39
52.02	Seahorse Inn	LMF		7218 South Virginia Dare Trail	Nags Head	NC	27959	Hospitality	Limited Service	1970	2019	37
53	Astoria Portfolio	UBS AG		18-27A; 18-29; 18-31; 18-33 42nd Street	Astoria	NY	11105	Industrial	Warehouse Distribution	2020		17,636
54	Tramec Sloan Industrial Building	Barclays		534 East 48th Street and 552 East 48th Street	Holland	MI	49423	Industrial	Manufacturing	1981		109,954
55	Walgreens-Germantown	UBS AG		9325 Poplar Avenue	Germantown	TN	38138	Retail	Single Tenant	1999		13,819
56	Davita - Lakeport	UBS AG		244 Peckham Court	Lakeport	CA	95453	Office	Medical	2019		11,026
57	Oak Park & Pecan Acres MHC Portfolio	LMF		Various	Various	LA	Various	Manufactured Housing Community	Manufactured Housing Community	1970		147
57.01	Oak Park MHC	LMF		13 Country Air Drive	Rayne	LA	70578	Manufactured Housing Community	Manufactured Housing Community	1970		82
57.02	Pecan Acres MHC	LMF		425 Toby Mouton Road	Duson	LA	70529	Manufactured Housing Community	Manufactured Housing Community	1970		65
58	850-860 Meridian Avenue	Barclays		850-860 Meridian Avenue	Miami Beach	FL	33139	Multifamily	Garden	1952	2020	20
59	Oakwood Flex Complex	BSPRT		61-95 Oakwood Road	Lake Zurich	IL	60047	Mixed Use	Industrial/Office	1989		57,755
60	Peace River Village MHC	BSPRT		2405 Florida Highway 60	Bartow	FL	33830	Manufactured Housing Community	Manufactured Housing Community	1957		119
61	StorQuest Phoenix - Bell Road	UBS AG		3043 East Bell Road	Phoenix	AZ	85032	Self Storage	Self Storage	1976		39,520
62	Dunedin Mini Storage	LMF		1891 and 1903 Main Street	Dunedin	FL	34698	Self Storage	Self Storage	1984		29,117
63	Dollar General Port Wentworth	BSPRT		802 Crossgate Road	Port Wentworth	GA	31407	Retail	Single Tenant	2020		9,071

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type
1	Two Penn Center	Sq. Ft.	132	67,900,000	67,900,000	8.2%	67,900,000	N	4/9/2021	5/11/2021	4/11/2031		4/11/2031		3.26800%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.25140%	Actual/360	187,482.59	Interest-only, Balloon
2	Amazon @ Atlas	Sq. Ft.	284	48,400,000	48,400,000	5.9%	48,400,000	N	2/3/2021	3/6/2021	2/6/2031		2/6/2031		2.40500%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	2.38840%	Actual/360	98,348.91	Interest-only, Balloon
3	Tri-State Distribution Center	Sq. Ft.	165	41,000,000	41,000,000	5.0%	41,000,000	N	3/17/2021	5/6/2021	4/6/2031		4/6/2031		4.77500%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.75840%	Actual/360	165,411.75	Interest-only, Balloon
4	Magna Seating HQ	Sq. Ft.	209	37,700,000	37,700,000	4.6%	37,700,000	N	3/31/2021	5/6/2021	4/6/2031		4/6/2031		3.51000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.49340%	Actual/360	111,804.06	Interest-only, Balloon
5	MGM Grand & Mandalay Bay	Rooms	167,645	36,500,000	36,500,000	4.4%	36,500,000	Y	2/14/2020	4/5/2020	3/5/2030		3/5/2030	3/5/2032	3.55800%	0.00178%	0.00902%	0.00313%	0.00050%	0.00030%	3.54328%	Actual/360	109,725.59	Interest-only, ARD
5.01	MGM Grand	Rooms		19,892,500	19,892,500	2.4%
5.02	Mandalay Bay	Rooms		16,607,500	16,607,500	2.0%
6	Seacrest Homes	Units	272,727	30,000,000	30,000,000	3.6%	30,000,000	N	4/5/2021	5/6/2021	4/6/2031		4/6/2031		3.89000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.87340%	Actual/360	98,600.69	Interest-only, Balloon
7	Phoenix Industrial Portfolio V	Sq. Ft.	21	30,000,000	29,774,501	3.6%	23,583,153	N	11/24/2020	1/6/2021		1/6/2021	12/6/2030		3.71750%	0.00178%	0.00902%	0.00375%	0.00050%	0.00030%	3.70215%	Actual/360	138,382.01	Amortizing Balloon
7.01	Newton	Sq. Ft.		11,052,632	10,969,553	1.3%
7.02	Fort Smith	Sq. Ft.		9,473,684	9,402,474	1.1%
7.03	Flint	Sq. Ft.		6,315,789	6,268,316	0.8%
7.04	Coffeyville	Sq. Ft.		3,157,895	3,134,158	0.4%
8	Consumer Cellular	Sq. Ft.	168	27,500,000	27,500,000	3.3%	27,500,000	N	3/30/2021	5/11/2021	4/11/2031		4/11/2031		4.47400%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.45740%	Actual/360	103,953.18	Interest-only, Balloon
9	160 Pine Street	Sq. Ft.	308	27,170,000	27,170,000	3.3%	27,170,000	N	3/5/2021	4/11/2021	3/11/2031		3/11/2031		3.58400%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.56740%	Actual/360	82,274.79	Interest-only, Balloon
10	Metairie MOB Portfolio	Sq. Ft.	298	25,500,000	25,437,640	3.1%	20,712,619	N	2/12/2021	4/6/2021		4/6/2021	3/6/2031		4.63500%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.61840%	Actual/360	131,258.23	Amortizing Balloon
10.01	Independence Plaza	Sq. Ft.		15,153,141	15,116,085	1.8%
10.02	3530 Houma Boulevard	Sq. Ft.		10,346,859	10,321,556	1.2%
11	The Ratner	Sq. Ft.	167	24,500,000	24,500,000	3.0%	24,500,000	N	3/30/2021	5/6/2021	4/6/2028		4/6/2028		4.04500%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.02840%	Actual/360	83,732.44	Interest-only, Balloon
12	Burke Town Center	Sq. Ft.	575	22,000,000	22,000,000	2.7%	19,354,110	N	1/28/2021	3/6/2021	2/6/2024	3/6/2024	2/6/2031		4.72000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.70340%	Actual/360	114,364.93	Interest-only, Amortizing Balloon
13	Southridge Center	Sq. Ft.	41	20,500,000	20,500,000	2.5%	20,500,000	N	3/12/2021	5/6/2021	4/6/2031		4/6/2031		3.99000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.97340%	Actual/360	69,109.20	Interest-only, Balloon
14	8800 Baymeadows	Sq. Ft.	83	18,200,000	18,131,297	2.2%	16,777,618	N	1/29/2021	3/6/2021		3/6/2021	2/6/2026		4.97750%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.96090%	Actual/360	97,451.42	Amortizing Balloon
15	Seaport Homes	Units	235,294	18,000,000	18,000,000	2.2%	18,000,000	N	2/3/2021	3/6/2021	2/6/2031		2/6/2031		3.35000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.33340%	Actual/360	50,947.92	Interest-only, Balloon
16	2209 Sulphur Spring Road	Sq. Ft.	53	16,737,500	16,737,500	2.0%	16,737,500	N	2/23/2021	4/6/2021	3/6/2031		3/6/2031		4.15000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.13340%	Actual/360	58,687.80	Interest-only, Balloon
17	Southeast G6 Portfolio	Rooms	26,811	16,000,000	15,979,272	1.9%	12,975,378	N	4/1/2021	5/6/2021		5/6/2021	4/6/2031		4.59000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.57340%	Actual/360	81,927.51	Amortizing Balloon
17.01	Studio 6 Chamblee	Rooms		4,700,000	4,693,911	0.6%
17.02	Studio 6 Savannah	Rooms		4,150,000	4,144,624	0.5%
17.03	Motel 6 Greenville	Rooms		4,000,000	3,994,818	0.5%
17.04	Motel 6 / Studio 6 Augusta	Rooms		3,150,000	3,145,919	0.4%
18	Crescent Gateway	Sq. Ft.	330	16,000,000	15,929,166	1.9%	12,720,825	N	2/3/2021	3/6/2021		3/6/2021	2/6/2031		4.03000%	0.00178%	0.00902%	0.00375%	0.00050%	0.00030%	4.01465%	Actual/360	76,663.44	Amortizing Balloon
19	Herndon Square	Sq. Ft.	116	15,500,000	15,477,747	1.9%	12,321,151	N	3/24/2021	5/6/2021		5/6/2021	4/6/2031		4.02000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.00340%	Actual/360	74,178.20	Amortizing Balloon
20	Aspen Court Apartments	Units	43,414	14,300,000	14,283,133	1.7%	11,794,765	N	3/18/2021	5/6/2021		5/6/2021	4/6/2031		5.10000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	5.08340%	Actual/360	77,641.82	Amortizing Balloon
21	Bensalem Plaza Shopping Center	Sq. Ft.	114	12,500,000	12,433,186	1.5%	10,086,910	N	12/11/2020	2/6/2021		2/6/2021	1/6/2031		4.45000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.43340%	Actual/360	62,964.85	Amortizing Balloon
22	Athens West Shopping Center	Sq. Ft.	65	12,100,000	11,627,611	1.4%	9,257,364	N	2/4/2020	3/6/2020		3/6/2020	2/6/2030		3.90000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.88340%	Actual/360	57,071.85	Amortizing Balloon
23	Chico Mobile Country Club	Pads	62,921	11,200,000	11,200,000	1.4%	11,200,000	N	3/10/2021	4/6/2021	3/6/2031		3/6/2031		3.79000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.77340%	Actual/360	35,864.63	Interest-only, Balloon
24	Allerand Portfolio 1	Sq. Ft.	125	11,110,000	11,035,926	1.3%	8,941,012	N	12/2/2020	1/6/2021		1/6/2021	12/6/2030		4.37000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.35340%	Actual/360	55,437.83	Amortizing Balloon
24.01	Walgreens Ironton	Sq. Ft.		1,850,000	1,837,665	0.2%
24.02	Rite Aid Holt	Sq. Ft.		1,830,000	1,817,799	0.2%
24.03	Walgreens Ashland	Sq. Ft.		1,750,000	1,738,332	0.2%
24.04	Walgreens Stuarts Draft	Sq. Ft.		1,300,000	1,291,332	0.2%
24.05	Walgreens Clay	Sq. Ft.		1,200,000	1,191,999	0.1%
24.06	Walgreens Louisville	Sq. Ft.		1,150,000	1,142,333	0.1%
24.07	Rite Aid Fremont	Sq. Ft.		1,030,000	1,023,133	0.1%
24.08	Rite Aid New Baltimore	Sq. Ft.		1,000,000	993,333	0.1%
25	Ontario Gateway	Sq. Ft.	135	10,500,000	10,500,000	1.3%	9,034,704	N	3/25/2021	5/11/2021	4/11/2024	5/11/2024	4/11/2031		3.78900%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.77240%	Actual/360	48,859.79	Interest-only, Amortizing Balloon
26	Cobble Hill Multifamily Portfolio	Sq. Ft.	977	10,300,000	10,300,000	1.2%	9,373,940	N	2/11/2021	3/6/2021	2/6/2026	3/6/2026	2/6/2031		4.17000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.15340%	Actual/360	50,188.58	Interest-only, Amortizing Balloon
26.01	181 Court Street	Sq. Ft.		5,150,000	5,150,000	0.6%
26.02	131 Smith Street	Sq. Ft.		5,150,000	5,150,000	0.6%
27	Walgreens Portfolio	Sq. Ft.	363	10,228,000	10,228,000	1.2%	10,228,000	N	2/26/2021	4/6/2021	3/6/2031		3/6/2031		4.09800%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.08140%	Actual/360	35,413.74	Interest-only, Balloon
27.01	Walgreens-Santa Fe	Sq. Ft.		5,800,000	5,800,000	0.7%
27.02	Walgreens-Morehead City	Sq. Ft.		4,428,000	4,428,000	0.5%
28	Gateway Business Park	Sq. Ft.	120	10,000,000	9,979,605	1.2%	7,104,692	N	3/25/2021	5/6/2021		5/6/2021	4/6/2031		3.67000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.65340%	Actual/360	50,978.71	Amortizing Balloon
29	Dearborn Industrial Portfolio	Sq. Ft.	33	9,200,000	9,174,090	1.1%	7,288,188	N	2/16/2021	4/6/2021		4/6/2021	3/6/2031		3.92400%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.90740%	Actual/360	43,520.07	Amortizing Balloon
29.01	15000 North Commerce Drive	Sq. Ft.		2,471,332	2,464,372	0.3%
29.02	3001 Gulley Road	Sq. Ft.		2,090,594	2,084,706	0.3%
29.03	15201 Century Drive	Sq. Ft.		1,917,532	1,912,132	0.2%
29.04	15301 Century Drive	Sq. Ft.		1,654,477	1,649,817	0.2%
29.05	15401 Century Drive	Sq. Ft.		1,066,065	1,063,063	0.1%
29.06	15050 North Commerce Drive	Sq. Ft.		0	0	0.0%
29.07	15300 Rotunda Drive	Sq. Ft.		0	0	0.0%
30	Detroit Chassis	Sq. Ft.	41	9,050,000	9,000,307	1.1%	7,264,941	N	12/11/2020	2/6/2021		2/6/2021	1/6/2031		4.30000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.28340%	Actual/360	44,785.87	Amortizing Balloon
31	Goldman Multifamily Portfolio Tranche 5	Units	59,603	9,000,000	9,000,000	1.1%	7,573,086	N	3/16/2021	5/6/2021	4/6/2023	5/6/2023	4/6/2031		3.95800%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.94140%	Actual/360	42,749.74	Interest-only, Amortizing Balloon
31.01	7750 South Muskegon Avenue	Units		2,600,000	2,600,000	0.3%
31.02	6437 South Kenwood Avenue	Units		1,725,000	1,725,000	0.2%
31.03	7836 S. South Shore Drive	Units		1,650,000	1,650,000	0.2%
31.04	7810 South Ada Street	Units		925,000	925,000	0.1%
31.05	7760 South Coles Avenue	Units		875,000	875,000	0.1%
31.06	8000 South Justine Street	Units		650,000	650,000	0.1%
31.07	8214 South Ingleside Avenue	Units		575,000	575,000	0.1%
32	The Loom	Sq. Ft.	45	8,300,000	8,300,000	1.0%	6,794,554	N	3/31/2021	5/6/2021	4/6/2022	5/6/2022	4/6/2031		3.99000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.97340%	Actual/360	39,577.63	Interest-only, Amortizing Balloon
33	Walgreens Bayamón	Sq. Ft.	489	7,660,000	7,660,000	0.9%	7,660,000	N	3/15/2021	5/6/2021	4/6/2031		4/6/2031		4.41000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.39340%	Actual/360	28,541.48	Interest-only, Balloon
34	Sedona Village	Sq. Ft.	60	7,550,000	7,550,000	0.9%	7,550,000	N	4/7/2021	6/6/2021	5/6/2031		5/6/2031		3.91000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.89340%	Actual/360	24,942.09	Interest-only, Balloon
35	Washington Street Storage Portfolio #2	Sq. Ft.	55	7,250,000	7,250,000	0.9%	6,628,055	N	3/23/2021	5/6/2021	4/6/2026	5/6/2026	4/6/2031		4.44000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.42340%	Actual/360	36,476.67	Interest-only, Amortizing Balloon
35.01	Storage Mall Lex Park	Sq. Ft.		2,200,000	2,200,000	0.3%
35.02	Clarence Self Storage	Sq. Ft.		2,200,000	2,200,000	0.3%
35.03	West Side Mini Storage	Sq. Ft.		1,850,000	1,850,000	0.2%
35.04	Stor-Yor-Stuff	Sq. Ft.		1,000,000	1,000,000	0.1%
36	The Shops at 407 & Corner Shoppes	Sq. Ft.	258	7,020,000	7,020,000	0.8%	6,408,653	N	2/25/2021	4/6/2021	3/6/2026	4/6/2026	3/6/2031		4.35100%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.33440%	Actual/360	34,950.52	Interest-only, Amortizing Balloon
36.01	Shops at 407	Sq. Ft.		4,070,000	4,070,000	0.5%
36.02	Corner Shoppes	Sq. Ft.		2,950,000	2,950,000	0.4%
37	10 Industrial Avenue	Sq. Ft.	76	7,000,000	7,000,000	0.8%	7,000,000	N	2/12/2021	4/6/2021	3/6/2031		3/6/2031		3.81000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.79340%	Actual/360	22,533.68	Interest-only, Balloon
38	Oak Park Michigan Storage	Sq. Ft.	83	7,000,000	7,000,000	0.8%	6,331,746	N	3/26/2021	5/11/2021	4/11/2026	5/11/2026	4/11/2031		3.80700%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.79040%	Actual/360	32,644.91	Interest-only, Amortizing Balloon
39	Farmington Hills Michigan Storage	Sq. Ft.	82	7,000,000	7,000,000	0.8%	6,331,746	N	3/26/2021	5/11/2021	4/11/2026	5/11/2026	4/11/2031		3.80700%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.79040%	Actual/360	32,644.91	Interest-only, Amortizing Balloon
40	Haight & Fillmore Apartments	Units	268,000	6,700,000	6,700,000	0.8%	6,700,000	N	3/26/2021	5/6/2021	4/6/2031		4/6/2031		4.15830%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.14170%	Actual/360	23,539.64	Interest-only, Balloon
41	GoodFriend Self Storage - East Harlem	Sq. Ft.	209	6,500,000	6,500,000	0.8%	6,500,000	N	2/10/2021	3/6/2021	2/6/2031		2/6/2031		4.72000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.70340%	Actual/360	25,921.76	Interest-only, Balloon
42	Whispering Palms Apartments	Units	96,875	6,200,000	6,200,000	0.8%	5,697,178	N	3/3/2021	4/6/2021	3/6/2026	4/6/2026	3/6/2031		4.76000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.74340%	Actual/360	32,379.52	Interest-only, Amortizing Balloon
43	Elite RV & Boat Storage	Pads	22,941	5,850,000	5,850,000	0.7%	5,344,422	N	3/11/2021	5/6/2021	4/6/2026	5/6/2026	4/6/2031		4.39700%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.38040%	Actual/360	29,284.15	Interest-only, Amortizing Balloon
44	Arcadia Shopping Center	Sq. Ft.	259	5,800,000	5,800,000	0.7%	5,800,000	N	3/31/2021	5/6/2021	4/6/2031		4/6/2031		4.00000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.98340%	Actual/360	19,601.85	Interest-only, Balloon
45	Turtle Creek Apartments	Units	41,866	5,450,000	5,442,518	0.7%	4,371,038	N	3/23/2021	5/6/2021		5/6/2021	4/6/2031		4.27000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.25340%	Actual/360	26,874.57	Amortizing Balloon
46	Walgreens-Burbank	Sq. Ft.	364	5,400,000	5,400,000	0.7%	5,400,000	Y	2/16/2021	4/6/2021	3/6/2031		3/6/2031	1/6/2038	3.61760%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.60100%	Actual/360	16,505.30	Interest-only, ARD
47	Village Circle Apartments	Units	45,881	5,300,000	5,276,277	0.6%	4,203,749	N	2/5/2021	3/6/2021		3/6/2021	2/6/2031		3.96400%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.94740%	Actual/360	25,193.14	Amortizing Balloon
48	CVS Portfolio	Sq. Ft.	151	5,100,000	5,100,000	0.6%	5,100,000	N	2/26/2021	4/6/2021	3/6/2031		3/6/2031		5.00000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.98340%	Actual/360	21,545.14	Interest-only, Balloon
48.01	CVS Highland	Sq. Ft.		2,750,000	2,750,000	0.3%
48.02	CVS Raytown	Sq. Ft.		2,350,000	2,350,000	0.3%
49	La Hacienda Apartments	Units	40,625	5,050,000	5,037,487	0.6%	4,092,842	N	3/5/2021	4/6/2021		4/6/2021	3/6/2031		4.57000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.55340%	Actual/360	25,798.08	Amortizing Balloon
50	260 Centre Avenue	Units	153,226	4,750,000	4,750,000	0.6%	4,750,000	N	3/15/2021	5/6/2021	4/6/2031		4/6/2031		4.32000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.30340%	Actual/360	17,337.50	Interest-only, Balloon
51	Walgreens-Coralville	Sq. Ft.	295	4,350,000	4,350,000	0.5%	4,350,000	N	2/26/2021	4/6/2021	3/6/2031		3/6/2031		4.09800%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.08140%	Actual/360	15,061.57	Interest-only, Balloon
52	Outerbanks Portfolio	Rooms	56,493	4,300,000	4,293,503	0.5%	3,295,882	N	3/26/2021	5/6/2021		5/6/2021	4/6/2031		5.70000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	5.68340%	Actual/360	26,921.80	Amortizing Balloon
52.01	Colonial Inn	Rooms		2,500,000	2,496,223	0.3%
52.02	Seahorse Inn	Rooms		1,800,000	1,797,280	0.2%
53	Astoria Portfolio	Sq. Ft.	218	3,850,000	3,850,000	0.5%	3,520,711	N	3/31/2021	5/6/2021	4/6/2026	5/6/2026	4/6/2031		4.45730%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.44070%	Actual/360	19,409.83	Interest-only, Amortizing Balloon
54	Tramec Sloan Industrial Building	Sq. Ft.	31	3,425,000	3,420,321	0.4%	2,749,544	N	3/31/2021	5/6/2021		5/6/2021	4/6/2031		4.29700%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.28040%	Actual/360	16,943.31	Amortizing Balloon
55	Walgreens-Germantown	Sq. Ft.	224	3,100,000	3,100,000	0.4%	3,100,000	N	2/26/2021	4/6/2021	3/6/2031		3/6/2031		4.09800%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.08140%	Actual/360	10,733.53	Interest-only, Balloon
56	Davita - Lakeport	Sq. Ft.	259	2,857,000	2,857,000	0.3%	2,857,000	N	12/23/2019	2/6/2020	1/6/2030		1/6/2030		4.48200%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.46540%	Actual/360	10,819.10	Interest-only, Balloon
57	Oak Park & Pecan Acres MHC Portfolio	Pads	18,052	2,700,000	2,653,570	0.3%	2,175,283	N	3/12/2020	5/11/2020		5/11/2020	4/11/2030		4.40000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.38340%	Actual/360	13,520.54	Amortizing Balloon
57.01	Oak Park MHC	Pads		1,470,000	1,444,722	0.2%
57.02	Pecan Acres MHC	Pads		1,230,000	1,208,849	0.1%
58	850-860 Meridian Avenue	Units	131,250	2,625,000	2,625,000	0.3%	2,625,000	N	4/5/2021	5/6/2021	4/6/2031		4/6/2031		4.38000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.36340%	Actual/360	9,714.32	Interest-only, Balloon
59	Oakwood Flex Complex	Sq. Ft.	45	2,625,000	2,617,996	0.3%	2,100,245	N	2/24/2021	4/6/2021		4/6/2021	3/6/2031		4.20000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.18340%	Actual/360	12,836.70	Amortizing Balloon
60	Peace River Village MHC	Pads	20,487	2,450,000	2,437,912	0.3%	1,881,757	N	1/29/2021	3/6/2021		3/6/2021	2/6/2031		4.26000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.24340%	Actual/360	12,615.04	Amortizing Balloon
61	StorQuest Phoenix - Bell Road	Sq. Ft.	58	2,275,000	2,275,000	0.3%	2,275,000	N	12/17/2020	2/6/2021	1/6/2031		1/6/2031		3.40920%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	3.39260%	Actual/360	6,553.04	Interest-only, Balloon
62	Dunedin Mini Storage	Sq. Ft.	73	2,137,500	2,137,500	0.3%	1,871,227	N	3/12/2020	5/11/2020	4/11/2023	5/11/2023	4/11/2030		4.50000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.48340%	Actual/360	10,830.40	Interest-only, Amortizing Balloon
63	Dollar General Port Wentworth	Sq. Ft.	132	1,200,000	1,200,000	0.1%	1,098,325	N	2/11/2021	4/6/2021	3/6/2026	4/6/2026	3/6/2031		4.51000%	0.00178%	0.00902%	0.00500%	0.00050%	0.00030%	4.49340%	Actual/360	6,087.36	Interest-only, Amortizing Balloon

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(3)	Grace Period Default (Days)	Grace Period Late (Days)(4)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry
1	Two Penn Center	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	118,700,000	2/26/2021
2	Amazon @ Atlas	Actual/360	120	117	120	117	0	0	3	L(27),D(86),O(7)	0	0	121,000,000	1/13/2021
3	Tri-State Distribution Center	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	63,000,000	2/17/2021
4	Magna Seating HQ	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	0	0	58,000,000	2/10/2021
5	MGM Grand & Mandalay Bay	Actual/360	120	106	120	106	0	0	14	GRTR 0.5% or YM(35),GRTR 0.5% or YM or D(78),O(7)	0	0	4,600,000,000	1/10/2020
5.01	MGM Grand												2,505,000,000	1/10/2020
5.02	Mandalay Bay												2,095,000,000	1/10/2020
6	Seacrest Homes	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	90,000,000	3/9/2021
7	Phoenix Industrial Portfolio V		120	115	0	0	360	355	5	L(29),D(85),O(6)	0	0	145,300,000	Various
7.01	Newton												50,800,000	10/16/2020
7.02	Fort Smith												46,500,000	10/18/2022
7.03	Flint												27,300,000	10/9/2020
7.04	Coffeyville												20,700,000	10/21/2020
8	Consumer Cellular	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	43,000,000	2/22/2021
9	160 Pine Street	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM or D(90),O(4)	0	0	49,400,000	2/2/2021
10	Metairie MOB Portfolio		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	38,200,000	12/14/2020
10.01	Independence Plaza												22,700,000	12/14/2020
10.02	3530 Houma Boulevard												15,500,000	12/14/2020
11	The Ratner	Actual/360	84	83	84	83	0	0	1	L(25),D(55),O(4)	0	5	45,300,000	2/9/2021
12	Burke Town Center	Actual/360	120	117	36	33	360	360	3	L(27),GRTR 1% or YM(86),O(7)	0	10	31,000,000	12/9/2020
13	Southridge Center	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	0	5 (once per rolling 12 month period)	43,500,000	9/30/2020
14	8800 Baymeadows		60	57	0	0	360	357	3	L(27),D(29),O(4)	0	0	28,400,000	12/9/2020
15	Seaport Homes	Actual/360	120	117	120	117	0	0	3	L(27),D(89),O(4)	0	0	63,500,000	1/5/2021
16	2209 Sulphur Spring Road	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	27,200,000	12/23/2020
17	Southeast G6 Portfolio		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	33,400,000	Various
17.01	Studio 6 Chamblee												10,000,000	3/2/2021
17.02	Studio 6 Savannah												8,100,000	3/4/2021
17.03	Motel 6 Greenville												8,700,000	3/3/2021
17.04	Motel 6 / Studio 6 Augusta												6,600,000	3/3/2021
18	Crescent Gateway		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	75,400,000	12/2/2020
19	Herndon Square		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	44,200,000	1/12/2021
20	Aspen Court Apartments		120	119	0	0	360	359	1	L(23),GRTR 1% or YM(93),O(4)	0	0	21,800,000	3/11/2021
21	Bensalem Plaza Shopping Center		120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0	21,700,000	12/2/2020
22	Athens West Shopping Center		120	105	0	0	360	345	15	L(39),D(78),O(3)	0	0	16,400,000	12/10/2019
23	Chico Mobile Country Club	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	19,890,000	11/16/2020
24	Allerand Portfolio 1		120	115	0	0	360	355	5	L(23),GRTR 1% or YM(90),O(7)	0	0	18,545,000	Various
24.01	Walgreens Ironton												3,175,000	10/10/2020
24.02	Rite Aid Holt												3,140,000	10/16/2020
24.03	Walgreens Ashland												2,800,000	10/14/2020
24.04	Walgreens Stuarts Draft												2,100,000	10/8/2020
24.05	Walgreens Clay												1,800,000	10/15/2020
24.06	Walgreens Louisville												2,100,000	10/16/2020
24.07	Rite Aid Fremont												1,800,000	10/16/2020
24.08	Rite Aid New Baltimore												1,630,000	10/16/2020
25	Ontario Gateway	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	15,900,000	2/22/2021
26	Cobble Hill Multifamily Portfolio	Actual/360	120	117	60	57	360	360	3	L(24),GRTR 1% or YM(92),O(4)	0	5	16,700,000	1/12/2021
26.01	181 Court Street												8,600,000	1/12/2021
26.02	131 Smith Street												8,100,000	1/12/2021
27	Walgreens Portfolio	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	17,000,000	1/19/2021
27.01	Walgreens-Santa Fe												9,450,000	1/19/2021
27.02	Walgreens-Morehead City												7,550,000	1/19/2021
28	Gateway Business Park		120	119	0	0	300	299	1	L(25),D(90),O(5)	0	0	19,000,000	2/22/2021
29	Dearborn Industrial Portfolio		120	118	0	0	360	358	2	L(26),D(89),O(5)	0	0	13,290,000	12/2/2020
29.01	15000 North Commerce Drive												3,570,000	12/2/2020
29.02	3001 Gulley Road												3,020,000	12/2/2020
29.03	15201 Century Drive												2,770,000	12/2/2020
29.04	15301 Century Drive												2,390,000	12/2/2020
29.05	15401 Century Drive												1,540,000	12/2/2020
29.06	15050 North Commerce Drive												NAP	NAP
29.07	15300 Rotunda Drive												NAP	NAP
30	Detroit Chassis		120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0, one time grace period of 5 days	15,500,000	11/23/2020
31	Goldman Multifamily Portfolio Tranche 5	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	12,200,000	11/18/2020
31.01	7750 South Muskegon Avenue												3,325,000	11/18/2020
31.02	6437 South Kenwood Avenue												2,300,000	11/18/2020
31.03	7836 S. South Shore Drive												2,200,000	11/18/2020
31.04	7810 South Ada Street												1,275,000	11/18/2020
31.05	7760 South Coles Avenue												1,125,000	11/18/2020
31.06	8000 South Justine Street												1,000,000	11/18/2020
31.07	8214 South Ingleside Avenue												975,000	11/18/2020
32	The Loom	Actual/360	120	119	12	11	360	360	1	L(25),D(92),O(3)	0	0	13,300,000	3/9/2021
33	Walgreens Bayamón	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	11,500,000	1/20/2021
34	Sedona Village	Actual/360	120	120	120	120	0	0	0	L(24),GRTR 1% or YM(92),O(4)	0	5 (once per rolling 12 month period)	16,500,000	1/13/2021
35	Washington Street Storage Portfolio #2	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	11,580,000	Various
35.01	Storage Mall Lex Park												3,300,000	2/25/2021
35.02	Clarence Self Storage												3,190,000	2/22/2021
35.03	West Side Mini Storage												3,000,000	2/23/2021
35.04	Stor-Yor-Stuff												1,660,000	2/23/2021
36	The Shops at 407 & Corner Shoppes	Actual/360	120	118	60	58	360	360	2	L(26),D(89),O(5)	0	0	11,900,000	12/15/2020
36.01	Shops at 407												6,900,000	12/15/2020
36.02	Corner Shoppes												5,000,000	12/15/2020
37	10 Industrial Avenue	Actual/360	120	118	120	118	0	0	2	L(26),D(91),O(3)	0	0	13,000,000	12/21/2020
38	Oak Park Michigan Storage	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	9,600,000	2/11/2021
39	Farmington Hills Michigan Storage	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	9,550,000	2/11/2021
40	Haight & Fillmore Apartments	Actual/360	120	119	120	119	0	0	1	L(12),GRTR 1% or YM(104),O(4)	0	0	12,560,000	1/4/2021
41	GoodFriend Self Storage - East Harlem	Actual/360	120	117	120	117	0	0	3	L(27),D(88),O(5)	0	0	15,700,000	10/17/2020
42	Whispering Palms Apartments	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	0	9,700,000	1/19/2021
43	Elite RV & Boat Storage	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	9,910,000	2/2/2021
44	Arcadia Shopping Center	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	10,250,000	3/10/2021
45	Turtle Creek Apartments		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	7,550,000	2/19/2021
46	Walgreens-Burbank	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	9,075,000	11/14/2020
47	Village Circle Apartments		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	7,900,000	1/8/2021
48	CVS Portfolio	Actual/360	120	118	120	118	0	0	2	L(23),GRTR 1% or YM(90),O(7)	0	0	8,470,000	Various
48.01	CVS Highland												4,570,000	2/5/2021
48.02	CVS Raytown												3,900,000	2/9/2021
49	La Hacienda Apartments		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	7,330,000	1/13/2021
50	260 Centre Avenue	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	7,100,000	2/17/2021
51	Walgreens-Coralville	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	7,050,000	1/21/2021
52	Outerbanks Portfolio		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	7,900,000	2/16/2021
52.01	Colonial Inn												4,300,000	2/16/2021
52.02	Seahorse Inn												3,600,000	2/16/2021
53	Astoria Portfolio	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	6,800,000	2/11/2021
54	Tramec Sloan Industrial Building		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,110,000	3/1/2021
55	Walgreens-Germantown	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	5,300,000	1/28/2021
56	Davita - Lakeport	Actual/360	120	104	120	104	0	0	16	L(36),GRTR 1% or YM(4),D(76),O(4)	0	0	5,150,000	11/15/2019
57	Oak Park & Pecan Acres MHC Portfolio		120	107	0	0	360	347	13	L(37),D(80),O(3)	0	0	4,260,000	2/4/2021
57.01	Oak Park MHC												2,310,000	2/4/2021
57.02	Pecan Acres MHC												1,950,000	2/4/2021
58	850-860 Meridian Avenue	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	4,400,000	2/24/2021
59	Oakwood Flex Complex		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	4,750,000	1/15/2021
60	Peace River Village MHC		120	117	0	0	330	327	3	L(27),D(89),O(4)	0	0	4,100,000	11/21/2020
61	StorQuest Phoenix - Bell Road	Actual/360	120	116	120	116	0	0	4	L(28),D(86),O(6)	0	0	3,810,000	10/29/2020
62	Dunedin Mini Storage	Actual/360	120	107	36	23	360	360	13	L(37),GRTR 1% or YM(77),O(6)	0	0	3,680,000	1/28/2021
63	Dollar General Port Wentworth	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	0	1,900,000	12/15/2020

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)	U/W NCF DSCR (x)(5)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)	Cut-off Date U/W NOI Debt Yield(5)	Cut-off Date U/W NCF Debt Yield(5)	U/W Revenues ($)(2)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(5)(6)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1	Two Penn Center		3.58	3.34	57.2%	57.2%	11.9%	11.1%	13,458,637	5,395,108	8,063,529	81,545	466,108	7,515,876	84.8%	12/2/2020			Actual 2020	12,416,960	4,665,420	7,751,540
2	Amazon @ Atlas		4.96	4.93	40.0%	40.0%	12.1%	12.0%	8,494,809	2,638,705	5,856,104	34,066	0	5,822,038	100.0%	5/1/2021			TTM 9/30/2020	7,589,695	2,300,343	5,289,352
3	Tri-State Distribution Center		1.46	1.45	64.2%	64.2%	7.1%	7.0%	3,911,994	1,051,201	2,860,793	24,925	0	2,835,868	100.0%	3/1/2021			TTM 1/31/2021	3,050,670	1,050,913	1,999,756
4	Magna Seating HQ		2.51	2.29	65.0%	65.0%	8.9%	8.2%	4,193,217	828,955	3,364,262	36,000	254,825	3,073,437	100.0%	5/1/2021			TTM 2/28/2021	4,004,800	421,726	3,583,074
5	MGM Grand & Mandalay Bay		4.95	4.95	35.5%	35.5%	17.9%	17.9%	2,106,295,488	1,586,215,135	520,080,353	32,774,592	0	487,305,761	54.2%	12/31/2020	197	181	Actual 2020	815,610,101	706,787,287	108,822,815
5.01	MGM Grand								1,161,850,748	879,242,083	282,608,665	16,011,953	0	266,596,712	52.7%	12/31/2020	190	174	Actual 2020	488,436,932	413,086,750	75,350,182
5.02	Mandalay Bay								944,444,740	706,973,052	237,471,688	16,762,639	0	220,709,049	55.8%	12/31/2020	203	188	Actual 2020	327,173,169	293,700,537	33,472,632
6	Seacrest Homes		2.25	2.23	53.3%	53.3%	8.9%	8.8%	5,800,791	1,543,217	4,257,575	44,000	0	4,213,575	98.3%	3/1/2021			TTM 2/28/2021	5,797,621	993,007	4,804,614
7	Phoenix Industrial Portfolio V		2.16	1.97	64.9%	51.4%	12.1%	11.0%	16,002,672	4,638,883	11,363,789	380,766	604,023	10,379,000	88.0%	Various			TTM 01/31/2021	12,000,513	3,001,948	8,998,565
7.01	Newton								6,223,443	2,765,767	3,457,676	222,000	375,140	2,860,536	77.6%	12/31/2020			TTM 01/31/2021	5,534,301	1,715,624	3,818,677
7.02	Fort Smith								4,189,158	703,597	3,485,562	11,967	124,641	3,348,953	90.5%	12/31/2020			TTM 01/31/2021	2,252,302	510,884	1,741,418
7.03	Flint								3,066,885	520,242	2,546,644	14,858	83,725	2,448,060	99.4%	12/31/2020			TTM 01/31/2021	1,840,572	294,521	1,546,051
7.04	Coffeyville								2,523,185	649,278	1,873,907	131,940	20,517	1,721,450	100.0%	5/1/2021			TTM 01/31/2021	2,373,338	480,919	1,892,419
8	Consumer Cellular		1.93	1.78	64.0%	64.0%	8.8%	8.1%	3,342,161	930,392	2,411,769	32,721	163,607	2,215,440	100.0%	5/11/2021			Actual 2020	3,368,610	929,132	2,439,478
9	160 Pine Street		2.27	2.16	55.0%	55.0%	8.2%	7.9%	4,187,051	1,947,913	2,239,137	20,280	85,484	2,133,373	76.5%	3/31/2021			Actual 2020	4,607,282	1,746,805	2,860,477
10	Metairie MOB Portfolio		1.37	1.36	66.6%	54.2%	8.5%	8.4%	2,867,717	710,575	2,157,142	17,093	0	2,140,049	100.0%	2/9/2021			Actual 2020	2,354,963	663,945	1,691,018
10.01	Independence Plaza								1,663,613	381,179	1,282,434	10,523	0	1,271,912	100.0%	2/9/2021			Actual 2020	1,164,685	345,236	819,448
10.02	3530 Houma Boulevard								1,204,104	329,396	874,708	6,570	0	868,137	100.0%	2/9/2021			Actual 2020	1,190,278	318,709	871,570
11	The Ratner		2.53	2.46	54.1%	54.1%	10.4%	10.1%	3,611,043	1,067,445	2,543,598	36,701	35,104	2,471,793	78.8%	2/1/2021			Actual 2020	4,026,831	1,015,876	3,010,955
12	Burke Town Center		1.37	1.33	71.0%	62.4%	8.5%	8.3%	2,375,682	502,070	1,873,612	5,736	38,237	1,829,640	100.0%	12/14/2020			TTM 11/30/2020	2,395,704	489,028	1,906,676
13	Southridge Center		3.60	3.21	47.1%	47.1%	14.6%	13.0%	4,157,542	1,172,566	2,984,976	74,586	248,621	2,661,769	100.0%	2/9/2021			Actual 2020	4,258,051	1,030,792	3,227,259
14	8800 Baymeadows		1.75	1.64	63.8%	59.1%	11.3%	10.6%	3,912,386	1,871,180	2,041,206	54,864	72,216	1,914,126	75.8%	1/20/2021			Actual 2020	4,289,281	1,886,837	2,402,444
15	Seaport Homes		2.67	2.62	50.4%	50.4%	9.1%	8.9%	3,902,260	1,003,729	2,898,531	47,600	0	2,850,931	98.5%	12/7/2020			Actual 2020	3,982,991	1,005,233	2,977,758
16	2209 Sulphur Spring Road		2.07	1.93	61.5%	61.5%	8.7%	8.1%	1,782,463	326,347	1,456,116	31,300	62,600	1,362,216	100.0%	12/31/2020			TTM 11/30/2020	1,725,774	358,606	1,367,168
17	Southeast G6 Portfolio		3.10	2.77	47.8%	38.8%	19.0%	17.0%	6,410,564	3,366,927	3,043,637	320,528	0	2,723,109	66.9%	2/28/2021	42	28	TTM 2/28/2021	6,410,746	3,383,576	3,027,170
17.01	Studio 6 Chamblee								1,793,448	849,041	944,407	89,672	0	854,735	84.2%	2/28/2021	47	40	TTM 2/28/2021	1,793,448	854,448	939,000
17.02	Studio 6 Savannah								1,586,100	795,022	791,079	79,305	0	711,774	60.7%	2/28/2021	44	26	TTM 2/28/2021	1,586,100	804,359	781,742
17.03	Motel 6 Greenville								1,695,759	899,879	795,881	84,788	0	711,093	69.9%	2/28/2021	41	28	TTM 2/28/2021	1,695,828	897,976	797,853
17.04	Motel 6 / Studio 6 Augusta								1,335,257	822,986	512,271	66,763	0	445,508	57.4%	2/28/2021	37	21	TTM 2/28/2021	1,335,370	826,794	508,575
18	Crescent Gateway		1.48	1.42	63.4%	50.6%	8.5%	8.2%	6,120,547	2,037,978	4,082,569	28,946	144,717	3,908,906	82.9%	2/2/2021			Actual 2020	5,713,736	1,943,150	3,770,586
19	Herndon Square		1.93	1.73	68.9%	54.9%	11.1%	10.0%	5,326,888	1,947,915	3,378,974	52,701	295,261	3,031,012	87.8%	3/19/2021			TTM 2/28/2021	5,221,679	1,804,531	3,417,148
20	Aspen Court Apartments		1.48	1.39	65.5%	54.1%	9.6%	9.0%	2,617,497	1,243,200	1,374,297	82,250	0	1,292,047	90.3%	3/3/2021			TTM 2/28/2021	2,672,711	1,271,397	1,401,313
21	Bensalem Plaza Shopping Center		1.60	1.49	57.3%	46.5%	9.7%	9.0%	1,558,516	352,782	1,205,734	16,368	65,470	1,123,896	89.5%	11/1/2020			TTM 9/30/2020	1,397,154	324,549	1,072,605
22	Athens West Shopping Center		1.94	1.78	70.9%	56.4%	11.4%	10.5%	1,771,256	443,060	1,328,196	17,839	89,195	1,221,162	97.6%	8/25/2020			Actual 2020	1,481,413	424,576	1,056,837
23	Chico Mobile Country Club		2.09	2.07	56.3%	56.3%	8.0%	7.9%	1,647,846	746,966	900,880	10,858	0	890,022	98.3%	2/1/2021			TTM 1/31/2021	1,647,846	713,964	933,882
24	Allerand Portfolio 1		1.88	1.75	59.5%	48.2%	11.3%	10.5%	1,254,411	1,938	1,252,473	0	88,273	1,164,200	100.0%	5/1/2021			TTM 9/30/2020	1,421,512	0	1,421,512
24.01	Walgreens Ironton								197,860	0	197,860	0	11,166	186,694	100.0%	5/1/2021			TTM 9/30/2020	197,860	0	197,860
24.02	Rite Aid Holt								219,844	311	219,533	0	11,060	208,473	100.0%	5/1/2021			TTM 9/30/2020	219,844	0	219,844
24.03	Walgreens Ashland								184,505	0	184,505	0	10,663	173,842	100.0%	5/1/2021			TTM 9/30/2020	198,050	0	198,050
24.04	Walgreens Stuarts Draft								140,000	0	140,000	0	11,055	128,945	100.0%	5/1/2021			TTM 9/30/2020	160,497	0	160,497
24.05	Walgreens Clay								130,203	810	129,393	0	11,225	118,168	100.0%	5/1/2021			TTM 9/30/2020	145,521	0	145,521
24.06	Walgreens Louisville								126,000	0	126,000	0	10,912	115,088	100.0%	5/1/2021			TTM 9/30/2020	171,024	0	171,024
24.07	Rite Aid Fremont								126,000	311	125,689	0	11,092	114,597	100.0%	5/1/2021			TTM 9/30/2020	155,993	0	155,993
24.08	Rite Aid New Baltimore								130,000	506	129,494	0	11,100	118,394	100.0%	5/1/2021			TTM 9/30/2020	172,723	0	172,723
25	Ontario Gateway		1.80	1.69	66.0%	56.8%	10.0%	9.4%	1,697,145	643,178	1,053,968	15,581	47,903	990,484	95.4%	3/31/2021			Actual 2020	1,945,615	627,622	1,317,993
26	Cobble Hill Multifamily Portfolio		1.34	1.33	61.7%	56.1%	7.9%	7.8%	916,681	106,684	809,997	2,750	5,107	802,140	100.0%	2/1/2021			Various	397,003	86,000	311,003
26.01	181 Court Street								464,062	53,880	410,182	1,500	2,797	405,885	100.0%	2/1/2021			Annualized 7 1/31/2021	173,431	34,963	138,467
26.02	131 Smith Street								452,619	52,804	399,815	1,250	2,310	396,255	100.0%	2/1/2021			TTM 1/31/2021	223,572	51,037	172,535
27	Walgreens Portfolio		2.06	2.06	60.2%	60.2%	8.5%	8.5%	903,160	29,604	873,556	0	0	873,556	100.0%	5/1/2021			NAV	NAV	NAV	NAV
27.01	Walgreens-Santa Fe								515,356	16,688	498,668	0	0	498,668	100.0%	5/1/2021			NAV	NAV	NAV	NAV
27.02	Walgreens-Morehead City								387,803	12,916	374,888	0	0	374,888	100.0%	5/1/2021			NAV	NAV	NAV	NAV
28	Gateway Business Park		1.48	1.42	52.5%	37.4%	9.1%	8.7%	1,145,558	241,792	903,766	8,350	23,703	871,713	93.5%	2/12/2021			TTM 2/28/2021	856,002	221,786	634,216
29	Dearborn Industrial Portfolio		2.17	2.02	69.0%	54.8%	12.4%	11.5%	1,602,363	466,923	1,135,440	47,720	33,457	1,054,263	66.2%	Various			Actual 2020	1,410,919	452,571	958,348
29.01	15000 North Commerce Drive								371,714	122,595	249,120	8,010	8,205	232,905	84.3%	2/2/2021			Actual 2020	367,463	125,689	241,774
29.02	3001 Gulley Road								344,077	94,520	249,557	12,912	7,034	229,611	90.0%	2/2/2021			Actual 2020	315,358	91,446	223,912
29.03	15201 Century Drive								355,713	108,782	246,931	11,904	7,867	227,160	100.0%	2/2/2021			Actual 2020	334,786	103,085	231,701
29.04	15301 Century Drive								311,922	78,313	233,609	9,710	7,024	216,875	100.0%	2/2/2021			Actual 2020	240,828	74,042	166,786
29.05	15401 Century Drive								218,936	62,713	156,223	5,184	3,327	147,712	100.0%	2/2/2021			Actual 2020	152,485	58,309	94,176
29.06	15050 North Commerce Drive								NAV	NAV	NAV	NAV	NAV	NAV	7.7%	2/2/2021			NAV	NAV	NAV	NAV
29.07	15300 Rotunda Drive								NAV	NAV	NAV	NAV	NAV	NAV	7.8%	2/9/2021			NAV	NAV	NAV	NAV
30	Detroit Chassis		1.89	1.72	58.1%	46.9%	11.3%	10.3%	1,416,580	402,171	1,014,409	21,999	65,998	926,411	100.0%	5/1/2021			NAV	NAV	NAV	NAV
31	Goldman Multifamily Portfolio Tranche 5		1.89	1.81	73.8%	62.1%	10.8%	10.3%	1,676,985	709,003	967,982	37,750	0	930,232	94.0%	4/7/2021			Annualized 1 1/21/2021	1,676,454	0	1,676,454
31.01	7750 South Muskegon Avenue								508,672	208,416	300,256	11,750	0	288,506	100.0%	4/7/2021			Annualized 1 2/28/2021	459,176	126,142	333,034
31.02	6437 South Kenwood Avenue								292,866	112,036	180,831	6,250	0	174,581	100.0%	4/7/2021			Annualized 1 2/28/2021	283,180	73,586	209,594
31.03	7836 S. South Shore Drive								318,315	140,669	177,645	7,250	0	170,395	93.1%	4/7/2021			Annualized 1 2/28/2021	175,776	73,721	102,055
31.04	7810 South Ada Street								158,172	61,482	96,690	3,250	0	93,440	100.0%	4/7/2021			Annualized 1 2/28/2021	69,827	24,896	44,931
31.05	7760 South Coles Avenue								164,982	70,580	94,402	3,250	0	91,152	100.0%	4/7/2021			Annualized 1 2/28/2021	58,776	38,251	20,525
31.06	8000 South Justine Street								148,928	65,133	83,795	3,000	0	80,795	91.7%	4/7/2021			Annualized 1 2/28/2021	60,420	43,138	17,282
31.07	8214 South Ingleside Avenue								85,051	50,687	34,365	3,000	0	31,365	58.3%	4/7/2021			Annualized 1 2/28/2021	6,936	27,910	-20,974
32	The Loom		1.95	1.78	62.4%	51.1%	11.2%	10.2%	1,561,895	634,242	927,652	18,579	65,108	843,965	91.7%	3/23/2021			TTM 2/28/2021	1,393,651	610,018	783,633
33	Walgreens Bayamón		2.05	2.04	66.6%	66.6%	9.2%	9.1%	723,287	21,699	701,588	2,349	0	699,239	100.0%	5/1/2021			NAV	NAV	NAV	NAV
34	Sedona Village		3.98	3.50	45.8%	45.8%	15.8%	13.9%	1,729,161	538,170	1,190,991	18,811	125,407	1,046,773	86.0%	1/7/2021			TTM 11/30/2020	1,667,112	493,314	1,173,799
35	Washington Street Storage Portfolio #2		1.61	1.57	62.6%	57.2%	9.7%	9.5%	1,059,799	353,578	706,221	19,748	0	686,474	94.2%	Various			TTM 1/31/2021	1,053,111	409,926	643,185
35.01	Storage Mall Lex Park								292,108	81,640	210,468	4,406	0	206,062	97.9%	2/26/2021			TTM 1/31/2021	292,108	82,537	209,571
35.02	Clarence Self Storage								307,262	93,437	213,825	3,386	0	210,439	85.2%	2/24/2021			TTM 1/31/2021	288,146	122,315	165,831
35.03	West Side Mini Storage								292,920	113,162	179,758	7,020	0	172,738	98.7%	2/15/2021			TTM 1/31/2021	297,858	131,681	166,177
35.04	Stor-Yor-Stuff								167,509	65,339	102,170	4,935	0	97,235	90.7%	2/10/2021			TTM 1/31/2021	174,998	73,393	101,606
36	The Shops at 407 & Corner Shoppes		1.89	1.80	59.0%	53.9%	11.3%	10.7%	1,020,121	225,838	794,283	4,082	36,693	753,508	100.0%	1/1/2021			Actual 2020	867,392	251,272	616,120
36.01	Shops at 407								603,871	144,189	459,682	2,141	21,227	436,315	100.0%	1/1/2021			Actual 2020	481,123	151,067	330,056
36.02	Corner Shoppes								416,250	81,649	334,601	1,941	15,467	317,193	100.0%	1/1/2021			Actual 2020	386,268	100,205	286,064
37	10 Industrial Avenue		3.10	2.90	53.8%	53.8%	12.0%	11.2%	1,200,051	360,753	839,298	9,181	45,904	784,213	90.3%	12/10/2020			Actual 2020	1,129,740	354,101	775,640
38	Oak Park Michigan Storage		1.65	1.61	72.9%	66.0%	9.2%	9.0%	1,000,819	356,233	644,586	12,674	0	631,913	95.3%	3/15/2021			TTM 2/28/2021	992,860	403,777	589,083
39	Farmington Hills Michigan Storage		1.67	1.65	73.3%	66.3%	9.4%	9.2%	978,983	324,047	654,937	9,354	0	645,583	86.9%	3/15/2021			TTM 2/28/2021	944,504	361,996	582,509
40	Haight & Fillmore Apartments		2.12	2.06	53.3%	53.3%	8.9%	8.7%	843,272	245,369	597,903	16,900	0	581,003	96.0%	3/23/2021			TTM 2/28/2021	839,663	118,056	721,607
41	GoodFriend Self Storage - East Harlem		2.31	2.31	41.4%	41.4%	11.1%	11.1%	720,000	0	720,000	0	0	720,000	100.0%	11/1/2020			Actual 2020	645,000	0	645,000
42	Whispering Palms Apartments		1.33	1.29	63.9%	58.7%	8.3%	8.1%	1,041,218	524,923	516,296	16,000	0	500,296	98.4%	1/13/2021			TTM 1/31/2021	949,200	496,964	452,236
43	Elite RV & Boat Storage		1.45	1.43	59.0%	53.9%	8.7%	8.6%	902,185	393,297	508,888	5,100	0	503,788	95.7%	3/3/2021			TTM 2/28/2021	754,080	333,756	420,324
44	Arcadia Shopping Center		2.82	2.71	56.6%	56.6%	11.4%	11.0%	921,073	258,113	662,960	4,480	20,000	638,480	92.1%	3/1/2021			TTM 1/31/2021	918,143	231,921	686,222
45	Turtle Creek Apartments		1.52	1.45	72.1%	57.9%	9.0%	8.6%	860,769	369,877	490,892	24,000	0	466,892	92.6%	2/22/2021			TTM 1/31/2021	816,085	351,440	464,645
46	Walgreens-Burbank		2.41	2.41	59.5%	59.5%	8.8%	8.8%	499,208	22,851	476,357	0	0	476,357	100.0%	5/1/2021			NAV	NAV	NAV	NAV
47	Village Circle Apartments		1.71	1.58	66.8%	53.2%	9.8%	9.1%	928,519	412,756	515,764	37,752	0	478,012	93.9%	1/31/2021			Actual 2020	904,494	416,002	488,492
48	CVS Portfolio		1.64	1.64	60.2%	60.2%	8.3%	8.3%	423,323	0	423,323	0	0	423,323	100.0%	5/1/2021			TTM 2/28/2021	587,010	0	587,010
48.01	CVS Highland								228,689	0	228,689	0	0	228,689	100.0%	5/1/2021			TTM 2/28/2021	317,270	0	317,270
48.02	CVS Raytown								194,634	0	194,634	0	0	194,634	100.0%	5/1/2021			TTM 2/28/2021	269,740	0	269,740
49	La Hacienda Apartments		1.52	1.41	68.7%	55.8%	9.3%	8.7%	938,934	468,050	470,884	34,100	0	436,784	96.8%	3/1/2021			TTM 1/31/2021	745,966	372,890	373,076
50	260 Centre Avenue		1.92	1.88	66.9%	66.9%	8.4%	8.3%	583,963	184,155	399,809	7,750	0	392,059	100.0%	2/24/2021			TTM 2/28/2021	566,553	192,089	374,464
51	Walgreens-Coralville		2.03	2.03	61.7%	61.7%	8.4%	8.4%	380,284	12,721	367,563	0	0	367,563	100.0%	5/1/2021			NAV	NAV	NAV	NAV
52	Outerbanks Portfolio		2.45	2.22	54.3%	41.7%	18.4%	16.7%	1,864,905	1,074,041	790,864	74,596	0	716,268	46.5%	2/28/2021	144	67	TTM 2/28/2021	1,864,905	944,793	920,113
52.01	Colonial Inn								1,038,606	582,967	455,639	41,544	0	414,095	47.8%	2/28/2021	153	73	TTM 2/28/2021	1,038,606	517,055	521,551
52.02	Seahorse Inn								826,299	491,074	335,225	33,052	0	302,173	45.3%	2/28/2021	135	61	TTM 2/28/2021	826,299	427,737	398,562
53	Astoria Portfolio		1.46	1.43	56.6%	51.8%	8.9%	8.7%	436,084	95,332	340,752	2,645	4,991	333,116	100.0%	3/17/2021			Annualized 10 2/28/2021	436,047	79,158	356,890
54	Tramec Sloan Industrial Building		1.93	1.79	66.9%	53.8%	11.4%	10.6%	411,722	20,105	391,616	10,995	17,494	363,126	100.0%	5/1/2021			Actual 2020	416,033	9,655	406,378
55	Walgreens-Germantown		2.05	2.05	58.5%	58.5%	8.5%	8.5%	273,050	9,420	263,631	0	0	263,631	100.0%	5/1/2021			NAV	NAV	NAV	NAV
56	Davita - Lakeport		2.23	2.14	55.5%	55.5%	10.1%	9.7%	361,314	72,265	289,050	1,654	8,971	278,425	100.0%	5/1/2021			Actual 2020	325,635	17,571	308,065
57	Oak Park & Pecan Acres MHC Portfolio		1.92	1.87	62.3%	51.1%	11.7%	11.5%	407,920	96,596	311,324	7,350	0	303,974	94.6%	12/14/2020			Actual 2020	411,729	70,131	341,598
57.01	Oak Park MHC								222,397	53,865	168,531	4,100	0	164,431	93.9%	12/14/2020			Actual 2020	223,955	40,565	183,390
57.02	Pecan Acres MHC								185,524	42,731	142,793	3,250	0	139,543	95.4%	12/14/2020			Actual 2020	187,774	29,566	158,208
58	850-860 Meridian Avenue		1.48	1.44	59.7%	59.7%	6.6%	6.4%	348,603	176,450	172,152	4,000	0	168,152	100.0%	12/31/2020			TTM 2/28/2021	264,258	140,187	124,070
59	Oakwood Flex Complex		2.72	2.47	55.1%	44.2%	16.0%	14.5%	667,794	249,408	418,387	8,663	29,092	380,632	82.1%	2/16/2021			Actual 2020	567,466	245,622	321,843
60	Peace River Village MHC		1.91	1.87	59.5%	45.9%	11.9%	11.6%	496,497	206,711	289,786	5,950	0	283,836	72.3%	1/1/2021			TTM 11/30/2020	455,427	199,793	255,633
61	StorQuest Phoenix - Bell Road		3.05	3.00	59.7%	59.7%	10.5%	10.4%	440,907	201,100	239,806	3,952	0	235,854	85.5%	2/15/2021			Actual 2020	428,957	210,636	218,322
62	Dunedin Mini Storage		1.88	1.85	58.1%	50.8%	11.5%	11.2%	449,151	204,337	244,814	4,368	0	240,447	96.0%	2/28/2021			TTM 2/28/2021	427,076	196,514	230,562
63	Dollar General Port Wentworth		1.53	1.51	63.2%	57.8%	9.3%	9.2%	132,943	21,058	111,885	1,361	0	110,525	100.0%	5/1/2021			NAV	NAV	NAV	NAV

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(6)(7)(12)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	Two Penn Center			Actual 2019	13,751,958	5,457,183	8,294,775			Actual 2018	13,468,849	5,296,083	8,172,766			N	Philadelphia Municipal Authority	35,504	6.9%	11/30/2027
2	Amazon @ Atlas			Actual 2019	4,949,020	1,834,649	3,114,370			NAV	NAV	NAV	NAV			N	Amazon.com Services LLC	170,331	100.0%	4/30/2029
3	Tri-State Distribution Center			Actual 2020	2,992,940	1,039,634	1,953,306			Actual 2019	2,390,352	1,011,175	1,379,177			N	New York Produce, Inc.	69,266	27.8%	2/28/2031
4	Magna Seating HQ			Actual 2020	3,990,435	515,786	3,474,649			Actual 2019	3,530,527	546,814	2,983,713			N	Magna Seating	180,000	100.0%	11/30/2034
5	MGM Grand & Mandalay Bay	175	95	Actual 2019	2,106,295,488	1,586,215,135	520,080,353	197	181	Actual 2018	2,191,540,530	1,574,171,264	617,369,266	193	176	Y
5.01	MGM Grand	171	90	Actual 2019	1,161,850,748	879,242,083	282,608,665	190	174	Actual 2018	1,226,105,346	854,539,115	371,566,231	182	169	Y
5.02	Mandalay Bay	179	100	Actual 2019	944,444,740	706,973,052	237,471,688	203	188	Actual 2018	965,435,184	719,632,149	245,803,035	204	184	Y
6	Seacrest Homes			Actual 2020	5,789,936	988,965	4,800,971			Actual 2019	3,691,184	713,947	2,977,237			N
7	Phoenix Industrial Portfolio V			Actual 2020	11,823,559	2,992,050	8,831,509			Actual 2019	7,781,992	2,362,152	5,419,840			N	Various	Various	Various	Various
7.01	Newton			Actual 2020	5,469,830	1,718,471	3,751,358			Actual 2019	5,312,608	1,651,385	3,661,223			N	Arcosa Wind Towers	299,461	16.2%	4/30/2022
7.02	Fort Smith			Actual 2020	2,185,914	494,985	1,690,929			Actual 2019	1,510,025	431,205	1,078,820			N	MP Warehouse, Inc.	355139	0.296753864	45473
7.03	Flint			Actual 2020	1,802,154	278,313	1,523,842			Actual 2019	865,810	257,857	607,953			N	Genesee Packaging Inc.	290,267	58.6%	7/31/2024
7.04	Coffeyville			Actual 2020	2,365,661	500,281	1,865,380			Actual 2019	93,549	21,705	71,844			N	Array Technologies, Inc.	879,600	100.0%	12/31/2022
8	Consumer Cellular			Actual 2019	2,954,783	818,233	2,136,550			NAV	NAV	NAV	NAV			N	Consumer Cellular, Inc.	163,607	100.0%	5/31/2029
9	160 Pine Street			Actual 2019	4,679,315	1,867,355	2,811,961			Actual 2018	4,020,543	1,707,806	2,312,737			N	Robinson Mills & Williams	12,870	14.6%	6/30/2022
10	Metairie MOB Portfolio			Actual 2019	2,381,514	656,319	1,725,195			Actual 2018	2,127,759	641,478	1,486,281			N	Various	Various	Various	Various
10.01	Independence Plaza			Actual 2019	1,118,112	309,653	808,459			Actual 2018	1,171,119	334,533	836,585			N	Diagnostic Imaging Services, Inc	26,647	50.6%	1/31/2036
10.02	3530 Houma Boulevard			Actual 2019	1,263,403	346,667	916,736			Actual 2018	956,640	306,944	649,696			N	HUM Provider Holdings, LLC	17081	0.519937903	46599
11	The Ratner			Actual 2019	3,719,675	1,046,179	2,673,496			Actual 2018	2,818,066	1,026,317	1,791,748			N	NewSchool of Architecture & Design, LLC	69,190	47.1%	2/28/2026
12	Burke Town Center			Actual 2019	2,280,069	456,779	1,823,290			Actual 2018	2,036,545	406,053	1,630,492			N	7-Eleven	3,525	9.2%	3/31/2026
13	Southridge Center			Actual 2019	3,654,765	1,096,165	2,558,600			Actual 2018	3,536,498	1,082,811	2,453,687			N	Walmart	219,750	44.2%	1/31/2026
14	8800 Baymeadows			Actual 2019	4,229,415	1,802,748	2,426,667			Actual 2018	3,766,431	1,831,897	1,934,533			N	Computershare	82,382	37.5%	10/31/2023
15	Seaport Homes			Actual 2019	3,864,950	980,548	2,884,402			Actual 2018	3,756,142	956,561	2,799,581			N
16	2209 Sulphur Spring Road			Actual 2019	767,723	297,477	470,246			NAV	NAV	NAV	NAV			N	Liberty Tire Services, LLC	224,469	71.7%	4/30/2027
17	Southeast G6 Portfolio	42	28	Actual 2020	6,353,981	3,396,447	2,957,534	42	28	Actual 2019	6,344,049	3,970,415	2,373,634	42	28	N
17.01	Studio 6 Chamblee	47	40	Actual 2020	1,786,447	870,674	915,772	47	39	Actual 2019	1,871,180	1,012,828	858,352	47	41	N
17.02	Studio 6 Savannah	44	26	Actual 2020	1,571,214	806,231	764,983	44	26	Actual 2019	1,593,681	931,027	662,653	43	27	N
17.03	Motel 6 Greenville	41	28	Actual 2020	1,695,164	904,670	790,494	41	28	Actual 2019	1,600,475	1,119,784	480,690	42	27	N
17.04	Motel 6 / Studio 6 Augusta	37	21	Actual 2020	1,301,157	814,872	486,284	36	21	Actual 2019	1,278,714	906,775	371,939	35	21	N
18	Crescent Gateway			Actual 2019	6,249,995	2,017,041	4,232,954			Actual 2018	6,354,201	2,180,376	4,173,826			N	Cystic Fibrosis Foundation	40,742	28.2%	4/30/2023
19	Herndon Square			Actual 2019	5,475,375	1,887,096	3,588,279			Actual 2018	5,029,585	2,035,658	2,993,927			N	General Dynamics Mission Systems, Inc.	40,357	15.3%	10/31/2022
20	Aspen Court Apartments			Actual 2020	2,681,171	1,287,949	1,393,222			Actual 2019	2,790,903	1,244,843	1,546,060			N
21	Bensalem Plaza Shopping Center			Actual 2019	1,467,273	345,240	1,122,033			Actual 2018	1,467,020	344,990	1,122,030			N	Patel Bros Supermarket	29,000	26.6%	5/8/2030
22	Athens West Shopping Center			Actual 2019	1,379,843	475,734	904,109			Actual 2018	1,558,389	408,316	1,150,073			N	Big Lots, Inc	42,420	23.8%	1/31/2030
23	Chico Mobile Country Club			Actual 2019	1,576,092	690,151	885,941			Actual 2018	1,452,508	626,314	826,194			N
24	Allerand Portfolio 1			Actual 2019	1,489,905	0	1,489,905			Actual 2018	1,489,905	0	1,489,905			N	Various	Various	Various	Various
24.01	Walgreens Ironton			Actual 2019	197,860	0	197,860			Actual 2018	197,860	0	197,860			N	Walgreens	11,166	100.0%	5/31/2030
24.02	Rite Aid Holt			Actual 2019	219,844	0	219,844			Actual 2018	219,844	0	219,844			N	Rite Aid	11,060	100.0%	5/31/2030
24.03	Walgreens Ashland			Actual 2019	198,050	0	198,050			Actual 2018	198,050	0	198,050			N	Walgreens	10,663	100.0%	2/28/2026
24.04	Walgreens Stuarts Draft			Actual 2019	162,360	0	162,360			Actual 2018	162,360	0	162,360			N	Walgreens	11,055	100.0%	9/30/2060
24.05	Walgreens Clay			Actual 2019	153,180	0	153,180			Actual 2018	153,180	0	153,180			N	Walgreens	11,225	100.0%	5/31/2060
24.06	Walgreens Louisville			Actual 2019	193,536	0	193,536			Actual 2018	193,536	0	193,536			N	Walgreens	10,912	100.0%	5/31/2070
24.07	Rite Aid Fremont			Actual 2019	170,990	0	170,990			Actual 2018	170,990	0	170,990			N	Rite Aid	11,092	100.0%	5/31/2030
24.08	Rite Aid New Baltimore			Actual 2019	194,085	0	194,085			Actual 2018	194,085	0	194,085			N	Rite Aid	11,100	100.0%	5/31/2025
25	Ontario Gateway			Actual 2019	1,166,048	558,314	607,734			Actual 2018	1,108,722	503,234	605,488			N	VNA	16,214	20.8%	10/30/2024
26	Cobble Hill Multifamily Portfolio			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
26.01	181 Court Street			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Bagel-A-Day	1,695	28.8%	1/31/2023
26.02	131 Smith Street			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Malin & Goetz	1,045	22.5%	8/31/2026
27	Walgreens Portfolio			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Various	Various	Various	12/31/2035
27.01	Walgreens-Santa Fe			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Walgreen Co. -Santa Fe	13,804	100.0%	12/31/2035
27.02	Walgreens-Morehead City			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Walgreen Co. - Morehead City	14,411	100.0%	12/31/2035
28	Gateway Business Park			Actual 2020	682,660	212,499	470,161			NAV	NAV	NAV	NAV			N	24/7 Events	50,930	61.0%	5/31/2027
29	Dearborn Industrial Portfolio			Actual 2019	1,247,020	466,011	781,009			Actual 2018	854,901	450,946	403,955			N	Various	Various	Various	Various
29.01	15000 North Commerce Drive			Actual 2019	322,125	116,256	205,869			Actual 2018	222,958	129,265	93,693			N	Detroit Classic Partners	45,000	84.3%	6/30/2023
29.02	3001 Gulley Road			Actual 2019	180,925	102,529	78,396			Actual 2018	105,581	100,244	5,337			N	Centria	24,210	60.0%	3/31/2025
29.03	15201 Century Drive			Actual 2019	400,735	110,249	290,486			Actual 2018	262,025	93,239	168,786			N	KLA Laboratories	19,200	50.0%	12/31/2022
29.04	15301 Century Drive			Actual 2019	241,223	72,343	168,879			Actual 2018	224,367	71,012	153,355			N	Rhombus Energy Solutions	35,963	100.0%	3/31/2025
29.05	15401 Century Drive			Actual 2019	102,013	64,634	37,378			Actual 2018	39,970	57,186	-17,216			N	C & S Investments LLC	15,600	72.2%	9/30/2027
29.06	15050 North Commerce Drive			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	LES STANFORD CHEVROLET - CADILLAC, INC.	4,000	7.7%	MTM
29.07	15300 Rotunda Drive			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Cayman Dynamics	2,800	7.8%	6/30/2023
30	Detroit Chassis			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Detroit Chassis, LLC	219,993	100.0%	12/10/2032
31	Goldman Multifamily Portfolio Tranche 5			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.01	7750 South Muskegon Avenue			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.02	6437 South Kenwood Avenue			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.03	7836 S. South Shore Drive			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.04	7810 South Ada Street			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.05	7760 South Coles Avenue			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.06	8000 South Justine Street			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
31.07	8214 South Ingleside Avenue			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
32	The Loom			Actual 2020	1,321,817	579,573	742,243			Actual 2019	1,345,764	683,529	662,235			N	A & S Manufacturing	9,335	5.0%	5/31/2021
33	Walgreens Bayamón			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Walgreen of Puerto Rico, Inc.	15,660	100.0%	8/31/2040
34	Sedona Village			Actual 2019	1,663,947	519,764	1,144,184			Actual 2018	1,434,846	501,807	933,040			N	Basha's Grocery	47,400	37.8%	6/30/2026
35	Washington Street Storage Portfolio #2			Actual 2019	997,200	386,247	610,953			Actual 2018	951,876	375,612	576,264			N
35.01	Storage Mall Lex Park			Actual 2019	286,202	84,068	202,134			Actual 2018	275,762	80,312	195,450			N
35.02	Clarence Self Storage			Actual 2019	282,271	106,969	175,302			Actual 2018	262,348	100,562	161,786			N
35.03	West Side Mini Storage			Actual 2019	254,013	126,313	127,701			Actual 2018	253,974	122,136	131,838			N
35.04	Stor-Yor-Stuff			Actual 2019	174,713	68,897	105,817			Actual 2018	159,792	72,602	87,190			N
36	The Shops at 407 & Corner Shoppes			Actual 2019	465,655	259,201	206,454			Actual 2018	327,033	190,473	136,560			N	Various	Various	Various	Various
36.01	Shops at 407			Actual 2019	152,315	171,702	-19,387			Actual 2018	9,910	102,959	-93,049			N	Comcast Cable Communications Mgmt, LLC	4,100	28.7%	6/30/2030
36.02	Corner Shoppes			Actual 2019	313,341	87,500	225,841			Actual 2018	317,123	87,514	229,610			N	JS9 Fort Wayne, LLC dba iCRYO	2,873	22.2%	6/30/2030
37	10 Industrial Avenue			Actual 2019	980,778	383,234	597,544			NAV	NAV	NAV	NAV			N	Janome America, Inc	34,370	37.4%	5/31/2023
38	Oak Park Michigan Storage			Actual 2019	946,358	426,332	520,026			Actual 2018	882,119	367,875	514,244			N
39	Farmington Hills Michigan Storage			Actual 2019	945,508	343,931	601,577			Actual 2018	949,496	355,632	593,865			N
40	Haight & Fillmore Apartments			Actual 2019	828,876	147,256	681,620			Actual 2018	764,438	132,432	632,006			N
41	GoodFriend Self Storage - East Harlem			Actual 2019	570,000	0	570,000			Actual 2018	585,000	0	585,000			N
42	Whispering Palms Apartments			Actual 2019	771,144	489,486	281,658			Annualized 5 12/31/2018	795,260	477,263	317,997			N
43	Elite RV & Boat Storage			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N
44	Arcadia Shopping Center			Actual 2020	931,396	236,981	694,415			Actual 2019	974,292	270,009	704,283			N	Acuity Eye Care	4,425	19.8%	9/30/2026
45	Turtle Creek Apartments			Actual 2020	814,919	340,138	474,781			NAV	NAV	NAV	NAV			N
46	Walgreens-Burbank			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			Y	Walgreens	14,820	100.0%	1/31/2088
47	Village Circle Apartments			Actual 2019	908,276	406,145	502,131			Actual 2018	813,981	382,148	431,834			N
48	CVS Portfolio			Actual 2019	601,891	0	601,891			Actual 2018	601,891	0	601,891			N	CVS	33,718	100.0%	2/28/2041
48.01	CVS Highland			Actual 2019	325,323	0	325,323			Actual 2018	325,323	0	325,323			N	CVS	16,854	100.0%	2/28/2041
48.02	CVS Raytown			Actual 2019	276,568	0	276,568			Actual 2018	276,568	0	276,568			N	CVS	16,864	100.0%	2/28/2041
49	La Hacienda Apartments			Actual 2019	704,417	445,788	258,629			Actual 2018	709,288	428,304	280,985			N
50	260 Centre Avenue			Actual 2019	549,686	187,300	362,386			Actual 2018	533,144	180,987	352,157			N
51	Walgreens-Coralville			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Walgreen Co.	14,759	100.0%	1/31/2036
52	Outerbanks Portfolio	144	67	Actual 2020	1,846,287	962,807	883,480	138	66	Actual 2019	1,518,008	880,817	637,191	119	55	N
52.01	Colonial Inn	153	73	Actual 2020	1,012,857	521,797	491,060	145	71	Actual 2019	903,240	477,790	425,450	122	63	N
52.02	Seahorse Inn	135	61	Actual 2020	833,429	441,009	392,420	131	62	Actual 2019	614,768	403,027	211,741	115	46	N
53	Astoria Portfolio			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			N	Chatzi Construction	4,500	25.5%	6/30/2025
54	Tramec Sloan Industrial Building			Actual 2019	407,821	11,380	396,441			Actual 2018	399,732	10,768	388,965			N	Tramec Sloan	109,954	100.0%	1/31/2026
55	Walgreens-Germantown			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Walgreen Co.	13,819	100.0%	11/30/2035
56	Davita - Lakeport			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	DaVita	11,026	100.0%	7/31/2034
57	Oak Park & Pecan Acres MHC Portfolio			Actual 2019	399,006	42,787	356,219			Actual 2018	363,364	55,384	307,980			Y
57.01	Oak Park MHC			Actual 2019	223,650	25,537	198,113			Actual 2018	200,138	31,217	168,921			Y
57.02	Pecan Acres MHC			Actual 2019	175,356	17,250	158,106			Actual 2018	163,225	24,167	139,058			Y
58	850-860 Meridian Avenue			Actual 2020	258,717	140,966	117,751			Actual 2019	347,289	151,424	195,865			N
59	Oakwood Flex Complex			Actual 2019	638,694	245,637	393,057			Actual 2018	726,465	242,269	484,196			N	Bureau Veritas North America, Inc.	20,055	34.7%	7/31/2024
60	Peace River Village MHC			Actual 2019	417,840	205,520	212,320			Actual 2018	382,795	207,785	175,011			N
61	StorQuest Phoenix - Bell Road			Actual 2019	411,644	195,335	216,309			Actual 2018	401,793	198,518	203,275			N
62	Dunedin Mini Storage			Actual 2019	392,047	210,864	181,183			Actual 2018	376,987	193,368	183,619			N
63	Dollar General Port Wentworth			NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV			N	Dollar General	9,071	100.0%	12/31/2035

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(11)(12)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(8)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(6)
1	Two Penn Center	GSA - Federal Government	25,964	5.0%	5/31/2024	Spear, Greenfield & Richman	12,847	2.5%	4/30/2025	Silvers & Langsam, PC
2	Amazon @ Atlas
3	Tri-State Distribution Center	PowerPak Civil & Safety, LLC	66,011	26.5%	5/31/2028	AptarGroup Inc.	24,071	9.7%	2/28/2028	Bashier
4	Magna Seating HQ
5	MGM Grand & Mandalay Bay
5.01	MGM Grand
5.02	Mandalay Bay
6	Seacrest Homes
7	Phoenix Industrial Portfolio V	Various	Various	Various	Various	Various	Various	Various	Various	Various
7.01	Newton	Graphic Packaging	222,402	12.0%	12/31/2027	FBN Inputs LLC	186,508	10.1%	6/30/2028	Whirlpool Corporation
7.02	Fort Smith	Mars Petcare US, Inc.	307,815	25.7%	8/31/2023	QualServ Solutions LLC	272,423	22.8%	1/31/2026	Stryten Manufacturing, LLC
7.03	Flint	Hirotec America Inc.	143,689	29.0%	5/31/2026	Webcor Packaging Corporation	58,493	11.8%	12/31/2022	ADESA Lansing, LLC
7.04	Coffeyville
8	Consumer Cellular
9	160 Pine Street	Forell/Elsesser Engineers	12,839	14.6%	3/31/2023	IMEG Corp.	8,204	9.3%	3/31/2026	Deans & Homer
10	Metairie MOB Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various
10.01	Independence Plaza	Chilis (Brinker Louisiana, Inc.)	6,108	11.6%	6/17/2025	Sake Café (Rising Star Enterprises, LLC)	5,000	9.5%	5/31/2022	Phoenicia Restaurant (AC2K, LLC)
10.02	3530 Houma Boulevard	PMR, LLC	4,842	14.7%	8/31/2027	Eye Surgery Center of Louisiana	4,237	12.9%	12/31/2024	Ochsner Clinic Foundation
11	The Ratner	Hale Productions, LLC	6,126	4.2%	3,828 SF on 8/31/2024; 1,724 SF on 6/30/2021; 574 SF on 8/31/2021	Architects Local	3,768	2.6%	4/30/2022	TallGrass Studios, LLC
12	Burke Town Center	Villa Bella Ristorante Italian	3,148	8.2%	5/31/2025	Hopsfrog Grille	2,904	7.6%	1/31/2029	Smith and Clarksons Deli
13	Southridge Center	Sam's Club	131,394	26.4%	1/31/2027	Hobby Lobby	63,261	12.7%	10/31/2034	Ashley Furniture
14	8800 Baymeadows	FLDEP	22,841	10.4%	8/31/2032	CEVA Logistics	20,079	9.1%	9/30/2024	Allstate Insurance
15	Seaport Homes
16	2209 Sulphur Spring Road	Indusco Wire Rope & Fittings	88,531	28.3%	5/31/2029
17	Southeast G6 Portfolio
17.01	Studio 6 Chamblee
17.02	Studio 6 Savannah
17.03	Motel 6 Greenville
17.04	Motel 6 / Studio 6 Augusta
18	Crescent Gateway	CVS Pharmacy	9,200	6.4%	11/30/2025	Bethesda Chevy Chase Surgery Center LLC	9,117	6.3%	10/31/2029	Pulse Fitness
19	Herndon Square	Cogent Communications, Inc.	26,286	10.0%	9/30/2023	Beacon Roofing Supply, Inc. and Beacon Sales Acquisition, Inc.	25,188	9.6%	2/29/2024	Advanced Simulation Technology, Inc.
20	Aspen Court Apartments
21	Bensalem Plaza Shopping Center	Super Value Household	14,000	12.8%	12/31/2025	Dollar General	7,898	7.2%	5/31/2024	Super Value Furniture
22	Athens West Shopping Center	America's Thrift	40,000	22.4%	12/31/2035	American Freight, Inc.	22,000	12.3%	5/10/2027	Biotest Pharmaceuticals Co.
23	Chico Mobile Country Club
24	Allerand Portfolio 1
24.01	Walgreens Ironton
24.02	Rite Aid Holt
24.03	Walgreens Ashland
24.04	Walgreens Stuarts Draft
24.05	Walgreens Clay
24.06	Walgreens Louisville
24.07	Rite Aid Fremont
24.08	Rite Aid New Baltimore
25	Ontario Gateway	FH II, LLC	14,138	18.1%	12/31/2025	State of California	10,179	13.1%	5,219 SF on 12/31/2027; 3,204 SF on 6/30/2028; 1,756 SF on 3/31/2027	Orange Coast Title
26	Cobble Hill Multifamily Portfolio	Various	Various	Various	Various
26.01	181 Court Street
26.02	131 Smith Street	Blue Bottle Coffee	355	7.6%	1/31/2024
27	Walgreens Portfolio
27.01	Walgreens-Santa Fe
27.02	Walgreens-Morehead City
28	Gateway Business Park	ITAD Services	16,021	19.2%	12/31/2026	Motion Industries	11,131	13.3%	12/31/2025
29	Dearborn Industrial Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various
29.01	15000 North Commerce Drive
29.02	3001 Gulley Road	Spectrum Signs & Designs	8,070	20.0%	1/31/2025	Allyn Enterprises Inc.	4,035	10.0%	5/31/2021
29.03	15201 Century Drive	Rhombus Energy Solutions	9,600	25.0%	3/31/2025	Cayman Dynamics	4,800	12.5%	6/30/2023	Michigan Technology Partners
29.04	15301 Century Drive
29.05	15401 Century Drive	Gemellaro Systems Integration	6,000	27.8%	8/31/2021
29.06	15050 North Commerce Drive
29.07	15300 Rotunda Drive
30	Detroit Chassis
31	Goldman Multifamily Portfolio Tranche 5
31.01	7750 South Muskegon Avenue
31.02	6437 South Kenwood Avenue
31.03	7836 S. South Shore Drive
31.04	7810 South Ada Street
31.05	7760 South Coles Avenue
31.06	8000 South Justine Street
31.07	8214 South Ingleside Avenue
32	The Loom	Zach Industries	5,048	2.7%	1/31/2024	GF Management	5,000	2.7%	1/31/2022	Laura Weiszer
33	Walgreens Bayamón
34	Sedona Village	Beall's Outlet Stores, Inc.	11,720	9.3%	1/31/2026	Goodwill	9,300	7.4%	8/31/2027	O'Reilly Auto Parts
35	Washington Street Storage Portfolio #2
35.01	Storage Mall Lex Park
35.02	Clarence Self Storage
35.03	West Side Mini Storage
35.04	Stor-Yor-Stuff
36	The Shops at 407 & Corner Shoppes	Various	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Shops at 407	Mission BBQ	3,800	26.6%	1/31/2030	Hard Core Mamma's dba CoreLife Eatery	3,500	24.5%	1/31/2029	Wing Stop
36.02	Corner Shoppes	Blaze Midwest, Inc dba Blaze Pizza	2,855	22.1%	8/31/2027	T-Mobile Central, LLC	2,475	19.1%	1/31/2022	Stanton Optical
37	10 Industrial Avenue	Vectornate USA, Inc	24,454	26.6%	18,672 SF on 2/28/2023; 5,782 SF on 8/31/2021	Mayr Corporation	11,782	12.8%	1/31/2025	All Things Media
38	Oak Park Michigan Storage
39	Farmington Hills Michigan Storage
40	Haight & Fillmore Apartments
41	GoodFriend Self Storage - East Harlem
42	Whispering Palms Apartments
43	Elite RV & Boat Storage
44	Arcadia Shopping Center	Frost Bank	3,000	13.4%	4/30/2029	Potbelly Sandwich Shop	3,000	13.4%	9/30/2028	Cobblestone Cottage
45	Turtle Creek Apartments
46	Walgreens-Burbank
47	Village Circle Apartments
48	CVS Portfolio
48.01	CVS Highland
48.02	CVS Raytown
49	La Hacienda Apartments
50	260 Centre Avenue
51	Walgreens-Coralville
52	Outerbanks Portfolio
52.01	Colonial Inn
52.02	Seahorse Inn
53	Astoria Portfolio	Williams Specialty Services	4,500	25.5%	5/31/2023	ECD NY Inc	4,436	25.2%	5/31/2030	S Grace Facilities, Inc.
54	Tramec Sloan Industrial Building
55	Walgreens-Germantown
56	Davita - Lakeport
57	Oak Park & Pecan Acres MHC Portfolio
57.01	Oak Park MHC
57.02	Pecan Acres MHC
58	850-860 Meridian Avenue
59	Oakwood Flex Complex	PSH	7,005	12.1%	2/15/2022	Civitas Circle	6,200	10.7%	1/30/2023	TMC Environmental
60	Peace River Village MHC
61	StorQuest Phoenix - Bell Road
62	Dunedin Mini Storage
63	Dollar General Port Wentworth

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	Two Penn Center	12,601	2.4%	2/28/2028	Leonard, Sciolla, Hutchinson	9,521	1.8%	2/28/2023	3/2/2021	3/2/2021				N	Y	Refinance	0	125,966
2	Amazon @ Atlas								1/19/2021	1/19/2021		1/19/2021	14.0%	N	Y	Acquisition	0	0
3	Tri-State Distribution Center	16,900	6.8%	9/30/2028	Content Critical	16,800	6.7%	10/31/2023	2/26/2021	1/29/2021				N	Y	Refinance	0	218,566
4	Magna Seating HQ								1/19/2021	1/18/2021				N	Y	Acquisition	0	0
5	MGM Grand & Mandalay Bay								2/11/2020	2/11/2020				N	Y	Acquisition	0	0
5.01	MGM Grand								2/11/2020	2/11/2020				N	Y
5.02	Mandalay Bay								2/11/2020	2/11/2020				N	Y
6	Seacrest Homes								3/16/2021	3/16/2021		3/23/2021	9.0%	N	Y	Refinance	0	0
7	Phoenix Industrial Portfolio V	Various	Various	Various	Various	Various	Various	Various	Various	10/27/2020				N	Y	Refinance	234,194	372,457
7.01	Newton	133,405	7.2%	12/31/2023	MidAmerican Energy Co.	129,521	7.0%	12/31/2023	10/27/2020	10/27/2020				N	Y
7.02	Fort Smith	148,196	12.4%	12/31/2025					10/28/2020	10/27/2020				N	Y
7.03	Flint	1	0.0%	10/31/2028					10/28/2020	10/27/2020				N	Y
7.04	Coffeyville								10/27/2020	10/27/2020				N	Y
8	Consumer Cellular								3/18/2021	3/18/2021				N	Y	Refinance	0	0
9	160 Pine Street	6,843	7.8%	12/31/2025	Posit Science	5,925	6.7%	3/31/2026	1/29/2021	1/29/2021		1/29/2021	18.0%	N	Y	Refinance	0	17,495
10	Metairie MOB Portfolio	Various	Various	Various	Various	Various	Various	Various	12/22/2020	12/22/2020				N	Y	Recapitalization	10,870	65,170
10.01	Independence Plaza	3,860	7.3%	1/31/2022	Louisiana Primary Care Consultants (Med-Corp Management, LLC)	2,570	4.9%	8/31/2023	12/22/2020	12/22/2020				N	Y
10.02	3530 Houma Boulevard	4,116	12.5%	3/31/2027	One Spine Institue, LLC	2,576	7.8%	3/31/2028	12/22/2020	12/22/2020				N	Y
11	The Ratner	3,102	2.1%	5/31/2025	Carousel, LLC	2,455	1.7%	MTM	2/16/2021	2/16/2021		2/16/2021	13.0%	N	Y	Refinance	0	77,946
12	Burke Town Center	2,600	6.8%	10/31/2025	Kumon Math Center	2,457	6.4%	2/28/2022	12/16/2020	12/18/2020				N	Y	Refinance	0	63,259
13	Southridge Center	45,520	9.2%	11/30/2021	Petco	12,000	2.4%	1/31/2024	10/5/2020	10/6/2020				N	Y	Refinance	0	0
14	8800 Baymeadows	18,548	8.5%	2/28/2022	Autoquotes	14,997	6.8%	5/31/2025	12/14/2020	12/14/2020				N	Y	Refinance	0	156,223
15	Seaport Homes								1/11/2021	1/11/2021		1/11/2021	8.0%	N	Y	Refinance	0	0
16	2209 Sulphur Spring Road								1/15/2021	1/4/2021				N	Y	Acquisition	0	56,887
17	Southeast G6 Portfolio								3/10/2021	Various				N	Y	Refinance	112,560	107,476
17.01	Studio 6 Chamblee								3/10/2021	3/10/2021				N	Y
17.02	Studio 6 Savannah								3/10/2021	3/10/2021				N	Y
17.03	Motel 6 Greenville								3/10/2021	3/10/2021				N	Y
17.04	Motel 6 / Studio 6 Augusta								3/10/2021	3/11/2021				N	Y
18	Crescent Gateway	6,858	4.7%	5/4/2032	CareMetx, LLC	6,267	4.3%	6/30/2028	12/9/2020	12/9/2020				N	Y	Refinance	0	359,137
19	Herndon Square	17,126	6.5%	4/30/2022	Tiger Innovations, Inc.	15,952	6.1%	11/30/2025	1/15/2021	1/18/2021				N	Y	Refinance	0	381,296
20	Aspen Court Apartments								1/28/2021	1/27/2021				N	Y	Refinance	175,483	315,630
21	Bensalem Plaza Shopping Center	6,000	5.5%	10/31/2028	Advance Auto	5,200	4.8%	4/30/2024	10/6/2020	11/3/2020				N	Y	Refinance	89,988	65,320
22	Athens West Shopping Center	13,000	7.3%	12/4/2029	Citi Trends, Inc.	11,580	6.5%	1/31/2023	1/13/2020	12/10/2019				N	Y	Refinance	17,813	89,100
23	Chico Mobile Country Club								3/4/2021	3/4/2021		3/5/2021	7.0%	N	Y	Refinance	0	0
24	Allerand Portfolio 1								Various	Various				N	Y	Refinance	113,643	0
24.01	Walgreens Ironton								10/22/2020	10/26/2020				N	Y
24.02	Rite Aid Holt								10/26/2020	10/26/2020				N	Y
24.03	Walgreens Ashland								10/26/2020	10/26/2020				N	Y
24.04	Walgreens Stuarts Draft								10/26/2020	10/26/2020				N	Y
24.05	Walgreens Clay								10/26/2020	10/26/2020				N	Y
24.06	Walgreens Louisville								10/23/2020	10/26/2020				N	Y
24.07	Rite Aid Fremont								10/26/2020	10/26/2020				N	Y
24.08	Rite Aid New Baltimore								10/26/2020	10/5/2020				N	Y
25	Ontario Gateway	6,463	8.3%	11/30/2026	Center for Autism	4,737	6.1%	9/30/2021	3/4/2021	3/8/2021		3/4/2021	10.0%	N	Y	Refinance	0	8,554
26	Cobble Hill Multifamily Portfolio								1/20/2021	Various				N	Y	Refinance	15,250	0
26.01	181 Court Street								1/20/2021	1/21/2021				N	Y
26.02	131 Smith Street								1/20/2021	1/22/2021				N	Y
27	Walgreens Portfolio								Various	Various				N	Y	Acquisition	0	0
27.01	Walgreens-Santa Fe								1/25/2021	10/28/2020				N	Y
27.02	Walgreens-Morehead City								2/2/2021	12/21/2020				N	Y
28	Gateway Business Park								3/1/2021	2/26/2021		2/26/2021	14.0%	N	Y	Refinance	0	12,372
29	Dearborn Industrial Portfolio	Various	Various	Various					Various	Various				N	Y	Refinance	189,130	45,770
29.01	15000 North Commerce Drive								12/9/2020	12/4/2020				N	Y
29.02	3001 Gulley Road								12/9/2020	12/8/2020				N	Y
29.03	15201 Century Drive	4,800	12.5%	MTM					12/9/2020	12/9/2020				N	Y
29.04	15301 Century Drive								12/9/2020	12/5/2020				N	Y
29.05	15401 Century Drive								12/9/2020	12/5/2020				N	Y
29.06	15050 North Commerce Drive								1/27/2021	1/28/2021				N	Y
29.07	15300 Rotunda Drive								1/27/2021	1/28/2021				N	Y
30	Detroit Chassis								12/3/2020	12/1/2020	1/3/2020			N	Y	Acquisition	0	0
31	Goldman Multifamily Portfolio Tranche 5								11/16/2020	Various				N	Y	Acquisition	0	33,705
31.01	7750 South Muskegon Avenue								11/16/2020	11/16/2020				N	Y
31.02	6437 South Kenwood Avenue								11/16/2020	11/16/2020				N	Y
31.03	7836 S. South Shore Drive								11/16/2020	11/16/2020				N	Y
31.04	7810 South Ada Street								11/16/2020	12/4/2020				N	Y
31.05	7760 South Coles Avenue								11/16/2020	11/16/2020				N	Y
31.06	8000 South Justine Street								11/16/2020	12/4/2020				N	Y
31.07	8214 South Ingleside Avenue								11/16/2020	12/4/2020				N	Y
32	The Loom	4,000	2.2%	12/31/2021	Taqiy A. Muhammad	3,300	1.8%	2/28/2022	3/15/2021	3/15/2021				N	Y	Refinance	56,178	7,723
33	Walgreens Bayamón								1/21/2021	1/20/2021		1/21/2021	12.0%	N	Y	Acquisition	0	0
34	Sedona Village	7,000	5.6%	1/31/2024	Sedona Consignments	6,004	4.8%	11/30/2024	1/22/2021	1/22/2021				N	Y	Refinance	0	0
35	Washington Street Storage Portfolio #2								Various	Various				N	Y	Acquisition	152,063	37,724
35.01	Storage Mall Lex Park								3/1/2021	3/1/2021				N	Y
35.02	Clarence Self Storage								3/3/2021	3/8/2021				N	Y
35.03	West Side Mini Storage								3/1/2021	3/1/2021				N	Y
35.04	Stor-Yor-Stuff								3/1/2021	3/1/2021				N	Y
36	The Shops at 407 & Corner Shoppes	Various	Various	Various	Various	Various	Various	Various	12/24/2020	12/28/2020				N	Y	Acquisition	0	27,023
36.01	Shops at 407	1,800	12.6%	8/31/2026	5 Star Nutrition, LLC dba 5 Star Nutrition	1,071	7.5%	8/31/2030	12/24/2020	12/28/2020				N	Y
36.02	Corner Shoppes	2,375	18.4%	3/31/2023	Red Wing Shoes	2,361	18.2%	5/31/2029	12/24/2020	12/28/2020				N	Y
37	10 Industrial Avenue	7,568	8.2%	12/31/2023	Transcend Wireless	4,761	5.2%	MTM	12/29/2020	12/30/2020				N	Y	Refinance	5,875	39,678
38	Oak Park Michigan Storage								3/16/2021	3/16/2021				N	Y	Refinance	7,750	59,144
39	Farmington Hills Michigan Storage								3/16/2021	3/16/2021				N	Y	Refinance	7,750	65,778
40	Haight & Fillmore Apartments								1/19/2021	1/15/2021		1/19/2021	19.0%	N	Y	Refinance	0	1,797
41	GoodFriend Self Storage - East Harlem								11/2/2020	11/2/2020				N	Y	Refinance	0	29,073
42	Whispering Palms Apartments								1/27/2021	2/1/2021				N	Y	Refinance	0	50,168
43	Elite RV & Boat Storage								2/16/2021	2/12/2021				N	Y	Acquisition	0	39,274
44	Arcadia Shopping Center	2,500	11.2%	11/30/2024	Fedex Office	1,875	8.4%	7/31/2023	3/15/2021	3/15/2021				N	Y	Refinance	0	45,762
45	Turtle Creek Apartments								2/24/2021	2/24/2021				N	Y	Refinance	3,718	4,762
46	Walgreens-Burbank								11/16/2020	11/16/2020				N	Y	Acquisition	0	0
47	Village Circle Apartments								1/13/2021	1/13/2021				N	Y	Refinance	133,868	28,269
48	CVS Portfolio								Various	12/29/2020				N	Y	Acquisition	0	0
48.01	CVS Highland								1/28/2021	12/29/2020				N	Y
48.02	CVS Raytown								12/23/2020	12/29/2020				N	Y
49	La Hacienda Apartments								1/18/2021	1/19/2021				N	Y	Refinance	47,803	0
50	260 Centre Avenue								2/19/2021	2/19/2021				N	Y	Refinance	0	14,043
51	Walgreens-Coralville								2/2/2021	2/26/2021				N	Y	Refinance	0	0
52	Outerbanks Portfolio								2/25/2021	2/25/2021				N	Y	Refinance	8,656	5,815
52.01	Colonial Inn								2/25/2021	2/25/2021				N	Y
52.02	Seahorse Inn								2/25/2021	2/25/2021				N	Y
53	Astoria Portfolio	4,200	23.8%	4/30/2025					2/17/2021	2/17/2021				N	Y	Recapitalization	0	14,089
54	Tramec Sloan Industrial Building								3/9/2021	3/9/2021				N	Y	Refinance	0	0
55	Walgreens-Germantown								2/2/2021	2/1/2021		2/2/2021	6.0%	N	Y	Acquisition	0	0
56	Davita - Lakeport								11/22/2019	11/22/2019		11/18/2019	6.0%	N	Y	Acquisition	0	1,023
57	Oak Park & Pecan Acres MHC Portfolio								2/12/2021	2/12/2021				N	Y	Refinance	0	4,619
57.01	Oak Park MHC								2/12/2021	2/12/2021				N	Y
57.02	Pecan Acres MHC								2/12/2021	2/12/2021				N	Y
58	850-860 Meridian Avenue								3/17/2021	3/10/2021				N	N	Refinance	0	0
59	Oakwood Flex Complex	4,274	7.4%	6/30/2024	Citicare	3,075	5.3%	8/31/2024	1/26/2021	1/26/2021				N	Y	Acquisition	0	85,593
60	Peace River Village MHC								11/30/2020	11/30/2020				N	Y	Refinance	34,281	13,569
61	StorQuest Phoenix - Bell Road								11/2/2020	11/2/2020				N	Y	Refinance	0	11,288
62	Dunedin Mini Storage								2/15/2021	2/15/2021				N	Y	Acquisition	3,907	17,555
63	Dollar General Port Wentworth								12/30/2020	11/12/2020				N	Y	Acquisition	0	8,050

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)	Replacement Reserve Cap ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
1	Two Penn Center	125,966	0	Springing	0	6,472	233,006	500,000	43,009
2	Amazon @ Atlas	Springing	0	Springing	0	0	0	0	0
3	Tri-State Distribution Center	54,642	11,340	5,670	0	2,077	100,000	400,000	Springing
4	Magna Seating HQ	Springing	0	Springing	0	Springing	0	0	Springing
5	MGM Grand & Mandalay Bay	Springing	0	Springing	0	Springing	0	0	0
5.01	MGM Grand
5.02	Mandalay Bay
6	Seacrest Homes	Springing	0	Springing	3,667	3,667	0	0	0
7	Phoenix Industrial Portfolio V	84,962	298,808	37,241	0	36,847	880,000	1,500,000	Springing
7.01	Newton
7.02	Fort Smith
7.03	Flint
7.04	Coffeyville
8	Consumer Cellular	24,325	11,427	3,809	0	3,408	122,705	0	20,451
9	160 Pine Street	17,495	6,728	3,364	0	1,690	40,560	1,500,000	18,370
10	Metairie MOB Portfolio	21,723	56,008	11,202	0	1,424	0	0	8,903
10.01	Independence Plaza
10.02	3530 Houma Boulevard
11	The Ratner	38,973	12,918	Springing	0	3,058	0	750,000	9,175
12	Burke Town Center	20,082	13,854	1,319	0	478	0	0	3,186
13	Southridge Center	Springing	0	Springing	0	Springing	0	0	Springing
14	8800 Baymeadows	33,961	67,256	12,010	0	4,572	0	800,000	9,144
15	Seaport Homes	Springing	0	Springing	3,967	3,967	100,000	0	0
16	2209 Sulphur Spring Road	9,481	0	Springing	0	2,608	150,000	0	5,217
17	Southeast G6 Portfolio	21,495	0	11,652	0	1/12th of the greater of (i) following 4/6/2022, 5.0% of gross revenues or (ii) amount requried by the franchise agreement.	0	0	0
17.01	Studio 6 Chamblee
17.02	Studio 6 Savannah
17.03	Motel 6 Greenville
17.04	Motel 6 / Studio 6 Augusta
18	Crescent Gateway	51,305	13,892	4,631	0	2,412	90,903	2,200,000	Springing
19	Herndon Square	58,661	0	Springing	0	4,392	197,631	1,000,000	32,938
20	Aspen Court Apartments	38,680	10,439	5,117	0	6,854	0	0	0
21	Bensalem Plaza Shopping Center	15,552	8,165	3,888	0	1,364	0	250,000	5,456
22	Athens West Shopping Center	14,850	0	Springing	0	1,487	0	250,000	7,433
23	Chico Mobile Country Club	4,973	13,887	1,361	0	905	0	0	0
24	Allerand Portfolio 1	Springing	1,364	1,299	0	Springing	0	0	7,356
24.01	Walgreens Ironton
24.02	Rite Aid Holt
24.03	Walgreens Ashland
24.04	Walgreens Stuarts Draft
24.05	Walgreens Clay
24.06	Walgreens Louisville
24.07	Rite Aid Fremont
24.08	Rite Aid New Baltimore
25	Ontario Gateway	8,554	1,541	1,541	0	1,298	0	300,000	6,492
26	Cobble Hill Multifamily Portfolio	3,969	2,760	876	0	268	0	0	516
26.01	181 Court Street
26.02	131 Smith Street
27	Walgreens Portfolio	Springing	544	209	0	Springing	0	0	Springing
27.01	Walgreens-Santa Fe
27.02	Walgreens-Morehead City
28	Gateway Business Park	11,783	6,987	739	0	696	41,748	0	2,783
29	Dearborn Industrial Portfolio	17,604	15,550	3,380	0	6,674	240,247	150,000	10,423
29.01	15000 North Commerce Drive
29.02	3001 Gulley Road
29.03	15201 Century Drive
29.04	15301 Century Drive
29.05	15401 Century Drive
29.06	15050 North Commerce Drive
29.07	15300 Rotunda Drive
30	Detroit Chassis	14,037	0	3,826	0	1,833	0	250,000	5,500
31	Goldman Multifamily Portfolio Tranche 5	11,235	0	Springing	0	3,460	0	0	0
31.01	7750 South Muskegon Avenue
31.02	6437 South Kenwood Avenue
31.03	7836 S. South Shore Drive
31.04	7810 South Ada Street
31.05	7760 South Coles Avenue
31.06	8000 South Justine Street
31.07	8214 South Ingleside Avenue
32	The Loom	3,862	31,667	6,333	0	4,490	0	0	0
33	Walgreens Bayamón	Springing	0	Springing	0	Springing	0	0	Springing
34	Sedona Village	Springing	0	Springing	0	Springing	0	0	Springing
35	Washington Street Storage Portfolio #2	7,186	2,899	1,381	0	1,646		0	0
35.01	Storage Mall Lex Park
35.02	Clarence Self Storage
35.03	West Side Mini Storage
35.04	Stor-Yor-Stuff
36	The Shops at 407 & Corner Shoppes	4,826	2,468	949	0	340	0	0	1,134
36.01	Shops at 407
36.02	Corner Shoppes
37	10 Industrial Avenue	13,226	13,082	1,454	0	765	0	0	3,825
38	Oak Park Michigan Storage	7,393	0	Springing	0	1,465	0	0	0
39	Farmington Hills Michigan Storage	10,963	0	Springing	0	780	0	0	0
40	Haight & Fillmore Apartments	1,123	18,055	2,736	0	703	0	0	1,175
41	GoodFriend Self Storage - East Harlem	9,230	0	Springing	0	Springing	0	0	0
42	Whispering Palms Apartments	9,556	0	0	0	1,333	0	0	0
43	Elite RV & Boat Storage	6,546	8,075	4,038	0	425	0	0	0
44	Arcadia Shopping Center	11,440	0	Springing	0	373	0	150,000	2,917
45	Turtle Creek Apartments	4,762	10,741	3,571	150,000	3,250	0	0	0
46	Walgreens-Burbank	Springing	3,918	356	0	Springing	0	0	Springing
47	Village Circle Apartments	6,145	60,545	5,712	0	4,313	0	0	0
48	CVS Portfolio	Springing	0	Springing	0	Springing	0	0	0
48.01	CVS Highland
48.02	CVS Raytown
49	La Hacienda Apartments	6,352	11,291	3,584	75,000	2,842	0	0	0
50	260 Centre Avenue	6,687	11,809	1,125	0	646	0	0	0
51	Walgreens-Coralville	Springing	284	109	0	Springing	0	0	Springing
52	Outerbanks Portfolio	2,908	10,512	10,512	0	6,216	0	0	0
52.01	Colonial Inn
52.02	Seahorse Inn
53	Astoria Portfolio	5,419	4,679	1,799	0	220	7,936	100,000	1,249
54	Tramec Sloan Industrial Building	Springing	7,984	798	0	916	0	0	2,291
55	Walgreens-Germantown	Springing	266	102	0	Springing	0	0	Springing
56	Davita - Lakeport	222	539	337	0	230	8,280	0	Springing
57	Oak Park & Pecan Acres MHC Portfolio	924	4,645	464	613	613	0	0	0
57.01	Oak Park MHC
57.02	Pecan Acres MHC
58	850-860 Meridian Avenue	4,843	0	4,606	0	417	0	0	0
59	Oakwood Flex Complex	10,699	1,643	822	0	722	0	200,000	4,091
60	Peace River Village MHC	3,392	4,456	2,228	40,719	496	0	0	0
61	StorQuest Phoenix - Bell Road	2,454	0	Springing	0	329	11,856	0	0
62	Dunedin Mini Storage	3,511	5,634	1,878	362	362	0	0	0
63	Dollar General Port Wentworth	1,610	0	Springing	0	Springing	0	0	Springing

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)
1	Two Penn Center	1,500,000	0	0
2	Amazon @ Atlas	0	0	0
3	Tri-State Distribution Center	400,000	0	0
4	Magna Seating HQ	An amount equal to $20.00 per square foot of area in the portion of the Magna Seating Premises for which the Magna Seating Lease has been terminated or that has been vacated by Magna Seating or in which Magna Seating is no longer operating	0	0
5	MGM Grand & Mandalay Bay	0	0	0
5.01	MGM Grand
5.02	Mandalay Bay
6	Seacrest Homes	0	0	0
7	Phoenix Industrial Portfolio V	1,500,000	0	0
7.01	Newton
7.02	Fort Smith
7.03	Flint
7.04	Coffeyville
8	Consumer Cellular	0	0	0
9	160 Pine Street	1,500,000	0	0
10	Metairie MOB Portfolio	0	0	0
10.01	Independence Plaza
10.02	3530 Houma Boulevard
11	The Ratner	1,100,000	0	0
12	Burke Town Center	115,000	0	0
13	Southridge Center	1,243,105	0	0
14	8800 Baymeadows	0	0	0
15	Seaport Homes	0	0	0
16	2209 Sulphur Spring Road	$350,000, reduced to $175,000 if Liberty Tire Services renew its lease in accordance with loan docs	0	0
17	Southeast G6 Portfolio	0	0	0
17.01	Studio 6 Chamblee
17.02	Studio 6 Savannah
17.03	Motel 6 Greenville
17.04	Motel 6 / Studio 6 Augusta
18	Crescent Gateway	2,000,000	0	0
19	Herndon Square	1,600,000	0	0
20	Aspen Court Apartments	0	0	0
21	Bensalem Plaza Shopping Center	0	0	0
22	Athens West Shopping Center	0	0	0
23	Chico Mobile Country Club	0	0	0
24	Allerand Portfolio 1	0	0	0
24.01	Walgreens Ironton
24.02	Rite Aid Holt
24.03	Walgreens Ashland
24.04	Walgreens Stuarts Draft
24.05	Walgreens Clay
24.06	Walgreens Louisville
24.07	Rite Aid Fremont
24.08	Rite Aid New Baltimore
25	Ontario Gateway	500,000	0	0
26	Cobble Hill Multifamily Portfolio	0	0	0
26.01	181 Court Street
26.02	131 Smith Street
27	Walgreens Portfolio	0	0	0
27.01	Walgreens-Santa Fe
27.02	Walgreens-Morehead City
28	Gateway Business Park	0	0	0
29	Dearborn Industrial Portfolio	300,000	0	0
29.01	15000 North Commerce Drive
29.02	3001 Gulley Road
29.03	15201 Century Drive
29.04	15301 Century Drive
29.05	15401 Century Drive
29.06	15050 North Commerce Drive
29.07	15300 Rotunda Drive
30	Detroit Chassis	0	0	0
31	Goldman Multifamily Portfolio Tranche 5	0	128,249	0
31.01	7750 South Muskegon Avenue
31.02	6437 South Kenwood Avenue
31.03	7836 S. South Shore Drive
31.04	7810 South Ada Street
31.05	7760 South Coles Avenue
31.06	8000 South Justine Street
31.07	8214 South Ingleside Avenue
32	The Loom	0	0	0
33	Walgreens Bayamón	0	0	0
34	Sedona Village	627,035	0	0
35	Washington Street Storage Portfolio #2	0	0	0
35.01	Storage Mall Lex Park
35.02	Clarence Self Storage
35.03	West Side Mini Storage
35.04	Stor-Yor-Stuff
36	The Shops at 407 & Corner Shoppes	68,025	209,703	0
36.01	Shops at 407
36.02	Corner Shoppes
37	10 Industrial Avenue	0	0	0
38	Oak Park Michigan Storage	0	0	0
39	Farmington Hills Michigan Storage	0	0	0
40	Haight & Fillmore Apartments	70,500	282,476	0
41	GoodFriend Self Storage - East Harlem	0	0	0
42	Whispering Palms Apartments	0	0	0
43	Elite RV & Boat Storage	0	0	0
44	Arcadia Shopping Center	150,000	0	0
45	Turtle Creek Apartments	0	0	0
46	Walgreens-Burbank	0	0	0
47	Village Circle Apartments	0	0	0
48	CVS Portfolio	0	0	0
48.01	CVS Highland
48.02	CVS Raytown
49	La Hacienda Apartments	0	0	0
50	260 Centre Avenue	0	0	0
51	Walgreens-Coralville	0	0	0
52	Outerbanks Portfolio	0	0	0
52.01	Colonial Inn
52.02	Seahorse Inn
53	Astoria Portfolio	0	0	0
54	Tramec Sloan Industrial Building	0	20,949	0
55	Walgreens-Germantown	0	0	0
56	Davita - Lakeport	55,130	0	0
57	Oak Park & Pecan Acres MHC Portfolio	0	0	0
57.01	Oak Park MHC
57.02	Pecan Acres MHC
58	850-860 Meridian Avenue	0	0	0
59	Oakwood Flex Complex	347,000	70,000	0
60	Peace River Village MHC	0	35,000	0
61	StorQuest Phoenix - Bell Road	0	0	0
62	Dunedin Mini Storage	0	0	0
63	Dollar General Port Wentworth	0	0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description(9)	Other Escrow I (Initial) ($)(9)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Holdback(10)
1	Two Penn Center	Additional Tenant Reserve	1,142,036	0	0	Gap Rent Reserve	14,625	0	0
2	Amazon @ Atlas		0	0	0		0	0	0
3	Tri-State Distribution Center	Streamline Funds	100,000	0	0		0	0	0	547,187
4	Magna Seating HQ	Lease Termination Rollover Reserve	0	Springing	0		0	0	0
5	MGM Grand & Mandalay Bay		0	0	0		0	0	0
5.01	MGM Grand
5.02	Mandalay Bay
6	Seacrest Homes		0	0	0		0	0	0
7	Phoenix Industrial Portfolio V	Achievement Reserve (Upfront: $4,000,000); Unfunded Obligations (Upfront: $1,677,345.60)	5,677,346	0	0	Array Technologies Rollover Reserve	0	63,750	0
7.01	Newton
7.02	Fort Smith
7.03	Flint
7.04	Coffeyville
8	Consumer Cellular	Consumer Cellular Reserve	0	31,250	0		0	0	0
9	160 Pine Street	Existing Rent Concession Reserve ($71,418); Future TI/LC Reserve ($237,000); Future Rent Concession Reserve ($71,595)	380,013	0	0	Structus Reserve Funds	55,632	0	0
10	Metairie MOB Portfolio		0	0	0		0	0	0
10.01	Independence Plaza
10.02	3530 Houma Boulevard
11	The Ratner		0	0	0		0	0	0
12	Burke Town Center		0	0	0		0	0	0
13	Southridge Center	Ground Rent Fund	0	Springing	0		0	0	0
14	8800 Baymeadows	Tenant Allowance, Tenant Improvement and Leasing Commission Funds	159,887	0	0	Material Tenant Rollover Reserve (Springing); Computershare 2023 Rollover Reserve (Springing)	0	Springing	0
15	Seaport Homes		0	0	0		0	0	0
16	2209 Sulphur Spring Road	Gap Rent	64,167	0	0		0	0	0
17	Southeast G6 Portfolio	PIP Reserve	0	Springing	0		0	0	0
17.01	Studio 6 Chamblee
17.02	Studio 6 Savannah
17.03	Motel 6 Greenville
17.04	Motel 6 / Studio 6 Augusta
18	Crescent Gateway	Unfunded Obligations Reserve	1,568,482	0	0	Free Rent Reserve	460,197	0	0
19	Herndon Square		0	0	0		0	0	0
20	Aspen Court Apartments	Prepaid Rent Reserve	40,522	0	0		0	0	0
21	Bensalem Plaza Shopping Center	Free Rent - EggMania Reserve	25,650	0	0		0	0	0
22	Athens West Shopping Center	Outstanding TI/LC Reserve ($260,000); Shortfall Reserve ($160,000)	420,000	0	0	Expense Reimbursement Reserve	38,800	0	0
23	Chico Mobile Country Club		0	0	0		0	0	0
24	Allerand Portfolio 1	Ground Rent Funds	0	Springing	0		0	0	0
24.01	Walgreens Ironton
24.02	Rite Aid Holt
24.03	Walgreens Ashland
24.04	Walgreens Stuarts Draft
24.05	Walgreens Clay
24.06	Walgreens Louisville
24.07	Rite Aid Fremont
24.08	Rite Aid New Baltimore
25	Ontario Gateway	Rent Concession Reserve	28,734	0	0	Existing TI/LC Reserve	35,000	0	0
26	Cobble Hill Multifamily Portfolio		0	0	0		0	0	0
26.01	181 Court Street
26.02	131 Smith Street
27	Walgreens Portfolio		0	0	0		0	0	0
27.01	Walgreens-Santa Fe
27.02	Walgreens-Morehead City
28	Gateway Business Park		0	0	0		0	0	0
29	Dearborn Industrial Portfolio	TATILC Funds ($39,000); Rent Concession Funds ($107,875); Existing Violation Reserve ($14,600)	161,475	0	0		0	0	0	1,700,000
29.01	15000 North Commerce Drive									1,700,000
29.02	3001 Gulley Road									1,700,000
29.03	15201 Century Drive									1,700,000
29.04	15301 Century Drive									1,700,000
29.05	15401 Century Drive									1,700,000
29.06	15050 North Commerce Drive									1,700,000
29.07	15300 Rotunda Drive									1,700,000
30	Detroit Chassis		0	0	0		0	0	0
31	Goldman Multifamily Portfolio Tranche 5		0	0	0		0	0	0
31.01	7750 South Muskegon Avenue
31.02	6437 South Kenwood Avenue
31.03	7836 S. South Shore Drive
31.04	7810 South Ada Street
31.05	7760 South Coles Avenue
31.06	8000 South Justine Street
31.07	8214 South Ingleside Avenue
32	The Loom		0	0	0		0	0	0
33	Walgreens Bayamón		0	0	0		0	0	0
34	Sedona Village		0	0	0		0	0	0
35	Washington Street Storage Portfolio #2		0	0	0		0	0	0
35.01	Storage Mall Lex Park
35.02	Clarence Self Storage
35.03	West Side Mini Storage
35.04	Stor-Yor-Stuff
36	The Shops at 407 & Corner Shoppes		0	0	0		0	0	0
36.01	Shops at 407
36.02	Corner Shoppes
37	10 Industrial Avenue		0	0	0		0	0	0
38	Oak Park Michigan Storage		0	0	0		0	0	0
39	Farmington Hills Michigan Storage		0	0	0		0	0	0
40	Haight & Fillmore Apartments		0	0	0		0	0	0
41	GoodFriend Self Storage - East Harlem		0	0	0		0	0	0
42	Whispering Palms Apartments		0	0	0		0	0	0
43	Elite RV & Boat Storage		0	0	0		0	0	0
44	Arcadia Shopping Center		0	0	0		0	0	0
45	Turtle Creek Apartments		0	0	0		0	0	0
46	Walgreens-Burbank		0	0	0		0	0	0
47	Village Circle Apartments		0	0	0		0	0	0
48	CVS Portfolio		0	0	0		0	0	0
48.01	CVS Highland
48.02	CVS Raytown
49	La Hacienda Apartments	Radon Mitigation System	3,750	0	0		0	0	0
50	260 Centre Avenue		0	0	0		0	0	0
51	Walgreens-Coralville		0	0	0		0	0	0
52	Outerbanks Portfolio	Seasonality Reserve	200,000	0	0		0	0	0
52.01	Colonial Inn
52.02	Seahorse Inn
53	Astoria Portfolio		0	0	0		0	0	0
54	Tramec Sloan Industrial Building		0	0	0		0	0	0
55	Walgreens-Germantown		0	0	0		0	0	0
56	Davita - Lakeport		0	0	0		0	0	0
57	Oak Park & Pecan Acres MHC Portfolio	Home Reserve	100,000	0	0		0	0	0
57.01	Oak Park MHC
57.02	Pecan Acres MHC
58	850-860 Meridian Avenue		0	0	0		0	0	0
59	Oakwood Flex Complex		0	0	0		0	0	0
60	Peace River Village MHC	Pump Reserve	15,000	0	0		0	0	0
61	StorQuest Phoenix - Bell Road		0	0	0		0	0	0
62	Dunedin Mini Storage		0	0	0		0	0	0
63	Dollar General Port Wentworth	Detention Pond Reserve	29,326	0	0		0	0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest(11)	Ground Lease Initial Expiration Date(11)	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Two Penn Center	Fee				Hard/Springing Cash Management
2	Amazon @ Atlas	Fee				Hard/Springing Cash Management
3	Tri-State Distribution Center	Fee				Hard/Springing Cash Management
4	Magna Seating HQ	Fee				Springing
5	MGM Grand & Mandalay Bay	Fee				Hard/Springing Cash Management	3,000,000,000	9,018,542	1,365,800,000	1,365,800,000	2.70	2.70	65.2%	9.7%
5.01	MGM Grand	Fee					1,635,000,000	4,915,105	744,361,000	744,361,000	2.70	2.70	65.2%	9.7%
5.02	Mandalay Bay	Fee					1,365,000,000	4,103,436	621,439,000	621,439,000	2.70	2.70	65.2%	9.7%
6	Seacrest Homes	Fee				Springing
7	Phoenix Industrial Portfolio V	Fee				Hard/Springing Cash Management
7.01	Newton	Fee
7.02	Fort Smith	Fee
7.03	Flint	Fee
7.04	Coffeyville	Fee
8	Consumer Cellular	Fee				Soft/Springing Cash Management
9	160 Pine Street	Fee				Hard/Upfront Cash Management
10	Metairie MOB Portfolio	Fee				Hard/Springing Cash Management
10.01	Independence Plaza	Fee
10.02	3530 Houma Boulevard	Fee
11	The Ratner	Fee				Hard/Springing Cash Management
12	Burke Town Center	Fee				Springing
13	Southridge Center	Fee and Leasehold	8/31/2091	$482,317	2.0% every 10 years	Springing
14	8800 Baymeadows	Fee				Hard/Upfront Cash Management
15	Seaport Homes	Fee				Springing
16	2209 Sulphur Spring Road	Fee and Leasehold	2/7/2084	$1		Hard/Springing Cash Management
17	Southeast G6 Portfolio	Fee				Hard/Springing Cash Management
17.01	Studio 6 Chamblee	Fee
17.02	Studio 6 Savannah	Fee
17.03	Motel 6 Greenville	Fee
17.04	Motel 6 / Studio 6 Augusta	Fee
18	Crescent Gateway	Fee				Hard/Springing Cash Management
19	Herndon Square	Fee				Springing
20	Aspen Court Apartments	Fee				Springing
21	Bensalem Plaza Shopping Center	Fee				Springing
22	Athens West Shopping Center	Fee				Hard/Springing Cash Management
23	Chico Mobile Country Club	Fee				Springing
24	Allerand Portfolio 1	Fee and Leasehold	Various	Various	Various	Springing
24.01	Walgreens Ironton	Fee
24.02	Rite Aid Holt	Fee
24.03	Walgreens Ashland	Fee
24.04	Walgreens Stuarts Draft	Fee
24.05	Walgreens Clay	Fee
24.06	Walgreens Louisville	Fee and Leasehold	5/31/2030	$18,480	10% increase from July 8, 2028 through May 31, 2030
24.07	Rite Aid Fremont	Fee
24.08	Rite Aid New Baltimore	Fee
25	Ontario Gateway	Fee				Springing
26	Cobble Hill Multifamily Portfolio	Fee				Springing
26.01	181 Court Street	Fee
26.02	131 Smith Street	Fee
27	Walgreens Portfolio	Fee				Hard/Springing Cash Management
27.01	Walgreens-Santa Fe	Fee
27.02	Walgreens-Morehead City	Fee
28	Gateway Business Park	Fee				Springing
29	Dearborn Industrial Portfolio	Fee				Springing
29.01	15000 North Commerce Drive	Fee
29.02	3001 Gulley Road	Fee
29.03	15201 Century Drive	Fee
29.04	15301 Century Drive	Fee
29.05	15401 Century Drive	Fee
29.06	15050 North Commerce Drive	Fee
29.07	15300 Rotunda Drive	Fee
30	Detroit Chassis	Fee				Hard/Upfront Cash Management
31	Goldman Multifamily Portfolio Tranche 5	Fee				Springing
31.01	7750 South Muskegon Avenue	Fee
31.02	6437 South Kenwood Avenue	Fee
31.03	7836 S. South Shore Drive	Fee
31.04	7810 South Ada Street	Fee
31.05	7760 South Coles Avenue	Fee
31.06	8000 South Justine Street	Fee
31.07	8214 South Ingleside Avenue	Fee
32	The Loom	Fee				Hard/Springing Cash Management
33	Walgreens Bayamón	Fee				Hard/Springing Cash Management
34	Sedona Village	Fee				Springing
35	Washington Street Storage Portfolio #2	Fee				Springing
35.01	Storage Mall Lex Park	Fee
35.02	Clarence Self Storage	Fee
35.03	West Side Mini Storage	Fee
35.04	Stor-Yor-Stuff	Fee
36	The Shops at 407 & Corner Shoppes	Fee				Springing
36.01	Shops at 407	Fee
36.02	Corner Shoppes	Fee
37	10 Industrial Avenue	Fee				Hard/Springing Cash Management
38	Oak Park Michigan Storage	Fee				Springing
39	Farmington Hills Michigan Storage	Fee				Springing
40	Haight & Fillmore Apartments	Fee				Springing
41	GoodFriend Self Storage - East Harlem	Fee				Springing
42	Whispering Palms Apartments	Fee				Springing
43	Elite RV & Boat Storage	Fee				Springing
44	Arcadia Shopping Center	Fee				Springing
45	Turtle Creek Apartments	Fee				Soft/Springing Cash Management
46	Walgreens-Burbank	Fee				Hard/Springing Cash Management
47	Village Circle Apartments	Fee				Springing
48	CVS Portfolio	Fee				Springing
48.01	CVS Highland	Fee
48.02	CVS Raytown	Fee
49	La Hacienda Apartments	Fee				Springing
50	260 Centre Avenue	Fee				Springing
51	Walgreens-Coralville	Fee				Hard/Springing Cash Management
52	Outerbanks Portfolio	Fee				Springing
52.01	Colonial Inn	Fee
52.02	Seahorse Inn	Fee
53	Astoria Portfolio	Fee				Hard/Springing Cash Management
54	Tramec Sloan Industrial Building	Fee				Hard/Upfront Cash Management
55	Walgreens-Germantown	Fee				Hard/Springing Cash Management
56	Davita - Lakeport	Fee				Hard/Springing Cash Management
57	Oak Park & Pecan Acres MHC Portfolio	Fee				Springing
57.01	Oak Park MHC	Fee
57.02	Pecan Acres MHC	Fee
58	850-860 Meridian Avenue	Fee				Springing
59	Oakwood Flex Complex	Fee				Springing
60	Peace River Village MHC	Fee				Springing
61	StorQuest Phoenix - Bell Road	Fee				Springing
62	Dunedin Mini Storage	Fee				Springing
63	Dollar General Port Wentworth	Fee				Springing

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Pari Passu Piece In-Trust Cut-Off Balance	Pari Passu Piece Non-Trust Cut-Off Balance	Total Cut-off Date Pari Passu Debt	Sponsor(12)	Affiliated Sponsors	Mortgage Loan Number
1	Two Penn Center			N	N				Alex Schwartz		1
2	Amazon @ Atlas			N	N				TechCore, LLC		2
3	Tri-State Distribution Center			N					Yaakov E. Sod		3
4	Magna Seating HQ			N					Harbor Group International; Mark Shabad		4
5	MGM Grand & Mandalay Bay	9.7%		Y		36,500,000	1,597,700,000	1,634,200,000	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP		5
5.01	MGM Grand	9.7%									5.01
5.02	Mandalay Bay	9.7%			N						5.02
6	Seacrest Homes			Y	N	30,000,000	18,000,000	48,000,000	Laisin Leung	Y - Group 1	6
7	Phoenix Industrial Portfolio V			Y		29,774,501	64,511,418	94,285,919	Phoenix Investors		7
7.01	Newton										7.01
7.02	Fort Smith										7.02
7.03	Flint										7.03
7.04	Coffeyville										7.04
8	Consumer Cellular			N					Walter C. Bowen		8
9	160 Pine Street			N					Philip H. Ouyang; Victoria Yuen Ouyang		9
10	Metairie MOB Portfolio			N					John P. Hamide		10
10.01	Independence Plaza										10.01
10.02	3530 Houma Boulevard										10.02
11	The Ratner			N					Paragon Real Estate Fund, LLC		11
12	Burke Town Center			N					Reco Holdings LLC		12
13	Southridge Center			N					E. Stanley Kroenke	Y - Group 2	13
14	8800 Baymeadows			N					Jeremy R. McLendon; Ted M. Sherman		14
15	Seaport Homes			Y		18,000,000	14,000,000	32,000,000	Laisin Leung	Y - Group 1	15
16	2209 Sulphur Spring Road			N					Aminim Properties LLC; AP Aminim Properties LP; Ephraim Kriel		16
17	Southeast G6 Portfolio		3,000,000	N					Subhash Patel; Vijaykumar Patel		17
17.01	Studio 6 Chamblee		881,250								17.01
17.02	Studio 6 Savannah		778,125		N						17.02
17.03	Motel 6 Greenville		750,000		N						17.03
17.04	Motel 6 / Studio 6 Augusta		590,625								17.04
18	Crescent Gateway			Y		15,929,166	31,858,332	47,787,499	Gregory Fernebok; Robert Scheer		18
19	Herndon Square			Y	Y	15,477,747	14,978,465	30,456,211	BRIT Limited Partnership		19
20	Aspen Court Apartments			N					Rolf A. Anderson; Jonathan P. Sauser		20
21	Bensalem Plaza Shopping Center			N					Michael S. Pearlstein		21
22	Athens West Shopping Center			N					Ian Ross		22
23	Chico Mobile Country Club			N					Richard V. Bowling, Jr.; Kathleen S. Bowling; The Bowling Revocable Trust		23
24	Allerand Portfolio 1			N					Richard J. Sabella	Y - Group 4	24
24.01	Walgreens Ironton									Y - Group 4	24.01
24.02	Rite Aid Holt									Y - Group 4	24.02
24.03	Walgreens Ashland									Y - Group 4	24.03
24.04	Walgreens Stuarts Draft									Y - Group 4	24.04
24.05	Walgreens Clay									Y - Group 4	24.05
24.06	Walgreens Louisville									Y - Group 4	24.06
24.07	Rite Aid Fremont									Y - Group 4	24.07
24.08	Rite Aid New Baltimore									Y - Group 4	24.08
25	Ontario Gateway			N					James L. Previti		25
26	Cobble Hill Multifamily Portfolio			N					Abe Richard Cohen; Jeffrey Lefkovits		26
26.01	181 Court Street										26.01
26.02	131 Smith Street										26.02
27	Walgreens Portfolio			N						Y - Group 3	27
27.01	Walgreens-Santa Fe									Y - Group 3	27.01
27.02	Walgreens-Morehead City									Y - Group 3	27.02
28	Gateway Business Park			N					Daniel Joseph Lautner; The Lautner Family Trust Dated May 14, 2015		28
29	Dearborn Industrial Portfolio			N					Adel Abdullah Al-Mansoob		29
29.01	15000 North Commerce Drive										29.01
29.02	3001 Gulley Road										29.02
29.03	15201 Century Drive										29.03
29.04	15301 Century Drive										29.04
29.05	15401 Century Drive										29.05
29.06	15050 North Commerce Drive										29.06
29.07	15300 Rotunda Drive										29.07
30	Detroit Chassis			N					Meshulam Martin		30
31	Goldman Multifamily Portfolio Tranche 5			N					Goldman Investments; Hadar Goldman; Alpha Inv 259 - South Chicago II, LLC		31
31.01	7750 South Muskegon Avenue										31.01
31.02	6437 South Kenwood Avenue										31.02
31.03	7836 S. South Shore Drive										31.03
31.04	7810 South Ada Street										31.04
31.05	7760 South Coles Avenue										31.05
31.06	8000 South Justine Street										31.06
31.07	8214 South Ingleside Avenue										31.07
32	The Loom			N					Elliot C. Mamiye; Charles Mamiye; Solomon Barnathan; Steven Chera		32
33	Walgreens Bayamón			N					Marc Jacobowitz; Yerachmael Jacobson		33
34	Sedona Village			N					E. Stanley Kroenke	Y - Group 2	34
35	Washington Street Storage Portfolio #2			N					Jonathan Salinas; Washington Street Investment Partners LLC		35
35.01	Storage Mall Lex Park										35.01
35.02	Clarence Self Storage										35.02
35.03	West Side Mini Storage										35.03
35.04	Stor-Yor-Stuff										35.04
36	The Shops at 407 & Corner Shoppes			N					Jose Chacalo Hilu; Elias Husni Hanono		36
36.01	Shops at 407										36.01
36.02	Corner Shoppes										36.02
37	10 Industrial Avenue			N					Howard Wasserman; Ezra Samuel Moche		37
38	Oak Park Michigan Storage			N					Kim E. Zeune	Y - Group 5	38
39	Farmington Hills Michigan Storage			N					Kim E. Zeune	Y - Group 5	39
40	Haight & Fillmore Apartments			N					Robert E. Shelton		40
41	GoodFriend Self Storage - East Harlem			N					Beth L. Eidman; Elise L. Miller; Robin S. Miller		41
42	Whispering Palms Apartments			N					J. Russ Davis, Jr.; J. Ronald Terwilliger		42
43	Elite RV & Boat Storage			N					Hugh D. Cohen; Brian E. Boehmcke; Joel T. Flax; HIC Haxall Fund I LP; John Georghiou;		43
44	Arcadia Shopping Center			N					H. Blake Tartt III		44
45	Turtle Creek Apartments			N					Mark A. Muselman		45
46	Walgreens-Burbank			N					Karen E. Kennedy		46
47	Village Circle Apartments			N					Jeremiah Bass; Brian Anthony Selmo		47
48	CVS Portfolio			N					Richard J. Sabella	Y - Group 4	48
48.01	CVS Highland									Y - Group 4	48.01
48.02	CVS Raytown									Y - Group 4	48.02
49	La Hacienda Apartments			N					Aandrea Carter		49
50	260 Centre Avenue			N					David A. Roth; David Dabakarov		50
51	Walgreens-Coralville			N						Y - Group 3	51
52	Outerbanks Portfolio			N					Rajesh Lakhani		52
52.01	Colonial Inn										52.01
52.02	Seahorse Inn										52.02
53	Astoria Portfolio			N					Barry McKenna		53
54	Tramec Sloan Industrial Building			N					Norman Lynn		54
55	Walgreens-Germantown			N						Y - Group 3	55
56	Davita - Lakeport			N					Yu Sun; Gongyuan Ding; Jie Wen		56
57	Oak Park & Pecan Acres MHC Portfolio			N					Michael D. Hyatt; Kris Hodges		57
57.01	Oak Park MHC										57.01
57.02	Pecan Acres MHC										57.02
58	850-860 Meridian Avenue			N					Linton Grant; Gary Grant		58
59	Oakwood Flex Complex			N					Helmuth A. Stahlecker III		59
60	Peace River Village MHC			N					Mario Dattilo; Douglas A. Dattilo; Sandra Hauber; Roland Hauber; Joint Revocable Trust of Roland Hauber and Sandra Hauber		60
61	StorQuest Phoenix - Bell Road			N					William W. Hobin; Clark W. Porter; Timothy B. Hobin		61
62	Dunedin Mini Storage			N					Richard J. O'Brien		62
63	Dollar General Port Wentworth			N					Sandra Lynn Kern		63

A-1-12

       FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “Barclays” denotes Barclays Capital Real Estate Inc., “BSPRT” denotes BSPRT CMBS Finance, LLC, “LMF” denotes LMF Commercial, LLC, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, and “AREF” denotes Argentic Real Estate Finance LLC

(2)	For mortgage loan #3 (Tri-State Distribution Center), the Number of Units includes 221,830 square feet of industrial space and 27,417 square feet of office space.

For mortgage loan #4 (Magna Seating HQ), the Number of Units is approximately 65% office space, 20% R&D space, and 15% high-bay industrial space.

For mortgage loan #5 (MGM Grand & Mandalay Bay), each of the related mortgaged properties consist of a resort and casino and, as of the trailing twelve months ending December 31, 2020 (i) with respect to the Mandalay Bay mortgaged property, approximately 35.0% of the revenues were from hotel rooms, approximately 22.0% of the revenues were from gaming, approximately 22.5% of the revenues were from food and beverage, and approximately 20.6% of the revenues were from other sources and (ii) with respect to the MGM Grand mortgaged property, approximately 26.2% of the revenues were from hotel rooms, approximately 30.6% of the revenues were from gaming, approximately 20.0% of the revenues were from food and beverage, and approximately 23.2% of the revenues were from other sources.

For mortgage loan #9 (160 Pine Street), the Number of Units includes 76,271 square feet of office space and 11,903 square feet of ground floor and basement retail space.

For mortgage loan #10 (Metairie MOB Portfolio), two of the mortgaged properties, Independence Plaza Property and the 3530 Houma Boulevard Property, are comprised of office, medical office, and retail space. The Independence Plaza Property consists of 29,217 square feet, 17,288 square feet, and 6,108 square feet of medical office, in-line retail, and freestanding retail, respectively, totaling 52,613 square feet (61.6% of Portfolio NRA). The 3530 Houma Boulevard Property consists of 32,852 square feet of medical office space (38.4% of Portfolio NRA).

For mortgage loan #18 (Crescent Gateway), the the Number of Units includes 112,943 square feet of office space and 31,786 square feet of retail space.

For mortgage loan #19 (Herndon Square), the Number of Units includes 149,284 square feet of flex office space, 87,937 square feet of traditional office space and 26,286 square feet of data center space.

For mortgage loan #26 (Cobble Hill Multifamily Portfolio), two of the mortgaged properties, 181 Court Street Property, and 131 Smith Street Property, are comprised of multifamily and retail space. The 181 Court Street Property is comprised of 4,200 square feet of multifamily space (6 units) and 1,695 square feet of retail space. The 131 Smith Street Property is comprised of 3,250 square feet of multifamily space (5 units) and 1,400 square feet of retail space.

For mortgage loan #37 (10 Industrial Avenue), the Number of Units includes 64,824 square feet of industrial space and 26,984 square feet of office space.

For mortgage loan #40 (Haight & Fillmore Apartments), the Number of Units reflects residential units. The mortgaged property also includes 4,700 square feet of commercial space.

For mortgage loan #43 (Elite RV & Boat Storage), the units are catered specifically for RV parking storage and to a lesser extent, boat storage.

A-1-13

For mortgage loan #59 (Oakwood Flex Complex), the Number of Units includes 31,076 square feet of flex industrial space and 26,679 square feet of office space.

(3)	For mortgage loan #29 (Dearborn Industrial Portfolio), the loan agreement identifies four separate individual mortgaged properties each constituting a single tax parcel, identified as the Gulley Property, the Commerce Property, the 15201 Century Property and the 15301 Century Property. Certain of the seven individual properties listed on Annex A-1 constitute individual buildings and related land located within one of such four mortgaged properties identified in the loan agreement. The properties identified on Annex A-1 as 15000 North Commerce Drive and 15050 North Commerce Drive are both part of the Commerce Property, and the properties identified on Annex A-1 as 15301 Century Drive, 15401 Century Drive and 15300 Rotunda Drive are each part of the 15301 Century Property. The borrower is permitted to obtain the free release (without prepayment or defeasance) of the buildings located at 15050 North Commerce Drive and 15301 Century Drive, together with certain related land (collectively, the “Dearborn Free Release Collateral”), as described in the prospectus under “Certain Terms of the Mortgage Loans—Releases; Partial Releases.

(4)	For mortgage loan #30 (Detroit Chassis), the mortgage loan has a five-day grace period for any late fees only once during the loan term.

(5)	For mortgage loan #5 (MGM Grand & Mandalay Bay), the Appraised Value of $4,600,000,000 represents the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay mortgaged properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay mortgaged properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased Sale Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (“Aggregate As Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay bay mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay mortgaged properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay mortgaged properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay borrowers to the mortgage lender.

For mortgage loan #7 (Phoenix Industrial Portfolio V), the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on a combined appraised value of the related mortgaged properties of $145,300,000, which utilizes a $46,500,000 “as-stabilized” valuation for the Fort Smith mortgaged property, as the conditions set forth in the related appraisal for using such valuation (namely, a 90.0% stabilized occupancy and market rent of $3.50 PSF NNN and a market lease term of five years) were satisfied when the QualServ Solutions LLC lease was executed at $3.65 PSF NNN for a five-year term, increasing the occupancy at the Fort Smith property to 90.5%.

For mortgage loan #18 (Crescent Gateway), the Appraised Value represents the “As-Is Hypothetical” value of $75,400,000 as of December 2, 2020, which assumes that the Fourth Largest Tenant, Pulse Fitness, is in place at the mortgaged property with no TI allowance or free rent obligation outstanding. As of January 28, 2021, Pulse Fitness has taken possession of its space and is currently performing its tenant build out. Pulse Fitness will receive nine months of free rent commencing on the earlier of 180 days from the date of possession or upon substantial completion of its space buildout. All applicable gap rent and unfunded TI obligations related to Pulse Fitness was reserved for at closing. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” value of $74,800,000 are 63.9% and 51.0%, respectively.

For mortgage loan #20 (Aspen Court Apartments), the Appraised Value reflects an “as-complete” appraised value, which assumes the completion of 12 additional units. The Appraised Value without

A-1-14

the completion assumption is $21,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $21,600,000 value are 66.1% and 54.6%, respectively. At origination, the borrower deposited $175,483 into an upfront engineering reserve account, which is 115% of remaining costs to complete the additional units. Completion of the additional units is anticipated in Q4 2021.

For mortgage loan #35 (Washington Street Storage Portfolio #2), the Appraised Value reflects an “as-bulk” appraised value, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $11,150,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $11,150,000 value are 65.0% and 59.4%, respectively.

For mortgage loan #53 (Astoria Portfolio), the borrower has applied for the Mortgaged Property to receive a 25-year tax abatement (the “ICAP Abatement”) pursuant to the Industrial and Commercial Abatement Program from the New York City Department of Finance (the “Tax Abatement Program”). The 25-year ICAP Abatement would result in an abated level of taxes that phases out over a 25-year period with 100% of the benefit realized in years 1 through 16, with the phase out occurring in 10% increments in each of the remaining years. The borrower has represented and warranted that it has satisfied all requirements for the mortgaged property to be eligible for the 25-year abatement benefits under the Tax Abatement Program in accordance with all legal requirements. The loan is recourse to the borrower and non-recourse carveout guarantor until delivery of evidence satisfactory to the lender (including delivery of a tax bill issued by the applicable department) that (1) the mortgaged property has satisfied all requirements to be eligible to receive the benefits under the Tax Abatement Program and (2) the mortgaged property has been granted the 25-year abatement benefits under the Tax Abatement Program, however, such recourse liability is capped at $1,850,000, plus any related deficiency in the tax reserve due to failure to obtain the 25-year abatement benefits under the Tax Abatement Program and costs and expenses incurred by the lender in connection with the enforcement of the liability. The mortgage loan was underwritten based on the 15-year average real estate taxes, after giving effect to the ICAP Abatement. Based on the unabated real estate taxes, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 1.10x, 1.07x, 6.6% and 6.4%, respectively, compared to U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield of 1.46x, 1.43x, 8.9% and 8.7% based on the abated taxes. The appraised value of the mortgaged property includes $1,000,000 attributable to the net present value of the ICAP Abatement. If such $1,000,000 amount is deducted from the appraised value of $6,800,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of the Mortgage Loan would be 66.4% and 60.7% respectively, compared to 56.6% and 51.8% based on the full appraised value, including the ICAP abatement. There can be no assurance as to what the value of the Mortgaged Property would be if the ICAP abatement is not obtained. In addition, if the ICAP is obtained, based on the remaining ICAP Abatement at loan maturity, the LTV Ratio at Maturity or ARD will be approximately 56.8%, compared to the LTV Ratio at Maturity or ARD of 51.8% based on the full $1,000,000 amount attributed to the ICAP Abatement in the appraisal. We cannot assure you that the ICAP Abatement will be obtained.

(6)	Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 mortgage loans and (iii) tenants that, or affiliated tenants that (in the aggregate), occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of related Mortgage Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational or may have subleased a portion of the leased space. For more information see “Description of the Mortgage Pool—Tenant Issues—Other” and the Annex A-3 in this prospectus for additional information.

For mortgage loan #18 (Crescent Gateway), the Largest Tenant (40,472 square feet), representing 28.2% of net rentable square footage, subleases its entire space to five subtenants: Liquidity Services, Inc. (18,412 square feet through April 30, 2023 at a rate of $26.78 per square foot), Meridian Senior Living, LLC (9,404 square feet through April 30, 2023 at a rate of $28.12 per square foot), CareMetx, LLC (5,475 square feet through April 30, 2023 at a rate of $28.12 per square foot), Capital Investment Associates Corporation (4,027 square feet through April 30, 2023 at a rate of

A-1-15

$29.81 per square foot) and Summit Global Ventures (3,424 square feet through April 30, 2023 at a rate of $28.21 per square foot). The Fourth Largest Tenant, CareMetx, LLC, signed a new direct lease on a 6,267 square foot space on the fourth floor at $36.00 per square feet through June 30, 2028, which space will be automatically increased to include the subleased space at a rate of $30.42 per square feet that will commence upon the sublease expiration on April 30, 2023.

For mortgage loan #29 (Dearborn Industrial Portfolio), the third largest tenant at the 15201 Century Drive mortgaged property (4,800 square feet), representing 2.5% of the net rentable square feet of the mortgaged properties comprising the portfolio (excluding the Dearborn Free Release Collateral), has a free rent period occurring in May 2021 and June 2022. At origination, $5,900 was reserved for such free rent period. The sole tenant at the 15301 Century Drive mortgaged property (35,963 square feet), representing 19.0% of the net rentable square feet of the mortgaged properties comprising the portfolio (excluding the Dearborn Free Release Collateral), has a free rent period occurring in January 2022, February 2023 and March 2024. At origination, $72,205 was reserved for such free rent period. The largest tenant at the 15401 Century Drive mortgaged property (15,600 square feet), representing 8.2% of the net rentable square feet of the mortgaged properties comprising the portfolio (excluding the Dearborn Free Release Collateral), has a free rent period occurring in December 2021. At origination, $10,140 was reserved for such free rent period.

For mortgage loan #59 (Oakwood Flex Complex), the Fourth Largest Tenant (4,274 square feet), representing 7.4% of net rentable square footage, subleases 1,000 square feet for storage use for a total annual base rent of $14,400 ($14.40 per square foot expiring on January 15, 2023).

(7)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 mortgage loans and (iii) tenants that, or affiliated tenants that (in the aggregate), occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest mortgage loans or groups of cross-collateralized mortgage loans presented on Annex A-3 to this prospectus.

For mortgage loan #22 (Athens West Shopping Center), the third largest tenant (22,000 square feet), has a sales kickout clause per the lease. Tenant may terminate the lease at any time after the first 60 months of the term if the tenant’s annual gross sales were less than $2.25 million during any consecutive 12 month period. Tenant must provide 270-day notice to landlord of its intent to terminate the lease.

For mortgage loan #25 (Ontario Gateway), the third largest tenant (10,179 square feet), representing 13.1% of net rentable square feet, has three separate leases, each with three one-time rights to terminate. 5,219 net rentable square feet, representing 6.7% of net rentable square feet, has a one-time right to terminate its lease effective December 31, 2023 with written notice no later than December 1, 2023, 3,204 net rentable square feet, representing 4.1% of net rentable square feet, has a one-time right to terminate its lease effective June 30, 2024 with written notice no later than May 31, 2024, and 1,756 net rentable square feet, representing 2.3% of net rentable square feet, has a one-time right to terminate its lease effective March 31, 2023 with written notice no later than March 1, 2023.

For mortgage loan #26 (Cobble Hill Multifamily Portfolio), the second largest retail tenant at the 131 Smith Street Property (355 square feet), representing 25.4% of the net rentable square feet of the 131 Smith Street Property, has a termination option at any time during the term of the lease by providing 90 days’ prior written notice.

For mortgage loan #36 (The Shops at 407 & Corner Shoppes), the largest tenant at the Shops at 407 mortgaged property (4,100 square feet), representing 15.1% of the net rentable square feet of the mortgaged properties comprising the portfolio, has a one-time right to terminate its lease

A-1-16

effective on June 30, 2027 with six months’ written notice and payment of a termination fee equal to the unamortized portion of brokerage commissions and tenant improvement allowance amortized on a straight-line basis over a 10 year period.

For mortgage loan #36 (The Shops at 407 & Corner Shoppes), the fifth largest tenant at the Corner Shoppes mortgaged property (2,361 square feet), representing 8.7% of the net rentable square feet of the mortgaged properties comprising the portfolio, has a one-time right to terminate its lease, provided that: (i) the termination option can only be exercised by providing written notice during the 30 day period after May 31, 2024, (ii) the tenant’s total gross receipts during June 1, 2023 to May 31, 2024 do not exceed $1,200,000 and are confirmed via a verified sales report and (iii) the tenant pays a termination fee equal to the unamortized amount of the brokerage commissions and the tenant improvement allowance, amortized on a straight-line basis over a 10 year period. If all of the requirements are met, the lease will expire on May 31, 2025. The fifth largest tenant at the Shops at 407 mortgaged property (1,071 square feet), representing 3.9% of the net rentable square feet of the mortgaged properties comprising the portfolio, has a one-time right to terminate its lease, provided that: (i) the termination option can only be exercised by providing written notice after August 31, 2022 and before May 31, 2029, (ii) the tenant’s average gross receipts are less than $450,000 in any trailing twelve-month period after August 31, 2022 and are confirmed via a verified sales report, (iii) written notice is provided during the notice period referenced earlier and less than six months after a sales threshold event and (iv) the tenant pays a termination fee equal to three months of the then current rent and tenant’s proportionate share of the shopping center’s operation cost if the termination notice is delivered prior to September 1, 2025. If all of the requirements are met, the lease will expire on the twelfth full calendar month after landlord’s receipt of the termination notice.

For mortgage loan #53 (Astoria Portfolio), the second largest tenant (4,500 square feet), representing 25.5% of the net rentable square feet, has the right to terminate its lease at any time upon 120 days’ written notice and payment of a termination fee equal to the unamortized brokerage commissions. In addition, the tenant must forfeit its security deposit of $18,500.

(8)	For mortgage loan #25 (Ontario Gateway), the third largest tenant (10,179 square feet), representing 13.1% of net rentable square feet, has multiple lease expirations. 5,219 net rentable square feet expires in December 2027, 3,204 net rentable square feet expires in June 2028, and 1,756 square feet expires in March 2027.

(9)	For mortgage loan #52 (Outerbanks Portfolio), the mortgage loan is structured with a seasonality reserve of $430,000, of which $200,000 was reserved by the borrower at mortgage loan origination. On each payment date occurring in May 2021 through and including November 2021, the borrower is required to deposit with the lender the greater of (a) all excess cash flow from the prior month or (b) $32,857.14, until such time as amounts on deposit in the seasonality reserve equal $430,000. In addition to the foregoing, commencing on the payment date occurring in May 2022 and continuing through November 2022 (and each May through November inclusive thereafter) the borrower will be required to deposit with the lender such additional funds as set forth in accordance with the terms of the mortgage loan documents.

(10)	For mortgage loan #3 (Tri-State Distribution Center), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan net of the reserve amount of $547,187. The borrower deposited $380,963 and $166,224, respectively, into an outstanding obligations reserve at origination with respect to the leases for the two largest tenants at the Mortgaged Property, New York Produce, Inc. (27.8% of NRA) and PowerPak Civil & Safety, LLC (26.5% of NRA), which funds will be disbursed in the amount reserved for the applicable lease upon the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including, but not limited to: (i) the applicable tenant has taken possession of, and is open for business in, its leased premises; and (ii) such tenant is paying full unabated rent. The Mortgage Loan documents provide that the lender will, in its sole discretion, apply the funds in such reserve to prepay a portion of the Mortgage Loan, and the borrower will be required to pay the yield maintenance premium applicable thereto, in the event that the outstanding obligations reserve funds have not been released to borrower prior to the payment date occurring in April 2024. Assuming the full reserve balance is not applied to the full loan amount of $41,000,000,

A-1-17

Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 65.1%, 65.1%, 1.44x, 1.43x, 7.0% and 6.9%, respectively.

For mortgage loan #29 (Dearborn Industrial Portfolio), All LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $9,200,000. The borrower was required to escrow $1,700,000 at origination related to the release of the Dearborn Free Release Collateral once the related tax parcels are split. Provided no event of default has occurred and is continuing, the funds in the reserve will be disbursed to the borrower within 30 days after the borrower’s written request following the completion of the partial release. If any funds remain on February 16, 2026, such funds are required to be used to prepay all or a portion of the loan, without payment of any yield maintenance premium or prepayment fee. Net of the $1,700,000 holdback, the Cut-Off Date UW NOI Debt Yield and Cut-Off Date UW NCF Debt Yield are 15.2% and 14.1%, respectively. Based on the gross loan amount, the Cut-Off Date UW NOI Debt Yield and Cut-Off Date UW NCF Debt Yield are 12.4% and 11.5%, respectively.

(11)	For mortgage loan #11 (The Ratner), the second largest tenant (6,126 square feet), representing 4.2% of net rentable square feet, has multiple lease expirations. 3,828 net rentable square feet expires in August 2024, 1,724 net rentable square feet expires in June 2021, and 574 net rentable square feet expires in August 2021.

For mortgage loan #13 (Southridge Center), two parcels at the mortgaged property are subject to two separate ground leases with Ridge Line, Inc. as the ground lessor, both of which ground leases are dated as of May 19, 1993 and have an expiration date of August 31, 2091 with no extension options. The total current rent due under the ground leases is $482,316.96 annually; rent increases are according to the ground lease agreements. On each payment date during a cash management trigger event period or a cash sweep event period, the borrower is required to deposit with the lender monthly ground rent deposit.

For mortgage loan #24 (Allerand Portfolio 1), a portion of the Walgreens Louisville Property is subject to a ground lease with Marc Angelo Clark and Liam Edmund Clark, as the ground lessor, which ground lease is dated as of July 8, 1997 and has an expiration of May 31, 2030 with 6 5-year extension options. The current annual rent due under the ground lease is $18,480.

For mortgage loan #37 (10 Industrial Avenue), the second largest tenant (24,454 square feet), representing 26.6% of net rentable square feet, has multiple lease expirations. 18,672 net rentable square feet expires in February 2023 and 5,782 net rentable square feet expires in August 2021.

For mortgage loan #41 (GoodFriend Self Storage - East Harlem), the mortgage loan is secured by the borrower’s fee simple interest in a land parcel, beneath a 31,131 square feet self-storage property located at 166 East 124th Street, New York, New York. The borrower, as landlord, leased the premises to 166 East 124th St. Storage, LLC, pursuant to a ground lease that expires on December 31, 2066. The current annual ground rent is $720,000, which increases to $792,000 annually beginning in January 2023, and increases to $871,200 annually beginning in January 2028.

(12)	For mortgage loan #4 (Magna Seating HQ), the property managers include an affiliated property manager, Harbor Group Management Co., LLC, and an unaffiliated property manager, Friedman Real Estate Management.

For mortgage loan #10 (Metairie MOB Portfolio), the largest tenant (26,647 square feet), is owned by an affiliate of the borrower.

For mortgage loan #25 (Ontario Gateway), the second largest tenant (14,138 square feet), representing 18.1% of net rentable square feet, is owned by an affiliate of the borrower.

For mortgage loan #53 (Astoria Portfolio), the third largest tenant (4,436 square feet), representing 25.2% of the net rentable square feet, is owned by an affiliate of the borrower.

A-1-18

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Argentic Real Estate Finance LLC	12	$217,774,542	26.4%	3.917%	114	356	2.64x	10.7%	10.3%	55.9%	52.2%
LMF Commercial, LLC	17	155,653,910	18.8	4.441	117	350	1.81	10.2	9.7	59.3	52.6
Wells Fargo Bank, National Association	6	147,070,000	17.8	3.640	119	360	2.55	10.3	9.6	60.2	58.9
UBS AG	13	108,136,165	13.1	4.124	107	357	1.94	10.7	10.1	62.4	55.5
BSPRT CMBS Finance, LLC	9	102,323,128	12.4	3.935	118	356	2.03	9.7	9.3	58.4	52.7
Barclays Capital Real Estate Inc.	6	95,095,321	11.5	3.678	114	360	3.17	12.5	12.2	54.1	52.2
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	12	$298,757,599	36.2%	3.602%	112	359	2.77x	10.5%	10.0%	57.3%	55.3%
CBD	4	167,970,000	20.3	3.184	113	0	3.48	11.1	10.7	51.4	51.4
Suburban	5	109,309,044	13.2	4.095	109	358	1.92	9.7	8.9	65.2	61.6
Medical	2	13,178,556	1.6	4.602	115	358	1.53	8.8	8.7	64.2	54.5
Urban	1	8,300,000	1.0	3.990	119	360	1.78	11.2	10.2	62.4	51.1
Retail	25	135,004,723	16.3	4.255	117	356	2.10	10.7	10.1	59.9	55.0
Anchored	4	52,110,797	6.3	4.068	115	351	2.52	12.9	11.6	54.7	48.8
Single Tenant	17	48,073,926	5.8	4.262	117	355	1.96	9.3	9.1	61.1	58.4
Unanchored	3	12,820,000	1.6	4.192	118	360	2.21	11.3	10.8	57.9	55.1
Industrial	18	129,936,323	15.7	4.200	118	347	1.77	9.7	9.1	62.3	55.8
Warehouse Distribution	6	74,624,501	9.0	4.337	117	356	1.66	9.2	8.7	64.1	58.5
Warehouse	2	26,717,105	3.2	3.971	118	299	1.74	8.8	8.3	58.1	52.5
Flex	8	16,174,090	2.0	3.875	118	358	2.40	12.2	11.4	62.4	54.4
Manufacturing	2	12,420,628	1.5	4.299	117	357	1.74	11.3	10.4	60.5	48.8
Multifamily	17	107,314,415	13.0	4.119	118	359	1.94	9.1	8.8	59.9	55.1
Mid Rise	4	59,450,000	7.2	3.791	118	0	2.30	8.9	8.8	53.5	53.5
Garden	6	38,864,415	4.7	4.658	118	359	1.41	9.1	8.6	66.4	55.8
Low Rise	7	9,000,000	1.1	3.958	119	360	1.81	10.8	10.3	73.8	62.1
Hospitality	8	56,772,776	6.9	4.010	111	346	4.13	18.2	17.6	40.4	36.9
Full Service	2	36,500,000	4.4	3.558	106	0	4.95	17.9	17.9	35.5	35.5
Extended Stay	4	15,979,272	1.9	4.590	119	359	2.77	19.0	17.0	47.8	38.8
Limited Service	2	4,293,503	0.5	5.700	119	299	2.22	18.4	16.7	54.3	41.7
Self Storage	9	31,512,500	3.8	4.080	118	360	1.69	9.5	9.3	66.1	60.3
Self Storage	9	31,512,500	3.8	4.080	118	360	1.69	9.5	9.3	66.1	60.3
Manufactured Housing Community	4	16,291,482	2.0	3.960	116	337	2.01	9.2	9.0	57.8	53.9
Manufactured Housing Community	4	16,291,482	2.0	3.960	116	337	2.01	9.2	9.0	57.8	53.9
Other	1	6,500,000	0.8	4.720	117	0	2.31	11.1	11.1	41.4	41.4
Leased Fee	1	6,500,000	0.8	4.720	117	0	2.31	11.1	11.1	41.4	41.4
Total/Weighted Average:	99	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

 A-2-1

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	9	$140,906,605	17.1%	3.783%	112	330	2.19x	9.1%	8.8%	54.6%	52.8%
Southern	5	92,979,605	11.3	3.791	109	330	2.22	9.5	9.2	54.3	51.6
Northern	4	47,927,000	5.8	3.766	117	0	2.12	8.4	8.1	55.1	55.1
Pennsylvania	4	89,633,186	10.9	3.512	119	358	2.92	11.5	10.7	57.8	55.2
Michigan	16	83,397,298	10.1	3.778	118	358	2.02	10.1	9.4	65.9	59.9
New York	7	68,600,000	8.3	4.619	119	360	1.55	7.9	7.8	61.4	60.1
Washington	1	48,400,000	5.9	2.405	117	0	4.93	12.1	12.0	40.0	40.0
Virginia	4	40,507,411	4.9	4.426	118	359	1.51	9.7	9.1	69.3	58.5
Florida	6	37,381,709	4.5	4.735	88	356	1.56	10.1	9.7	62.2	56.9
Arizona	3	37,325,000	4.5	4.295	119	0	2.20	10.3	9.4	60.1	60.1
Nevada	2	36,500,000	4.4	3.558	106	0	4.95	17.9	17.9	35.5	35.5
Maryland	3	34,866,666	4.2	4.113	118	357	1.67	8.7	8.2	62.4	56.2
Illinois	10	31,301,129	3.8	4.441	119	359	1.78	10.3	9.8	66.0	56.5
Louisiana	4	28,091,211	3.4	4.613	117	357	1.41	8.8	8.7	66.2	53.9
Georgia	5	24,812,066	3.0	4.263	112	352	2.25	15.0	13.6	59.4	48.0
West Virginia	2	21,691,999	2.6	4.011	119	355	3.13	14.4	12.9	47.8	47.2
Indiana	5	20,488,795	2.5	4.317	118	359	1.63	9.9	9.4	64.6	55.6
Iowa	2	15,319,553	1.9	3.826	116	355	1.99	11.0	10.3	64.0	54.3
Arkansas	1	9,402,474	1.1	3.718	115	355	1.97	12.1	11.0	64.9	51.4
North Carolina	3	8,721,503	1.1	4.887	118	299	2.14	13.4	12.5	57.3	51.1
Kansas	2	8,171,644	1.0	4.243	117	357	1.62	10.4	9.6	67.2	54.1
Puerto Rico	1	7,660,000	0.9	4.410	119	0	2.04	9.2	9.1	66.6	66.6
New Jersey	1	7,000,000	0.8	3.810	118	0	2.90	12.0	11.2	53.8	53.8
New Mexico	1	5,800,000	0.7	4.098	118	0	2.06	8.5	8.5	60.2	60.2
Texas	1	5,800,000	0.7	4.000	119	0	2.71	11.4	11.0	56.6	56.6
South Carolina	1	3,994,818	0.5	4.590	119	359	2.77	19.0	17.0	47.8	38.8
Ohio	2	3,687,665	0.4	4.405	117	358	1.66	10.5	10.0	61.1	52.7
Tennessee	1	3,100,000	0.4	4.098	118	0	2.05	8.5	8.5	58.5	58.5
Missouri	1	2,350,000	0.3	5.000	118	0	1.64	8.3	8.3	60.2	60.2
Kentucky	1	1,142,333	0.1	4.370	115	355	1.75	11.3	10.5	59.5	48.2
Total/Weighted Average:	99	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,200,000 - 2,000,000	1	$1,200,000	0.1%	4.510%	118	360	1.51x	9.3%	9.2%	63.2%	57.8%
2,000,001 - 3,000,000	7	17,603,979	2.1	4.245	112	348	2.08	11.2	10.7	58.5	52.4
3,000,001 - 4,000,000	3	10,370,321	1.3	4.297	119	360	1.73	9.6	9.3	60.6	54.5
4,000,001 - 5,000,000	3	13,393,503	1.6	4.690	119	299	2.04	11.6	11.0	61.2	57.1
5,000,001 - 6,000,000	7	37,906,282	4.6	4.251	118	359	1.81	9.3	9.0	63.1	56.7
6,000,001 - 7,000,000	6	40,400,000	4.9	4.159	118	360	1.98	9.8	9.6	60.0	56.8
7,000,001 - 8,000,000	4	29,480,000	3.6	4.275	119	360	2.24	11.5	10.8	58.5	55.9
8,000,001 - 9,000,000	2	17,300,000	2.1	3.973	119	360	1.80	11.0	10.3	68.3	56.8
9,000,001 - 10,000,000	3	28,154,001	3.4	3.954	118	336	1.71	10.9	10.1	59.7	46.1
10,000,001 - 15,000,000	8	91,607,856	11.1	4.245	116	356	1.68	9.6	9.1	62.3	54.1
15,000,001 - 20,000,000	6	100,254,982	12.1	4.187	107	358	2.02	11.2	10.4	59.2	52.7
20,000,001 - 30,000,000	8	206,882,141	25.0	4.111	114	357	2.05	9.9	9.4	59.6	55.2
30,000,001 - 50,000,000	4	163,600,000	19.8	3.511	116	0	3.45	11.4	11.2	50.8	50.8
50,000,001 - 67,900,000	1	67,900,000	8.2	3.268	119	0	3.34	11.9	11.1	57.2	57.2
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

 A-2-2

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.29 - 1.30	1	$6,200,000	0.8%	4.760%	118	360	1.29x	8.3%	8.1%	63.9%	58.7%
1.31 - 1.40	4	72,020,773	8.7	4.687	118	359	1.35	8.6	8.4	67.0	57.0
1.41 - 1.50	9	102,146,962	12.4	4.431	118	348	1.44	8.2	7.9	62.0	55.4
1.51 - 1.60	3	13,726,277	1.7	4.263	118	359	1.57	9.7	9.3	64.3	55.7
1.61 - 1.70	5	47,731,297	5.8	4.375	95	359	1.65	10.1	9.7	66.6	60.8
1.71 - 1.80	8	93,381,911	11.3	4.239	116	356	1.76	10.5	9.7	64.2	55.8
1.81 - 1.90	5	20,978,982	2.5	4.186	116	353	1.84	10.6	10.2	67.5	58.8
1.91 - 2.00	2	46,512,001	5.6	3.873	116	355	1.96	10.9	10.0	63.7	55.0
2.01 - 2.50	16	193,450,589	23.4	3.911	114	342	2.22	9.5	9.1	57.9	56.8
2.51 - 4.00	8	145,004,272	17.6	3.617	119	359	3.13	12.9	11.9	53.1	52.2
4.01 - 4.95	2	84,900,000	10.3	2.901	112	0	4.94	14.6	14.5	38.1	38.1
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.6 - 8.0	4	$65,125,000	7.9%	4.494%	119	360	1.54x	7.4%	7.3%	62.3%	61.4%
8.1 - 9.0	19	263,444,825	31.9	4.124	118	359	1.86	8.6	8.3	61.9	58.7
9.1 - 10.0	12	105,619,688	12.8	4.104	118	351	1.75	9.4	9.0	61.9	54.1
10.1 - 11.0	4	38,632,000	4.7	4.020	95	360	2.32	10.5	10.1	59.1	56.4
11.1 - 12.0	15	178,442,191	21.6	3.907	111	355	2.45	11.6	10.8	59.9	54.5
12.1 - 14.0	3	87,348,591	10.6	3.012	116	356	3.62	12.1	11.6	51.5	45.4
14.1 - 15.0	1	20,500,000	2.5	3.990	119	0	3.21	14.6	13.0	47.1	47.1
15.1 - 17.0	2	10,167,996	1.2	3.985	119	358	3.23	15.9	14.1	48.2	45.4
17.1 - 18.0	1	36,500,000	4.4	3.558	106	0	4.95	17.9	17.9	35.5	35.5
18.1 - 19.0	2	20,272,776	2.5	4.825	119	346	2.65	18.9	16.9	49.2	39.4
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.4 - 8.0	5	$92,295,000	11.2%	4.226%	118	360	1.72x	7.6%	7.4%	60.1%	59.5%
8.1 - 9.0	24	303,008,235	36.7	4.171	118	354	1.81	8.8	8.5	61.9	57.2
9.1 - 10.0	8	57,221,024	6.9	4.085	118	359	1.74	10.1	9.5	66.8	58.4
10.1 - 11.0	12	139,884,962	16.9	4.127	102	356	1.98	11.3	10.5	62.2	53.9
11.1 - 12.0	8	146,203,072	17.7	3.169	118	352	3.64	12.0	11.4	51.5	50.1
12.1 - 13.0	1	20,500,000	2.5	3.990	119	0	3.21	14.6	13.0	47.1	47.1
13.1 - 14.0	1	7,550,000	0.9	3.910	120	0	3.50	15.8	13.9	45.8	45.8
14.1 - 16.0	1	2,617,996	0.3	4.200	118	358	2.47	16.0	14.5	55.1	44.2
16.1 - 17.0	2	20,272,776	2.5	4.825	119	346	2.65	18.9	16.9	49.2	39.4
17.1 - 17.9	1	36,500,000	4.4	3.558	106	0	4.95	17.9	17.9	35.5	35.5
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

 A-2-3

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
35.5 - 40.0	2	$84,900,000	10.3%	2.901%	112	0	4.94x	14.6%	14.5%	38.1%	38.1%
40.1 - 45.0	1	6,500,000	0.8	4.720	117	0	2.31	11.1	11.1	41.4	41.4
45.1 - 50.0	3	44,029,272	5.3	4.194	119	359	3.10	16.4	14.6	47.1	43.9
50.1 - 55.0	8	127,643,108	15.5	3.832	112	299	2.28	9.6	9.3	53.4	51.8
55.1 - 60.0	17	157,539,827	19.1	3.799	118	356	2.52	10.9	10.3	57.6	54.3
60.1 - 65.0	16	242,354,034	29.3	4.233	113	357	1.78	9.2	8.6	63.6	59.7
65.1 - 70.0	10	101,016,695	12.2	4.372	119	359	1.62	9.8	9.3	67.1	56.2
70.1 - 73.8	6	62,070,130	7.5	4.211	116	357	1.56	9.6	9.2	72.0	61.7
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
35.5 - 40.0	4	$110,858,877	13.4%	3.213%	114	336	4.31x	14.7%	14.4%	40.8%	38.1%
40.1 - 45.0	3	13,411,499	1.6	4.932	118	321	2.31	14.4	13.6	48.2	42.0
45.1 - 50.0	6	62,957,331	7.6	4.193	117	354	2.38	12.6	11.4	53.2	46.9
50.1 - 55.0	20	261,953,946	31.7	4.029	114	358	1.96	9.9	9.4	59.9	53.2
55.1 - 60.0	17	176,845,913	21.4	3.865	111	357	2.37	10.5	10.0	60.9	57.4
60.1 - 65.0	9	173,615,500	21.0	4.293	119	360	1.79	8.4	8.0	65.0	63.3
65.1 - 66.9	4	26,410,000	3.2	4.074	119	360	1.79	9.1	9.0	70.1	66.4
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.405 - 3.250	1	$48,400,000	5.9%	2.405%	117	0	4.93x	12.1%	12.0%	40.0%	40.0%
3.251 - 3.500	3	88,175,000	10.7	3.288	119	0	3.18	11.3	10.6	55.9	55.9
3.501 - 3.750	6	146,524,105	17.7	3.593	115	341	2.81	11.7	11.2	54.7	51.0
3.751 - 4.000	14	149,927,978	18.1	3.898	118	357	2.25	11.0	10.3	59.7	54.6
4.001 - 4.250	10	109,940,409	13.3	4.086	110	358	1.93	9.5	9.0	60.3	55.7
4.251 - 4.500	17	117,923,240	14.3	4.402	117	356	1.71	9.8	9.2	61.8	56.0
4.501 - 4.750	6	76,154,399	9.2	4.651	118	359	1.73	11.0	10.4	61.9	52.4
4.751 - 5.000	4	70,431,297	8.5	4.842	103	358	1.50	8.4	8.1	63.8	62.1
5.001 - 5.500	1	14,283,133	1.7	5.100	119	359	1.39	9.6	9.0	65.5	54.1
5.501 - 5.700	1	4,293,503	0.5	5.700	119	299	2.22	18.4	16.7	54.3	41.7
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

 A-2-4

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	1	$18,131,297	2.2%	4.978%	57	357	1.64x	11.3%	10.6%	63.8%	59.1%
84	1	24,500,000	3.0	4.045	83	0	2.46	10.4	10.1	54.1	54.1
120	61	783,421,769	94.8	3.943	117	355	2.37	10.6	10.1	58.3	53.8
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
57	1	$18,131,297	2.2%	4.978%	57	357	1.64x	11.3%	10.6%	63.8%	59.1%
83	1	24,500,000	3.0	4.045	83	0	2.46	10.4	10.1	54.1	54.1
104 - 120	61	783,421,769	94.8	3.943	117	355	2.37	10.6	10.1	58.3	53.8
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	28	$489,002,500	59.2%	3.739%	116	0	2.83x	10.6%	10.2%	54.3%	54.3%
300	2	14,273,108	1.7	4.281	119	299	1.66	11.9	11.1	53.0	38.7
330	1	2,437,912	0.3	4.260	117	327	1.87	11.9	11.6	59.5	45.9
360	32	320,339,546	38.8	4.303	114	358	1.67	10.6	10.0	64.5	54.1
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Range of Remaining Amortization Terms as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	28	$489,002,500	59.2%	3.739%	116	0	2.83x	10.6%	10.2%	54.3%	54.3%
299 - 344	3	16,711,020	2.0	4.278	119	303	1.69	11.9	11.2	54.0	39.7
345 - 360	32	320,339,546	38.8	4.303	114	358	1.67	10.6	10.0	64.5	54.1
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

 A-2-5

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Balloon	26	$447,102,500	54.1%	3.755%	116	0	2.67x	10.0%	9.6%	55.8%	55.8%
Amortizing Balloon	21	229,443,066	27.8	4.319	112	353	1.74	11.2	10.4	62.9	51.0
Interest-only, Amortizing Balloon	14	107,607,500	13.0	4.263	118	360	1.54	9.4	9.1	66.2	58.6
Interest-only, ARD	2	41,900,000	5.1	3.566	108	0	4.62	16.7	16.7	38.6	38.6
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	43	$579,007,123	70.1%	4.076%	114	354	2.12x	10.4%	9.8%	59.9%	54.9%
Acquisition	18	217,758,303	26.4	3.596	116	359	3.15	11.5	11.2	53.0	51.4
Recapitalization	2	29,287,640	3.5	4.612	118	358	1.37	8.6	8.4	65.3	53.9
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	20	$386,530,691	46.8%	3.776%	114	356	2.82x	11.4%	10.9%	55.6%	52.1%
Springing	37	348,857,932	42.2	4.103	118	354	1.98	10.1	9.6	60.4	54.9
Hard/Upfront Cash Management	4	57,721,924	7.0	4.176	99	357	1.91	9.8	9.3	59.0	55.0
Soft/Springing Cash Management	2	32,942,518	4.0	4.440	119	359	1.73	8.8	8.2	65.3	63.0
Total/Weighted Average:	63	$826,053,066	100.0%	3.968%	115	355	2.36x	10.6%	10.1%	58.3%	53.9%

 A-2-6

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	42	$511,446,026	61.9%	48	$577,108,819	69.9%	15	$248,944,247	30.1%
Insurance Escrow	39	$430,320,629	52.1%	41	$433,425,208	52.5%	21	$386,427,858	46.8%
Replacement Reserve	7	$65,708,987	8.0%	49	$620,829,140	75.2%	13	$156,823,926	19.0%
TI/LC Reserve(1)	16	$304,885,901	50.2%	23	$358,613,225	59.0%	13	$187,248,667	30.8%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

 A-2-7

Wells Fargo Commercial Mortgage Trust 2021-C59

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	May	May	May	May	May	May	May	May	May	May	May
Prepayment Restriction	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
Locked Out	95.58%	94.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	80.13	80.09	80.06	79.60	79.57	78.87	78.83	82.78	0.00
Yield Maintenance	4.42	5.25	19.87	19.91	19.94	20.40	20.43	21.13	21.17	15.89	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.33	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$826.05	$822.18	$817.99	$813.37	$808.11	$785.79	$779.48	$748.42	$741.54	$681.76	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.53%	99.02%	98.46%	97.83%	95.13%	94.36%	90.60%	89.77%	82.53%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

 A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

Two Penn Center
1500 John F Kennedy Boulevard
Philadelphia, PA 19102
PHILADELPHIA
Center City
FAIRMOUNT PARK
Pennsylvania Ave
Spring Garden St
N 21st St
Hamilton St
Community College of Philadelphia
Matthias Baldwin Park
N 19th St
N 17th St
N 16th St
N 15th St
N Broad St
SPRING GARDEN
Rodin Museum
Barnes Foundation
Free Library of Philadelphia
N 13th St
Callowhill St
Wood St
Vine Street Expwy
676
30
611
3
Ridge Ave
BROAD ST LINE
SEPTA
Union Transfer
Edgar Allan Poe House
N 7th St
N 6th St
N 5th St
Franklin Square
Franklin Institute
Logan Square
Cathedral Basilica of Saints Peter & Paul
Hahnemann Univ. Hosp.
RACE-VINE
Race St
Chinatown
CHINATOWN
PATCO
National Constitution Center
Schuylkill River
N 23rd St
N 22nd St
Academy of Natural Sciences
1 & 2 Logan Square
B. Franklin Pkwy
Penn. Academy of Fine Arts
Pennsylvania Convention Center
N 11th St
N 10th St
N 9th St
N 8th St
Federal Reserve Bank
Arch St
Comcast Technology Ctr.
Comcast Center
Municipal Services Building
READING TERMINAL MARKET
Market East
Independence Visitor Ctr.
SEPTA
JFK Blvd
Suburban
Love Park
IRS
THE GALLERY AT MARKET EAST
PECO Building
Commerce Square
5 Penn Center
City Hall
Philadelphia Marriott Downtown
Aramak Tower
Market St
MARKET-FRANKFORD LINE
5TH
22ND
19TH
15TH
CITY HALL
13TH
11TH
8TH
Mütter Museum
Philadelphia Stock Exch.
1818 Market
Centre Square
Loews Philadelphia
Philadelphia History Mus.
Liberty Bell
Chestnut St
Ritz-Carlton Philadelphia
T. Jefferson University Hospital
Walnut Street Theatre
Independence Hall
INDEPENDENCE NATIONAL HISTORIC PARK
S 22nd St
S 21st St
S 16th St
Walnut St
Caplan Center for the Performing Arts
Forrest Theatre
Thomas Jefferson University
Willis Eye Institute
WALNUT-LOCUST
Rittenhouse Square
Washington Square
Conservation Center for Art & Historic Artifacts
Locust St
15TH/16TH
Academy of Music
12TH/13TH
LOCUST ST
Spruce St
Double Tree by Hilton
Society Hill
Verizon Hall
Washington Square
Pennsylvania Hospital
University of the Arts
S Broad St
Pine St
Suzanne Roberts Theater
Lombard St
S 25th St
S 24th St
South Square Market
Penn Medicine Rittenhouse
S 19th St
S 18th St
S 17th St
LOMBARD-SOUTH
South Street
S 7th St
S 6th St
S 5th St
South St
Grays Ferry Ave
Bainbridge St
Palumbo Playground
Fitzwater St
Southwest Center City
Marian Anderson Recr. Center
S 15th St
BROAD STREET LINE
S 13th St
S 12th St
S 11th St
S 10th St
S 9th St
S 8th St
The SPACE Art Gallery
Christian St
Carpenter St
South Philadelphia
Passyunk Ave
Lincoln Square
Washington Ave
Little Saigon
ELLSWORTH-FEDERAL
Federal St
Newbold
Geno's Steaks
Capitolo Playground
Wharton St
Pat's King of Steaks
Columbus Square
Theatre Exile
Reed St
Passynuk Square
Dickinson St
Flemington
Quakertown
Franklin Township
Hopewell
PENNSYLVANIA
Lambertville
Princeton
Harleysville
Doylestown
Hamilton Twp.
Pottstown
Montgomeryville
Lansdale
Newtown
TRENTON
Horsham
Feasterville-Trevose
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Burlington
Conshohocken
Malvern
Wayne
Ardmore
Mount Holly
Media
PHILADELPHIA
Moorestown
NEW JERSEY
Springfield
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

A-3-3

No. 1 – Two Penn Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$67,900,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance:	$67,900,000		Location:	Philadelphia, PA
	% of Initial Pool Balance:	8.2%		Size:	516,108 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$131.56
	Borrower Sponsor:	Alex Schwartz		Maturity Date Balance Per SF:	$131.56
	Guarantor:	Alex Schwartz		Year Built/Renovated:	1956/1987
	Mortgage Rate:	3.2680%		Title Vesting:	Fee
	Note Date:	April 9, 2021		Property Manager:	ASI Management
	Seasoning:	1 month		Current Occupancy (As of)(2):	84.8% (12/2/2020)
	Maturity Date:	April 11, 2031		YE 2019 Occupancy(2):	93.5%
	IO Period:	120 months		YE 2018 Occupancy(2):	95.6%
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	94.9%
	Amortization Term (Original):	NAP		YE 2016 Occupancy(2):	93.3%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$118,700,000
	Call Protection:	L(25), D(91), O(4)		As-Is Appraised Value Per SF:	$229.99
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	February 26, 2021
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$7,751,540
				YE 2019 NOI:	$8,294,775
				YE 2018 NOI:	$8,172,766
				YE 2017 NOI:	$7,659,069
				U/W Revenues:	$13,458,637
				U/W Expenses:	$5,395,108
Escrows and Reserves(1)				U/W NOI:	$8,063,529
	Initial	Monthly	Cap	U/W NCF:	$7,515,876
Real Estate Taxes	$125,966	$125,966	NAP	U/W DSCR based on NOI/NCF:	3.58x / 3.34x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.9% / 11.1%
Replacement Reserve	$0	$6,472	$233,006	U/W Debt Yield at Maturity based on NOI/NCF:	11.9% / 11.1%
TI/LC reserve	$500,000	$43,009	$1,500,000	Cut-off Date LTV Ratio:	57.2%
Gap Rent Reserve	$14,625	NAP	NAP	LTV Ratio at Maturity:	57.2%
Additional Tenant Reserve	$1,142,036	NAP	NAP

Sources and Uses
Sources			Uses
Original loan amount	$67,900,000	100.0%	Loan payoff(4)	$44,048,623	64.9%
			Closing costs	754,912	1.1
			Reserves	1,782,627	2.6
			Return of equity	21,313,838	31.4
Total Sources	$67,900,000	100.0%	Total Uses	$67,900,000	100.0%

(1)	See “Escrows” section below.

(2)	The most current rent roll provided was as of 12/2/2020. The YE occupancies represents occupancy as of the fourth quarter of each year.

(3)	While the Two Penn Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Two Penn Center Mortgage Loan more severely than assumed in the underwriting of Two Penn Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The Two Penn Center Mortgage Loan paid off the existing CMBS loan that was securitized in DBUBS 2011-LC2A.

A-3-4

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The Mortgage Loan. The mortgage loan (the “Two Penn Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 516,108 square foot office building located in Philadelphia, Pennsylvania (the “Two Penn Center Property”).

The Borrower and Borrower Sponsor. The borrower is Crown Two Penn Center Associates Limited Partnership (the “Two Penn Center Borrower”), a Pennsylvania limited partnership and single purpose entity, with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Penn Center Loan. The borrower sponsor is Alex Schwartz.

The non-recourse carveout guarantor is Alex Schwartz. Mr. Schwartz is the principal and owner of ASI Management, a real estate company founded in 1996 and located in Philadelphia, Pennsylvania with approximately 100 employees. Mr. Schwartz has an ownership interest in nine office buildings totaling approximately 2.6 million square feet in Philadelphia, Pennsylvania, inclusive of the Two Penn Center Property.

The Property. The Two Penn Center Property comprises a 516,108 square foot, Class B, high-rise office property with ground floor and subterranean concourse retail located in Philadelphia, Pennsylvania. Constructed in 1956 and renovated in 1987, the Two Penn Center Property is situated on an 1.17 acre site with views of Love Park and Dilworth Park on the north and east side of the building. The typical floor plate is approximately 24,000 square feet and the retail space represents approximately 8.5% of the net rentable area and 12.2% of the underwritten rent. The Suburban Station regional rail station, which provides access to suburban Philadelphia, is accessible from the Two Penn Center Property’s concourse level. There is no dedicated parking, however, the Love Park Garage, with 810 parking spaces, is accessible via the underground concourse. Since 2012, the Two Penn Center Borrower has spent approximately $6.5 million on renovations including complete replacement of 16 floors of bathrooms, renovation of 17 common area hallways, replacement of 75 HVAC fan coil units, installation of a new HVAC control system, and modernization of the freight elevator. As of December 2, 2020, the Two Penn Center Property was 84.8% leased to 138 tenants, with no tenant making up more than 6.9% of net rentable area and 7.9% of underwritten base rent.

Major Tenants.

Philadelphia Municipal Authority (A-/A2/A; F/M/S&P; 35,504 square feet; 6.9% of net rentable area; 7.9% of underwritten base rent; 10/31/2022 and 11/30/2027 lease expirations) – Philadelphia Municipal Authority has been a tenant at the property since 2003 and most recently renewed 31,499 square feet of space in 2017 for an additional 10 years. The tenant has 1, 5-year renewal option on this space at 3% above then current base rent. In addition, the tenant signed a five year lease for another 4,005 square feet of space in 2017, which expires on October 31, 2022, and has no renewal options.

GSA-Federal Government (AAA/ Aaa/AA+; F/M/S&P; 25,964 square feet; 5.0% of net rentable area; 6.5% of underwritten base rent; 5/31/2024 lease expiration) – GSA has been a tenant at the property since 2011, and the space is used by the Social Security Administration. The tenant recently renewed its lease for three years, effective June 1, 2021. The GSA has two, 2-year renewal options remaining. The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the tenancy at the Two Penn Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Philadelphia Municipal Authority	A-/A2/A	35,504	6.9%	$26.55	$942,766	7.9%	11/30/2027(2)	Y	N
GSA-Federal Government	AAA/ Aaa/AA+	25,964	5.0%	$29.98	$778,332	6.5%	5/31/2024	Y	Y(3)
Spear, Greenfield & Richman	NR/NR/NR	12,847	2.5%	$20.26	$260,319	2.2%	4/30/2025	N	Y(4)
Silvers & Langsam, PC	NR/NR/NR	12,601	2.4%	$25.00	$315,025	2.6%	2/28/2028	N	N
Leonard, Sciolla, Hutchinson	NR/NR/NR	9,521	1.8%	$24.50	$233,265	1.9%	2/28/2023	Y	N

Total Major Tenants		96,437	18.7%	$26.23	$2,529,706	21.1%

Non-Major Tenant		341,408	66.2%	$27.70	$9,458,178	78.9%

Occupied Collateral		437,845	84.8%	$27.38	$11,987,884	100.0%

Vacant		78,263	15.2%

Collateral Total		516,108	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through June 2022 totalling $348,757.

(2)	The Philadelphia Municipal Authority occupies four suites. Three of the suites, totalling 31,499 square feet expire 11/30/2027, and the fourth suite, totalling 4,005 square feet, expires October 31, 2022.

(3)	GSA-Federal Government has the right to terminate its lease on 31,499 square feet after June 1, 2023 with 180 days’ notice.

(4)	Spear, Greenfield & Richman has two suites has a one-time right to terminate their lease at the expiration of the 36th month (February 1, 2023), with four months written notice and payment of a termination fee equal to two months of the third year’s base rent.

The following table presents certain information relating to the lease rollover schedule at the Two Penn Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	18	20,798	4.0%	20,798	4.0%	$557,317	4.6%	$26.80
2021	18	47,354	9.2%	68,152	13.2%	$1,171,826	9.8%	$24.75
2022	23	60,458	11.7%	128,610	24.9%	$1,637,258	13.7%	$27.08
2023	14	69,404	13.4%	198,014	38.4%	$1,928,013	16.1%	$27.78
2024	20	45,279	8.8%	243,293	47.1%	$1,497,585	12.5%	$33.07
2025	13	54,559	10.6%	297,852	57.7%	$1,473,404	12.3%	$27.01
2026	11	45,601	8.8%	343,453	66.5%	$1,183,393	9.9%	$25.95
2027	8	46,445	9.0%	389,898	75.5%	$1,249,838	10.4%	$26.91
2028	6	31,369	6.1%	421,267	81.6%	$914,255	7.6%	$29.15
2029	2	5,941	1.2%	427,208	82.8%	$155,147	1.3%	$26.11
2030	1	2,627	0.5%	429,835	83.3%	$77,234	0.6%	$29.40
2031	1	5,446	1.1%	435,281	84.3%	$140,725	1.2%	$25.84
Thereafter(3)	3	2,564	0.5%	437,845	84.8%	$1,890	0.0%	$0.74
Vacant	0	78,263	15.2%	516,108	100.0%	$0	0.0%	$0.00
Total/Weighted Average	138	516,108	100.0%			$11,987,884	100.0%	$27.38

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Includes a 2,378 square foot conference center, a 60 square foot maintenance closet and a 126 square foot storage space that have no expiration dates.

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The following table presents historical occupancy percentages at the Two Penn Center Property:

Historical Occupancy(1)

2016	2017	2018	2019	12/2/2020(2)
93.3%	94.9%	95.6%	93.5%	84.8%

(1)	Historical Occupancy obtained from a third party research provider and represents occupancy as of the fourth quarter of each year.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of April 12, 2021, the Two Penn Center Property is open and operating; however, most of the office tenants continue working remotely. Approximately 88.3% of tenants by UW base rent and 72.4%% of tenants by square footage paid full rent in February. Approximately 87.1% of tenants by UW base rent and 71.5% of tenants by square footage paid full rent in March. Six tenants totaling 7.2% of net rentable area received formal rent relief. Additionally, there are 15 ground floor retail and concourse retail tenants, totaling 3.1% of net rentable area, that currently have abated rent. There is no formal agreement with the Two Penn Center Borrower for these spaces, however, the Borrower has indicated they will forgive the past due rent. The first payment for the Two Penn Center Mortgage Loan is due May 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Two Penn Center Property:

Cash Flow Analysis

	2017	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$11,092,070	$11,977,771	$12,243,391	$11,050,926	$14,234,198(2)(3)	90.6%	$27.58
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Gross Potential Rent	$11,092,070	$11,977,771	$12,243,391	$11,050,926	$14,234,198	90.6%	$27.58
Total Recoveries	1,045,902	1,469,990	1,450,812	1,320,493	1,425,211	9.1	2.76
Other Income	34,506	21,088	57,755	45,541	45,541	0.3	0.09
Net Rental Income	$12,172,478	$13,468,849	$13,751,958	$12,416,960	$15,704,951	100.0%	$30.43
(Vacancy & Credit Loss)	0	0	0	0	(2,246,314)	(15.8)	(4.35)
Effective Gross Income	$12,172,478	$13,468,849	$13,751,958	$12,416,960	$13,458,637	85.7%	$26.08

Real Estate Taxes	1,140,877	1,436,239	1,517,394	1,579,796	1,601,295	11.9	3.10
Insurance	123,463	138,689	154,876	163,011	172,361	1.3	0.33
Management Fee	300,000	300,000	360,000	360,000	403,759	3.0	0.78
Other Operating Expenses	2,949,069	3,421,155	3,424,913	2,562,613	3,217,693	23.9	6.23
Total Operating Expenses	$4,513,409	$5,296,083	$5,457,183	$4,665,420	$5,395,108	40.1%	$10.45

Net Operating Income	$7,659,069	$8,172,766	$8,294,775	$7,751,540	$8,063,529	59.9%	$15.62
Replacement Reserves	0	0	0	0	81,545	0.6	0.16
TI/LC	0	0	0	0	466,108	3.5	0.90
Net Cash Flow	$7,659,069	$8,172,766	$8,294,775	$7,751,540	$7,515,876	55.8%	$14.56

NOI DSCR	3.40x	3.63x	3.69x	3.45x	3.58x
NCF DSCR	3.40x	3.63x	3.69x	3.45x	3.34x
NOI Debt Yield	11.3%	12.0%	12.2%	11.4%	11.9%
NCF Debt Yield	11.3%	12.0%	12.2%	11.4%	11.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent includes rent steps through June 2022 totaling $348,757. Additionally, two new tenants totaling $231,850 of underwritten rent have lease start dates in 2021 and are included in the U/W base rent.

(3)	The U/W base rent includes 15 ground floor retail and concourse retail tenants totaling 3.1% of net rentable area and 2.3% of underwritten rent, that are either closed, or open but only paying partial rent. Additionally, it includes 4 office tenants and 2 retail tenants totaling 3.6% of net rentable area and 4.4% of underwritten rent, that are greater than 90 days delinquent on rent.

Appraisal. The appraiser concluded to an “As-Is Market Value” of $118,700,000 as of February 26, 2021. The appraiser also included a “Prospective Market Value Upon Stabilization” of $126,700,000 as of March 1, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated March 2, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the Two Penn Center Property.

Market Overview and Competition. The Two Penn Center Property is located in the Center City area of Philadelphia, Pennsylvania. Located in the core of City Center, the Two Penn Center Property is approximately 0.1 miles from City Hall and across the street from Love Park to the north and Dilworth Park to the east. The Suburban Station of the regional rail system, which provides access to the

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

Pennsylvania suburbs, can be accessed directly through the concourse of the Two Penn Center Property. Additionally, the Two Penn Center Property is approximately 0.4 miles from I-676, and 1.5 miles from both I-95 and I-76. The Philadelphia International Airport is approximately 9.2 miles south of the Two Penn Center Property.

City Center is a major employment hub within the Philadelphia Metro area and is comprised predominantly of high-rise office towers with ground level retail. It has numerous retail and restaurant venues and is within walking distance of high-end apartment and condominium properties as well as the Art Museum, Rittenhouse Square and Logan Square. According to a third party research report, the estimated 2020 population within a two- and five-mile radius was approximately 286,888 and 993,482, respectively; and the estimated 2020 average household income within the same radii was approximately $97,572 and $66,995, respectively.

According to the appraisal, the Two Penn Center Property is situated within the West Market office submarket of the Philadelphia Office Market. As of the fourth quarter 2020, the submarket reported a total inventory of approximately 25.6 million square feet with a 14.2% vacancy rate and averaging asking rent of $33.15 PSF.

The appraiser identified six office leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $25.25 to $28.75 per square foot, full service + electric, with an average of $26.80 per square foot. The appraiser concluded to a market rent of $27.00 per square foot, full service + electric.

The appraiser identified five retail leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $54.17 to $108.30 per square foot, triple net, with an average of $70.67 per square foot. The appraiser concluded to a market rent of $60.00 per square foot, triple net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Two Penn Center Property:

Market Rent Summary(1)

	Office	Retail – Ground Floor	Retail-Concourse
Market Rent (PSF)	$27.00	$60.00	$40.00
Lease Term (Years)	7	5	5
Lease Type (Reimbursements)	Full Service + Electric	NNN	NNN
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum
Tenant Improvements (New/Renew (PSF)	$35/$7	$20/$5	$5/$1
Free Rent (Months)(2)	5 / 3	0 / 0	0 / 0

(1)	Information obtained from the appraisal.

(2)	Due to COVID impact, free rent on all currently vacant office space is projected at 5 months, with 3 months thereafter.

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The table below presents certain information relating to comparable sales pertaining to the Two Penn Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Independence Blue Cross Building 1901 Market Street	Philadelphia, PA	1987/2014	100%	800,695	Jun-20	$360,000,000	$449.61
BNY Mellon Center 1735 Market Street	Philadelphia, PA	1990/1997	83%	1,286,936	Mar-19	$455,000,000	$353.55
PNC Bank Building 1600 Market Street	Philadelphia, PA	1983/1997	82%	825,968	Feb-18	$160,000,000	$193.71
2000 Market Street 2000-2024 Market Street	Philadelphia, PA	1973	98%	665,274	Jun-18	$138,500,000	$212.09
1760 Market Street 1760 Market Street	Philadelphia, PA	1980/2015	85%	126,689	Mar-18	$31,500,000	$248.64
Duane Morris Plaza 30 South 17th Street	Philadelphia, PA	1975/2002	94%	617,476	Nov-17	$145,800,000	$236.12
Independence Hall Portfolio 111 South Independence Mall East	Philadelphia, PA	1895/1981	61%	694,325	Apr-19	$186,675,000	$268.86
Arborcrest Corporate Campus 721 Arbor Way	Philadelphia, PA	2012/2018	94%	855,188	Dec-20	$225,000,000	$263.10

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases related to Two Penn Center Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Two Penn Center (subject) Philadelphia, PA	1956/1987	516,108(2)	84.8%(2)
1801 Market Street Philadelphia, PA	1981	657,303	NAV	Hatzel & Buehler Inc	2,827	Apr-21	5.8 Yrs	$30.00	FSG
1515 Market Street Philadelphia, PA	1960/2007	502,213	NAV	Sweeney & Sheehan	11,300	May-20	11.0 Yrs	$28.75	FS +TE
1835 Market Street Philadelphia, PA	1986	686,503	NAV	WithumSmith+Brown	8,108	Sep-20	11.0 Yrs	$30.00	FSG
1800 JFK Boulevard Philadelphia, PA	1988	480,728	NAV	Council for Relationships	2,216	Aug-20	5.2 Yrs	$25.25	FS +TE
1500 Market Street Philadelphia, PA	1974/1991	1,759,193	NAV	State Farm	12,000	Oct-20	8.7 Yrs	$31.00	FSG
1760 Market Street Philadelphia, PA	1980	126,689	NAV	Slam Architects	3,294	Oct-20	3.8 Yrs	$27.50	FS +TE

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to comparable retail leases related to the Two Penn Center Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Two Penn Center (subject) Philadelphia, PA	1956/1987	516,108(2)	84.8%(2)
1801 Market Street Philadelphia, PA	1981	657,303	NAV	Arden Federal Credit Union	3,210	Mar-19	9.8 Yrs	$57.29	NNN
30 South 15th Street Philadelphia, PA	1985/2019	243,748	NAV	Pret-a-manger	1,784	Dec-19	10.2 Yrs	$71.00	NNN
1801 Market Street Philadelphia, PA	1981	657,303	NAV	PNC Bank	3,210	Aug-19	5.0 Yrs	$125.00	Gross
1818 Market Street Philadelphia, PA	1972/2018	999,828	NAV	Bank of America	4,504	Feb-18	5.0 Yrs	$66.52	FS +TE

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes - The loan documents require an upfront real estate tax reserve of $125,966 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $125,966).

Insurance - The loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, but the borrower is generally not required to make monthly reserve deposits so long as no event of default is continuing, the insurance policies covering the Mortgaged Property are approved by lender and borrower provides evidence of renewal and payment of insurance premiums.

Replacement Reserve - The loan documents require ongoing monthly replacement reserves of $6,472 ($0.15 per square foot annually), capped at $233,006 ($0.45 per square foot annually), so long as no event of default has occurred and is continuing and the Two Penn Center Borrower is adequately maintaining the Two Penn Center Property as determined by the lender based on an annual site inspection.

Gap Rent Reserve - The loan documents require an upfront reserve of $14,625 related to outstanding free rent pursuant to a lease with Horn Williamson.

TI/LC Reserve - The loan documents require an upfront general TI/LC reserve of $500,000 and ongoing monthly TI/LC reserves of $43,009 ($1.00 per square foot annually), capped at $1,500,000, so long as no event of default is continuing.

Additional Tenant Reserve - The loan documents require an upfront reserve of $1,142,036 which represents 12 months of base rent and reimbursements for tenants that are currently delinquent on rent. So long as no event of default has occurred and is continuing, lender will release funds upon a written request from the Two Penn Center Borrower along with satisfactory evidence, including a satisfactory tenant estoppel that (a) with respect to any Retail/Concourse Tenant (as defined below), the tenant has been in occupancy, open for business, and has paid full, unabated rent for a period of two consecutive calendar quarters or (b) with respect to a Delinquent Tenant (as defined below), lender has received a current aged receivables report reflecting the tenant has paid full, unabated rent for two consecutive quarters. The funds will be disbursed in minimum increments of $200,000.

“Retail/Concourse Tenant” means the retail tenants (or any satisfactory replacement tenants) located on the ground floor or concourse, with rent abated by the sponsor, as detailed in the loan documents.

“Delinquent Tenant” means office tenants Philip N. Pasquarello Esq., Law Offices of Joel J Kofsky, Events by Scott Mirkin Inc., or Orphanides & Toner LLC, and retail tenants Express Breakfast & Lunch and Manh P. Cheng/City Nails.

Lockbox and Cash Management. The Two Penn Center Mortgage Loan is structured with an in-place hard lockbox and the Two Penn Center Borrower and property manager are required to direct the tenants to pay rent directly into such lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), the lender will establish a cash management account into which all funds in the deposit account will be deposited on each monthly payment date. During the continuance of a Cash Trap Event Period, the lender will withdraw all funds from the cash

A-3-10

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

management account and disburse in accordance with the cash management waterfall, with any excess funds held in an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents; or

(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters.

Property Management. The Two Penn Center Property is managed by ASI Management.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not required.

A-3-11

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

A-3-12

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

Amazon @ Atlas
301 and 325 Eastlake Avenue East;
300 Yale Avenue North
Seattle, WA 98109
SEATTLE
Lake Union
Westlake
South Lake Union
AMAZON HEADQUARTERS
Capitol Hill
Denny Triangle
Belltown
Pike/Pine
First Hill
Downtown
PIKE PLACE MARKET
Puget Sound
Seattle University
SEATTLE CENTER
The Bill & Melinda Gates Foundation
Lake Union Park
Denny Park
Cal Anderson Park
Cascade Playground
Freeway Park
Waterfront Park
Museum of History & Industry
The Center for Wooden Boats
Chandler's Cove
Arnold Library
Residence Inn by Marriott
Pacific Northwest National Laboratory - Seattle
Facebook Dexter
Facebook Westlake
Google
Amazon Prime Corporate Office
Roy Vue Apartments
Melrose Terrace
Viceroy
Amazon Campus Grand Plaza
Tommy Bahama Corporate Office
Amazon Apollo
Facebook Arbor Blocks
GS Labs Testing - Seattle
Space Needle Corporate Office
Amazon Arizona
REI Flagship Store
Best Buy Technology Dev. Center
Cornish College of the Arts
Amazon Mayday
The Marq
Amazon Otter
Amazon The Summit
Amazon Coral
Redfin
1918 8th Ave
Pinterest
El Capitan
Melrose Market
Westin Building Exchange
Fourth and Blanchard Building
Westin Seattle Tower
Pacific Place
Olive 8 Qwest Plaza
The Paramount Theatre
Premiere on Pine
Nordstrom
Westlake Center
RETAIL CORRIDOR
Washington State Convention Center
Seattle Central College
Broadway Performance Hall
Jimi Hendrix Statue
Harvard Market
Cal Anderson Park Reflecting Pool
Market Place Tower
Alaska Trade Bldg.
World Trade Center Seattle
Piers 62 & 63
Seattle Aquarium
Seattle Great Wheel
Seattle Art Museum
Benaroya Hall
Russell Investment Center
1201 3rd Ave
1111 3rd Ave
US Bank Centre
2 Union Square
1 Union Square
Union Square
The 5th Avenue Theater
Rainier Tower
Seattle Public Library
HULU - Seattle
Town Hall Seattle
Virginia Mason Medical Ctr.
Swedish Medical Center
Pigott Auditorium
Student Center
Logan Field
Seattle-Tacoma Intl. Airport 13 miles
STREETCAR
FIRST HILL LINE STREETCAR
MONORAIL
SOUNDER
University Link
Central Link Light Rail
Light Rail
Westlake
University St.
Convention Place
Lee St
Highland Dr
Prospect St
Ward St
Mercer St
Republican St
Harrison St
Thomas St
John St
Denny Way
Valley St
Taylor Ave N
Aurora Ave N
Dexter Ave N
8th Ave N
9th Ave N
Westlake Ave N
Fairview Ave N
Yale Ave N
Eastlake Ave E
E Roy St
E Mercer St
E Republican St
E Harrison St
E Thomas St
E John St
E Pine St
E Pike St
E Union St
E Jefferson St
Bellevue Pl E
Summit Ave E
Belmont Ave E
E Olive Way
Broadway
12th Ave
Harvard Ave
Boylston Ave
Olive Way
Howell St
Stewart St
Virginia St
Lenora St
Battery St
Bell St
Blanchard St
Wall St
Pine St
Pike St
Union St
University St
Seneca St
Spring St
Madison St
Marion St
Cherry St
James St
Terry Ave
Boren Ave
1st Ave
2nd Ave
3rd Ave
4th Ave
5th Ave
6th Ave
7th Ave
Western Ave
Alaskan Way
99
5
Shoreline
Kenmore
Cottage Lake
Inglewood-Finn Hill
Kirkland
Redmond
Ballard
University District
Fremont
Queen Anne
Clyde Hill
Medina
SEATTLE
BELLEVUE
Capitol Hill
Puget Sound
Lake Washington
Lake Sammamish
Sammamish
Downtown
SoDo
Alki
West Seattle
Mercer Island
Newcastle
Issaquah
White Center
Burien
Tukwila
Sea-Tac
Renton
East Renton Highlands

A-3-13

No. 2 – Amazon @ Atlas

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$48,400,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance:	$48,400,000		Location:	Seattle, WA
	% of Initial Pool Balance:	5.9%		Size:	170,331 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$284.15
	Borrower Sponsor:	TechCore, LLC		Maturity Date Balance Per SF:	$284.15
	Guarantor:	TechCore, LLC		Year Built/Renovated:	1971/2018
	Mortgage Rate:	2.4050%		Title Vesting:	Fee
	Note Date:	February 3, 2021		Property Manager:	Unico Properties LLC
	Seasoning:	3 months		Current Occupancy (As of):	100.0% (5/1/2021)
	Maturity Date:	February 6, 2031		YE 2020 Occupancy:	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(2):	$121,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$710.38
	Call Protection:	L(27),D(86),O(7)		As-Is Appraisal Valuation Date:	January 13, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP
				Underwriting and Financial Information(3)
				TTM NOI (9/30/2020)(4):	$5,289,352
				YE 2019 NOI(4):	$3,114,370
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$8,494,809
				U/W Expenses:	$2,638,705
Escrows and Reserves(1)				U/W NOI(4):	$5,856,104
	Initial	Monthly	Cap	U/W NCF:	$5,822,038
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.96x / 4.93x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.1% / 12.0%
Replacement Reserve	$0	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.1% / 12.0%
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	40.0%
				LTV Ratio at Maturity:	40.0%

Sources and Uses(5)
Sources			Uses
Original loan amount	$48,400,000	39.7%	Purchase cost(6)	$121,334,221	99.5%
Equity contribution	73,527,084	60.3	Closing costs	592,863	0.5

Total Sources	$121,927,084	100.0%	Total Uses	$121,927,084	100.0%
(1)	See “Escrows” section below.

(2)	The appraisal also concluded a “go-dark” value and land value of $98,000,000 and $48,000,000, respectively.

(3)	While the Amazon @ Atlas Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Amazon @ Atlas Mortgage Loan more severely than assumed in the underwriting of the Amazon @ Atlas Mortgage Loan. The pandemic could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The differences between the YE 2019 NOI, TTM NOI (9/30/2020) and U/W NOI are primarily due to expiration of the initial rent abatements and straight-line rent steps applied in the lender’s underwriting.

(5)	YE 2018 NOI is not available as the Amazon @ Atlas Property (as defined below) was substantially renovated in 2018 and Amazon’s (as defined below) rent commenced in May 2019.

(6)	The borrower sponsor acquired the Amazon @ Atlas Property on December 22, 2020 unencumbered and subsequently financed the acquisition with the Amazon @ Atlas Mortgage Loan. The referenced purchase cost amount represents the purchase price of $121 million and related closing costs of $334,221 on the acquisition.

A-3-14

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

The Mortgage Loan. The mortgage loan (the “Amazon @ Atlas Mortgage Loan”) is evidenced by a first mortgage encumbering the fee simple interest in a 170,331 square foot, five story, office property located in Seattle, Washington (the “Amazon @ Atlas Property”).

The Borrower and Borrower Sponsor. The borrowing entity for the Amazon @ Atlas Mortgage Loan is GI TC Lake Union LLC, a special purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon @ Atlas Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor is TechCore, LLC (“TechCore”). TechCore is a subsidiary of GI Partners, L.L.C. (“GI Partners”), a middle market private equity firm based in San Francisco, California. TechCore is a core investment vehicle actively investing in or owning technology-advantaged real estate in the United States, including data centers, carrier hotels, corporate campuses for technology tenants, and life science properties, located in primary markets. Affiliates of GI Partners and CalPERS, a public pension fund, have a 0.5% and 99.5% ownership interest in the borrower, respectively. In 2012, CalPERS and GI Partners commenced a program to acquire core technology-advantaged properties and as of January 2021, GI Partners has invested in over 3 million square feet of core technology-advantaged real estate for TechCore including acquisition of 11525 Main Street in Broomfield, Colorado, 9911 Belward Campus Drive in Rockville, Maryland, 850 Winter Street, One Wilshire, and Liberty Park at Tysons.

The Property. The Amazon @ Atlas Property is a five-story, office property totaling 170,331 square feet located at 301 and 325 Eastlake Avenue East, and 300 Yale Avenue North in the central business district (“CBD”) of Seattle, Washington. The Amazon @ Atlas Property is highly visible along the Interstate 5, the primary arterial freeway through the CBD of Seattle, and is in walking distance to Amazon’s primary headquarters. The Amazon @ Atlas Property was built in 1971 and 1981. The Amazon @ Atlas Property was originally constructed as two separate, independent office buildings, and were later joined together to create one large floor plate plan. As a result, the building features two separate cores, two sets of restrooms, and double the egress capability. The Amazon @ Atlas Property contains 158,433 square feet of office and 11,898 square feet of storage space.

The Amazon @ Atlas Property previously traded in December 2014 for $52 million ($305 per square foot), essentially dark as the then single tenant, had less than 12 months of remaining lease term and had given notice to vacate. The $305 per square foot “as dark” sale price from 2014 compares favorably to the loan basis of $284 per square foot for the Amazon @ Atlas Mortgage Loan. Between 2017 and 2019, major renovation work was completed prior to commencement of tenant improvement work, totaling approximately $21.1 million. The renovation included significant replacement of mechanical equipment, elevator improvements, a modernized lobby, and a new rooftop deck and locker rooms. Tenant improvements were completed between 2018 and 2019, totaling an approximately $15.3 million contribution from the previous owner of the Amazon @ Atlas Property and an undisclosed amount from the tenant. Tenant buildout included research and development (“R&D”) lab space on the first floor. The Amazon @ Atlas Property is served by 294 surface parking spaces within a parking structure at 1.73 per 1,000 square feet of net rentable area. As of May 1, 2021, the Amazon @ Atlas Property is 100.0% leased to Amazon.com Services LLC (“Amazon”), as successor-in-interest to Amazon Fulfillment Services, Inc.

COVID-19 Update. As of March 17, 2021, the Amazon @ Atlas Property is open. Tenants representing 100.0% of the occupied NRA and 100.0% of underwritten in place base rent for occupied space have paid both March and April 2021 rent payments. As of April 8, 2021, the borrower sponsors indicated that Amazon has not requested rent relief. As of April 8, 2021, there has been no forbearance or modification request on the Amazon @ Atlas Mortgage Loan, which had a first payment date of March 6, 2021.

Major Tenant. Amazon, a subsidiary of Amazon.com, Inc., is the sole tenant at the Amazon @ Atlas Property and leases 100.0% of the space through April 2029. The Amazon @ Atlas Property is occupied by the R&D department of Amazon and is being used primarily to design, build, and test drone robots. The lease provides for two, five-year renewal options with a 13-month notice requirement. The lease does not provide for any contraction or termination options, other than in the event of landlord breach of responsibilities.

The lease is guaranteed by Amazon.com, Inc. Amazon.com, Inc. guarantees the tenant’s payment obligations under the lease up to $20,000,000 (the “Guaranteed Amount”), all of the tenant’s payment obligations with respect to self-insurance, default interest (in the amount specified by the lease), and reasonable costs and attorney’s fees incurred in connection with the collection of such amounts. Notwithstanding the foregoing, so long as the tenant is not then in default under the lease beyond applicable notice and cure periods, the Guaranteed Amount will be reduced to (i) $15,000,000 on September 27, 2024, (ii) $10,000,000 on September 27, 2025, (iii) $5,000,000 on September 27, 2026, and (iv) $0 on September 27, 2027. If the tenant is in default beyond applicable notice and cure periods on any of the foregoing specified dates, then the Guaranteed Amount will not be reduced on such date nor on any future date.

A-3-15

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Amazon @ Atlas Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Amazon.com Services LLC	A+/A2/AA-	170,331	100.0%	$28.74	$4,895,643	100.0%	4/30/2029	Y(3)	N(4)
Total Major Tenant		170,331	100.0%	$28.74	$4,895,643	100.0%
Vacant Space		0	0.0%
Collateral Total		170,331	100.0%

(1)	Based on the underwritten rent roll, including average straight-line rent increases occurring through September 2026.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The lease provides for two, five-year renewal options with a 13-month notice requirement.

(4)	The lease does not provide for any termination options other than in the event of landlord breach of responsibilities.

The following table presents certain information relating to the lease rollover schedule at the Amazon @ Atlas Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	170,331	100.0%	170,331	100.0%	$4,895,643	100.0%	$28.74
2030	0	0	0.0%	170,331	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	170,331	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	170,331	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	170,331	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	170,331	100.0%			$4,895,643	100.0%	$28.74

(1)	Based on the underwritten rent roll. Rent includes base rent and average straight-line rent increases occurring through September 2026.

The following table presents historical occupancy percentages at the Amazon @ Atlas Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	5/1/2021(3)
100.0%	100.0%	100.0%	100.0%

(1)	The Amazon @ Atlas Property was substantially renovated in 2018 and Amazon’s rent commenced in May 2019.

(2)	Information obtained from the Amazon @ Atlas borrower.

(3)	Information obtained from the underwritten rent roll.

A-3-16

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Amazon @ Atlas Property:

Cash Flow Analysis

	2019	TTM 9/30/2020	U/W(1)	%(2)	U/W $ PSF
Base Rent	$2,677,555	$4,578,777	$4,737,210	53.3%	$27.81
Contractual Rent Steps(3)	0	0	413,303	4.7	2.43
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$2,677,555	$4,578,777	$5,150,514	58.0%	$30.24
Other Income	1,159,504	1,148,988	1,150,048	12.9	6.75
Total Recoveries	1,111,961	1,861,931	2,580,814	29.1	15.15
Net Rental Income	$4,949,020	$7,589,695	$8,881,375	100.0%	$52.14
(Vacancy & Credit Loss)(4)	0	0	(386,566)	(7.5)	(2.27)
Effective Gross Income	$4,949,020	$7,589,695	$8,494,809	95.6%	$49.87

Real Estate Taxes	403,650	700,874	842,355	9.9	4.95
Insurance	75,347	80,637	185,024	2.2	1.09
Management Fee	87,437	162,351	254,844	3.0	1.50
Other Operating Expenses	1,268,215	1,356,482	1,356,482	16.0	7.96
Total Operating Expenses	$1,834,649	$2,300,343	$2,638,705	31.1%	$15.49

Net Operating Income(5)	$3,114,370	$5,289,352	$5,856,104	68.9%	$34.38
Replacement Reserves	0	0	34,066	0.4	0.20
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$3,114,370	$5,289,352	$5,822,038	68.5%	$34.18

NOI DSCR	2.64x	4.48x	4.96x
NCF DSCR	2.64x	4.48x	4.93x
NOI Debt Yield	6.4%	10.9%	12.1%
NCF Debt Yield	6.4%	10.9%	12.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.
(2)	Represents (i) percent of Net Rental income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Annual U/W Base Rent includes average straight-line rent increases occurring through September 2026.

(4)	Underwritten economic vacancy is 5.0%. The Amazon @ Atlas Property is 100.0% leased as of May 1, 2021.

(5)	The differences between the YE 2019 NOI, TTM NOI (9/30/2020) and U/W NOI are primarily due to the expiration of initial rent abatements (eight months) and straight-line rent steps applied in the lender’s underwriting.

Appraisal. The appraiser calculated an “as-is” Appraised Value of $121,000,000 for the Amazon @ Atlas Property as of January 13, 2021. The appraisal also concluded a “go-dark” value and land value of $98,000,000 and $48,000,000, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated January 19, 2021, there was no evidence of any recognized environmental conditions at the Amazon @ Atlas Property.

Market Overview and Competition. The Amazon @ Atlas Property is located in the Denny Triangle neighborhood of the Seattle CBD. The Seattle CBD historically has generally been defined as being bordered by Elliott Bay to the west, South King Street to the south, Interstate 5 to the east, and Stewart Street to the north. The Amazon @ Atlas Property is specifically located in the South Lake Union neighborhood which is transitioning from an area with older, low-rise commercial and industrial uses to a hub for technology, media, global health, education and software, resulting from public and private sector infrastructure investment. The Fred Hutchinson Cancer Research Center and Zymogenetics were some of the first companies to locate to the area. Recent life science-oriented developments include the University of Washington, Seattle BioMed, Seattle Children’s Research Institute, Group Health, Seattle Cancer Care Alliance, Novo Nordisk, Rosetta, Allen Institute for Brain Science and PATH. The Gates Foundation’s 600,000 square foot campus is nearby bordering the subject neighborhood at its west. Also of note, Alexandria Realty Trust and BioMed Realty Trust have projects planned for the area. According to a third-party report, the 2020 population and median household income are approximately 3.1 million and $96,100, respectively for the Seattle-Bellevue-Everett Washington MSA.

According to a third-party report, the Amazon @ Atlas Property is located in the Lake Union office submarket. The Lake Union office submarket has an inventory of approximately 15.5 million square feet, an 2.9% vacancy rate, and average gross asking rents of $42.22 per square foot as of third quarter of 2020. Approximately 1.05 million square feet are under construction with 11.0% pre-leased. The Lake Union submarket is driven by large companies, most notably Amazon, which occupies roughly 4.5 million square feet and has had a major presence there since 2009. Facebook also occupies approximately 1 million square feet in Lake Union. Further, Lake Union has a high concentration of biotech firms. For example, Juno Therapeutics (a Celgene company) leases the 290,000 square feet 400 Dexter, which serves as the biopharmaceutical company’s R&D center. On the research side, the Allen Institute for Brain Science, Fred Hutchison Cancer Research, and the University of Washington combine to occupy more than 500,000 square feet of space in the

A-3-17

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

submarket. Several of these institutions, namely the University of Washington, have contributed to research studies focused on COVID-19.

The appraisal concluded to a market rent of $40.00 per square foot (net) and $13.00 per square foot (net) for the office and storage spaces, respectively. The average in place rent at the Amazon @ Atlas Property of $27.81 per square foot is approximately 27.0% below the appraiser’s concluded market rents.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Amazon @ Atlas Property:

Market Rent Summary(1)

	Office	Storage
NRA (SF)	158,433	11,898
Market Rent (PSF)	$40.00	$13.00
Lease Term (Years)	10 years	10 years
Lease Type (Reimbursements)	Net	Net
Rent Increase Projection	3.0%/yr.	NAV

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Amazon @ Atlas Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built	Sale Date	Actual Sale Price	Sale Price (PSF)
First 7 Eagle	Seattle, WA	75,722	1980	Sep-20	$50,685,000	$669.36
Amazon.com Phase VIII	Seattle, WA	317,804	2015	Dec-19	$270,100,000	$849.89
Roosevelt Commons	Seattle, WA	229,299	2002	Dec-19	$157,000,000	$684.70
Arbor Blocks East & West	Seattle, WA	388,911	2018	Nov-19	$414,970,000	$1,067.01
500 Yale – WeWork	Seattle, WA	74,853	2009	Dec-18	$52,350,000	$699.37
Amazon Roxanne building	Seattle, WA	130,710	2013	May-18	$129,500,000	$990.74

(1)	Information obtained from the appraisal.

A-3-18

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

The following tables present certain information relating to comparable office leases for the Amazon @ Atlas Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	Stories	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (YRS)	Annual Base Rent PSF	Lease Type
The Waterfront Building 801 North 34th Street Seattle, WA	1998	169,412	3	Adobe Systems	31,840	3Q20	84	$40.00	Net

Watershed Building 900 North 34th Street Seattle, WA	2020	66,554	7	Pushspring / T-Mobile	11,950	2Q20	120	$50.00	Net

Metropolitan Park West 1100 Olive Way Seattle, WA	1980	337,680	19	Axon Enterprises	20,965	2Q20	66	$56.00	Gross

1918 Eighth 1918 8th Avenue Seattle, WA	2009	668,886	36	RBC Wealth Management	35,424	2Q20	60	$49.00	NNN

AGC Building 1200 Westlake Avenue North Seattle, WA	1971	114,896	10	Confidential	2,473	2Q20	60	$43.00	Gross

2505 Second 2502 2nd Avenue Seattle, WA	1989	733,301	7	DataClef, Inc.	5,373	2Q20	120	$40.00	Gross

3101 Western 3101 Western Avenue Seattle, WA	1984	193,552	8	Holmes, Weddle & Barcott	11,957	4Q19	84	$42.00	Gross

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the Amazon @ Atlas Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During the continuance of a Cash Sweep Period, the Amazon @ Atlas Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months. Notwithstanding the foregoing, the borrower’s obligation to make monthly deposits on account of insurance premiums will be waived so long as, among other things (i) a blanket insurance policy reasonably acceptable to lender is provided that satisfies the insurance requirements in the Amazon @ Atlas Mortgage Loan documents, (ii) no event of default will have occurred and be continuing, and (iii) the borrower provides periodic evidence of acceptable renewals and timely-paid premiums.

Lockbox and Cash Management. The Amazon @ Atlas Mortgage Loan is structured with a hard lockbox with springing cash management upon a Cash Sweep Period. At origination, the Amazon @ Atlas borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.

During a Cash Sweep Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. So long as no event of default is continuing under the Amazon @ Atlas Mortgage Loan documents, funds in the cash management account are required to be applied, among other things (i) to make any required deposits into the tax and insurance reserves, (ii) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (iii) to pay debt service on the Amazon @ Atlas Mortgage Loan, and (iv) to pay any remainder into either a lease sweep reserve account to the extent that the Cash Sweep Period is due solely to the existence of a Lease Sweep Period (as defined below), or otherwise into an excess cash flow account, to be held by the lender as additional security for the Amazon @ Atlas Mortgage Loan during the continuance of the Cash Sweep Period.

A “Cash Sweep Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the DSCR falling below 2.75x at the end of any fiscal quarter; or (iii) the commencement of a Lease Sweep Period. A Cash Sweep Period will end upon, with respect to clause (i) above, the cure or waiver (if applicable) of such event of default; with respect to clause (ii) above, the earlier to occur of (a) the DSCR equaling or exceeding 2.75x for at least one fiscal quarter or (b) the amount of funds on deposit in the excess cash flow account as a result of a Cash Sweep Period commenced under clause (ii) equaling $5,190,000; and with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Periods.

A-3-19

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

A “Lease Sweep Period” will commence upon the occurrence of any of the following, among others: (a) upon the failure of a Specified Tenant (as defined below) to extend or renew its lease for at least five years by the date that is the earlier of (i) the date that is ten months prior to the expiration of such Specified Tenant’s lease or (ii) the date by which such Specified Tenant is required to give notice of its exercise of a renewal option; (b) upon early surrender, cancellation or termination of a Specified Tenant lease; (c) upon a Specified Tenant going dark in 50% or more of its leased space subject to certain permitted temporary closures set forth in the Amazon @ Atlas Mortgage Loan documents; (d) upon monetary default or material non-monetary default under a Specified Tenant’s lease beyond any applicable notice and cure or grace periods; (e) upon a bankruptcy or insolvency of a lease guarantor of a Specified Tenant, or if no lease guarantor exists for a Specified Tenant, such Specified Tenant; or (f) upon decline in credit rating of a lease guarantor of a Specified Tenant, or if no lease guarantor exists for a Specified Tenant, such Specified Tenant, below BBB+ by S&P (or the equivalent rating by certain other rating agencies).

A “Major Lease” means the Sole Tenant lease and any other lease which covers the premises leased under the Sole Tenant lease.

“Specified Tenant” means individually and collectively, the Sole Tenant, and any other tenant under a Major Lease (and any guarantor of any such tenant’s lease, as applicable).

A “Specified Tenant Sweep Period” means any period commencing upon the occurrence of a Lease Sweep Period and expiring upon the earlier to occur of (i) each outstanding Lease Sweep Period being cured in accordance with the Amazon @ Atlas Mortgage Loan documents or (ii) the amount of funds on deposit in the lease sweep reserve account as a result of any individual Lease Sweep Period equaling $5,190,000.

“Sole Tenant” means Amazon.com Services LLC.

Property Management. The Amazon @ Atlas Property is managed by Unico Properties LLC, a third party. Unico Properties LLC was formed in 1953 and is headquartered in Seattle, Washington. The company’s portfolio currently consists of over 17.0 million SF of commercial space primarily in Washington, Oregon, Texas, Utah and Colorado. Its portfolio contains primarily office space, but also includes medical, retail and multifamily residential properties. Unico Properties LLC provides property management, development, investment, leasing and marketing services.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Amazon @ Atlas Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Amazon @ Atlas borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Amazon @ Atlas Property, provided that such coverage is available at a cost that does not exceed an amount equal to two times the amount of the then current property casualty insurance premium that is payable in respect of the Amazon @ Atlas Property and business interruption/rental loss insurance required under the Amazon @ Atlas Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of the Amazon @ Atlas Property and business interruption/rental insurance) obtained as of the date the applicable new terrorism insurance is being obtained.

Earthquake Insurance. A seismic risk assessment dated January 19, 2021 indicated a probable maximum loss of 14.0%. Earthquake insurance is not required.

A-3-20

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A-3-21

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

A-3-22

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

Tri-State Distribution Center
225, 227 and 229 North Route 303
West Nyack, NY 10994
New City
ROCKLAND COUNTY
Hudson River
New York State Thruway
West Nyack
Nyack
Upper Nyack
South Nyack
Valley Cottage
Congers
Bardonia
Nanuet
Spring Valley
Pearl River
Blauvelt
Orangeburg
Tappan
Sparkill
Piermont
Palisades
Grand View-on-Hudson
Tarrytown
Sleepy Hollow
Irvington
Dobbs Ferry
Briarcliff Manor
WESTCHESTER COUNTY
NEW YORK
NEW JERSEY
BERGEN COUNTY
Gov. Mario Cuomo Br.
Palisades Interstate Pkwy
DeForest Lake
Rockland Lake
Tappan Lake
Hook Mtn State Park
Blauvelt State Park
Clausland Mountain State Park
Tallman Mtn. State Park
High Tor State Park
West Haverstraw
Haverstraw
Thiells
Mt. Ivy
Pomona
New Square
Hillcrest
Chestnut Ridge
Montvale
Park Ridge
Woodcliff Lake
Hillsdale
Old Tappan
Northvale
Rockleigh
Palisades Center
Montefiore Nyack Hospital
Dominican College
St. Thomas Aquinas College
N.Y. City 15 miles
NEW YORK CITY
MANHATTAN
BRONX
QUEENS
YONKERS
STAMFORD
CONN.
LONG ISLAND

A-3-23

No. 3 – Tri-State Distribution Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance: Cut-off Date Balance:	$41,000,000 $41,000,000		Property Type – Subtype:	Industrial – Warehouse Distribution
	% of Initial Pool Balance:	5.0%		Location:	West Nyack, NY
	Loan Purpose:	Refinance		Size:	249,247 SF
	Borrower Sponsor:	Yaakov E. Sod		Cut-off Date Balance Per SF:	$164.50
	Guarantor:	Yaakov E. Sod		Maturity Date Balance Per SF:	$164.50
	Mortgage Rate:	4.7750%		Year Built/Renovated:	2008/NAP
	Note Date:	March 17, 2021		Title Vesting:	Fee
	Seasoning:	1 month		Property Manager:	Self-managed
	Maturity Date:	April 6, 2031		Current Occupancy (As of)(2):	100.0% (3/1/2021)
	IO Period:	120 months		YE 2020 Occupancy:	64.5%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	58.6%
	Amortization Term (Original):	NAP		YE 2018 Occupancy:	99.7%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$63,000,000
	Call Protection:	L(25),D(91),O(4)		As-Is Appraised Value Per SF:	$252.76
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	February 17, 2021
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP

				Underwriting and Financial Information(3)
				TTM NOI (1/31/2021)(4):	$1,999,756
				YE 2020 NOI(4):	$1,953,306
				YE 2019 NOI(4):	$1,379,177

				U/W Revenues:	$3,911,994
				U/W Expenses:	$1,051,201
Escrows and Reserves(1)				U/W NOI(4):	$2,860,793
	Initial	Monthly	Cap	U/W NCF:	$2,835,868
Taxes	$218,566	$54,642	NAP	U/W DSCR based on NOI/NCF(5):	1.46x / 1.45x
Insurance	$11,340	$5,670	NAP	U/W Debt Yield based on NOI/NCF(5):	7.1% / 7.0%
Replacement Reserve	$0	$2,077	$100,000	U/W Debt Yield at Maturity based on NOI/NCF(5):	7.1% / 7.0%
TI/LC Reserve	$400,000	$0	$400,000	Cut-off Date LTV Ratio(5):	64.2%
Outstanding Obligations Reserve	$547,187	$0	NAP	LTV Ratio at Maturity(5):	64.2%
Streamline Funds	$100,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$41,000,000	100.0%	Loan payoff(6)	$31,125,827	75.9%
			Return of equity	$8,030,835	19.6
			Upfront Reserves	$1,277,093	3.1
			Closing costs	$566,246	1.4
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%
(1)	See “Escrows” section below.

(2)	Current occupancy includes 100,220 square feet or 40.2% of NRA which are leased but the tenants are not yet in occupancy and rent has not commenced on the space. An Outstanding Obligations Reserve in the amount of $547,187 was collected at closing which includes the outstanding tenant improvement and gap rent for those tenants.

(3)	While the Tri-State Distribution Center Mortgage Loan (as defined below) was originated after the emergence of the COVID-19 pandemic and the economic disruption resulting from measures to combat the pandemic. The pandemic is an evolving situation and could impact the Tri-State Distribution Center Mortgage Loan more severely than assumed in the underwriting of the Tri-State Distribution Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The differences between the YE 2019 NOI, YE 2020 NOI, TTM NOI (1/31/2021) and U/W NOI are primarily due to an anchor tenant vacating at the end of 2018 and the space was backfilled in 2021. See “The Property” section below.

(5)	U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity are calculated net of the $547,187 Outstanding Obligations reserve. U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity without netting the reserve would be 1.44x/1.43x, 7.0%/6.9%, 7.0%/6.9%, 65.1%, and 65.1%, respectively.

(6)	The Tri-State Distribution Center Mortgage Loan was used to pay off a prior floating rate debt that was originated by an affiliate of Argentic Real Estate Finance LLC which was contributed to the AREIT 2019-CRE3 transaction.

A-3-24

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

The Mortgage Loan. The mortgage loan (the “Tri-State Distribution Center Mortgage Loan”) is evidenced by a first mortgage encumbering the fee simple interest in a 249,247 square foot industrial property located in West Nyack, New York (the “Tri-State Distribution Center Property”).

The Borrowers and Borrower Sponsor. The borrowing entities for the Tri-State Distribution Center Mortgage Loan are KIP Partners LLC and Milrose TIC Owner LLC, as tenants-in-common, each a special purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tri-State Distribution Center Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor is Yaakov E. Sod. Yaakov E. Sod is the founding member of Milrose Capital and Premier Healthcare Management. Milrose Capital is a private investment firm focused on healthcare and real estate investments and Premier Healthcare Management is an operator of long-term care facilities located in Ohio.

The Property. The Tri-State Distribution Center Property is a multi-tenant industrial warehouse distribution property consisting of three, one-story buildings. It is located on the west side of New York Route 303 North, in the city of West Nyack, New York on a 12.585-acre site and is mapped as Congers, NY. The Tri-State Distribution Center Property was built from 2008 to 2010. The percentage of office build-out is approximately 11% with the remainder being warehouse/distribution space. The Tri-State Distribution Center Property features clear heights ranging from 18’ to 36’ and 27’ loading doors. The Tri-State Distribution Center Property provides 325 parking spaces for a parking ratio of 1.3 spaces per 1,000 square feet.

The borrower sponsor acquired the Tri-State Distribution Center Property in March 2018 after the anchor tenant, which occupied approximately 40% of the NRA at the time, had given notice to vacate at the end of 2018. The borrower sponsor’s initial business plan was to backfill the vacancy with another anchor tenant but subsequently decided to sub-divide the space to accommodate multi-tenants. The borrower sponsor began lease negotiations with PowerPak Civil & Safety, LLC to expand at the Tri-State Distribution Center Property in mid-2020 and finalized a lease in December 2020. The remaining vacancy was leased to New York Produce, Inc. which executed a lease in January 2021. The Tri-State Distribution Center Property is 100% leased to 11 tenants as of March 1, 2021. Prior to the anchor tenant’s departure, the Tri-State Distribution Center Property had an average occupancy of 98.2% between 2013 and 2018.

COVID-19 Update. As of April 8, 2021, the Tri-State Distribution Center Property is open and tenants are operating. As of April 8, 2021, the largest tenant, New York Produce, Inc., has not taken occupancy or began paying rent and the second largest tenant, PowerPak Civil & Safety, LLC, has not taken occupancy or began paying rent in 30,954 square feet of its expansion space. Both tenants are expected to be in place by June 2021. An Outstanding Obligations Reserve in the amount of $547,187 was collected at closing which represents approximately six months of the base rent for the respective tenants. Tenants representing 100.0% of the occupied NRA (149,027 square feet) and 100.0% of underwritten in place base rent for occupied space have paid both March and April 2021 rent payments. As of April 8, 2021, the borrower sponsor indicated no tenants have requested rent relief. As of April 8, 2021, there has been no forbearance or modification request on the Tri-State Distribution Center Mortgage Loan, which has a first payment date of May 6, 2021.

Major Tenant. The largest tenant at the Tri-State Distribution Center Property, New York Produce, Inc. (“NY Produce”), leases 69,266 square feet (27.8% of NRA). Founded in 1984, NY Produce is a produce distributer and provides fresh produce, groceries, dairy, and frozen products. Their customers include supermarkets, grocery stores, convenience stores, Hispanic markets and restaurants. Based on financials provided by the borrower sponsor, NY Produce reported a year-to-date as of September 30, 2020 annualized net income of approximately $1.4 million and total assets and net worth of $11.9 million and $2.9 million, respectively, as of September 30, 2020. NY Produce executed a lease in January 2021 that runs through February 2031 at an initial rent of $11 per square foot with 3.0% annual escalations. The lease provides for two, five-year renewal options and no termination options. NY Produce is reportedly investing $2 million of its own capital into building out its space. NY Produce is expected to take occupancy in June 2021.

The second largest tenant at the Tri-State Distribution Center Property, PowerPak Civil & Safety, LLC (“PowerPak”), leases 66,011 square feet (26.5% of NRA). Founded in 1989, PowerPak is a construction equipment supplier based in New York. Its inventory includes personal protective equipment, clothing and footwear, road safety signage and site supplies and tools. PowerPak delivers equipment directly to jobsites in the New York and New Jersey Metro Area. Based on financials provided by the borrower sponsor, PowerPak reported a year-to-date as of September 30, 2020 annualized net income of approximately $13.5 million and total assets and net worth of $17.4 million and $12.4 million, respectively, as of September 30, 2020. PowerPak has been in occupancy since November 2013, initially leasing 35,057 square feet but expanding to a total of 66,011 square feet under an expansion lease executed in December 2020. The lease expiration date is May 2028. The lease provides for one, five-year renewal option and no termination options. PowerPak is expected to take occupancy in June 2021.

The third largest tenant at the Tri-State Distribution Center Property, AptarGroup, Inc. (“Aptar”), leases 24,701 square feet (9.7% of NRA). Founded in 1992, Aptar is a publicly traded company on the New York Stock Exchange. Aptar is a provider of packaging, dispensing, and sealing solutions, primarily for the beauty, personal care, home care, prescription drug, consumer health care, injectable, and food and beverage markets. Aptar has been in occupancy since March 2018, and its lease runs through February 2028. The lease provides for one, ten-year renewal option and no termination options.

A-3-25

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

The following table presents certain information relating to the tenancy at the Tri-State Distribution Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
New York Produce, Inc.	NR / NR / NR	69,266	27.8%	$11.00	$761,926	24.5%	2/28/2031	2, 5-year	N
PowerPak Civil & Safety, LLC	NR / NR / NR	66,011	26.5%	$11.00	$726,121	23.4%	5/31/2028	1, 5-year	N
AptarGroup Inc.	NR / NR / NR	24,071	9.7%	$13.38	$321,960	10.4%	2/28/2028	1, 10-year	N
Bashier	NR / NR / NR	16,900	6.8%	$12.01	$202,958	6.5%	9/30/2028	None	N
Content Critical	NR / NR / NR	16,800	6.7%	$12.88	$216,300	7.0%	10/31/2023	1, 5-year	N
Total Major Tenant		193,048	77.5%	$11.55	$2,229,265	71.8%
Other Tenants		56,199	22.5%	$15.56	$874,689	28.2%
Vacant Space		0	0.0	$0.00	0	0.0%
Collateral Total		249,247	100.0%	$12.45	$3,103,954	100.0%

(1)	Based on the underwritten rent roll, including rent steps occurring through March 2022.

The following table presents certain information relating to the lease rollover schedule at the Tri-State Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	12,000	4.8%	12,000	4.8%	148,975	4.8%	12.41
2022	0	0	0.0%	12,000	4.8%	0	0.0%	0.00
2023	1	16,800	6.7%	28,800	11.6%	216,300	7.0%	12.88
2024	4	42,099	16.9%	70,899	28.4%	682,664	22.0%	16.22
2025	0	0	0.0%	70,899	28.4%	0	0.0%	0.00
2026	1	2,100	0.8%	72,999	29.3%	43,050	1.4%	20.50
2027	0	0	0.0%	72,999	29.3%	0	0.0%	0.00
2028	5	106,982	42.9%	179,981	72.2%	1,251,039	40.3%	11.69
2029	0	0	0.0%	179,981	72.2%	0	0.0%	0.00
2030	0	0	0.0%	179,981	72.2%	0	0.0%	0.00
2031	1	69,266	27.8%	249,247	100.0%	761,926	24.5%	11.00
Thereafter	0	0	0.0%	249,247	100.0%	0	0.0%	0.00
Vacant	0	0	0.0%	249,247	100.0%	0	0.0%	0.00
Total/Weighted Average	13	249,247	100.00%			$3,103,954	100.0%	$12.45

(1)	Based on the underwritten rent roll. Rent includes base rent and rent steps occurring through March 2022.

The following table presents historical occupancy percentages at the Tri-State Distribution Center Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	3/1/2021(2)
99.7%	58.6%	64.5%	100.0%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll dated March 1, 2021.

A-3-26

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Tri-State Distribution Center Property:

Cash Flow Analysis

	2019	2020	TTM 1/31/2021	U/W(1)	%(2)	U/W $ PSF
Base Rent	$1,886,803	$2,362,486	$2,410,639	$3,064,512	74.4%	$12.30
Contractual Rent Steps(3)	0	0	0	39,442	1.0	0.16
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$1,886,803	$2,362,486	$2,410,639	$3,103,954	75.4%	$12.45
Other Income	0	0	0	19,096	0.5	0.08
Total Recoveries	503,549	630,454	640,030	993,833	24.1	3.99
Net Rental Income	$2,390,352	$2,992,940	$3,050,670	$4,116,883	100.0%	$16.52
(Vacancy & Credit Loss)(4)	0	0	0	(204,889)	(6.6)	(0.82)
Effective Gross Income	$2,390,352	$2,992,940	$3,050,670	$3,911,994	95.0%	$15.70

Real Estate Taxes	645,052	652,291	652,290	648,929	16.6	2.60
Insurance	58,178	60,203	60,446	68,074	1.7	0.27
Management Fee	102,240	119,055	121,340	117,360	3.0	0.47
Other Operating Expenses	205,705	208,085	216,838	216,838	5.5	0.87
Total Operating Expenses	$1,011,175	$1,039,634	$1,050,913	$1,051,201	26.9%	$4.22

Net Operating Income(5)	$1,379,177	$1,953,306	$1,999,756	$2,860,793	73.1%	$11.48
Replacement Reserves	0	0	0	24,925	0.6	0.10
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$1,379,177	$1,953,306	$1,999,756	$2,835,868	72.5%	$11.38

NOI DSCR	0.69x	0.98x	1.01x	1.46x(6)
NCF DSCR	0.69x	0.98x	1.01x	1.45x(6)
NOI Debt Yield	3.4%	4.8%	4.9%	7.1%(6)
NCF Debt Yield	3.4%	4.8%	4.9%	7.0%(6)
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the lender U/W.

(2)	Represents (i) percent of Net Rental income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Annual U/W Base Rent includes rent steps occurring through March 2022.

(4)	Underwritten economic vacancy is 5.0%. The Tri-State Distribution Center Property is 100.0% leased as of March 1, 2021.

(5)	The differences between the YE 2019 NOI, YE 2020 NOI, TTM NOI (1/31/2021) and U/W NOI are primarily due an anchor tenant vacating at the end of 2018 and the space was backfilled in 2021. See “The Property” section above.

(6)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated net of the $547,187 Outstanding Obligations reserve. NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield without netting the reserve would be 1.44x, 1.43x, 7.0%, 6.9%, respectively.

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $63,000,000 for the Tri-State Distribution Center Property as of February 17, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated January 29, 2021, there was no evidence of any recognized environmental conditions at the Tri-State Distribution Center Property.

Market Overview and Competition. The Tri-State Distribution Center Property is located in Congers, a 3.07 square mile community in the Town of Clarkstown. Congers is located in the eastern section of Rockland County and is bounded by Haverstraw to the north, the Hudson River to the east, New City to the west, and Valley Cottage to the south. The Tri-State Distribution Center Property is north of the Tappan Zee (Cuomo) Bridge, a major Hudson River crossing access route to New York City and Connecticut. The Tri-State Distribution Center Property is specifically located on the west side of Route 303 North, a local high traffic commercial route that runs generally in a north/south direction. The Interstate 87/287 highway access is direct from Route 303 about four miles to the south. The Hudson River crossing via the Tappan Zee (Cuomo) Bridge is about 3 miles east of the intersection of Interstate 87/287 and Route 303.

According to the appraisal, the estimated 2021 population within a one-, five-, and ten-mile radius of the Tri-State Distribution Center Property was 4,776, 136,730, and 500,916, respectively. According to the appraisal, the estimated 2021 average household income within a one-, five-, and ten-mile radius of the Tri-State Distribution Center Property was $165,404, $149,669, and $152,858, respectively.

A-3-27

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

According to a third-party report, the Tri-State Distribution Center Property is located in Rockland County industrial submarket which has a logistics inventory of 11.8 million square feet and a vacancy rate of 7.6% as of the fourth quarter of 2020. Rental rates increased from $12.25 per square foot in 2019 to $12.75 per square foot in 2020. No new supply was delivered to the submarket over the last 12 months, with only 111,513 square feet of net new inventory (0.94% of current inventory) projected to be supplied through 2025.

The appraisal identified six rent comparables with rental rates ranging from $10.11 per square foot to $14.00 per square foot triple net with an average of $12.32 per square foot. The appraisal concluded to a market rent of $13.00 per square foot (net) for the industrial space and $20.00 per square foot (net) for the office space.

The table below presents certain information relating to comparable sales pertaining to the Tri-State Distribution Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built	Sale Date	Actual Sale Price	Sale Price (PSF)
Portside Distribution	Newark, NJ	289,451	2018	Dec-20	$79,600,000	$275.00
1201 Valley Brook Avenue	Lyndhurst, NJ	172,801	1970	Apri-20	$40,000,000	$231.48
25 Enterprise Avenue North	Secaucus, NJ	149,000	1980	Jan-20	$33,543,900	$225.13
Industrial Flex	Moonachie, NJ	168,800	2000	Feb-19	$39,600,000	$234.60
Stateline Business Park	Mahwah, NJ	271,176	2018	Jan-19	$62,000,000	$228.63

(1)	Information obtained from the appraisal.

The following tables present certain information relating to comparable industrial leases for the Tri-State Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Distance	Year Built/ Renovated	Ceiling (feet)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (YRS)	Annual Base Rent PSF	Lease Type
6 Pearl Ct. Allendale, NJ	18.1 miles	1980	18’	ProxConcepts	7,300	Oct-20	5	$12.28	NNN
50 Spring St. Ramsey, NJ	18.3 miles	1974	18’	Ferguson	9,864	Oct-20	5	$12.04	NNN
100 Red School House Rd. Chestnut Ridge, NY	12.1 miles	1987	22’	Brand New Lighting	4,000	Jul-20	5	$13.00	NNN
5 Ethel Blvd. Wood Ridge, NJ	28.6 miles	2018	36’	Mane Concept	69,168	Apr-20	10	$12.50	NNN
10 Industrial Dr. Mahwah, NJ	17.6 miles	1988	18’	Vectornate	12,622	Mar-20	3	$14.00	NNN
100 Performance Dr. Mahwah, NJ	18.4 miles	2018	36’	Snow Joe	271,176	Feb-19	10	$10.11	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Tri-State Distribution Center Mortgage Loan documents require an upfront real estate tax reserve of $218,566 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $54,642).

Insurance – The Tri-State Distribution Center Mortgage Loan documents require an upfront insurance reserve of $11,340 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $5,670).

Replacement Reserve – The Tri-State Distribution Center Mortgage Loan documents require ongoing monthly replacement reserves of $2,077, capped at $100,000.

TI/LC Reserve – The Tri-State Distribution Center Mortgage Loan documents require an upfront TI/LC reserve of $400,000 (“TI/LC Reserve”) and in addition, an upfront TI/LC reserve of $100,000 associated with the Streamline tenant (“Streamline Funds”). If at any time, the funds in the TI/LC Reserve are less than $200,000, the borrower is required to replenish the reserve so the balance is equal to $400,000. In addition, if the borrower deposits funds such that the balance in the TI/LC Reserve is $400,000 on the date that is 28 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms), no Trigger Lease Sweep Period (as defined below) pursuant to clause (i)(a) of the definition of Trigger Lease Sweep Period will commence. The borrower is required to also pay to the lender for transfer into the TI/LC Reserve all lease termination payments received by the borrower. With

A-3-28

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

respect to the Streamline Funds, in the event that the borrower does not satisfy the conditions to disbursement of the Streamline Funds, the Streamline Funds are required to be deposited into the TI/LC Reserve.

A “Trigger Lease” means the NY Produce lease, the PowerPak lease, and any other lease (leased by such tenant and/or its affiliates) (“Trigger Tenant”) which (a) covers 15% or more of the rentable square feet of the Tri-State Distribution Center Property and/or (b) has a gross annual rent of more than 15% of the total annual rents of the Tri-State Distribution Center Property.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following, among others: (i) the earlier of (a) the date that is 28 months prior to the end of the term of any Trigger Lease (including any renewal terms) to the extent that there is not $400,000 on deposit in the TI/LC Reserve on such date, (b) the date that is 24 months prior to the end of the term of any Trigger Lease (including any renewal terms) or (c) the date the applicable Trigger Tenant gives notice, of its intention not to renew or extend; (ii) the date required under a Trigger Lease by which the applicable Trigger Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Trigger Lease (or 20% or more of the demised premises under a Trigger Lease) is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any Trigger Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Trigger Lease by the applicable Trigger Tenant thereunder; or (vi) the occurrence of a Trigger Tenant insolvency proceeding.

Outstanding Obligations Reserve – The Tri-State Distribution Center Mortgage Loan documents require an upfront reserve of $547,187 (the “Outstanding Obligations Funds”) of which $380,963 and $166,224 are associated with the NY Produce and PowerPak leases, respectively. Provided no event of default has occurred and is continuing, funds will be disbursed to the borrower from the Outstanding Obligations Funds in the amount reserved for the applicable leases as set forth above following the satisfaction of each of the following conditions with respect to the NY Produce lease and/or the PowerPak lease: (i) receipt of a certificate from borrower stating (a) that all tenant improvement obligations associated with the applicable lease have been substantially completed and that all such work has been paid for or will be paid from such disbursement, (b) that all leasing commissions associated with the applicable lease have been paid for or will be paid from such disbursement and (c) that the applicable tenant has accepted possession of the premises demised under the Lease, is open for business, paying full unabated rent and there are not remaining rent abatements; (ii) if such disbursement is requested after July 17, 2021, the lender must have received an acceptable estoppel certificate from the applicable tenant stating that all such tenant improvements have been completed and no allowances or rent abatements remain outstanding; and (iii) the ratio (expressed as a percentage) calculated by the lender of (x) (1) the in place and paid current rent based upon the then current rent roll multiplied by 12, plus contractual rent bumps of $39,442, plus 95% recovery income, plus annualized parking income of $19,096, less (2) the January 2021 annualized operating expenses of $1,045,761 underwritten by the lender in connection with origination of the Tri-State Distribution Center Mortgage Loan to (y) the unpaid principal as of such date, is equal to or greater than 7.0%. The borrower is not permitted to disbursement of any funds in connection with approved leasing expenses related to the NY Produce lease and/or PowerPak lease other than the Outstanding Obligations Funds. In the event that the Outstanding Obligations Funds have not been released to the borrower prior to the payment date occurring in April 2024, the lender will, in its sole discretion, apply the amounts on deposit in the Outstanding Obligations subaccount to a prepayment of the Tri-State Distribution Center Mortgage Loan on the next payment date. Any prepayment of the Tri-State Distribution Center Mortgage Loan pursuant to this event is subject to the yield maintenance premium, and the borrower is required to pay to the lender the applicable yield maintenance premium and all costs incurred by lender with respect to the prepayment, within ten business days.

Lockbox and Cash Management. The Tri-State Distribution Center Mortgage Loan is structured with a hard lockbox with springing cash management upon a Cash Management Period (as defined below). At origination, the borrowers and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During a Cash Management Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. So long as no event of default is continuing under the Tri-State Distribution Center Mortgage Loan documents, funds in the cash management account are required to be applied, among other things (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Tri-State Distribution Center Mortgage Loan, (iii) to make deposits into the replacement reserves and to make payment into the TI/LC Reserve, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into either a special rollover reserve during the continuance of a Cash Management Period or otherwise into a cash collateral account.

A “Cash Management Period” commences upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of each calendar quarter, the DSCR is less than 1.20x, (iv) if, as of the last day of each calendar quarter, the debt yield is less than 6.25% or (v) the commencement of a Trigger Lease Sweep Period.

Property Management. The Tri-State Distribution Center Property is managed by REPNY LLC, a borrower affiliate. REPNY LLC is a property management company based in Brooklyn, New York.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

A-3-29

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

Terrorism Insurance. The Tri-State Distribution Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Tri-State Distribution Center Property.

A-3-30

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A-3-31

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

A-3-32

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

Magna Seating HQ
30020 Cabot Drive
Novi, MI 48377
Orchard Lake Village
Orchard Lake
Dodge Bros. State Park
Oakley Park Rd
Pontiac Trail
West Bloomfield Township
Walnut Lake Rd
Wolverine Lake
Haggerty Hwy
OAKLAND COUNTY
Walled Lake
Bloomfield Avenue Shoppes
Robert H. Long Park
Halsted Rd
Drake Rd
Farmington Rd
Orchard Lake Rd
14 Mile Rd
Foster Specialty Foods
Lyon Oaks Park
Wixom
S. Lake Drive
Novi Rd
Harman International
Ryder
13 Mile Rd
West Rd
Metalsa
Novi Lakeshore Park
National Integrated Systems
NHK Intl. Corporation
Michigan St. Univ. Tollgate Farm and Education Center
Farmington Hills
Grand River Ave
Twelve Mile Crossing at Fountain Walk
West Oaks I and II
Twelve Oaks Mall
12 Mile Rd
ITC Transmission
Nissan Technical Center
Mercedes-Benz Financial Services
Bosch Group
Ascension Providence Hospital-Novi Campus
Suburban Collection Showplace
Novi Town Center
Oakland Comm. College-Orchard Ridge Campus
11 Mile Rd
W. 11 Mile Rd
Novi
Heritage Park
Napier Rd
Wixom Rd
Beck Rd
Taft Rd
10 Mile Rd
Grand River Ave
Farmington
Links of Novi Golf Course
West Novi Park
Ella Mae Power Park
Meadowbrook Rd
Haggerty Rd
9 Mile Rd
Detroit 21 miles
Founders Sports Park
8 Mile Rd
Northville
Mill Race Historical Village
Meadowbrook Country Club
Maybury State Park
Northville Downs
Northridge Grove Shopping Ctr.
Whispering Willows GC
Bicentennial Park
7 Mile Rd
Cass Benton Parkway
WAYNE COUNTY
Schoolcraft College
Laurel Place Park Mall
Merriman Rd
6 Mile Rd
Northville Village Center
Livonia
Ridge Rd
Sheldon Rd
Northville Rd
Newburgh Rd
5 Mile Rd
Mission Hills Country Club
Robert Bosch Plymouth Twp. Technical Ctr.
Plymouth Township
Madonna College
Territorial Rd
Ann Arbor 14 miles
Plymouth
Clarkston
Auburn Hills
Rochester Hills
LIVINGSTON COUNTY
Waterford
Pontiac
Shelby
OAKLAND COUNTY
Troy
MACOMB COUNTY
Milford
West Bloomfield
Bloomfield Hills
Sterling Heights
Birmingham
Brighton
Wixom
Farmington Hills
Royal Oak
Warren
South Lyon
Southfield
Oak Park
Ferndale
Whitmore Lake
Livonia
Redford
Hamtramck
WASHTENAW COUNTY
Plymouth
Dearborn Heights
DETROIT
Canton
WAYNE COUNTY
Dearborn
WINDSOR
ANN ARBOR
Westland
Inkster
Wayne
Romulus
Allen Park
Ypsilanti
Taylor
Wyandotte
ONTARIO
LaSalle
Belleville
Grosse Isle
Saline
Woodhaven
Trenton
Amherstburg

A-3-33

No. 4 – Magna Seating HQ

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$37,700,000		Property Type – Subtype:	Office - Suburban
	Cut-off Date Balance:	$37,700,000		Location:	Novi, MI
	% of Initial Pool Balance:	4.6%		Size:	180,000 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$209.44
	Borrower Sponsors(1):	Various		Maturity Date Balance Per SF:	$209.44
	Guarantors(1):	Various		Year Built/Renovated:	2017/NAP
	Mortgage Rate:	3.5100%		Title Vesting:	Fee
	Note Date:	March 31, 2021		Property Manager(3):	Various
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (5/1/2021)
	Maturity Date:	April 6, 2031		YE 2020 Occupancy:	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	NAP		YE 2017 Occupancy:	100.0%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$58,000,000
	Call Protection:	L(25),D(90),O(5)		As-Is Appraised Value Per SF:	$322.22
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	February 10, 2021
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(4)
				TTM NOI (2/28/2021):	$3,583,074
				YE 2020 NOI:	$3,474,649
				YE 2019 NOI:	$2,983,713
				YE 2018 NOI:	$2,817,319
Escrows and Reserves(2)				U/W Revenues:	$4,193,217
	Initial	Monthly	Cap	U/W Expenses:	$828,955
Taxes	$0	Springing	NAP	U/W NOI:	$3,364,262
Insurance	$0	Springing	NAP	U/W NCF:	$3,073,437
Replacement Reserves	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.51x / 2.29x
TI/LC Reserves	$0	Springing	(2)	U/W Debt Yield based on NOI/NCF:	8.9% / 8.2%
				U/W Debt Yield at Maturity based on NOI/NCF:	8.9% / 8.2%
				Cut-off Date LTV Ratio:	65.0%
				LTV Ratio at Maturity:	65.0%

Sources and Uses
Sources			Uses
Original loan amount	$37,700,000	64.7%	Purchase Price	$58,000,000	99.5%
Sponsor Equity	20,592,145	35.3	Closing costs	792,145	1.4
			Seller Credit(5)	(500,000)	(0.9)
Total Sources	$58,292,145	100.0%	Total Uses	$58,292,145	100.0%
(1)	See “The Borrowers and Borrower Sponsors” section below.

(2)	See “Escrows” section below.

(3)	See “Property Management” section below.

(4)	While the Magna Seating HQ Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Magna Seating HQ Mortgage Loan more severely than assumed in the underwriting of the Magna Seating HQ Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(5)	As part of the acquisition, the Magna Seating HQ Borrowers (as defined below) received a $500,000 credit as a result of the interest rate movement from the time of the purchase and sale agreement and the origination date of the Magna Seating HQ Mortgage Loan.

The Mortgage Loan. The mortgage loan (the “Magna Seating HQ Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 180,000 square foot suburban office property located in Novi, Michigan (the “Magna Seating HQ Property”).

The Borrowers and Borrower Sponsors. The borrower comprises nine tenants-in-common: Kingsberry 30020 Cabot, LLC, Daloa 30020 Cabot, LLC, Cowboy Village 30020 Cabot 1, LLC, Cowboy Village 30020 Cabot 2, LLC, CCM 30020 Cabot, LLC, JKA 30020 Cabot, LLC, JWA 30020 Cabot, LLC, LBC 30020 Cabot, LLC, each a single purpose Delaware limited liability company with one independent director, and 30020 Cabot Associates, LP, a single purpose Delaware limited partnership with one independent director (collectively, the “Magna Seating HQ Borrowers”). In connection with the origination of the loan, counsel to the Magna Seating HQ Borrowers delivered a non-consolidation opinion.

The borrower sponsors are Harbor Group International (“HGI”) and Mark Shabad. HGI is a global real estate investment and management firm that invests in and manages diversified property portfolios including office, retail and multifamily properties.

A-3-34

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

Currently, HGI owns and manages 46,000 multifamily units and 4.1 million square feet of commercial real estate. HGI has over 36 years of experience in the industry and over 1,000 employees worldwide. Additionally, Mark Shabad has a global real estate portfolio which includes one property in the U.S. and several others throughout the world. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, each a Delaware limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership (collectively, the “Magna Seating HQ Guarantors”). An affiliate of the Magna Seating HQ Borrowers was subject to previous asset defaults. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The Magna Seating HQ Property is a 180,000 square-foot suburban, office-oriented research and development property located on a 11.7-acre site in Novi, Michigan. The Magna Seating HQ Property was constructed in 2017 as a build-to-suit facility and is comprised of approximately 65% office space, 20% R&D space, and 15% high-bay industrial space. The Magna Seating HQ Property has a total of 645 parking spaces, resulting in a parking ratio of approximately 3.6 spaces per 1,000 square feet. According to the borrower sponsors, Magna Seating, the sole tenant, invested approximately $40 million of its own capital during the course of the Magna Seating HQ Property’s build-out. Onsite amenities at the Magna Seating HQ Property include a gym, conference rooms, breakrooms and a snack room. Although the Magna Seating HQ Property was a build-to-suit facility, the appraiser noted that the property could be converted to 100.0% office space, and the parking lot could be expanded to include an additional 150 vehicles, if Magna Seating’s needs were to change. As of May 1, 2021, the Magna Seating HQ Property was fully leased to Magna Seating through November 2034 with no termination options. Magna Seating has two, 10-year extension options remaining.

COVID-19 Update. As of April 2, 2021, the Magna Seating HQ Property is open and operating. Magna Seating has paid rent in full throughout the COVID-19 pandemic and never requested rent relief. As of the date hereof, there has been no forbearance or modification request on the Magna Seating HQ Mortgage Loan, which has a first payment date of May 6, 2021.

Major Tenant.

Magna Seating (180,000 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; November 30, 2034 lease expiration) – Magna Seating is a subsidiary of Magna International (NYSE: MGA), which is a leading global automotive supplier dedicated to delivering new mobility solutions and technology to auto manufacturers. Magna International was founded in 1957, is based out of Toronto, Ontario, Canada, and as of 2018 was the world’s third largest automotive parts supplier. Magna International employs approximately 158,000 people throughout the world and their products can be found on most vehicles today. Magna International’s products include body, chassis, exterior, seating, powertrain, active driver assistance, electronics, mirrors & lighting, mechatronics and roof systems, and come from 342 different manufacturing operations with engineering and sales centers in 27 countries. Magna Seating is one of four operating segments under Magna International. Magna Seating’s produces full seating systems, seat structures and other mechanism solutions for automobile manufactures. The other three operating segments are Body Exteriors & Structures, Power & Vision and Complete Vehicles. In 2020, the seating operating segments generated $4.5 billion in sales representing 13.6% of Magna International’s total sales. Magna Seating has been at the Magna Seating HQ Property since its completion in 2017 and has 13.6 years left on their lease, as well as two 10-year extension options.

The following table presents certain information relating to the tenancy at the Magna Seating HQ Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Magna Seating	NR/A3/A-	180,000	100.0%	$19.92	$3,584,952	100.0%	11/30/2034	2, 10-year	N
Occupied Collateral Total		180,000	100.0%	$19.92	$3,584,952	100.0%

Vacant Space		0	0.0%

Collateral Total		180,000	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through December 2021 totaling $45,845.

A-3-35

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the Magna Seating HQ Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	180,000	100.0%	180,000	100.0%	$3,584,952	100.0%	$19.92
Vacant	0	0	0.0%	180,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	180,000	100.0%			$3,584,952	100.0%	$19.92

(1)	Information obtained from the underwritten rent roll.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through December 2021 totalling $45,845.

The following table presents historical occupancy percentages at the Magna Seating HQ Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

A-3-36

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Magna Seating HQ Property:

Cash Flow Analysis

	2018	2019	2020	TTM 2/28/2021	U/W	%(1)	U/W $ per SF
Base Rent	$2,854,679	$2,932,120	$3,417,200	$3,424,728	$3,539,113	80.9%	$19.66
Contractual Rent Steps	0	0	0	0	45,845(2)	1.0	0.25
Gross Potential Rent	$2,854,679	$2,932,120	$3,417,200	$3,424,728	$3,584,958	82.0%	$19.92
Other Income	0	0	0	0	0	0.0	0.00
Expense Reimbursements	443,139	598,408	573,235	580,072	787,507	18.0	4.38
Net Rental Income	$3,297,818	$3,530,527	$3,990,435	$4,004,800	$4,372,465	100.0%	$24.29
(Vacancy & Credit Loss)	0	0	0	0	(179,248)(3)	(5.0)	(1.00)
Effective Gross Income	$3,297,818	$3,530,527	$3,990,435	$4,004,800	$4,193,217	95.90%	$23.30

Real Estate Taxes	0	0	0	0	315,873	7.5	1.75
Insurance	21,917	22,778	27,000	27,000	46,718	1.1	0.26
Management Fee	95,497	98,532	98,532	80,096	83,864	2.0	0.47
Other Operating Expenses	363,085	425,505	390,254	314,630	382,499	9.1	2.12
Total Operating Expenses	$480,499	$546,814	$515,786	$421,726	$828,955	19.8%	$4.61

Net Operating Income	$2,817,319	$2,983,713	$3,474,649	$3,583,074	$3,364,262	80.2%	$18.69
Replacement Reserves	0	0	0	0	36,000	0.9	0.20
TI/LC	0	0	0	0	254,825	6.1	1.42
Net Cash Flow	$2,817,319	$2,983,713	$3,474,649	$3,583,074	$3,073,437	73.3%	$17.07

NOI DSCR	2.10x	2.22x	2.59x	2.67x	2.51x
NCF DSCR	2.10x	2.22x	2.59x	2.67x	2.29x
NOI Debt Yield	7.5%	7.9%	9.2%	9.5%	8.9%
NCF Debt Yield	7.5%	7.9%	9.2%	9.5%	8.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents rent steps through December 2021.

(3)	The underwritten vacancy is 5.0%. The Magna Seating HQ Property was 100.0% leased as of May 1, 2021.

Appraisal. The appraiser concluded to an “as-is market value” of $58,000,000 as of February 10, 2021. The appraiser also concluded to an “as-dark” appraised value of $42,230,000 as of February 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated January 18, 2021, there was no evidence of any recognized environmental condition at the Magna Seating HQ Property.

Market Overview and Competition. The Magna Seating HQ Property is located in Novi, Michigan, within the Haggerty Corridor Corporate Park, approximately 26 miles northwest of the Detroit CBD and 24 miles north of Detroit Metropolitan Airport. The Detroit metro area is the second largest in the Midwest and home to ten Fortune 500 company headquarters. Per the appraiser, the area benefits from a concentration of auto industry headquarters, production and R&D, highlighted by some of the major employers in the area including General Motors Corp., Ford Motor Co. and Chrysler Group LLC. Additionally, within a one-, three- and five-mile radius of the Magna Seating HQ Property over 80.0% of the current employment comes from “white collar” jobs which is above the Detroit metropolitan statistical area and Michigan averages of 64.0% and 60.8%, respectively. Freeway access to the Magna Seating HQ Property is provided by I-96, I-275, I-696, and M-5 interchange which is less than 2.5 miles from the Magna Seating HQ Property, meanwhile, local thoroughfares including 12 Mile Road, 13 Mile Road and Haggerty Road provide direct access to the Haggerty Corridor Corporate Park.

According to a third-party market research provider, the estimated 2020 population within a one-, three- and five-mile radius of the Magna Seating HQ Property was approximately 7,911, 57,025 and 174,137, respectively; and the estimated 2020 average household income within the same radii was approximately $115,168, $118,849 and $117,448, respectively.

According to a third-party market research report, the Magna Seating HQ Property is situated within the Central I-96 Corridor office submarket of the Detroit MSA. As of the fourth quarter 2020, the I-96 submarket reported a total inventory of approximately 6.3 million square feet with a 11.3% vacancy rate and average asking rent of $22.41 per square foot.

A-3-37

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Magna Seating HQ Property:

Market Rent Summary(1)

Flex / R&D
Market Rent (PSF)	$19.50
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	CPI Increases
Tenant Improvements (New Tenants) (PSF)	$20.00
Tenant Improvements (Renewals) (PSF)	$5.00

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Magna Seating HQ Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sale Price (PSF)
Magna Seating HQ (Subject)	Novi, MI	2017/NAP	180,000	Mar. 2021	$58,000,000	$322	NAP
553 Benson Road	Benton Harbor, MI	1974/NAP	85,158	Nov. 2020	$18,935,714	$222	$314
Troy Technology Park	Troy, MI	1986/NAP	97,389	Sep. 2020	$14,938,288	$153	$333
Truck-Lite Headquarters	Southfield, MI	2020/NAP	40,000	Feb. 2021	$8,500,000	$213	$319
Perimeter Park	Morrisville, NC	2006/2018	506,943	Sep. 2020	$189,100,000	$373	$320
Corning HQ	Charlotte, NC	2019/NAP	182,169	Apr. 2020	$58,500,000	$321	$328
Encompass Health	Vestavia Hills, AL	2018/NAP	199,305	Apr. 2019	$74,500,000	$374	$311

(1)	Information obtained from the appraisal.

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term (Yrs.)	Tenant Size	Annual Base Rent (PSF)	TI Allowance (PSF)	Lease Type
Magna Seating HQ 30020 Cabot Drive Novi, MI	2017/NAP	180,000	--	100.0%	13.6	180,000	$19.92	NAV	NNN
Wacker Chemical Innovation 4950 South State Road Ann Arbor, MI	2022/NAP	140,000	32.1 miles	100.0%	25.0	140,000	$27.70	NAV	Absolute Net
Cooper Standard 40300 Traditions Drive Northville, MI	2020/NAP	110,165	7.1 miles	100.0%	15.0	110,165	$29.14	NAV	Absolute Net
Masco Headquarters 17450 College Parkway Livonia, MI	2017/NAP	91,220	7.6 miles	100.0%	15.0	91,220	$22.10	NAV	Absolute Net
Marquette Building 243 West Congress Street Detroit, MI	1899/2020	170,000	25.7 miles	NAV	10.0	138,000	$29.00	NAV	NNN
Twelve Oaks Professional 41935 West 12 Mile Road Novi, MI	1979/2017	93,194	2.6 miles	100.0%	10.4	93,194	$15.50	NAV	Net
State Street Executive Park 5220 South State Road Ann Arbor, MI	2007/2017	60,362	32.4 miles	100.0%	10.6	60,362	$15.00	NAV	Net

(1)	Information obtained from the appraisal.

A-3-38

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

Escrows.

Real Estate Taxes – The Magna Seating HQ Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months. However, the Magna Seating HQ Borrowers will not be required to escrow such amounts if (i) no Cash Sweep Event Period (as defined below) has occurred and is continuing, (ii) Magna Seating is paying all taxes directly to the applicable taxing authority pursuant to the terms of the lease, and (iii) the borrower provides to the lender evidence reasonably acceptable to the lender that all taxes then due and payable with respect to the Magna Seating HQ Property have been paid in full on or prior to their due date within 30 day of their due date.

Insurance – The Magna Seating HQ Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. However, the Magna Seating HQ Borrowers’ obligation to make insurance reserve payments will be waived so long as (i) the insurance policies maintained by the Magna Seating HQ Borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) the Magna Seating HQ Borrowers provide the lender with evidence reasonably acceptable to the lender of renewal of such policy and (iii) the Magna Seating HQ Borrowers provide the lender with paid receipts for the payment of the insurance premiums by no later than 30 business days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Trigger Period (as defined below), the Magna Seating HQ Mortgage Loan documents require ongoing monthly replacement reserves of $3,000 ($0.20 PSF annually).

TI/LC Reserve – During the continuance of a Trigger Period, the Magna Seating HQ Mortgage Loan documents require ongoing monthly TI/LC reserves of $22,500 ($1.50 PSF annually). If the Trigger Period commenced and is continuing solely due to the termination of the Magna Seating Lease with respect to, or Magna Seating vacating or ceasing its operation in, any portion (but less than all of) the Magna Seating HQ Property, the TI/LC Reserve deposits will be subject to a cap of $20.00 PSF of space that Magna Seating terminated under its lease, is no longer operating in, or vacated.

Lockbox and Cash Management. The Magna Seating HQ Mortgage Loan requires a springing lockbox account with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower or manager will be required to establish a lender-controlled lockbox account, instruct Magna Seating to make payments directly to the lockbox account, and deposit all other rents into such lockbox account within two business days of receipt. During a Trigger Period, all amounts in the lockbox account are to be transferred daily to the cash management account for the payment, among other things, of the debt service under the Magna Seating HQ Mortgage Loan, monthly escrows and other expenses described in the Magna Seating HQ Mortgage Loan documents. To the extent that there is excess cash flow following these disbursements and a Cash Sweep Event Period (as defined below) has occurred and is continuing, the excess cash will be held by the lender, in an excess cash flow subaccount, as additional security for the Magna Seating HQ Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	the debt yield falling below 7.0% for two consecutive calendar quarters based upon the two previous quarterly operating statements; or

(iii)	the occurrence of a Major Tenant Trigger Period (as defined below).

A Cash Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters based upon the two previous quarterly operating statements; or

●	with regard to clause (iii), a Major Tenant Trigger Period ceasing to exist in accordance with the terms below.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	the debt yield falling below 7.0% for the previous calendar month; or

(iii)	the occurrence of a Major Tenant Trigger Period.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters based upon the two previous quarterly operating statements; or

●	with regard to clause (iii), a Major Tenant Trigger Period ceasing to exist in accordance with the terms below.

A-3-39

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

A “Major Tenant Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of a Major Tenant (as defined below), for three consecutive calendar months, failing to be open for business during customary hours and/or “going dark” in, abandoning or otherwise vacating or terminating its lease with respect to, 30% or more of its space;

(ii)	a material action occurs with respect to any Major Tenant or its parent company; or

(iii)	a default by any Major Tenant under its lease which continues beyond the applicable cure periods.

A Major Tenant Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the Major Tenant is in actual, physical occupancy of, and operating for business during customary hours in, at least 70% of its space and paying full unabated rent;

●	with regard to clause (ii), the applicable party is no longer subject to any bankruptcy or insolvency proceedings and, as applicable has affirmed the applicable lease pursuant to final, non-appealable order of court of competent jurisdiction;

●	with regard to clause (iii), the Major Tenant has fully cured the event of default under its lease to the borrower’s satisfaction and is in actual, physical occupancy of, and operating for business; or

●	the Magna Seating HQ Borrowers are leasing to a replacement and/or subleasing to an unaffiliated third party subtenant, at least 70% of the Major Tenant’s space.

A “Major Tenant” shall mean, (i) Magna Seating, or (ii) any other lease for office space that (a) is for 75,000 square feet or more, (b) contains any option, offer, or right of first refusal, or (c) is an affiliate of the Magna Seating HQ Borrowers.

Property Management. The Magna Seating HQ Property is managed by Harbor Group Management Co., LLC, a Virginia limited liability company and a borrower sponsor affiliate, and Friedman Real Estate Management, a Michigan corporation.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Magna Seating HQ Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Magna Seating HQ Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Magna Seating HQ Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Magna Seating HQ Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

A-3-40

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-41

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

MGM
MGM GRAND

MGM GRAND
CONFERENCE
CENTER

DELANO
MANDALAY BAY

A-3-42

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

A-3-43

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

MGM Grand & Mandalay Bay
1 MGM Grand Las Vegas, NV
2 Mandalay Bay Las Vegas, NV
Downtown Las Vegas 4 miles
Las Vegas Strip
LAS VEGAS
CLARK COUNTY
McCarran International Airport
UNLV 2 miles
Twain Ave.
E. Twain Ave.
W. Flamingo Rd.
Flamingo Rd.
Harmon Ave.
Tompkins Rd.
Rue de Monte Carlo
Tropicana Ave.
Reno Ave.
Hacienda Ave.
W. Russell Rd.
W. Oquendo Rd.
W. Post Rd.
Valley View Blvd.
Wynn Rd.
Industrial Rd.
Frank Sinatra Dr.
Las Vegas Frwy
S. Las Vegas Blvd.
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
Giles St.
Polaris Ave.
Dean Martin Dr.
LAS VEGAS MONORAIL
15
592
604
Rio Pavilion Conference Center
RIO HOTEL AND CASINO
GOLD COAST
PALMS CASINO RESORT
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
THE LINQ
O'Shea's Casino
The Forum Shops at Caesars
The Colosseum
CAESAR'S PALACE
FLAMINGO LAS VEGAS
THE CROMWELL
Sands Expo & Convention Ctr.
HARRAH'S/ THE LINQ
FLAMINGO/ CAESAR'S PALACE
WESTIN
HOLIDAY INN CLUB LAS VEGAS
The Meridian Luxury Condos
Via Bellagio
Grand Bazaar Shops
BALLY'S
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Miracle Mile Shops
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Veer Towers
CITY CENTER
Panorama Towers
Aria Convention Center
MANDARIN ORIENTAL
MONTE CARLO
Polo Towers
Hawaiian Marketplace
Hard Rock Cafe LV
Grand Garden Arena
THE SIGNATURE @ MGM GRAND
WYNDHAM GRAND DESERT
ALEXIS PARK
Conference Center
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
Showcase Mall
MGM Shops
MGM GRAND
David Copperfield Theatre
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters
EXCALIBUR HOTEL & CASINO
Hollywood Car Museum
Hacienda/ Polaris Business Park
Titanic
LUXOR HOTEL & CASINO
LUXOR
Mandalay Place
Mandalay Bay Theatre
MANDALAY BAY
Hacienda Industrial Park
North Conv. Center
FOUR SEASONS
Mandalay Bay Event Center
Shark Reef Aquarium at Mandalay Bay
South Convention Center
Allegiant Stadium
Magic of David Copperfield Museum
Hotel Row
Welcome to Las Vegas Sign
Bali Hai Golf Club
NORTH LAS VEGAS
LAS VEGAS
SPRING MTS.
Summerlin
Sunrise Manor
MUDDY MTS.
Downtown
Winchester
Strip
CLARK COUNTY
Enterprise
HENDERSON

A-3-44

No. 5 – MGM Grand & Mandalay Bay

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	Barclays Capital Real Estate Inc.			Single Asset/Portfolio:	Portfolio
Original Principal Balance(2):	$36,500,000			Property Type – Subtype:	Hospitality – Full Service
Cut-off Date Balance(2):	$36,500,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	4.4%			Size(7):	9,748 Rooms
Loan Purpose(3):	Acquisition			Cut-off Date Balance Per Room(2):	$167,645
Borrower Sponsors:	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP			Maturity Date Balance Per Room(2)(4):	$167,645
Guarantors:	BREIT Operating Partnership L.P.;			Year Built/Renovated(8):	Various/NAP
	MGM Growth Properties Operating			Title Vesting:	Fee
	Partnership LP			Property Manager:	Self-managed
Mortgage Rate:	3.5580%			Current Occupancy (As of):	54.2% (12/31/2020)
Note Date:	February 14, 2020			YE 2019 Occupancy(7):	92.1%
Seasoning:	14 months			YE 2018 Occupancy(7):	91.5%
Anticipated Repayment Date(4):	March 5, 2030			YE 2017 Occupancy(7):	91.0%
IO Period:	120 months			YE 2016 Occupancy(7):	92.4%
Loan Term (Original):	120 months			Appraised Value(9):	$4,600,000,000
Amortization Term (Original):	NAP			Appraised Value Per Room(9):	$471,892
Loan Amortization Type:	Interest-only, ARD			Appraisal Valuation Date:	January 10, 2020
Call Protection(5):	GRTR 0.5% or YM(35),GRTR 0.5% or YM or D(78),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type (Balance)(2):	Pari Passu ($1,597,700,000);
	B-Notes($804,400,000);			Underwriting and Financial Information(3)
	C-Notes ($561,400,000); Future			YE 2020 NOI:	$108,822,815
	Mezzanine			YE 2019 NOI:	$520,080,353
				YE 2018 NOI:	$617,369,266
				YE 2017 NOI:	$605,037,208
				U/W Revenues:	$2,106,295,488
Escrows and Reserves(6)				U/W Expenses:	$1,586,215,135
	Initial	Monthly	Cap	U/W NOI:	$520,080,353
Taxes	$0	Springing	NAP	U/W NCF:	$487,305,761
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(2):	4.95x / 4.95x
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(2):	17.9% / 17.9%
				U/W Debt Yield at Maturity based on NOI/NCF(2)(4):	17.9% / 17.9%
				Cut-off Date LTV Ratio(2)(9):	35.5%
				LTV Ratio at Maturity(2)(4)(9):	35.5%

Sources and Uses
Sources			Uses
Whole Loan	$3,000,000,000	65.0%	Purchase Price	$4,600,000,000	99.6%
Borrower Sponsor Equity(10)	1,617,792,163	35.0	Closing costs	17,792,163	0.4
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC”).

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 50 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 which are pari passu with each other and subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes” or “MGM Grand & Mandalay Bay Subordinate Companion Loan”). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are 2.70x, 2.70x, 9.7%, 9.7%, 65.2% and 65.2%, respectively.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from

A-3-45

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, U/W NCF DSCR based on master lease rent, and U/W NOI Debt Yield based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W NCF DSCR, and the U/W NCF Debt Yield for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the YE 2020 adjusted EBITDAR of approximately $108.8 million, the MGM Grand & Mandalay Bay Mortgage Loan results in a DSCR of 1.01x (which is below the DSCR Threshold –see “Lockbox / Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the chart above for Maturity Date Balance per room and LTV Ratio at Maturity are calculated based on the ARD.

(5)	The defeasance lockout period will be 35 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers (as defined below) have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	See “Escrows” section herein.

(7)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending December 31, 2020, approximately 29.8% of revenues were generated by rooms, 27.1% of revenues were from gaming, 21.0% from food & beverage and 22.2% from other sources.

(8)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,495 per room) of capital investment since 2010.

(9)	The aggregate Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

A-3-46

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

The Mortgage Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in MGM Grand resort (the “MGM Grand”) and Mandalay Bay resort (the “Mandalay Bay”) (each a “Property” and together, the “Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-14-6, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $36.5 million. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by 74 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). Only the MGM Grand & Mandalay Bay Mortgage Loan will be included in the mortgage pool for the WFCM 2021-C59 mortgage trust. The controlling note for the MGM Grand & Mandalay Bay Whole Loan is serviced in the BX 2020-VIVA securitization trust.

The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and MGM Grand & Mandalay Bay Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: B+)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

A-3-47

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-13-9, A-15-9	$79,985,667	$79,985,667	Benchmark 2021-B24	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	No
A-14-6	$36,500,000	$36,500,000	WFCM 2021-C59	No
A-14-7(1)	$36,347,000	$36,347,000	An affiliate of Barclays	No
A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11, A-16-12(1)	$162,347,000	$162,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(2)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(2)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(2)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(2)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Total	$3,000,000,000	$3,000,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The Borrowers and Borrower Sponsors. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the MGM Grand & Mandalay Bay Borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the MGM Grand & Mandalay Bay Borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0 billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of

A-3-48

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.1 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

A-3-49

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,620 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,495 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice due to the COVID-19 pandemic. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. On February 10, 2021, MGM reported in its most recent Form 10-K filing that (i) throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020 and in place through February 2021, MGM temporarily closed the hotel tower operations at the Mandalay Bay Property from Monday through (and including) Wednesday each week. The casino, restaurants and certain other amenities at the Mandalay Bay Property remained open throughout the week. As of March 2021, the hotel tower operations at the Mandalay Bay Property are available seven days a week. The MGM Grand & Mandalay Bay Whole Loan is current through the March 2021 payment date and as of March 16, 2021, no loan modification or forbearance requests have been made. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

A-3-50

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR

EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	Sep 2020 TTM(1)	YE 2020 (1)	U/W
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$75	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$33	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$109	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	3.6%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	0.4x	1.8x
A-Note Debt Service Coverage(4)	10.4x	11.7x	8.9x	6.3x	4.9x	5.4x	5.5x	6.8x	7.3x	8.2x	9.7x	10.3x	10.5x	8.8x	8.3x	6.5x	3.8x	1.8x	8.8x
Whole Loan Debt Service Coverage(4)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	4.5x	3.5x	2.1x	1.0x	4.8x
(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, the $222 million presented above represents the adjusted September 2020 TTM EBITDAR and the $109 million presented above represents the adjusted YE 2020 EBITDAR, all of which take into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the respective TTM and year-end periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.
(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.
(4)	Calculations are based on EBITDAR for each respective period.

A-3-51

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Historical Performance – MGM Grand(1)

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sept. 2020 TTM(2)	YE 2020(2)
RevPAR	$154	$162	$145	$113	$112	$128	$137	$138	$150	$155	$162	$167	$169	$174	$172	$161	$126	$90
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66	$0.49
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	19%	15%

(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sept. 2020 TTM(2)	YE 2020(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$185	$184	$188	$188	$186	$143	$100
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49	$0.33
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	26%	25%	25%	25%	24%	19%	10%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

A-3-52

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	2020	U/W	%(2)	U/W Per Room(3)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	54.2%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$174.92	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$94.62	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$242,653,190	$635,408,160	30.2%	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	221,109,735	379,532,959	18.0	38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	171,162,502	629,566,379	29.9	64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	180,684,674	461,787,990(4)	21.9	47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$815,610,101	$2,106,295,488	100.0%	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	144,539,055	265,201,312	12.6%	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	140,438,708	223,320,361	10.6	22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	154,636,674	449,487,794	21.3	46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	116,372,807	304,747,043	14.5	31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$555,987,244	$1,242,756,510	59.0%	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	NAV(6)	102,493,739	4.9%	$10,514
Property Administration(5)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	NAV(6)	170,530,197	8.1	17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	NAV(6)	42,793,494	2.0	4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	NAV(6)	27,641,195	1.3	2,836
Management Fee	0	0	0	0	0	NAV(6)	0	0.0	0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$233,177,472	$343,458,625	16.3%	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(7)	$0	0.0%	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815	$520,080,353	24.7%	$53,353

FF&E(8)	0	0	0	0	0	0	32,774,592	1.6	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(9)	$487,305,761	23.1%	$49,990

NOI DSCR(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NCF DSCR(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NOI Debt Yield(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%
NCF Debt Yield(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents percent of Total Revenue for all fields.

(3)	Based on 9,748 guest rooms.

(4)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(5)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(6)	During 2020, MGM updated its internal reporting system which changed the presentation of property-level financial information at the division and department level. For this reason, the allocation of certain operating expenses is unavailable. The Property Maintenance, Property Administration, Marketing & Advertising, Fixed Expenses and Management Fee for 2020 are presented in the aggregate under Total Operating Expenses.

(7)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the 2020 period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The 2020 EBITDAR of approximately $108.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the 2020 period).

(8)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date of the Four Seasons Management Agreement.

(9)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties

A-3-53

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

(which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

(10)	On January 14, 2020, MGP OP, an affiliate of BREIT OP and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.6 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into the MGM/Mandalay Lease with two, 10-year renewal options with MGM Tenant, a wholly-owned subsidiary of MGM. Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NCF based on master lease rent, and U/W Debt Yield based on NOI based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W DSCR based on NCF, and the U/W Debt Yield Based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Historical NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are unavailable based on this calculation.

(11)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated based on the MGM Grand & Mandalay Bay Senior Notes.

Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020 is the Aggregate Real Property Appraised Value, solely with respect to real property at the Properties, excluding personal property and intangible property attributable to the Properties. The appraisal also includes an As-Leased-Sale-Leaseback appraised value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020 includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease section), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease section) in favor of the MGM Grand & Mandalay Bay Borrowers and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of termination of the Master Lease due to an event of default by the MGM Tenant thereunder. Such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

Environmental Matters. The Phase I environmental assessments dated February 11, 2020 did not identify any recognized environmental conditions at either of the Properties. Due to a historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy. See “Environmental Considerations” in the Prospectus.

Markets Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from the gaming through in 2009 through year-end 2019.

A-3-54

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%

(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years through year-end 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Competitive Set(1)

Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the National Football League’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

A-3-55

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Historical Occupancy, ADR, RevPAR – Competitive Set (MGM Grand)

	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set (Mandalay Bay)

	Mandalay Bay(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to the MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/B+ by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt,

A-3-56

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows.

At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

A-3-57

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the MGM Grand & Mandalay Bay Borrowers will establish a cash management account (which has been established due to the current MGM Grand & Mandalay Bay Trigger Period (as defined below)) and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole

A-3-58

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. As long as (i) the MGM Grand & Mandalay Bay Borrower has not failed to repay the MGM Grand & Mandalay Bay Whole Loan in full on the ARD, (ii) no event of default has occurred and is continuing or (iii) BREIT OP owns a direct or indirect interest in the MGM Grand & Mandalay Bay Borrower, the MGM Grand & Mandalay Bay Borrowers have the right to cause certain affiliated guarantor(s) (as more particularly set forth in the MGM Grand & Mandalay Bay Whole Loan documents) to deliver an excess cash flow guaranty to the lender in lieu of depositing excess cash into the excess cash reserve subject to conditions as described in the MGM Grand & Mandalay Bay Mortgage Loan documents. An MGM Grand & Mandalay Bay Trigger Period occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a DSCR Trigger in April 2021, and all cash is being swept to a lender-controlled cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guaranteeing all amounts required to be deposited in the Excess Cash Flow Reserve in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the MGM Grand & Mandalay Bay Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if

A-3-59

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 securitization trust, which have an aggregate Cut-off Date principal balance of $1,597,700,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan

A-3-60

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Ground Lease. None.

Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”)). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, MGM Grand & Mandalay Bay Borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA will be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer will be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer will be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-61

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

A-3-62

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Lennox
Inglewood
Los Angeles Southwest College
Downtown Los Angeles 11 miles
LOS ANGELES
Los Angeles International Airport
105
Imperial Hwy
Robert F. Kennedy Medical Ctr.
Aviation/LAX
Boeing
120th St
Mariposa
Crenshaw
METRO GREEN LINE
Vermont
Harbor Freeway
Avalon
120th St
El Segundo
Northrop Grumman
405
Hawthorne
Hawthorne Municipal Airport
110
Willowbrook
Martin L. King Jr. Community Hospital
El Segundo
El Segundo Blvd
Raytheon
Del Aire
107
135th St
Chevron Oil Refinery
Plaza El Segundo
Douglas
Aviation Blvd
San Diego Fwy
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vermont Ave
Harbor Fwy
Main St
Avalon Blvd
Central Ave
Rosecrans Ave
Highland Ave
Manhattan Village
Rosecrans Ave
Rosecrans Ave
Gardena
Compton
Marine Ave
Sepulveda Blvd
Redondo Beach
Lawndale
Alondra Park
Marine Ave
Manhattan Beach County Park
DOWNTOWN MANHATTAN BEACH
Manhattan Beach Blvd
Memorial Hospital of Gardena
Central Ave
El Camino College
Alondra Park GC
Gardena Civic Center
Alondra Blvd
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr
Manhattan Beach
Redondo Beach Blvd
166th St
Redondo Beach Ave
1
Artesia Blvd
91
Artesia Blvd
Gardena Fwy
Grant Ave
South Bay Galleria
Van Ness Ave
Hermosa Beach
405
182nd St
Victoria St
Dignity Health Sports Park
Columbia Regional Park
Hermosa Beach Pier
Clark Stadium
Ripley Ave
Honeywell Aerospace
Cal. State University - Dominguez Hills
Hermosa Ave
Anita St
190th St
South Bay Medical Center
Torrance Promenade
LOS ANGELES COUNTY
Victoria Golf Course
Beryl St
Del Amo Blvd
Del Amo Blvd
Redondo Beach Pier
DOWNTOWN REDONDO BEACH
Torrance Cultural Arts Ctr.
Torrance
Porsche Experience Center
SouthBay Pavilion
Shell Oil
The Pier Shopping Center
Redondo Beach
Anza Ave
Torrance Courthouse
Carson Town Ctr.
Torrance Blvd
San Diego Fwy
Pacific Ocean
Del Amo Crossing
Del Amo Center
Carson St
Carson City Hall
Carson St
Maple Ave
LA BioMed
Sepulveda Blvd
Harbor UCLA Medical Center
223rd St
Redondo Beach State Park
Seacrest Homes
1309 West Sepulveda Boulevard
Torrance, CA 90501
Carson
Torrance Memorial Medical Center
Pacific Coast Hwy
235th St
Torrance Technology Campus
Sepulveda Blvd
Torrance Airport
Lomita Blvd
Phillips 66
Crossroads Shopping Center
Lomita
Palos Verdes Golf Course
Kaiser Permanente South Bay Medical Center
Figueroa St
Wilmington Blvd
Avalon Blvd
Pacific Coast Hwy
South Coast Botanic Garden
Harbor Park Muni. GC
Los Angeles Harbor College
Wilmington
Rolling Hills Country Club
Anaheim St
Alameda St
Rolling Hills Estates
Palos Verdes Dr North
Phillips Corporation
Harbor Fwy
Harry Bridges Blvd
Western Ave
Rolling Hills
Downtown Long Beach 3 miles
VINCENT THOMAS BRIDGE
Park Plaza
Peck Park
Front St
Terminal Island
Rancho Palos Verdes
San Pedro
San Pedro Medical Center
Gaffey St
PORT OF LOS ANGELES
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Florence
Pico Rivera
South Gate
Whittier
Lynwood
Inglewood
Downey
Santa Fe Springs
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
LONG BEACH
Huntington Beach

A-3-63

No. 6 – Seacrest Homes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$30,000,000		Property Type – Subtype:	Multifamily – Mid Rise
	Cut-off Date Balance(1):	$30,000,000		Location:	Torrance, CA
	% of Initial Pool Balance:	3.6%		Size:	176 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit(1):	$272,727
	Borrower Sponsor:	Laisin Leung		Maturity Date Balance Per Unit(1):	$272,727
	Guarantor:	Laisin Leung		Year Built/Renovated:	2019/NAP
	Interest Rate:	3.8900%		Title Vesting:	Fee
	Note Date:	April 5, 2021		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	98.3% (3/1/2021)
	Maturity Date:	April 6, 2031		YE 2020 Occupancy:	96.7%
	Interest-Only Period:	120 months		YE 2019 Occupancy:	74.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		YE 2017 Occupancy(4):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-is Appraised Value:	$90,000,000
	Call Protection(2):	L(25),D(91),O(4)		As-is Appraised Value Per Unit:	$511,364
	Lockbox Type:	Springing		As-is Appraisal Valuation Date:	March 9, 2021
	Additional Debt(1):	Yes		Underwriting and Financial Information(5)
	Additional Debt Type (Balance)(1):	Pari Passu ($18,000,000)		TTM NOI (2/28/2021):	$4,804,614
				YE 2020 NOI:	$4,800,971
				YE 2019 NOI:	$2,977,237
				YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				U/W Revenues:	$5,800,791
				U/W Expenses:	$1,543,217
Escrows and Reserves(3)				U/W NOI:	$4,257,575
	Initial	Monthly	Cap	U/W NCF:	$4,213,575
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.25x / 2.23x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.8%
Replacement Reserve	$3,667	$3,667	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.8%
				Cut-off Date LTV Ratio(1):	53.3%
				LTV Ratio at Maturity(1):	53.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$48,000,000	99.6%	Loan Payoff	$47,669,187	98.9%
Sponsor equity	187,402	0.4	Closing costs	514,549	1.1
			Upfront Reserves	3,667	0.0
Total Sources	$48,187,402	100.0%	Total Uses	$48,187,402	100.0%

(1)	The Seacrest Homes Mortgage Loan (as defined below) is part of the Seacrest Homes Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $48,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Seacrest Homes Whole Loan.

(2)	Defeasance of the Seacrest Homes Whole Loan is permitted at any time after two years after the closing date that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the WFCM 2021-C59 securitization trust closing in May 2021.

(3)	See “Escrows” section below for a full description of the Escrows and Reserves.

(4)	Historical cash flows and occupancy figures for 2017 and 2018 are not available as the Seacrest Homes Property (as defined below) was built in 2019 and received a certificate of occupancy in September 2019.

(5)	While the Seacrest Homes Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Seacrest Homes Whole Loan more severely than assumed in the underwriting of the Seacrest Homes Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

A-3-64

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

The Mortgage Loan. The mortgage loan (the “Seacrest Homes Mortgage Loan”) is part of a whole loan (the “Seacrest Homes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $48,000,000 secured by a first mortgage encumbering the fee interest in a Class A mid-rise multifamily property in Torrance, California (the “Seacrest Homes Property”). The Seacrest Homes Mortgage Loan consists of the controlling Note A-1, which had an original principal balance of $30,000,000, has a Cut-off Date Balance of $30,000,000 and is being contributed to the WFCM 2021-C59 trust. The non-controlling Note A-2 had an original principal balance of $18,000,000, has a Cut-off Date Balance of $18,000,000 and is expected to be contributed to one or more future transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	WFCM 2021-C59	Yes
A-2(1)	$18,000,000	$18,000,000	BSPRT CMBS Finance, LLC	No
Total	$48,000,000	$48,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and Borrower Sponsor. The borrower is Seacrest Homes, L.P. (the “Seacrest Homes Borrower”), a California limited partnership and single purpose entity with one independent director. Legal counsel to the Seacrest Homes Borrower delivered a non-consolidation opinion in connection with the origination of the Seacrest Homes Whole Loan. The non-recourse carveout guarantor and borrower sponsor of the Seacrest Homes Whole Loan is Laisin Leung.

Laisin Leung has over 30 years of experience in developing and managing residential and self-storage projects in Southern California. Laisin Leung’s experience covers the entire process, from acquisition of the land through construction, management and development of subdivisions for single family residential homes, condominiums and apartments. Laisin Leung currently owns six properties totaling $313.7 million in value and is the general partner of the Seacrest Homes Borrower. A former general partner of the Seacrest Homes Borrower was a party to a prior legal proceeding and is no longer involved in the ownership and operation of the Seacrest Homes Property. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The Property. The Seacrest Homes Property is a 176-unit mid-rise Class A multifamily property located in Torrance, California. The Seacrest Homes Property is phase II of a two phase development with phase I (not part of the collateral) being constructed in 2018. Each phase operates as a separate multifamily asset with separated amenities such as separate pools and clubhouse facilities. Built in 2019 and situated on 2.5-acre site, the Seacrest Homes Property consists of a six-story building with 158 two-bedroom units and 18 three-bedroom units with an average unit size of 1,077 square feet. The Seacrest Homes Property includes 402 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of March 1, 2021, the Seacrest Homes Property was 98.3% occupied.

The amenities at the Seacrest Homes Property include a swimming pool, 24-hour fitness center, clubhouse, sundeck with grill station, electric vehicle charging stations, business center, basketball court, private conference room and 24-hour UPS/FedEx parcel pickup room. Unit amenities at the Seacrest Homes Property include stainless steel appliances, wood cabinets, quartz countertops, tile backsplash, private patio/balcony, laminate wood floors in living areas and bedroom, tile floors in kitchen, and a full washer/dryer.

The following table presents certain information relating to the unit mix of the Seacrest Homes Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
2 Bedrooms / 2 Bathrooms	158	89.8%	156	98.7%	1,037	$2,730
3 Bedrooms / 2 Bathrooms	18	10.2%	17	94.4%	1,423	$3,635
Total/Weighted Average	176	100.0%	173	98.3%	1,077	$2,819

(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Excludes vacant units.

The following table presents historical occupancy percentages at the Seacrest Homes Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	3/1/2021(3)
NAV	NAV	74.0%	96.7%	98.3%

(1)	Occupancy not available as the Seacrest Homes Property was built in 2019 and received a certificate of occupancy in September 2019.

(2)	Information obtained from the borrower sponsor.

(3)	Information obtained from the underwritten rent roll dated March 1, 2021.

A-3-65

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

COVID-19. As of April 7, 2021, the Seacrest Homes Property is open and operating. All tenants at the Seacrest Homes Property have paid rent for the months of February 2021 and March 2021. As of the date hereof, the Seacrest Homes Whole Loan is not subject to any modification or forbearance agreement, and the Seacrest Homes Borrower has not requested any modification or forbearance to the Seacrest Homes Whole Loan terms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seacrest Homes Property:

Cash Flow Analysis(1)

	2019	2020	TTM 2/28/2021	U/W	%(2)	U/W $ per Unit
Base Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Concessions	0	0	0	0	0.0	0
Bad Debt	0	0	0	0	0.0	0
Gross Potential Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Other Income(3)	12,823	21,138	21,140	139,920	2.3	795
Net Rental Income	$4,982,073	$5,985,438	$5,985,440	$6,098,732	100.0%	$34,652
(Vacancy & Credit Loss)	(1,290,889)	(195,502)	(187,819)	(297,941)(4)	(5.0)	(1,693)
Effective Gross Income	$3,691,184	$5,789,936	$5,797,621	$5,800,791	95.1%	$32,959

Real Estate Taxes	179,500	215,400	215,400(5)	599,901(5)	10.3	3,409
Insurance	58,250	69,900	69,900	73,916	1.3	420
Management Fee	110,736	173,698	173,930	174,024	3.0	989
Other Operating Expenses	365,461	529,967	533,777	695,376	12.0	3,951
Total Operating Expenses	$713,947	$988,965	$993,007	$1,543,217	26.6%	$8,768

Net Operating Income	$2,977,237	$4,800,971	$4,804,614	$4,257,575	73.4%	$24,191
Capital Expenditures	36,700	44,040	44,040	44,000	0.8	250
Net Cash Flow	$2,940,537	$4,756,931	$4,760,574	$4,213,575	72.6%	$23,941

NOI DSCR(6)	1.57x	2.54x	2.54x	2.25x
NCF DSCR(6)	1.55x	2.51x	2.51x	2.23x
NOI Debt Yield(6)	6.2%	10.0%	10.0%	8.9%
NCF Debt Yield(6)	6.1%	9.9%	9.9%	8.8%
(1)	Historical cash flow figures for 2018 are not available as the Seacrest Homes Property was built in 2019 and received a certificate of occupancy in September 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of expense reimbursements and parking income.

(4)	The underwritten economic vacancy is 5.0%. The Seacrest Homes Property was 98.3% physically occupied as of March 1, 2021.

(5)	The increase in real estate taxes from TTM 2/28/2021 to U/W is due to the lender underwriting real estate taxes on a Proposition 13 adjustment that applies the tax rate of 1.200129% (Los Angeles County Tax Area 19) to the Seacrest Homes Whole Loan amount, plus $23,839 for special assessments.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Seacrest Homes Whole Loan.

Appraisal. As of the appraisal valuation date of March 9, 2021, the Seacrest Homes Property had an “as-is” appraised value of $90,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 16, 2021, there was no evidence of any recognized environmental conditions at the Seacrest Homes Property.

Market Overview and Competition. The Seacrest Homes Property is located in Torrance, California, within Los Angeles County. Los Angeles County is home to the largest population by county in the United States with nearly 10.3 million residents, according to a third-party source. The city of Torrance is located on the pacific coast and is the eighth largest city in Los Angeles County with a population of approximately 147,000. Torrance is part of the South Bay area of Los Angeles, a coastal zone extending south from Los Angeles International Airport to the city of Long Beach. The South Bay area is served by several miles of freeway and primary/secondary highways which connect to all parts of the Greater Los Angeles area. Primary access to the Seacrest Homes Property is provided by State Route 213 and Interstate 110. Interstate 110 is an auxiliary Interstate highway connecting San Pedro and the Port of Los Angeles with Downtown Los Angeles and Pasadena. The Seacrest Homes Property is approximately 19.7 miles from Downtown Los Angeles and approximately 8.7 miles from Port of Los Angeles. There are several shopping facilities and restaurants that serve the area. The Del

A-3-66

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Amo Fashion Center, a 2.6 million square foot mall which is one of the five largest malls in the United States, is approximately 3.2 miles northwest of the Seacrest Homes Property.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radii of the Seacrest Homes Property was 35,471, 226,261 and 483,147, respectively, and the estimated 2020 average household income within the same radii was $107,891, $100,422 and $112,929, respectively.

Submarket Information - According to a third-party market report, the Seacrest Homes Property is located in the Carson/ San Pedro/ East Torrance/ Lomita submarket within the Los Angeles multifamily market. As of the fourth quarter 2020, the Carson/ San Pedro/ East Torrance/ Lomita multifamily submarket reported a total inventory of approximately 17,537 units, with a 4.6% vacancy rate and average asking monthly rent per unit of $1,699.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the Seacrest Homes Property totaling 1,779 units, which have an average occupancy rate of approximately 69.9%. The appraiser concluded to monthly market rents per unit ranging from $1,934 to $5,218.

The following table presents certain information relating to comparable multifamily properties for the Seacrest Homes Property:

Competitive Property Summary

Property Name Address City, State	No. Units	NRA (SF)	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Unit Size (SF)	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Month PSF
Seacrest Homes(1) 1309 West Sepulveda Boulevard Torrance, CA	176	189,497	1,077	2019/ NAP	98.3%	N/A	2 BR / 2 Bath 3 BR / 2 Bath	1,037 1,423	$2,730 $3,635	$2.63 $2.55
Renaissance at City Center(2) 21800 Avalon Boulevard Carson, CA	150	138,250	922	2013/ NAP	94.0%	3.5 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	683 979 1,323	$2,186 $2,773 $3,500	$3.20 $2.83 $2.65
Union South Bay(2) 615 East Carson Street Carson, CA	357	276,103	773	2020/ NAP	30.0%(4)	3.7 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath	544 739 1,179	$1,934 $2,296 $3,249	$3.56 $3.11 $2.76
Evolve South Bay(2) 285 East Del Amo Boulevard Carson, CA	300	301,316	1,004	2020/ NAP	27.0%(4)	5.1 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	850 1,094 1,308	$2,473 $2,841 $3,608	$2.91 $2.60 $2.76
Solimar(2) 1500 West Pacific Coast Highway Wilmington, CA	204	190,395	933	2016/ NAP	96.1%	2.6 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	741 977 1,280	$2,049 $2,522 $3,316	$2.77 $2.58 $2.59
Alta South Bay(2) 22433 South Vermont Avenue Torrance, CA	257	227,691	886	2015/ NAP	91.4%	1.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	725 1,069 1,370	$2,205 $2,848 $3,376	$3.04 $2.66 $2.46
550 Harborfront(2) 550 South Palos Verdes Street San Pedro, CA	375	341,392	910	2020/ NAP	52.3%(4)	6.8 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath 4 BR / 2 Bath	693 1,159 1,407 1,742	$2,278 $3,190 $4,343 $5,218	$3.29 $2.75 $3.09 $3.00
Seaport Homes(3) 28000 South Western Avenue San Pedro, CA	136	137,452	1,030	2008/ NAP	98.5%	4.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 2 BR / 2.5 Bath 3 BR / 3 Bath	797 1,018 1,184 1,484	$2,014 $2,490 $2,655 $3,345	$2.53 $2.45 $2.24 $2.25

(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Information obtained from the appraisal report dated March 31, 2021.

(3)	Information obtained from the Seaport Homes’ underwritten rent roll dated December 7, 2020. Seaport Homes is also being securitized in the WFCM 2021-C59 transaction.
(4)	Property is newly built and currently in lease-up process.

A-3-67

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Escrows.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the Seacrest Homes Whole Loan documents require the Seacrest Homes Borrower to escrow, on a monthly basis, one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – During the continuance of a Cash Sweep Period, the Seacrest Homes Whole Loan documents require the Seacrest Homes Borrower to escrow, on a monthly basis, one-twelfth of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies.

Replacement Reserves – The Seacrest Homes Whole Loan documents require an upfront replacement reserve of $3,667 and ongoing monthly replacement reserves of $3,667.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Sweep Period (as defined below), the Seacrest Homes Borrower is required to establish a lender-controlled lockbox account and the Seacrest Homes Borrower and property manager are required to deposit all rents into the lockbox account. During a Cash Sweep Period, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and will end upon the cure (if applicable) of such event of default.

Property Management. The Seacrest Homes Property is self-managed.

Partial Release. None.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Seacrest Homes Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Seacrest Homes Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Seacrest Homes Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated March 23, 2021 indicated a probable maximum loss of 9.0%. Earthquake insurance is not required.

A-3-68

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-69

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

A-3-70

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Ames
Nevada
Marshalltown
Boone County
Story County
Marshall County
Saylorville Lake
Polk County
Ankeny
Bondurant
Newton
Kellogg
Rock Creek State Park
Johnston
Saylorville
Colfax
Urbandale
Altoona
Pleasant Hill
Prairie City
Jasper County
W. Des Moines
Des Moines
Carlisle
Monroe
Norwalk
Cumming
Lake Red Rock
Pella
Mahaska County
Marion County
Indianola
Warren County
Knoxville

Beecher
Genesee Recreation Area
FLINT
Burton
Genesee County
Bishop International Airport

Phoenix Industrial Portfolio V

1 Newton	Newton, IA
2 Fort Smith	Fort Smith, AR
3 Flint	Flint, MI
4 Coffeyville	Coffeyville, KS

Junction City
Overland Park
KANSAS CITY
Emporia
MISSOURI
Newton
KANSAS
WICHITA
El Dorado
Andover
Chanute
Fort Scott
Nevada
Pittsburg
Parsons
Winfield
Arkansas City
Coffeyville
Carthage
Joplin
Miami
Neosho
Ponca City
Bartlesville
Vinita
OKLAHOMA
Bella Vista
Bentonville
AR
Claremore
Stillwater
TULSA
Broken Arrow
Fayetteville

Remy
Van Buren
Roland
Sequoyah County
Crawford County
Arkansas River
Arkoma
FORT SMITH
Fort Smith Regional Airport
Barling
Le Flore County
OKLAHOMA
ARKANSAS
Central City
Fort Chaffee
Sebastian County
Pocola

A-3-71

No. 7 – Phoenix Industrial Portfolio V

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000			Property Type – Subtype:	Industrial – Warehouse Distribution
Cut-off Date Balance(1):	$29,774,501			Location:	Various
% of Initial Pool Balance:	3.6%			Size:	4,421,618 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$21.32
Borrower Sponsor:	Phoenix Investors			Maturity Date Balance Per SF(1):	$16.89
Guarantors:	Irrevocable Children’s Trust Dated 7/22/91; Irrevocable Children’s Trust No. 2 Dated 7/22/91			Year Built/Renovated:	Various/Various
Mortgage Rate:	3.7175%			Title Vesting:	Fee
Note Date:	November 24, 2020			Property Manager:	Self-managed
Seasoning:	5 months			Current Occupancy (As of)(4):	88.0% (Various)
Maturity Date:	December 6, 2030			YE 2020 Occupancy:	78.5%
IO Period:	0 months			YE 2019 Occupancy:	70.7%
Loan Term (Original):	120 months			YE 2018 Occupancy(5):	NAV
Amortization Term (Original):	360 months			YE 2017 Occupancy(5):	NAV
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value(6):	$145,300,000
Call Protection:	L(29),D(85),O(6)			As-Is Appraised Value Per SF(6):	$32.86
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	Various
Additional Debt(1)(2):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(1)(2):	Pari Passu ($64,511,418); Future Mezzanine			TTM NOI (1/31/2021)(7):	$8,998,565
				YE 2020 NOI:	$8,831,509
				YE 2019 NOI(5):	$5,419,840
Escrows and Reserves(3)				YE 2018 NOI(5):	NAV
	Initial	Monthly	Cap	U/W Revenues:	$16,002,672
Taxes	$372,457	$84,962	NAP	U/W Expenses:	$4,638,883
Insurance	$298,808	$37,241	NAP	U/W NOI(7):	$11,363,789
Replacement Reserve	$0	$36,847	$880,000	U/W NCF:	$10,379,000
TI/LC Reserve	$1,500,000	Springing	$1,500,000	U/W DSCR based on NOI/NCF(1):	2.16x / 1.97x
Immediate Repairs	$234,194	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	12.1% / 11.0%
Achievement Reserve	$4,000,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	15.2% / 13.9%
Environmental Reserve	$37,786	$0	NAP	Cut-off Date LTV Ratio(1):	64.9%
Unfunded Obligations Reserve	$1,677,346	$0	NAP	LTV Ratio at Maturity(1):	51.4%
Array Technologies Rollover Reserve	$0	$63,750	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$95,000,000	100.0%	Loan payoff	$68,339,110	71.9%
			Achievement reserve	4,000,000	4.2
			Partnership buyout	9,163,186	9.6
			Closing costs	967,444	1.0
			Upfront reserves	4,120,590	4.3
			Return of equity	8,409,670	8.9
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	The Phoenix Industrial Portfolio V Mortgage Loan (as defined below) is part of the Phoenix Industrial Portfolio V Whole Loan (as defined below) with an original aggregate principal balance of $95,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Phoenix Industrial Portfolio V Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section below.

(3)	See “Escrows” section below.

(4)	Information obtained from the underwritten rent roll. After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties (as defined below) were 88.0% occupied as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The December 31, 2020 rent rolls were adjusted to include recent leasing related to QualServ Solutions LLC (6.2% of portfolio net rentable area (“NRA”)), Hirotec America Inc. (3.2% of portfolio NRA) and the third amendment for Advanced Wheel Sales (additional 0.1% of portfolio NRA). Occupancy excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties are 91.9% occupied.
(5)	Historical cash flows and occupancies prior to 2019 were not included as the Coffeyville property was acquired in December 2019. As such, YE 2019 NOI includes partial year information for the Coffeyville property.

A-3-72

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

(6)	The appraiser had concluded to a combined appraised value of $145,300,000 based on the “as-stabilized” appraised value of $46,500,000 for the Fort Smith property and the aggregate “as-is” appraised value of $98,800,000 for the other Phoenix Industrial Portfolio V Properties. The appraiser’s assumptions for the stabilization of the Fort Smith property were a 90.0% stabilized occupancy, market rent of $3.50 PSF NNN and a market lease term of five years. These stabilization assumptions were met when the QualServ Solutions LLC lease was executed on December 17, 2020 for a five-year term at a base rent of $3.65 PSF NNN, increasing the occupancy at the Fort Smith property to 90.5%.

(7)	The increase in U/W Net Operating Income from TTM 1/31/2021 Net Operating Income is primarily attributed to (i) $228,547 of rent steps and (ii) recent leasing, including QualServ Solutions LLC ($994,344 in base rent), Stryten Manufacturing, LLC ($540,915 in base rent), Hirotec America Inc. ($725,629 in base rent), Rock Communications Ltd ($190,476 in base rent), Webcor Packaging Corporation ($274,917 in base rent), US Engineered Wood, Inc. ($136,348 in base rent) and the third lease amendment for Advanced Wheel Sales (increase of $79,003 in base rent).

The Mortgage Loan. The mortgage loan (the “Phoenix Industrial Portfolio V Mortgage Loan”) is part of a whole loan (the “Phoenix Industrial Portfolio V Whole Loan”) that is evidenced by five promissory notes secured by a first priority fee mortgage encumbering a 4,421,618 square foot portfolio of four industrial properties located in Iowa, Arkansas, Michigan and Kansas (each, a “Phoenix Industrial Portfolio V Property”, and collectively, the “Phoenix Industrial Portfolio V Properties”).

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$45,000,000	$44,661,751	GSMS 2020-GSA2	Yes
A-2	$23,000,000	$22,827,117	WFCM 2021-C59	No
A-3	$15,000,000	$14,887,250	GSMS 2020-GSA2	No
A-4	$7,000,000	$6,947,384	WFCM 2021-C59	No
A-5	$5,000,000	$4,962,417	GSMS 2020-GSA2	No
Total	$95,000,000	$94,285,919

The Borrowers and Borrower Sponsor. The borrowers are Phoenix Newton Industrial Investors LLC, Phoenix Fort Smith Industrial

Investors LLC, Phoenix Flint Center Road, LLC and Phoenix Coffeyville Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio V Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio V Borrower owns one individual Phoenix Industrial Portfolio V Property. Legal counsel to the Phoenix Industrial Portfolio V Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio V Whole Loan.

The borrower sponsor of the Phoenix Industrial Portfolio V Whole Loan is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. As of December 2020, Phoenix Investors’ affiliated companies held interests in approximately 37 million square feet of industrial, retail, office and single tenant net-leased properties across 22 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio V Whole Loan are Irrevocable Children’s Trust dated 7/22/91 and Irrevocable Children’s Trust No. 2 dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Properties. The Phoenix Industrial Portfolio V Whole Loan is secured by four industrial properties totaling 4,421,618 square feet located in Iowa (41.8% of NRA), Arkansas (27.1% of NRA), Kansas (19.9% of NRA) and Michigan (11.2% of NRA). After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties were 88.0% occupied by 21 tenants as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The borrower sponsor acquired the Phoenix Industrial Portfolio V Properties between 2015 and 2019 for an aggregate purchase price of approximately $20.6 million. Since acquisition, the borrower sponsor has invested approximately $77.2 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio V Properties. Descriptions of each of the four Phoenix Industrial Portfolio V Properties follow.

Newton (41.8% of NRA; 36.8% of Allocated Loan Amount (“ALA”)): The Newton property is comprised of three industrial warehouse buildings totaling 1,850,001 square feet located in Newton, Iowa. The improvements were constructed in 1948, 1954 and 1957, renovated between 2015 and 2019 and include approximately 4.1% of office space. The Newton property is situated on an approximately 105.7-acre site with 1,165 surface parking spaces (0.6 per 1,000 SF). The Newton property has a total of 84 dock-high doors, 11 drive-in doors and clear heights of 16 feet to 28 feet. As of December 31, 2020, and including the third lease amendment for Advanced Wheel Sales, the Newton property was 87.0% occupied by 13 tenants. Global Fiberglass Solutions, which is currently open and operating, has been underwritten as vacant as the tenant has been delinquent in rent. Excluding Global Fiberglass Solutions, the Newton property was 77.6% occupied by 12 tenants. The two largest tenants are Arcosa Wind Towers (16.2% of property NRA, 13.2% of property underwritten base rent) and Graphic Packaging (12.0% of property NRA, 18.6% of property underwritten base rent). Since acquisition of the Newton property in March 2015, the borrower sponsor has invested approximately $18.7 million in capital improvements and other/soft costs at the Newton property.

A-3-73

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Fort Smith (27.1% of NRA; 31.6% of ALA): The Fort Smith property is a 1,196,746 square foot industrial warehouse building located in Fort Smith, Arkansas. The improvements were constructed in 1962, renovated in 2019 and include approximately 5.0% of office space. The Fort Smith property is situated on a 97.0-acre site with 2,009 surface parking spaces (1.7 per 1,000 SF). The Fort Smith property has a total of 53 dock-high doors, six drive-in doors and clear heights of 32 feet. As of December 31, 2020, and including the executed lease with QualServ Solutions LLC, the Fort Smith property was 90.5% occupied by four tenants. The four tenants are MP Warehouse, Inc. (29.7% of property NRA, 32.5% of property underwritten base rent), Mars Petcare US, Inc. (25.7% of property NRA, 24.6% of property underwritten base rent), QualServ Solutions LLC (22.8% of property NRA, 27.7% of property underwritten base rent) and Stryten Manufacturing, LLC (12.4% of property NRA, 15.2% of property underwritten base rent). Since acquisition of the Fort Smith property in February 2017, the borrower sponsor has invested approximately $26.6 million in capital improvements and other/soft costs at the Fort Smith property.

Flint (11.2% of NRA; 21.1% of ALA): The Flint property is a 495,271 square foot industrial warehouse building located in Flint, Michigan. The improvements were constructed in 1960, renovated in 2020 and include approximately 1.0% of office space. The Flint property is situated on a 76.3-acre site with a total of 26 dock-high doors, two drive-in doors and clear heights of 28 feet. As of December 31, 2020, and including the executed lease with Hirotec America Inc., the Flint property was 99.4% occupied by four tenants. The three largest tenants are Genesee Packaging Inc. (58.6% of property NRA, 50.7% of property underwritten base rent), Hirotec America Inc. (29.0% of property NRA, 28.7% of property underwritten base rent) and Webcor Packing Corporation (11.8% of property NRA, 11.1% of property underwritten base rent). Since acquisition of the Flint property in September 2017, the borrower sponsor has invested approximately $29.5 million in capital improvements and other/soft costs at the Flint property.

Coffeyville (19.9% of NRA; 10.5% of ALA): The Coffeyville property is an 879,600 square foot industrial warehouse building located in Coffeyville, Kansas. The improvements were constructed in 1978, renovated in 1999 and include approximately 3.4% of office space. The Coffeyville property is situated on a 108.8-acre site with 784 surface parking spaces (0.9 per 1,000 SF). The Coffeyville property has a total of 70 dock-high doors, three drive-in doors and clear heights of 24 feet to 38 feet. As of May 1, 2021, the Coffeyville property was 100.0% occupied by Array Technologies, Inc. Array Technologies, Inc. has been at the Coffeyville property since December 2019 on a three-year lease with an underwritten base rent of $2.08 PSF. Since acquisition of the Coffeyville property in December 2019, the borrower sponsor has invested approximately $2.4 million in capital improvements and other/soft costs at the Coffeyville property.

The following table presents certain information relating to the Phoenix Industrial Portfolio V Properties:

Portfolio Summary

Property	State(1)	Net Rentable Area (SF)(2)	Year Built/ Renovated(1)	U/W NCF	Allocated Cut- off Date Balance (“ALA”)	% of ALA	“As-Is” Appraised Value(1)(3)	Cut-off Date LTV(3)	Clear Heights (ft.)(1)	Dock Doors(1)	Drive- In Doors(1)
Newton	IA	1,850,001	1948/2019	$2,860,536	$34,736,918	36.8%	$50,800,000	68.4%	16 - 28	84	11
Fort Smith	AR	1,196,746	1962/2019	$3,348,953	$29,774,501	31.6%	$46,500,000	64.0%	32	53	6
Flint	MI	495,271	1960/2020	$2,448,060	$19,849,667	21.1%	$27,300,000	72.7%	28	26	2
Coffeyville	KS	879,600	1978/1999	$1,721,450	$9,924,834	10.5%	$20,700,000	47.9%	24 - 38	70	3
Total/Wtd. Avg.		4,421,618		$10,379,000	$94,285,919	100.0%	$145,300,000	64.9%		233	22

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

(3)	The appraiser had concluded to a combined appraised value of $145,300,000 based on the “as-stabilized” appraised value of $46,500,000 for the Fort Smith property and the aggregate “as-is” appraised value of $98,800,000 for the other Phoenix Industrial Portfolio V Properties. The appraiser’s assumptions for the stabilization of the Fort Smith property were a 90.0% stabilized occupancy, market rent of $3.50 PSF NNN and a market lease term of five years. These stabilization assumptions were met when the QualServ Solutions LLC lease was executed on December 17, 2020 for a five-year term at a base rent of $3.65 PSF NNN, increasing the occupancy at the Fort Smith property to 90.5%.

A-3-74

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Phoenix Industrial Portfolio V Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Property	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Array Technologies, Inc.(3)	NR/NR/NR	Coffeyville	879,600	19.9%	$2.08	$1,829,568	15.0%	12/31/2022	2, 3-year	N
MP Warehouse, Inc.	NR/NR/NR	Fort Smith	355,139	8.0%	$3.35	$1,189,716	9.8%	6/30/2024	1, 5-year	N
Mars Petcare US, Inc.(4)	NR/NR/NR	Fort Smith	307,815	7.0%	$2.92	$898,820	7.4%	8/31/2023	3, 5-year	N
Arcosa Wind Towers	NR/NR/NR	Newton	299,461	6.8%	$1.84	$551,164	4.5%	4/30/2022	2, 5-year	N
Genesee Packaging Inc.	NR/NR/NR	Flint	290,267	6.6%	$4.42	$1,284,050	10.5%	7/31/2024	2, 3-year	N
QualServ Solutions LLC	NR/NR/NR	Fort Smith	272,423	6.2%	$3.72	$1,013,414	8.3%	1/31/2026	2, 3-year	N
Graphic Packaging	NR/NR/NR	Newton	222,402	5.0%	$3.50	$778,407	6.4%	12/31/2027	1, 5-year	N
FBN Inputs LLC	NR/NR/NR	Newton	186,508	4.2%	$3.46	$645,318	5.3%	6/30/2028	None	N
Stryten Manufacturing, LLC	NR/NR/NR	Fort Smith	148,196	3.4%	$3.74	$554,253	4.5%	12/31/2025	1, 5-year	N
Hirotec America Inc.(5)	NR/NR/NR	Flint	143,689	3.2%	$5.05	$725,629	6.0%	5/31/2026	2, 5-year	N
Whirlpool Corporation	BBB/Baa1/BBB	Newton	133,405	3.0%	$1.82	$242,797	2.0%	12/31/2023	2, 3-year	N
MidAmerican Energy Co.(6)	NR/NR/NR	Newton	129,521	2.9%	$3.14	$406,890	3.3%	12/31/2023	None	Y
TPI Iowa II LLC	NR/NR/NR	Newton	114,078	2.6%	$3.94	$449,467	3.7%	2/28/2023	2, 5-year	N
Total Major Tenants			3,482,504	78.8%	$3.04	$10,569,493	86.7%
Other Tenants			408,819	9.2%	$3.97	$1,623,523	13.3%
Occupied Space			3,891,323	88.0%	$3.13	$12,193,015	100.0%
Vacant Space			530,295	12.0%
Collateral Total			4,421,618	100.0%

(1)	Certain ratings are those of the parent company, regardless of whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll, including rent increases occurring through April 2022.

(3)	Array Technologies, Inc. has the right to terminate its lease during each of its two extended terms (and not prior); provided that the tenant is required to provide 180 days’ written notice of its intent to terminate and to pay all rent due and unpaid through the date that is 180 days after the receipt of such termination notice.

(4)	Mars Petcare US, Inc. has up to 90 days to pay its monthly rent pursuant to the terms of its lease. The borrower sponsor has confirmed that the tenant is current on its rent payments.

(5)	Hirotec America Inc. has free rent through May 2021, which was reserved for at origination.

(6)	MidAmerican Energy Co. has a one-time right to terminate its lease effective on December 31, 2021 with written notice provided by August 30, 2021.

A-3-75

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio V Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF(2)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	81,659	1.8%	81,659	1.8%	$241,641	2.0%	$2.96
2021	1	74,717	1.7%	156,376	3.5%	$258,521	2.1%	$3.46
2022	4	1,237,554	28.0%	1,393,930	31.5%	$2,660,913	21.8%	$2.15
2023	4	684,819	15.5%	2,078,749	47.0%	$1,997,974	16.4%	$2.92
2024	3	645,406	14.6%	2,724,155	61.6%	$2,473,766	20.3%	$3.83
2025	2	209,640	4.7%	2,933,795	66.4%	$744,729	6.1%	$3.55
2026	3	459,397	10.4%	3,393,192	76.7%	$1,877,988	15.4%	$4.09
2027	2	311,622	7.0%	3,704,814	83.8%	$1,051,420	8.6%	$3.37
2028	2	186,509	4.2%	3,891,323	88.0%	$886,063	7.3%	$4.75
2029	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
2030	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
2031	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
Vacant	0	530,295	12.0%	4,421,618	100.0%	$0	0.0%	$0.00
Total	23	4,421,618	100.0%			$12,193,015	100.0%	$3.13(3)

(1)	Based on the underwritten rent roll, including rent increases occurring through April 2022.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date that are not reflected in the Lease Expiration Schedule.

(3)	Total excludes underwritten vacant space.

The following table presents historical occupancy percentages at the Phoenix Industrial Portfolio V Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	Various(3)
NAV	NAV	70.7%	78.5%	88.0%

(1)	Historical occupancies prior to 2019 were not included as the Coffeyville property was acquired in December 2019.

(2)	Information obtained from the Phoenix Industrial Portfolio V Borrowers.

(3)	Information obtained from the underwritten rent roll. After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties were 88.0% occupied as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The December 31, 2020 rent rolls were adjusted to include recent leasing related to QualServ Solutions LLC (6.2% of portfolio NRA), Hirotec America Inc. (3.2% of portfolio NRA) and the third amendment for Advanced Wheel Sales (additional 0.1% of portfolio NRA). The figure excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties are 91.9% occupied.

COVID-19 Update. As of April 12, 2021, all the Phoenix Industrial Portfolio V Properties were open and operating. As of April 12, 2021, 100.0%, 99.7%, 96.0% and 100.0% of rent had been collected for the months of December 2020, January 2021, February 2021 and March 2021, respectively. The borrower sponsor reported that Global Fiberglass Solutions, which leases 3.9% of NRA, has been delinquent on rent, and there have been no new updates on the tenant according to the borrower sponsor. The lender has underwritten the space leased to Global Fiberglass Solutions as vacant in the underwriting and has excluded the associated rent from the aforementioned calculations. As of April 12, 2021, the Phoenix Industrial Portfolio V Whole Loan is current as of the April 2021 debt service payment and is not subject to any modification or forbearance request.

A-3-76

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Phoenix Industrial Portfolio V Properties:

Cash Flow Analysis

	2019(1)	2020	TTM 1/31/2021	U/W	%(2)	U/W $ per SF
Base Rent	$6,100,064	$9,292,012	$9,394,718	$11,964,468	65.7%	$2.71
Contractual Rent Steps	0	0	0	228,547(3)	1.3	0.05
Grossed Up Vacant Space	0	0	0	1,507,126	8.3	0.34
Gross Potential Rent	$6,100,064	$9,292,012	$9,394,718	$13,700,141	75.2%	$3.10
Other Income	0	0	0	67,640(4)	0.4	0.02
Total Recoveries	1,681,928	2,531,546	2,605,795	4,446,775	24.4	1.01
Net Rental Income	$7,781,992	$11,823,559	$12,000,513	$18,214,556	100.0%	$4.12
(Vacancy & Credit Loss)	0	0	0	(2,211,884)(5)	(16.1)	(0.50)
Effective Gross Income	$7,781,992	$11,823,559	$12,000,513	$16,002,672	87.9%	$3.62

Real Estate Taxes	643,470	999,722	996,280	2,209,875	13.8	0.50
Insurance	260,134	412,916	421,491	446,887	2.8	0.10
Management Fee	278,121	405,979	402,027	480,080	3.0	0.11
Other Operating Expenses	1,180,428	1,173,434	1,182,151	1,502,041	9.4	0.34
Total Operating Expenses	$2,362,152	$2,992,050	$3,001,948	$4,638,883	29.0%	$1.05
						0.00
Net Operating Income	$5,419,840	$8,831,509	$8,998,565(6)	$11,363,789(6)	71.0%	$2.57
Capital Expenditures	0	0	0	380,766	2.4	0.09
TI/LC	0	0	0	604,023	3.8	0.14
Net Cash Flow	$5,419,840	$8,831,509	$8,998,565	$10,379,000	64.9%	$2.35

NOI DSCR(7)	1.03x	1.68x	1.71x	2.16x
NCF DSCR(7)	1.03x	1.68x	1.71x	1.97x
NOI Debt Yield(7)	5.7%	9.4%	9.5%	12.1%
NCF Debt Yield(7)	5.7%	9.4%	9.5%	11.0%

(1)	Historical operating performance prior to 2019 is not available as the Coffeyville property was acquired in December 2019. As such, 2019 operating performance includes partial year information for the Coffeyville property.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Contractual Rent Steps are through April 2022.

(4)	Other Income represents recurring rental income from flex space separately paid by TPI Iowa II LLC at the Newton property. The underwritten income is less than the actual amounts billed of $10,000 per month.

(5)	The U/W economic vacancy is 12.2%. After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties were 88.0% occupied as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The December 31, 2020 rent rolls were adjusted to include recent leasing related to QualServ Solutions LLC (6.2% of portfolio NRA), Hirotec America Inc. (3.2% of portfolio NRA) and the third amendment for Advanced Wheel Sales (additional 0.1% of portfolio NRA). Occupancy excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties are 91.9% occupied.

(6)	The increase in U/W Net Operating Income from TTM 1/31/2021 Net Operating Income is primarily attributed to (i) $228,547 of rent steps and (ii) recent leasing, including QualServ Solutions LLC ($994,344 in base rent), Stryten Manufacturing, LLC ($540,915 in base rent), Hirotec America Inc. ($725,629 in base rent), Rock Communications Ltd ($190,476 in base rent), Webcor Packaging Corporation ($274,917 in base rent), US Engineered Wood, Inc. ($136,348 in base rent) and the third lease amendment for Advanced Wheel Sales (increase of $79,003 in base rent).

(7)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Phoenix Industrial Portfolio V Whole Loan.

Appraisals. According to the appraisals, the Phoenix Industrial Portfolio V Properties had an aggregate “as-is” appraised value of $139,600,000 as of October 9, 2020 through October 21, 2020 and a combined appraised value of $145,300,000 based on the “as-stabilized” appraised value of $46,500,000 as of October 18, 2022 for the Fort Smith property and the aggregate “as-is” appraised value of $98,800,000 for the other Phoenix Industrial Portfolio V Properties. The appraiser’s assumptions for the stabilization of the Fort Smith property were a 90.0% stabilized occupancy, market rent of $3.50 PSF NNN and a market lease term of five years. These stabilization assumptions were met when the QualServ Solutions LLC lease was executed on December 17, 2020 for a five-year term at a base rent of $3.65 PSF NNN, increasing the occupancy at the Fort Smith property to 90.5%.

Environmental Matters. According to the Phase I environmental reports dated October 27, 2020, there are no recognized environmental conditions or recommendations for further action at the Phoenix Industrial Portfolio V Properties. However, the environmental reports indicated that there is a controlled recognized environmental condition (“CREC”) and a restrictive environmental covenant related to prior manufacturing operations at the Newton property, a CREC related to prior use of trichloroethylene at the Fort

A-3-77

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Smith property and a data gap and restrictive environmental covenant at the Flint property. An environmental insurance policy in the amount of $1.0 million per incident and $2.0 million in the aggregate was obtained with respect to the Flint property and the Fort Smith property. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

●	Market Overview and Competition. The Phoenix Industrial Portfolio V Properties are located in Iowa (36.8% of ALA), Arkansas (31.6% of ALA), Michigan (21.1% of ALA) and Kansas (10.5% of ALA).

●	Newton, Iowa (36.8% of ALA): The Newton property is located approximately 37.6 miles east of the Des Moines central business district. According to the appraisal, the Newton property is located in a commercial corridor on the north side of Newton. Commercial development in the surrounding area consists primarily of small-to-mid-size industrial properties, as well as some smaller retail and self storage properties. Primary access to the area is provided by Interstate 80, approximately 4.3 miles south of the Newton property. According to the appraisal, the Newton property is located in the Jasper County industrial submarket, which had approximately 4.1 million square feet of inventory and a vacancy rate of 11.3% as of the third quarter of 2020. The last reported asking rent was $3.75 PSF as of the second quarter of 2019. Compared to the asking rent of $2.82 PSF as of the third quarter of 2017, the asking rent in the Jasper County industrial submarket exhibited a compounded average growth rate of 4.2%. Since the third quarter of 2018, the Jasper County industrial submarket had average quarterly vacancy of 14.4%.

●	Fort Smith, Arkansas (31.6% of ALA): The Fort Smith property is located approximately 5.9 miles south of downtown Fort Smith, approximately 4.5 miles west of the Fort Smith Regional Airport, approximately 150 miles northwest of Little Rock and approximately 186 miles east of Oklahoma City, Oklahoma. According to the appraisal, the Fort Smith property is located in a suburban area surrounded by industrial and retail properties. Primary access to the area is provided by U.S. Route 71, approximately 0.5 miles north of the Fort Smith property and major thoroughfares include U.S. Route 271, Interstate 540 and Interstate 49. According to the appraisal, the Fort Smith property is located in the Greater Fort Smith industrial submarket, which had inventory of approximately 16.9 million square feet and as of the third quarter of 2020, had a vacancy and asking rent of 13.0% and $4.20 PSF, respectively. Compared to asking rent of $2.99 PSF as of the second quarter of 2017, the asking rent in the Greater Fort Smith industrial submarket exhibited a compounded average growth rate of 2.6%. Since the third quarter of 2018, the Greater Fort Smith industrial submarket had average quarterly vacancy of 10.8%.

●	Flint, Michigan (21.1% of ALA): The Flint property is located in Genesee County, approximately 3.6 miles east of downtown Flint, approximately 8.5 miles northeast of the Bishop International Airport and approximately 71.0 miles northwest of Detroit. Major cities in the county are located along Interstate 75, Interstate 69 and US Highway 23, which intersect near the Flint property; including Grand Blanc, Burton, Mount Morris, Davison, Fenton and Mundy Township. According to the appraisal, the Flint property is located in a suburban area surrounded by retail and industrial properties. Mass Transportation Authority provides scheduled bus routes in the Flint service area with 12 bus stops throughout Flint. According to the appraisal, the Flint property is located in the Genesee County industrial submarket, which has inventory of approximately 29.7 million square feet and as of the second quarter of 2020, had a vacancy and asking rent of 3.8% and $4.84 PSF, respectively. Compared to asking rent of $3.97 PSF as of the first quarter of 2017, asking rent in the Genesee County industrial submarket exhibited a compounded average growth rate of 1.5%. Since the second quarter of 2018, the Genesee County industrial submarket had average quarterly vacancy of 3.8%.

●	Coffeyville, Kansas (10.5% of ALA): The Coffeyville property is located in Montgomery County, approximately 6.6 miles north of downtown Coffeyville, approximately 79.8 miles northeast of Tulsa, Oklahoma and approximately 73.9 miles north of the Tulsa International Airport. Primary access to the area is provided by US-169, an arterial that crosses the city of Coffeyville in a north/south direction. Access to the property from US-169 is provided by Angola Road. According to the appraisal, the neighborhood consists of industrial use properties and agricultural land. There are approximately 10.9 million square feet of inventory and a vacancy rate of 3.4% within a 50-mile radius of the Coffeyville property as of the third quarter of 2020. The last reported asking rent was $3.25 PSF as of the first quarter of 2020. Since the third quarter of 2018, the average quarterly vacancy within a 50-mile radius is 7.0%.

A-3-78

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

The table below presents certain market information with respect to the Phoenix Industrial Portfolio V Properties:

Market Overview

Property	Year Built/ Renovated(1)	Net Rentable Area (SF)(2)	Submarket(1)	Property Vacancy(2)	Submarket Vacancy(1)	Appraisal Concluded Vacancy(1)	Submarket Inventory (SF)(1)	U/W Base Rent PSF(2)(3)	Appraisal Market Rent PSF(1)
Newton	1948/2019	1,850,001	Jasper County	22.4%(4)	11.3%	15.0%	4,128,791	$2.91	$3.12
Fort Smith	1962/2019	1,196,746	Greater Fort Smith	9.5%	13.0%	10.0%	16,938,311	$3.37	$3.50
Flint	1960/2020	495,271	Genesee County	0.6%	3.8%	5.0%	29,689,666	$5.14	$5.00
Coffeyville	1978/1999	879,600	50-mile Radius	0.0%	3.4%	9.0%	10,948,574	$2.08	$2.00
Total/Wtd. Avg.		4,421,618		12.0%	9.3%	11.3%	61,705,342	$3.13	$3.21

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

(3)	U/W Base Rent PSF excludes underwritten vacant space.

(4)	Includes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including the third lease amendment for Advanced Wheel Sales and excluding Global Fiberglass Solutions, the Newton property has a vacancy of 13.0% as of December 31, 2020.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio V Properties:

Demographics Overview

Property	City, State	Net Rentable Area (SF)(1)	ALA	% of ALA	U/W NCF	% of U/W NCF	Estimated 2020 Population (5-mile Radius)(2)	Estimated 2020 Average Household Income (5-mile Radius)(2)
Newton	Newton, IA	1,850,001	$34,736,918	36.8%	$2,860,536	27.6%	18,155	$67,872
Fort Smith	Fort Smith, AR	1,196,746	$29,774,501	31.6%	$3,348,953	32.3%	65,445	$62,566
Flint	Flint, MI	495,271	$19,849,667	21.1%	$2,448,060	23.6%	132,041	$50,235
Coffeyville	Coffeyville, KS	879,600	$9,924,834	10.5%	$1,721,450	16.6%	6,762	$58,867
Total/Wtd. Avg.		4,421,618	$94,285,919	100.0%	$10,379,000	100.0%	41,444	$62,669

(1)	Information obtained from the underwritten rent roll.

(2)	Information obtained from third party market research report.

Escrows.

Real Estate Taxes – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront real estate tax reserve of $372,457 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $84,962).

Insurance – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront insurance reserve of $298,808 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $37,241).

Replacement Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require ongoing monthly replacement reserves of $36,847, subject to a cap of $880,000.

TI/LC Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront TI/LC reserve of $1,500,000 and when the amount in the TI/LC reserve account is less than $1,000,000, monthly deposits of $55,270, subject to a cap of $1,500,000.

Immediate Repairs – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront immediate repairs reserve of $234,194.

Achievement Reserve – The Phoenix Industrial Portfolio V Whole Loan documents required an upfront achievement reserve (the “Achievement Reserve”) of $4,000,000 and provided for the release of such reserve to the Phoenix Industrial Portfolio V Borrowers upon the satisfaction of various conditions relating to a fully executed lease for QualServ Solutions LLC (or a new lease with another tenant containing terms substantially similar to the proposed QualServ Solutions LLC lease) (the “Achievement Lease”), including but not limited to (a) the Achievement Lease is in full force and effect and no event of default has occurred and remains outstanding thereunder, (b) the tenant under the Achievement Lease is in possession of its premises and paying full rent (or the amount of any rent abatements has been deposited with the lender), (c) all tenant improvement work required to be completed by the Phoenix Industrial Portfolio V Borrowers in connection with the Achievement Lease has been completed, (d) all tenant allowances and leasing commissions in connection with the Achievement Lease have been paid in full (or any outstanding amounts have been deposited with the lender), (e) the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio V Whole Loan is not less than 10.6% and (f) the loan-to-value ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio V

A-3-79

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Whole Loan is not greater than 65.38%. The associated Achievement Lease was executed on December 17, 2020 and, as of February 25, 2021, the Achievement Reserve has been released after receiving servicer approval.

Environmental Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront environmental reserve of $37,786, which may be used for any purpose relating to the environmental insurance policy, including extension of its term, at the direction of the lender.

Array Technologies Rollover Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require ongoing monthly reserves of $63,750 commencing on January 6, 2021 through and including December 6, 2022 for tenant allowances, tenant improvement costs and leasing commissions in connection with any portion of the Array Technologies, Inc. space.

Unfunded Obligations Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront reserve of $1,677,346 for unfunded obligations related to free rent ($302,346) and tenant improvements ($1,375,000).

Lockbox and Cash Management. The Phoenix Industrial Portfolio V Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Phoenix Industrial Portfolio V Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio V Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio V Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio V Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio V Borrowers.

A “Cash Management Trigger Event” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Phoenix Industrial Portfolio V Borrowers, the guarantors, the key principal (David M. Marks, the trustee of the guarantors) or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.30x;

(iv)	the indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio V Borrowers, the guarantors, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio V Properties), or any director or officer of the aforementioned; or

(v)	a Material Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio V Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio V Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations;

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two (2) consecutive calendar quarters;

●	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio V Whole Loan documents; or

●	with regard to clause (v) above, the Material Tenant Trigger Event being cured as set forth in the definition of such term below.

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;

(ii)	on or prior to the date that is six (6) months (with respect to Array Technologies, Inc.) or 12 months (with respect to any Material Tenant other than Array Technologies, Inc.) prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease;

(iii)	on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice;

(iv)	an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period;

(v)	a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring;

A-3-80

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

(vi)	a Material Tenant lease being terminated or no longer being in full force and effect; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable property or (y) the total in-place base rent at the applicable property; or

(vii)	a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property for a period in excess of 12 consecutive months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises);

however, a Material Tenant Trigger Event is deemed to not have occurred if the following two conditions are satisfied: (1) the debt yield (excluding all income generated pursuant to any Material Tenant lease with respect to which a Material Tenant Trigger Event has occurred and remains outstanding, but will otherwise be based on the net cash flow (based on annualized in-place rents)) for the Phoenix Industrial Portfolio V Properties, is equal to or greater than the debt yield as of the origination date, and (2) the weighted average remaining lease term for the tenants at the Phoenix Industrial Portfolio V Properties (excluding the tenants that are month-to-month as of the origination date), is equal to or greater than three (3) years (excluding any renewal options).

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio V Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio V Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio V Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (iv) above, a cure of the applicable event of default;

●	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty);

●	with regard to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant; or

●	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property.

A “Material Tenant” means (i) Array Technologies, Inc. or (ii) any other tenant at the Phoenix Industrial Portfolio V Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio V Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio V Properties.

A “Cash Sweep Trigger Event” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Phoenix Industrial Portfolio V Borrowers, the guarantors, the key principal or the property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.30x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio V Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio V Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations; or

●	with regard to clause (iii), the trailing 12-month debt service coverage ratio is at least 1.35x for two (2) consecutive calendar quarters.

Property Management. The Phoenix Industrial Portfolio V Properties are currently managed by Phoenix Investors, the borrower sponsor.

A-3-81

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Partial Release. The Phoenix Industrial Portfolio V Borrowers may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance in an amount equal to 125% of the allocated loan amount, (ii) the debt service coverage ratio after the release is no less than the greater of (a) the debt service coverage ratio prior to the release and (b) 1.70x, (iii) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) 68.1%, (iv) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) 9.5%, (v) the Coffeyville property is not the sole remaining property and (vi) the lender receives a REMIC opinion. In addition, the Phoenix Industrial Portfolio V Borrowers may obtain the free release of certain specified unimproved release parcels at the Coffeyville, Fort Smith and Newton properties.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Phoenix Industrial Portfolio V Whole Loan permits a future mezzanine loan subject to the satisfaction of certain conditions including, but not limited to (i) the loan-to-value on the aggregate of the Phoenix Industrial Portfolio V Whole Loan and the mezzanine loan is not greater than 68.1%, (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the Phoenix Industrial Portfolio V Whole Loan and the mezzanine loan is equal to or greater than 1.70x, (iii) the debt yield on the aggregate of the Phoenix Industrial Portfolio V Whole Loan and the mezzanine loan is equal to or greater than 9.5%, (iv) the mezzanine loan is coterminous with the Phoenix Industrial Portfolio V Whole Loan, (v) the mezzanine loan is made by a qualified transferee as defined by the Phoenix Industrial Portfolio V Whole Loan documents (and such qualified transferee executes an intercreditor agreement in form and substance acceptable to the lender and rating agencies) and (vi) the lender has received a rating agency confirmation.

Ground Lease. None.

Terrorism Insurance. The Phoenix Industrial Portfolio V Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Phoenix Industrial Portfolio V Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Phoenix Industrial Portfolio V Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of the casualty event, together with a six-month extended period of indemnity.

A-3-82

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A-3-83

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

A-3-84

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

Consumer Cellular
17500 North Black Canyon Highway
Phoenix, AZ 85053
PHOENIX
Glendale
Deer Valley
Desert Ridge
Paradise Valley
Sunnyslope
MARICOPA COUNTY
Happy Valley Rd
Pinnacle Peak Rd
Deer Valley Rd
Agua Fria Frwy
Pima Frwy
Union Hills Dr
Bell Rd
Greenway Rd
Greenway Pkwy
Thunderbird Rd
Sweetwater Ave
Cactus Rd
Peoria Ave
Shea Blvd
Hatcher Rd
Dunlap Ave
Northern Ave
Black Canyon Frwy
Piestewa Frwy
Cave Creek Rd
N. 51st Ave
N. 43rd Ave
N. 35th Ave
N. 23rd Ave
N. 19th Ave
N. 7th Ave
N. Central Ave
N. 7th St
N. 24th St
N. 32nd St
17
101
51
USAA
Shops at Norterra
Happy Valley Towne Center
Deer Valley Municipal Airport
Thunderbird Conservation Park
The 500 Club at Adobe Dam
Adobe Mtn. Train Museum
Deer Valley Petroglyph Preserve
Albertsons & Safeway Corp. Office
Honeywell Aerospace
East Reach Sports Complex
Deer Valley Towne Ctr.
PetSmart Corp. Office
HonorHealth Deer Valley Medical Ctr.
Midwestern University
Bell Canyon Pavilions
Fountain Square
Bell Towne Plaza
Turf Paradise
Paradise Valley Community College
Plaza de Campana
Paradise Valley Hospital
Greenway Park Plaza
Arizona Christian University
Lookout Mtn. Preserve
Cave Creek GC
Moon Valley Country Club
Metro North Corporate Park
Banner Thunderbird Medical Center
Arizona State University - West Campus
North Mountain Park
Paradise Hills Shopping Center
Metro Square
Cognizant Technology Solutions
Metrocenter
Rose Mofford Sports Complex
HonorHealth John C. Lincoln Medical Center
UEI College-Phoenix
Blue Cross Blue Shield of Arizona
Northern Crossing
PHOENIX MTS. PRESERVE AND RECREATION AREA
Downtown Phoenix 8 miles
Phoenix Sky Harbor Intl. Airport 12 miles
Peoria
Glendale
Scottsdale
PHOENIX
Avondale
Mesa
Tempe
Gilbert
Chandler
Laveen
Tolleson
El Mirage
MC DOWELL MTS.
SOUTH MTS.
MARICOPA COUNTY
Komatke

A-3-85

No. 8 – Consumer Cellular

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$27,500,000		Property Type – Subtype:	Office - Suburban
	Cut-off Date Balance:	$27,500,000		Location:	Phoenix, AZ
	% of Initial Pool Balance:	3.3%		Size:	163,607 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$168.09
	Borrower Sponsors:	Walter C. Bowen		Maturity Date Balance Per SF:	$168.09
	Guarantors:	Walter C. Bowen		Year Built/Renovated:	1988/2018
	Mortgage Rate:	4.4740%		Title Vesting:	Fee
	Note Date:	March 30, 2021		Property Manager:	Self-managed
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (4/1/2021)
	Maturity Date:	April 11, 2031		YE 2020 Occupancy:	100.0% (12/31/2020)
	IO Period:	120 months		YE 2019 Occupancy:	100.0% (12/31/2019)
	Loan Term (Original):	120 months		YE 2018 Occupancy:	100.0% (12/31/2018)
	Amortization Term (Original):	NAP		YE 2017 Occupancy(2):	0.0% (12/31/2017)
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$43,000,000
	Call Protection:	L(24),D(92),O(4)		As-Is Appraised Value Per SF:	$262.82
	Lockbox Type:	Soft/Springing Cash Management		As-Is Appraisal Valuation Date:	February 22, 2021
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(3)
				YE 2020 NOI:	$2,439,478
				YE 2019 NOI:	$2,136,550
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$3,342,161
				U/W Expenses:	$930,392
Escrows and Reserves(1)				U/W NOI:	$2,411,769
	Initial	Monthly	Cap	U/W NCF:	$2,215,440
Taxes	$0	$24,325	NAP	U/W DSCR based on NOI/NCF:	1.93x / 1.78x
Insurance	$11,427	$3,809	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.1%
Replacement Reserve	$0	$3,408	$122,705	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.1%
TI/LC Reserve	$0	$20,451	NAP	Cut-off Date LTV Ratio:	64.0%
Consumer Cellular Reserve	$0	$31,250	NAP	LTV Ratio at Maturity:	64.0%

Sources and Uses
Sources			Uses
Original loan amount	$27,500,000	100.0%	Loan payoff	$22,647,808(4)	82.4%
			Upfront reserves	11,427	0.0
			Closing costs	579,623	2.1
			Return of equity	4,261,142(4)	15.5
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	See “Escrows” section below.

(2)	Consumer Cellular’s lease commenced in June 2018, following the renovation and repositioning of the Consumer Cellular Property (as defined below) in 2018. Prior historical operating statements are not available, as the borrower sponsor acquired the Consumer Cellular Property in September 2018.

(3)	While the Consumer Cellular Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Consumer Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	In addition to the loan payoff indicated, a second mortgage of $10,000,000 was paid off on March 25, 2021, prior to the funding of the Consumer Cellular Mortgage Loan that is not reflected on the table.

The Mortgage Loan. The mortgage loan (the “Consumer Cellular Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 163,607 square foot, suburban office building located in Phoenix, Arizona (the “Consumer Cellular Property”).

The Borrowers and Borrower Sponsors. The borrower is BDC/Phoenix, LLC, a Delaware limited liability company. The borrower sponsor and non-recourse carveout guarantor is Walter C. Bowen.

A-3-86

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

Walter C. Bowen is the Founder and CEO of BPM Real Estate Group (“BPM”), which he founded in 1977 for the purpose of acquiring, developing, owning and operating class A real estate throughout the United States. Since inception, BPM has constructed and acquired over 1 million square feet of office space, more than 4,400 market rate and affordable apartment units, and 44 senior communities. Since 2015, BPM has acquired and/or developed over $250 million of office buildings, and the company’s current portfolio comprises eight office properties totaling over 998,000 square feet.

The Property. The Consumer Cellular Property is a suburban office building containing 163,607 square feet and located in Phoenix, Maricopa County, Arizona. Built in 1988, the improvements originally served as a Sam’s Club retail warehouse and were significantly renovated and repositioned in 2018 for creative office use. The 2018 renovations totaled approximately $9.0 million and included a gut renovation down to the foundation/framing walls, new elevator systems, new HVAC equipment, installation of a mezzanine level totaling approximately 58,000 square feet, and exterior improvements including new signage, LED lighting, and landscaping. Following the renovations, the building features 24-foot ceiling heights, skylights, and polished concrete flooring. The Consumer Cellular Property is situated on an 11.5-acre parcel with frontage and visibility from Interstate 17 and contains 878 surface parking spaces, resulting in a parking ratio of approximately 5.4 spaces per 1,000 square feet of rentable area. As of April 1, 2021, the Consumer Cellular Property was 100.0% leased to Consumer Cellular Inc., which utilizes the building as a call center facility.

Major Tenant.

Consumer Cellular, Inc. (“Consumer Cellular”; 163,607 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 5/31/2029 lease expiration) – Established in 1995, Consumer Cellular is a no-contract wireless service provider that uses network capacity from AT&T and T-Mobile and also resells AT&T wholesale wireless services to other virtual operators. With approximately 4 million customers, the company offers cellphones, no-contract cellphone plans, and accessories with a focus on users aged 50 and over. According to Consumer Cellular’s website, the company offers 100% U.S. based customer support and offers special discounts to AARP members. Consumer Cellular signed an 11-year lease at the Consumer Cellular Property, which commenced in June 2018 and has an expiration date in May 2029 with 2, 5-year renewal options at 95% of fair market rent with 15 months’ notice. Consumer Cellular does not have any termination options. Consumer Cellular currently pays a rental rate of $16.90 per square foot with annual contractual increases of $0.50 per square foot. The entity on Consumer Cellular’s lease is Consumer Cellular, Incorporated.

COVID-19 Update. As of March 31, 2021, the Consumer Cellular Property was open and operating. Consumer Cellular made full rent payments each month from March 2020 through and including March 2021 with no rent relief requests. As of the date hereof, the Consumer Cellular Mortgage Loan is not subject to any modification or forbearance request.

The following table presents certain information relating to the tenancy at the Consumer Cellular Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Consumer Cellular	NR/B2/B-	163,607	100.0%	$17.40	$2,846,762	100.0%	5/31/2029	2, 5-year(3)	N
Occupied Collateral Total		163,607	100.0%	$17.40	$2,846,762	100.0%
Vacant Space		0	0.0%

Collateral Total		163,607	100.0%

(1)	The ratings shown are for CCI Buyer, Inc., which is a holding company for Consumer Cellular, Incorporated, the entity on the Consumer Cellular lease.

(2)	Consumer Cellular’s current contractual rental rate is $16.90 per square foot. The tenant was underwritten to its contractual rent bump in June 2021.

(3)	Consumer Cellular has 2, 5-year renewal options at 95% of fair market value with 15 months’ notice.

A-3-87

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule at the Consumer Cellular Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	163,607	100.0%	163,607	100.0%	$2,846,762	100.0%	$17.40
2030	0	0	0.0%	163,607	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	163,607	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	163,607	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	163,607	100.0%			$2,846,762	100.0%	$17.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Consumer Cellular Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(2)	12/31/2019(2)	12/31/2020(2)	4/1/2021(3)
0.0%	100.0%	100.0%	100.0%	100.0%

(1)	Consumer Cellular’s lease commenced in June 2018, following the renovation and repositioning of the property in 2018.

(2)	Information obtained from the tenant’s lease.

(3)	Information obtained from the underwritten rent roll.

Appraisal. The appraiser concluded to an “as-is” appraised value of $43,000,000 as of February 22, 2021.

Environmental Matters. According to a Phase I environmental site assessment dated March 18, 2021, there was no evidence of any recognized environmental conditions at the Consumer Cellular Property.

Market Overview. The Consumer Cellular Property is situated in north Phoenix, Arizona, within the northeastern portion of Maricopa County, approximately 16 miles north of the Phoenix central business district, and just west of Interstate 17. According to the appraisal, Phoenix is one of the fastest growing metropolitan areas in the nation and benefits from an affordable cost of living and a relatively low regulatory and tax environment. Major east/west arterials in the neighborhood include Happy Valley Road, Pinnacle Peak Road, Deer Valley Road, Beardsley Road, and Union Hills Road. North/south access through the neighborhood is provided by 35th Avenue, 27th Avenue, 19th Avenue, 7th Avenue and 7th Street. According to the appraisal, the area surrounding the intersection of Interstate 17 and the 101 Freeway (approximately 2.0 miles north of the Consumer Cellular Property) evolved into a major employment corridor during the 1990s; and American Express, PetSmart, and John C. Lincoln Hospital all have existing industrial or office facilities within the neighborhood.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Consumer Cellular Property was approximately 15,671, 146,821, and 321,594, respectively. Within the same radii, the average 2020 household income was approximately $67,820, $75,920, and $78,658, respectively.

According to a third party market research report, the Consumer Cellular Property is located within the Deer Valley/Airport submarket of the Phoenix office market. As of March 2021, the submarket reported a total inventory of approximately 14.3 million square feet with a 15.3% vacancy rate and average asking rent of $24.86 per square foot.

A-3-88

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Consumer Cellular Property:

Market Rent Summary(1)

Market Rent (PSF)	$15.50
Lease Term (Years)	10
Lease Type (Reimbursements)(2)	Net
Rent Increase Projection	3.00%/Year

(1)	Information obtained from the appraisal.

(2)	Consumer Cellular’s lease at the Consumer Cellular Property is modified gross.

The following table presents certain information relating to comparable leases to the Consumer Cellular Property:

Comparable Leases(1)(2)

Location	Tenant	Total GLA (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Consumer Cellular Property(3)	Consumer Cellular	163,607	Jun-18	11.0 Yrs	$16.90	MG
4610 S 44th Place Phoenix, AZ 85040	Caris MPI, Inc.	66,012	Sep-20	5.3 Yrs	$18.80	NNN
310 East Rivulon Boulevard Gilbert, AZ 85297	Deloitte	102,434	Jun-18	10.0 Yrs	$18.50	NNN
1700 South Price Road Chandler, AZ 85286	Voya Financial	151,359	Apr-20	10.7 Yrs	$21.00	NNN
20401 North 29th Avenue Phoenix, AZ 85027	Direct Vet Marketing	100,222	Aug-19	8.0 Yrs	$15.75	NNN
4550 S 44th Place Phoenix, AZ 85040	Progressive Casualty Ins. Co.	54,489	Jun-20	2.0 Yrs	$14.15	NNN
4425 E Cotton Center Blvd Phoenix, AZ 85040	United Healthcare	165,000	Dec-18	5.3 Yrs	$16.35	NNN
14400 North 87th Street Scottsdale, AZ 85260	Republic Services	133,634	Jul-19	12.8 Yrs	$22.00	NNN

(1)	Information obtained from the appraisal.

(2)	All comparable leases shown represent single tenant properties except for 20401 North 29th Avenue (Direct Vet Marketing).

(3)	Information obtained from the underwritten rent roll.

A-3-89

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Consumer Cellular Property:

Cash Flow Analysis(1)

	2019(2)	2020(2)	U/W	%(3)	U/W $ per SF
Base Rent	$2,683,156	$2,730,873	$2,846,762(4)	81.7%	$17.40
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$2,683,156	$2,730,873	$2,846,762	81.7%	$17.40
Other Income	0	0	0	0.0	0.00
Percentage Rent	0	0	0	0.0	0.00
Total Recoveries	271,627	637,737	637,737	18.3	3.90
Net Rental Income	$2,954,783	$3,368,610	$3,484,499	100.0%	$21.30
(Vacancy & Credit Loss)	0	0	(142,338)	(5.0)(5)	(0.87)
Effective Gross Income	$2,954,783	$3,368,610	$3,342,161	95.9%	$20.43

Real Estate Taxes	269,973	277,993	277,993	8.3	1.70
Insurance	38,111	41,206	43,524	1.3	0.27
Management Fee	118,191	134,744	133,686	4.0	0.82
Other Operating Expenses	391,958	475,189	475,189	14.2	2.90
Total Operating Expenses	$818,233	$929,132	$930,392	27.8%	$5.69

Net Operating Income	$2,136,550	$2,439,478	$2,411,769	72.2%	$14.74
Replacement Reserves	0	0	32,721	1.0	0.20
TI/LC	0	0	163,607	4.9	1.00
Net Cash Flow	$2,136,550	$2,439,478	$2,215,440	66.3%	$13.54

NOI DSCR	1.71x	1.96x	1.93x
NCF DSCR	1.71x	1.96x	1.78x
NOI Debt Yield	7.8%	8.9%	8.8%
NCF Debt Yield	7.8%	8.9%	8.1%

(1)	Historical occupancy prior to 2019 is not available, as the borrower sponsor acquired the Consumer Cellular Property in September 2018. Consumer Cellular’s lease commenced in June 2018.

(2)	The increase in Net Rental Income and Net Operating Income from 2019 to 2020 was primarily due to rent and reimbursement abatements, which the tenant received in connection with its lease that commenced in June 2018.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Underwritten base rent includes the tenant’s contractual rent bump in June 2021.

(5)	The underwritten economic vacancy is 5.0%. The Consumer Cellular Property was 100.0% leased as of April 1, 2021.

Escrows.

Real Estate Taxes – The loan documents require ongoing monthly reserves for real estate taxes in an amount equal to $24,325.

Insurance – The borrower deposited an upfront insurance reserve in an amount equal to $11,427. The loan documents require ongoing monthly insurance reserves of $3,809. Ongoing monthly insurance reserves are not required as long as (i) no event of default has occurred and is continuing; (ii) the Consumer Cellular Property is insured under an acceptable blanket or umbrella policy; (iii) the borrower provides the lender with evidence of policy renewal; and (iv) the borrower provides the lender with paid receipts for the payment of insurance premiums by no later than 10 business days prior to policy expiration.

Replacement Reserves – The loan documents require ongoing monthly replacement reserves in an amount equal to $3,408, subject to a cap of $122,705 as long as (i) no event of default has occurred and is continuing and (ii) the Consumer Cellular Property is being adequately maintained, as determined by the lender based on annual site inspections.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves in an amount equal to $20,451.

Consumer Cellular Reserve – The loan documents require ongoing monthly reserves in an amount equal to $31,250 for tenant improvements and leasing commissions that may be incurred. Promptly following a Consumer Cellular Renewal Event (as defined below), provided no event of default has occurred and is continuing, the lender is required to disburse any remaining portion of the Consumer Cellular Reserve funds to the borrower (or, during a Cash Trap Event Period (as defined below), to the cash management account).

A-3-90

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

A “Consumer Cellular Renewal Event” means Consumer Cellular has extended the term of its lease, either pursuant to the terms of its extension option, or on terms and conditions acceptable to the lender, along with the delivery of an estoppel confirming that all obligations of the borrower with respect to tenant improvements and leasing commissions have been satisfied in full, and that the tenant is paying full, unabated rent.

Lockbox and Cash Management. The Consumer Cellular Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. The borrower and property manager are required to deposit all rents directly into the lockbox account within one business day of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of:

(i) the occurrence and continuance of an event of default;

(ii) the net cash flow debt service coverage ratio being less than 1.15x (based on a hypothetical 30-year amortization term; tested quarterly); and

(iii) the occurrence and continuance of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization term) being equal to or greater than 1.20x for two consecutive calendar quarters; or

●	with regard to clause (iii) above, the termination of all Major Tenant Event Periods.

A “Major Tenant Event Period” will commence upon the earliest to occur of the following; provided, that any reference to Consumer Cellular below will also apply to any successors and assigns as well as any replacement tenant that enters into a lease for all or any portion of Consumer Cellular’s space at the Consumer Cellular Property.

(i)	February 29, 2028 (15 months prior to Consumer Cellular’s current lease expiration), unless a Consumer Cellular Renewal Event (see “Escrows” section) occurs prior to such date;

(ii)	Consumer Cellular goes dark (other than temporarily due to COVID-19 pandemic restrictions imposed by any governmental authority), vacates, or otherwise fails to occupy at least 75% of its space, or gives notice of its intent to commence any of the foregoing;

(iii)	a monetary or material non-monetary default, in each case, beyond any applicable notice and/or cure period by Consumer Cellular under its lease;

(iv)	Consumer Cellular files bankruptcy or similar insolvency proceeding;

(v)	Consumer Cellular terminates or cancels its lease (or the lease is no longer in full force and effect), or gives notice of any of the foregoing; or

(vi)	a Consumer Cellular Income Trigger Event (as defined below); provided, however, that if within 5 business days after the lender notifies the borrower of the occurrence of a Consumer Cellular Income Trigger Event, the borrower delivers to the lender the Consumer Cellular Income Trigger Event Collateral (as defined below), no Consumer Cellular Income Trigger Event will be deemed to have occurred.

A Major Tenant Event Period will end upon the occurrence of:

●	a Major Tenant Re-Tenanting Event (as defined below);

●	with regard to clause (i) above, a Consumer Cellular Renewal Event;

●	with regard to clause (ii) above, the tenant has resumed its normal business operations in at least 75% of its space for two consecutive calendar quarters;

●	with regard to clause (iii) above, the cure of such default, and no other default under the related lease having occurred for a period of two consecutive calendar quarters following such cure;

●	with regard to clause (iv) above, the termination of the bankruptcy or insolvency proceeding, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender; or

●	with regard to clause (vi) above, a Consumer Cellular Income Trigger Event Cure (as defined below).

A “Consumer Cellular Income Trigger Event” will occur upon the Consumer Cellular annual net income being less than $30,000,000; provided, that if Consumer Cellular fails to deliver the financial reports required under its lease within 10 business days following the required delivery date, at the lender’s option, Consumer Cellular’s annual net income will be presumed to be less than $30,000,000 unless and until such financial reports are provided to the lender.

“Consumer Cellular Income Trigger Event Collateral” means cash or a letter of credit in an amount equal to the sum of (i) the amount of base rent under the Consumer Cellular lease for the forward 12-month period as of such date, minus (ii) $1,067,637, minus (iii) the amount of debt service for the forward 12-month period as of such date. (For informational purposes only, $1,067,637 represents the sum of (a) the “base stop” for expense reimbursements under the tenant’s lease ($406,329); plus (b) the lender’s underwritten annual amount of normalized tenant improvements, leasing commissions and capital improvements ($286,308); plus (c) 12 payments of the Consumer Cellular Reserve monthly deposits ($375,000)).

A “Consumer Cellular Income Trigger Event Cure” will occur upon either (i) the lender receiving quarterly or annual financial statements (which must be tenant-certified, if quarterly) for Consumer Cellular demonstrating that the company’s annual net income has been

A-3-91

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

equal to or greater than $30,000,000 for the two immediately preceding consecutive calendar quarters, as determined on a trailing 12-month basis; or (ii) the borrower delivering the Consumer Cellular Income Trigger Event Collateral to the lender.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all of the applicable space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each replacement tenant is in occupancy and is then paying full, unabated rent, and that all tenant improvement costs and leasing commissions provided in each replacement lease have been paid, along with evidence including a satisfactory estoppel certificate from each replacement tenant.

Property Management. The Consumer Cellular Property is self-managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-92

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A-3-93

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

A-3-94

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

A-3-95

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

160 Pine Street
160 Pine Street
San Francisco, CA 94111
SAN FRANCISCO
Telegraph Hill
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Chinatown
Financial District
Union Square
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NORTHEAST WATERFRONT HISTORIC DISTRICT
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WeWork
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A-3-96

No. 9 – 160 Pine Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$27,170,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance:	$27,170,000		Location:	San Francisco, CA
	% of Initial Pool Balance:	3.3%		Size:	88,174 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$308.14
	Borrower Sponsors:	Philip H. Ouyang; Victoria Yuen Ouyang		Maturity Date Balance Per SF:	$308.14
	Guarantor:	Philip H. Ouyang		Year Built/Renovated:	1956/1987
	Mortgage Rate:	3.5840%		Title Vesting:	Fee
	Note Date:	March 5, 2021		Property Manager:	G&E Real Estate Management Services, Inc.
	Seasoning:	2 months		Current Occupancy (As of):	76.5% (3/31/2021)
	Maturity Date:	March 11, 2031		YE 2020 Occupancy(2):	93.5%
	IO Period:	120 months		YE 2019 Occupancy(2):	95.1%
	Loan Term (Original):	120 months		YE 2018 Occupancy(2):	83.9%
	Amortization Term (Original):	NAP		YE 2017 Occupancy(2):	92.5%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$49,400,000
	Call Protection:	L(26), GRTR 1% or YM or D(90), O(4)		As-Is Appraised Value Per SF:	$560.26
	Lockbox Type:	Hard/Upfront Cash Management		As-Is Appraisal Valuation Date:	February 2, 2021
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,860,447
				YE 2019 NOI(4):	$2,811,961
				YE 2018 NOI(4):	$2,312,737
Escrows and Reserves(1)				YE 2017 NOI:	$2,166,489
	Initial	Monthly	Cap	U/W Revenues:	$4,187,051
Taxes	$17,495	$17,495	NAP	U/W Expenses:	$1,947,913
Insurance	$6,728	$3,364	NAP	U/W NOI:	$2,239,137
Replacement Reserve	$0	$1,690	$40,560	U/W NCF:	$2,133,373
TI/LC Reserve	$1,500,000	$18,370	$1,500,000	U/W DSCR based on NOI/NCF:	2.27x / 2.16x
Structus Reserve Funds	$55,632	NAP	NAP	U/W Debt Yield based on NOI/NCF:	8.2% / 7.9%
Existing Rent Concession Reserve	$71,418	NAP	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.2% / 7.9%
Future TI/LC Reserve	$237,000	NAP	NAP	Cut-off Date LTV Ratio:	55.0%
Future Rent Concession Reserve	$71,595	NAP	NAP	LTV Ratio at Maturity:	55.0%

Sources and Uses
Sources			Uses
Original loan amount	$27,170,000	100.0%	Loan payoff(5)	$9,217,192	33.9%
			Closing costs	462,875	1.7
			Upfront Reserves	1,651,273	6.1
			Economic Holdback(6)	3,555,000	13.1
			Return of equity	12,283,660	45.2
Total Sources	$27,170,000	100.0%	Total Uses	$27,170,000	100.0%

(1)	See “Escrows” section below.

(2)	Represents average occupancy for the year.

(3)	While the 160 Pine Street Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 160 Pine Street Mortgage Loan more severely than assumed in the underwriting of 160 Pine Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The increase in YE NOI from 2018 to 2019 was primarily driven by an increase in occupancy from 83.9% in 2018 to 95.1% in 2019.

(5)	The 160 Pine Street Mortgage Loan paid off the existing CMBS loan that was securitized in WFRBS 2013-C11.

(6)	The loan was originally structured with a $3.555 million economic holdback. After origination, Posit Science, a sublease tenant in the building, signed a five year direct lease for their space, which produced a debt yield of 7.82%, and thus resulted in the borrower satisfying the economic holdback release conditions. The holdback, net of funds for related tenant improvements, leasing commissions and free rent, which have been deposited in the Future TI/LC and Future Rent Concession reserves, has been released.

A-3-97

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

The Mortgage Loan. The mortgage loan (the “160 Pine Street Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an 88,174 square foot office building located in San Francisco, California (the “160 Pine Street Property”).

The Borrower and Borrower Sponsors. The borrower is Britphil & Co. (US) Ltd. (the “160 Pine Street Borrower”), a California corporation and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 160 Pine Street Mortgage Loan. The borrower sponsors are Philip H. Ouyang and Victoria Yuen Ouyang.

The non-recourse carveout guarantor is Philip H. Ouyang. Mr. Ouyang is the president and co-owner of the 160 Pine Street Borrower, with his sister, Victoria Yuen Ouyang.

The Property. The 160 Pine Street Property comprises an 88,174 square foot, Class B, 7-story office  property with ground floor retail located in San Francisco, California. Constructed in 1956, the 160 Pine Street Property is situated on a 0.34 acre site, with no dedicated parking. The 160 Pine Street Property has four ground floor retail suites, each with dedicated external access, totaling 11,903 square feet, approximately 13.5% of the net rentable area. The office space represents a mix of traditional office space and creative-office space with exposed ceilings, concrete columns, and polished concrete floors. As of March 31, 2021, the 160 Pine Street Property was 76.5% leased to eleven tenants, with no tenant making up more than 14.6% of net rentable area and 20.0% of underwritten base rent.

Major Tenants.

Robinson Mills & Williamson (12,870 square feet; 14.6% of net rentable area; 20.0% of underwritten base rent; 6/30/2022 lease expiration) – Robinson Mills & Williamson is an architecture and design firm that designs spaces and interiors for clients in the high-tech, science, healthcare, industrial, academic and civic sectors. With three locations in California, Robinson Mills & Williamson  has been at the property since 2001 and most recently renewed its lease in 2017 for 61 months. The tenant has 1, 5-year renewal option at fair market rent.

Forell/Elsesser Engineers (12,839 square feet; 14.6% of net rentable area; 14.1% of underwritten base rent; 3/31/2023 lease expiration) – Forell/Elsesser Engineers is a structural engineering company founded in 1969. The company helped pioneer the use of “base isolation” for seismic retrofit applications in the United States. Forell/Elsesser Engineers is headquartered at the building and has been a tenant since 1994. The tenant most recently signed a two year lease extension which will expire in March 2023 and has 1, 12-month renewal option at fair market rent, but in no event more than $48.00 per square foot.

IMEG Corp. (8,204 square feet; 9.3% of net rentable area; 15.8% of underwritten base rent; 3/31/2026 lease expiration) – IMEG Corp. is a national engineering and design consulting firm that specializes in building systems, infrastructure, program management and construction-related services. IMEG Corp. was founded over 100 years ago and employs approximately 1,500 people. The  company has been a tenant since December, 2019. The lease includes 1, 5-year renewal option at fair market rent, and no termination options.

A-3-98

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to the tenancy at the 160 Pine Street Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Robinson Mills & Williams	NR/NR/NR	12,870	14.6%	$60.00	$772,200	20.0%	6/30/2022	Y	N
Forell/Elsesser Engineers	NR/NR/NR	12,839	14.6%	$42.50	$545,658	14.1%	3/31/2023	Y	N
IMEG Corp.	NR/NR/NR	8,204	9.3%	$74.26	$609,229	15.8%	3/31/2026	Y	N
Deans & Homer	NR/NR/NR	6,843	7.8%	$71.03	$486,058	12.6%	12/31/2025	Y	N
Posit Science	NR/NR/NR	5,925	6.7%	$58.00	$343,650	8.9%	3/31/2026	Y	N
Total Major Tenants		46,681	52.9%	$59.06	2,756,795	71.4%
Non-Major Tenant		20,799	23.6%	$53.19	$1,106,359	28.6%

Occupied Collateral		67,480	76.5%	$57.25	$3,863,154	100.0%

Vacant		20,694	23.5%

Collateral Total		88,174	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through April 2022 totalling $149,010.

The following table presents certain information relating to the lease rollover schedule at the 160 Pine Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	12,870	14.6%	12,870	14.6%	$772,200	20.0%	$60.00
2023	3	20,566	23.3%	33,436	37.9%	$998,775	25.9%	$48.56
2024	0	0	0.0%	33,436	37.9%	$0	0.0%	$0.00
2025	2	11,479	13.0%	44,915	50.9%	$796,439	20.6%	$69.38
2026	2	14,129	16.0%	59,044	67.0%	$952,879	24.7%	$67.44
2027	0	0	0.0%	59,044	67.0%	$0	0.0%	$0.00
2028	1	3,449	3.9%	62,493	70.9%	$165,552	4.3%	$48.00
2029	0	0	0.0%	62,493	70.9%	$0	0.0%	$0.00
2030	1	2,700	3.1%	65,193	73.9%	$177,309	4.6%	$65.67
2031	0	0	0.0%	65,193	73.9%	$0	0.0%	$0.00
Thereafter(3)	1	2,287	2.6%	67,480	76.5%	$0	0.0%	$0.00
Vacant	0	20,694	23.5%	88,174	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	88,174	100.0%			$3,863,154	100.0%	$57.25

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Includes the 2,287 square foot management office where no lease is in effect.

The following table presents historical occupancy percentages at the 160 Pine Street Boulevard Property:

Historical Occupancy

2016(1)	2017(1)	2018(1)	2019(1)	2020(1)	3/31/2021(2)
94.7%	92.5%	83.9%	95.1%	93.5%	76.5%

(1)	Historical Occupancy provided by the 160 Pine Street Borrower.

(2)	Information obtained from the underwritten rent roll. The underwritten rent roll includes current tenants Jimmy John’s Sandwiches (1.9% of net rentable area) and Storefront Political Media (5.6% of net rentable area) as vacant. Jimmy John’s has not paid rent since March 2020 and Storefront Political Media has indicated they will vacate at the end of their lease.

A-3-99

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

COVID-19 Update. As of March 1, 2021, the 160 Pine Street Property is open and operating; however, most of the office tenants are working remotely. As of March 23, 2021, 97.3% of tenants by underwritten base rent and 92.9% of tenants by occupied square footage, paid full rent in February and March 2021. Five tenants totaling 23.5% of occupied square footage requested rent relief, with 4 tenants totaling 21.1% receiving some form of rental relief. All tenants that requested relief are current on rent, with the exception of one tenant totaling 1.8% of underwritten base rent. As of March 23, 2021, the 160 Pine Street Mortgage Loan is not subject to any modification or forbearance request.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 160 Pine Street Property:

Cash Flow Analysis

	2017	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$3,569,031	$3,677,104	$4,297,374	$4,243,831	$5,117,486(2)	94.0%	$58.04
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Gross Potential Rent	$3,569,031	$3,677,104	$4,297,374	$4,243,831	$5,117,486	94.0%	$58.04
Total Recoveries	202,815	190,667	210,622	207,399	252,145	4.6	2.86
Other Income	162,420	152,772	171,319	156,052	71,752	1.3	0.81
Net Rental Income	$3,934,266	$4,020,543	$4,679,315	$4,607,282	$5,441,383	100.0%	$61.71
(Vacancy & Credit Loss)	0	0	0	0	(1,254,332)(3)	(24.5)	(14.23)
Effective Gross Income	$3,934,266	$4,020,543	$4,679,315	$4,607,282	$4,187,051	76.9%	$47.49

Real Estate Taxes	173,921	176,344	185,448	196,650	335,971	8.0	3.81
Insurance	140,171	130,424	133,305	153,838	38,441(4)	0.9	0.44
Management Fee	116,325	123,351	133,261	133,226	125,612	3.0	1.42
Other Operating Expenses	1,337,360	1,277,686	1,415,341	1,263,091	1,447,890	34.6	16.42
Total Operating Expenses	$1,767,778	$1,707,806	$1,867,355	$1,746,805	$1,947,913	46.5%	$22.09

Net Operating Income(5)	$2,166,489	$2,312,737	$2,811,961	$2,860,477	$2,239,137	53.5%	$25.39
Replacement Reserves	0	0	0	0	20,280	0.5	0.23
TI/LC	0	0	0	0	85,484	2.0	0.97
Net Cash Flow	$2,166,489	$2,312,737	$2,811,961	$2,860,477	$2,133,373	51.0%	$24.20

NOI DSCR	2.19x	2.34x	2.85x	2.90x	2.27x
NCF DSCR	2.19x	2.34x	2.85x	2.90x	2.16x
NOI Debt Yield	8.0%	8.5%	10.3%	10.5%	8.2%
NCF Debt Yield	8.0%	8.5%	10.3%	10.5%	7.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent includes rent steps through April 2022 totaling $149,010.

(3)	The Vacancy represents the implied economic vacancy of 24.5% which includes Jimmy John’s Sandwich and Storefront Political Media as vacant.

(4)	The U/W Insurance expense is based on the actual property premium. The historical Insurance expense includes earthquake insurance, however, given earthquake insurance is not required under the 160 Pine Street loan documents, the expense was excluded.

(5)	The increase in YE NOI from 2018 to 2019 was primarily driven by an increase in occupancy from 83.9% in 2018 to 95.1% in 2019.

Appraisal. The appraiser concluded to an “As-Is Market Value” of $49,400,000 as of February 2, 2021. The appraiser also included a “Prospective Market Value at Stabilization” of $55,800,000 as of February 1, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated January 29, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the 160 Pine Street Property.

Market Overview and Competition. The 160 Pine Street Property is located in the North Financial District in San Francisco, California. The area has access throughout the region via Interstate 80 and U.S. Highway 101, which are located 0.8 and 1.9 miles away, respectively. Additionally, the 160 Pine Street Property is located approximately two blocks from the Embarcadero BART/MUNI underground station, and one block from a Cable Car line that runs along California Street. The Financial district is the historical core of the central business district in San Francisco and contains two key landmarks including The Transamerica Pyramid and the Bank of America Building. The area is west of the Union Square District, which is considered a world-class shopping district. The neighborhood surrounding the 160 Pine Street Property consists of a mixture of office, retail and hotel development. According to a third party market research report, the estimated 2020 population within a two- and five-mile radius was approximately 251,990 and 654,906, respectively; and the estimated 2020 average household income within the same radii was approximately $138,701 and $151,762, respectively.

A-3-100

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

According to a third party market research report, the 160 Pine Street Property is situated within the Financial District office submarket of the San Francisco Office Market. As of March 17, 2021 the submarket reported a total inventory of approximately 30.6 million square feet with a 15.8% vacancy rate and averaging asking rent of $67.63 PSF.

The appraiser identified six office leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $59.00 to $85.00 per square foot, full service gross, with an average of $73.50 per square foot. The appraiser concluded to a market rent of $62.00 per square foot, full service gross.

The appraiser identified five retail leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $47.00 to $103.00 per square foot, triple net, with an average of $71.96 per square foot. The appraiser concluded to a market rent of $45.00 to $60.00 per square foot, triple net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 160 Pine Street Property:

Market Rent Summary(1)

	Office	Retail – Corner	Retail-Battery	Retail-Pine
Market Rent (PSF)	$62.00	$55.00	$60.00	$45.00
Lease Term (Years)	5	10	10	10
Lease Type (Reimbursements)	Full Service	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renew (PSF)	$55/$10	$55/$0	$55/$0	$55/$0
Free Rent (Months)(2)	6 / 2	6 / 0	6 / 0	6 / 0

(1)	Information obtained from the appraisal.

(2)	Due to COVID impact, Free rent is 6 months in Years 1-2 and 2 months thereafter.

The table below presents certain information relating to comparable sales pertaining to the 160 Pine Street Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
634 2nd Street	San Francisco, CA	1927/NAP	100%	46,752	Dec-20	$55,000,000	$1,176
Transamerica Pyramid	San Francisco, CA	1981/NAP	100%	191,142	Oct-20	$150,000,000	$785
1098 Harrison	San Francisco, CA	1924/NAP	100%	44,794	Sep-20	$52,000,000	$1,161
Townsend Building	San Francisco, CA	1903/NAP	100%	137,625	Jul-20	$140,000,000	$1,017
400 Montgomery St.	San Francisco, CA	1901/NAP	92%	85,580	Aug-19	$77,500,000	$906

(1)	Information obtained from the appraisal.

A-3-101

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to comparable office leases related to 160 Pine Street Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
160 Pine Street (subject) San Francisco, CA	1956/1987	88,174(2)	76.5%(2)
200 Pine Street San Francisco, CA	1907/NAP	45,490	NAV	G4’s Secure Solutions	5,263	Oct-20	1.0 Yrs	$62.00	FSG
832 Sansome St. San Francisco, CA	1912/NAP	14,154	NAV	Hill & Co	2,500	Nov-20	5.0 Yrs	$55.00	IG
201 California St. San Francisco, CA	1980/NAP	272,124	NAV	Mah & Company	5,500	Jan-21	2.0 Yrs	$85.00	FSG
Harold Dollar Building San Francisco, CA	1920/NAP	141,076	NAV	AlphaSights	8,435	Oct-20	3.8 Yrs	$80.00	IG
555 Montgomery St. San Francisco, CA	1984/NAP	242,509	NAV	Prometheus Partners	1,085	Oct-20	3.0 Yrs	$72.00	FSG
222 Kearny St. San Francisco, CA	1986/NAP	120,809	NAV	Vizio	8,000	Jun-20	2.0 Yrs	$79.00	FSG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to comparable retail leases related to 160 Pine Street Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
160 Pine Street (subject) San Francisco, CA	1956/1987	88,174(2)	76.5%(2)
600 California St. San Francisco, CA	1990/NAP	359,883	NAV	FedEx Office and Print	3,269	Mar-19	10.0 Yrs	$47.00	NNN
44 Montgomery St. San Francisco, CA	1966/NAP	688,902	NAV	First Republic Bank	4,713	Mar-19	12.0 Yrs	$103.00	NNN
Central Tower San Francisco, CA	1898/NAP	116,000	NAV	Blue Bottle Coffee	1,268	Feb-19	10.0 Yrs	$95.00	NNN
200 Pine St. San Francisco, CA	1907/NAP	45,490	NAV	Papyrus	603	Jan-19	5.0 Yrs	$54.82	NNN
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes - The loan documents require an upfront real estate tax reserve of $17,495 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $17,495).

Insurance - The loan documents require an upfront insurance reserve of $6,728 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $3,364).

Replacement Reserve - The loan documents require ongoing monthly replacement reserves of $1,690 ($0.23 per square foot annually), capped  at $40,560 so long as no event of default exists and the 160 Pine Street Property is being adequately maintained as determined by lender based on annual site inspections.

A-3-102

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

TI/LC Reserve - The loan documents require an upfront general TI/LC reserve of $1,500,000 and ongoing monthly TI/LC reserves of $18,370 ($2.50 PSF annually), capped at $1,500,000, so long as no event of default exists. Leasing reserve funds will be disbursed for qualified leasing expenses in an amount that is the lesser of (a) the actual costs and (b) with respect to tenant improvements and leasing commission relating to a new or renewal lease, $5.00 per square foot per year of lease term, up to a maximum of $50.00 per square foot, provided that each lease will be for a minimum term of one year.

Structus Reserve - The loan documents require an upfront reserve of $55,632 related to tenant improvements relating to the Structus lease. In the event that a portion of the tenant improvement allowance under the Structus lease is converted to a rent credit, then the lender will disburse, to the cash management account on a monthly basis, the amount that corresponds to the amount of rent credit under the Structus lease for each month.

Existing Rent Concession Reserve - The loan documents require an upfront reserve of $71,418 related to outstanding free rent pursuant to the leases with Financial District (ACE) Hardware ($27,016), and Forell/Elsesser Engineers ($44,402).

Future TI/LC Reserve - The loan was originally structured with a $3.555 million economic holdback. Subsequent to loan closing, Posit Science, a sublease tenant in the building, signed a five year direct lease for their space, which produced a debt yield of 7.82%, and thus resulted in the borrower satisfying the economic holdback release conditions. The holdback, net of the related tenant improvements, leasing commissions and free rent, has been released. The Future TI/LC reserve of $237,000 represents the amount of tenant improvements and leasing commissions which are payable in connection with the Posit Science lease.

Future Rent Concession Reserve - The Future Rent Concession reserve of $71,595 represents the amount of free rent which is payable in connection with the Posit Science lease. In addition, the 160 Pine Street Borrower may deposit the full amount of any future rent credits under a lease into this reserve for the purpose of the tenant to be deemed paying full rent.

Lockbox and Cash Management. The 160 Pine Street Mortgage Loan is structured with an in-place hard lockbox and the 160 Pine Street Borrower and property manager are required to direct the tenant to pay rent directly into such lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. All amounts in the lockbox account will be swept periodically into a lender-controlled cash management account and disbursed by the lender in accordance with the 160 Pine Street Mortgage Loan documents on each monthly payment date. So long as no Cash Trap Event Period (as defined below) is in effect, all excess cash flow on deposit in the cash management account after application of the cash flow waterfall will be disbursed to the 160 Pine Street Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(iii)	the occurrence of an event of default under the loan documents; or

(iv)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x for two consecutive calendar quarters.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters;

Property Management. The 160 Pine Street Property is managed by G&E Real Estate Management Services, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated January 29, 2021 indicated a probable maximum loss of 18%. Earthquake insurance is not required.

A-3-103

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

A-3-104

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

Metairie MOB Portfolio
1 Independence Plaza Metairie, LA
2 3530 Houma Boulevard Metairie, LA
Lake Pontchartrain
Lake Pontchartrain Causeway
NEW ORLEANS
Kenner
Metairie
River Ridge
Jefferson
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Gretna
Harvey
Marrero
Terrytown
Belle Chasse
Estelle
Woodmere
Algiers
Lake Cataouatche
Willowdale
Alphonse Dr
Esplanade Ave
Louis Armstrong New Orleans Intl. Airport 3 miles
Kawanee Ave
Transcontinental Dr
Clearview Pkwy
East Jefferson General Hospital
Cleary Ave
Lakeway Center
Walgreens District Office
Lakeside Shopping Center
Mall New Orleans
Live Oak St
Bonnabel Blvd
Oaklawn Dr
Lake Ave
17th Street Canal
Lakewood Plaza
Veterans Blvd
Veterans Mem. Blvd
Lafreniere Plaza
Magnolia Shopping Center
Clearview Center
Cleary Village
Lafreniere Park
Bonnabel Place
Breakwater Park
Tulane Lakeside Hospital
W. Napoleon Ave
Children's Hospital Metairie Center
David Dr
Westgate
Metairie
Metairie Shopping Center
Old Metairie Village
Severn Ave
Causeway Blvd
Metairie Rd
W. Metairie Ave
MA Green Shopping Center
Airline Park Shopping Center
Airline Dr
JEFFERSON PARISH
Airline Shopping Center
Metairie Country Club
New Orleans Country Club
AMTRAK
Ochsner Sports Performance Ctr.
Louisiana Technical College
Ideal Market Corporate Office
Earhart Expwy
Little Farms Ave
Sauve Rd
Amazon Distribution Center
Citrus Blvd
Mastec Business Center
Central Ave
Jefferson
Jefferson Hwy
Ochsner Medical Center
Claiborne Ave
Elmwood Shopping Center
Riverside Rd
Frito-Lay
Hickory Ave
Elmwood
Elmwood Oaks Shopping Ctr.
S. Carrollton / S. Claiborne
River Ridge
ELMWOOD INDUSTRIAL PARK
Jefferson Hwy
Mississippi River
Magnolia Lane Plantation
River Rd
NEW ORLEANS
ORLEANS PARISH
HUEY P. LONG BRIDGE
Bridge City
Harahan
STREETCAR
Tulane University

A-3-105

No. 10 – Metairie MOB Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$25,500,000		Property Type – Subtype:	Various - Various
	Cut-off Date Balance:	$25,437,640		Location:	Metairie, LA
	% of Initial Pool Balance:	3.1%		Size:	85,465 SF
	Loan Purpose(1):	Recapitalization		Cut-off Date Balance Per SF:	$297.64
	Borrower Sponsor:	John P. Hamide		Maturity Date Balance Per SF:	$242.35
	Guarantor:	John P. Hamide		Year Built/Renovated:	Various/Various
	Mortgage Rate:	4.6350%		Title Vesting:	Fee
	Note Date:	February 12, 2021		Property Manager(2):	Various
	Seasoning:	2 months		Current Occupancy (As of):	100.0% (2/9/2021)
	Maturity Date:	March 6, 2031		YE 2020 Occupancy:	98.6%
	IO Period:	0 months		YE 2019 Occupancy:	98.7%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value:	$38,200,000
	Call Protection:	L(26),D(91),O(3)		As-Is Appraised Value Per SF:	$446.97
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	December 14, 2020
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(4):	$1,691,018
				YE 2019 NOI:	$1,725,195
				YE 2018 NOI:	$1,486,281
				U/W Revenues:	$2,867,717
				U/W Expenses:	$710,575
Escrows and Reserves(5)				U/W NOI(4):	$2,157,142
	Initial	Monthly	Cap	U/W NCF:	$2,140,049
Taxes	$65,170	$21,723	NAP	U/W DSCR based on NOI/NCF:	1.37x / 1.36x
Insurance	$56,008	$11,202	NAP	U/W Debt Yield based on NOI/NCF:	8.5% / 8.4%
Replacement Reserve	$0	$1,424	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 10.3%
TI/LC Reserve	$0	$8,903	NAP	Cut-off Date LTV Ratio:	66.6%
Immediate Repairs	$10,870	$0	NAP	LTV Ratio at Maturity:	54.2%

Sources and Uses
Sources			Uses
Original loan amount	$25,500,000	96.2%	Purchase price(1)	$15,219,277	57.4%
Sponsor Equity	1,008,323	3.8	Payoff amount(1)	10,390,454	39.2
			Closing Costs	766,545	2.9
			Upfront Reserves	132,048	0.5
Total Sources	$26,508,323	100.0%	Total Uses	$26,508,323	100.0%

(1)	The proceeds of the Metairie MOB Portfolio Mortgage Loan (as defined below) were used to acquire the Independence Plaza Property (as defined below) and an adjacent parking lot as well as to refinance a previous loan encumbering the 3530 Houma Boulevard Property (as defined below), which the borrower sponsor acquired in 2015. The borrower sponsor purchased the membership interest in the Independence Plaza Property on December 30, 2020 for $14,469,277 via seller financing (which was paid off at closing) and an adjacent parking lot for $750,000 in cash on January 26, 2021.

(2)	The Independence Plaza Property is managed by SRSA Gulf South Management, Inc. and the 3530 Houma Boulevard Property is self-managed by a sponsor affiliate.

(3)	While the Metairie MOB Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Metairie MOB Portfolio Mortgage Loan more severely than assumed in the underwriting of the Metairie MOB Portfolio Mortgage Loan. The pandemic could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The increase in U/W NOI against YE 2020 NOI is primarily due to increase in rent achieved on new and renewal leases that were executed in early 2021.

(5)	See “Escrows” section below.

The Mortgage Loan. The mortgage loan (the “Metairie MOB Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 52,613 square foot, mixed-use property located at 4201 Veterans Memorial Boulevard and a 32,852 square foot, medical office property located at 3530 Houma Boulevard, Metairie, Louisiana (the “Metairie MOB Portfolio Properties”).

A-3-106

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

The Borrower and Borrower Sponsor. The borrowing entity for the Metairie MOB Portfolio Mortgage Loan is MOB Holdings II, LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Metairie MOB Portfolio Mortgage Loan. Dr. John P. Hamide is the borrower sponsor and guarantor of certain non-recourse carve-outs and environmental indemnities under the Metairie MOB Portfolio Mortgage Loan.

Dr. John P. Hamide is the owner of Capitol Imaging, a leading diagnostic imaging services firm with locations spanning both Louisiana and Alabama. Dr. John P. Hamide has nearly two decades of experience as a practicing physician focused on vascular / interventional radiology and cardiovascular diseases, specializing in targeted techniques to treat a range of diseases. Dr. John P. Hamide is also a real estate investor who owns 33 commercial properties comprised of approximately 367,000 square feet of office/medical office, retail, multifamily, raw land, and industrial, primarily located in Louisiana.

The Properties. The Metairie MOB Portfolio Properties consist of a mixed-use property located at 4201 Veterans Memorial Boulevard (the “Independence Plaza Property”) and a medical office property located at 3530 Houma Boulevard (the “3530 Houma Boulevard Property”) in Metairie, Louisiana. The Independence Plaza Property and 3530 Houma Boulevard Property are non-contiguous but are located approximately 0.2 miles from each other.

Independence Plaza Property

The Independence Plaza Property is a three-building, two-story, 52,613 square foot mixed-use (office/retail) property. The Independence Plaza Property is situated on a 3.8-acre site (inclusive of excess land parcel totaling 0.41 acres), was built in 1979 and renovated in 2020. The Independence Plaza Property was originally constructed as a strip shopping center, and is comprised of approximately 55.5% of medical office space (29,217 square feet), 32.9% of in-line retail space (17,288 square feet), and 11.6% of freestanding space (6,108 square feet). The Independence Plaza Property has been improved via tenant build-out in recent years, including extensive renovation completed by the largest tenant, Diagnostic Imaging Services, Inc. (“DIS”) for reportedly $4.8 million and a $500,000 investment by tenant Chili’s (Brinker Louisiana, Inc.), in conjunction with its recent lease renewal at the Independence Plaza Property. The Independence Plaza Property features 336 surface parking spaces for a parking ratio of 6.39 per 1,000 square feet. The borrower sponsor acquired an 18,000 square foot parcel that is improved with surface parking for 52 vehicles along the east side of Houma Boulevard, to the rear of the main building (“DIS Parking”) in January 2021, which parcel is also collateral to the Metairie MOB Portfolio Mortgage Loan. The DIS Parking is leased to DIS for use as dedicated parking for its employees.

As of February 9, 2021, the Independence Plaza Property is 100.0% leased by a mix of 11 medical office and retail tenants. DIS, the largest tenant, occupies 50.6% of the NRA at Independence Plaza Property.

3530 Houma Boulevard Property

The 3530 Houma Boulevard Property is a three-story, 32,852 square foot medical office building. The 3530 Houma Boulevard Property was built in 2013, renovated in 2018 and is situated on a 1.11-acre site. The 3530 Houma Property is located three blocks south of East Jefferson General Hospital, a 420-bed hospital serving the East Bank of Jefferson Parish, Louisiana. The 3530 Houma Boulevard Property features 116 parking spaces (including spaces below the building) at 3.53 spaces per 1,000 square feet.

As of February 9, 2021, the 3530 Houma Boulevard Property is 100.0% occupied by five medical tenants. The largest tenant, HUM Provider Holdings, LLC, occupies 52.0% of the NRA at 3530 Houma Boulevard Property.

COVID-19 Update. As of March 17, 2021, the Metairie MOB Portfolio Properties are open. Tenants representing 100.0% of the underwritten base rent have made their rent payments for February and March 2021. Four tenants, representing 17.3% of NRA and 14.5% of underwritten base rent, paid deferred rent for the months of April and/or May 2020 or utilized 2019 common area maintenance recovery reimbursements to cover rent for one to two months. All deferred rent has been repaid. As of March 17, 2021, there has been no forbearance or modification request on the Metairie MOB Portfolio Mortgage Loan, which has a first payment date of April 6, 2021.

Major Tenants.

Largest Tenant: Diagnostic Imaging Services, Inc (26,647 square feet; 31.2% of net rentable area; 36.2% of underwritten base rent; January 31, 2036 lease expiration; NYSE: DIS) – DIS is a sponsor-affiliated tenant that has been in occupancy at the Independence Plaza Property since August 2005. DIS specializes in providing outpatient imaging services including MRIs, 4D ultrasounds, and mammography. DIS is a wholly owned subsidiary of and was acquired by Capitol Imaging in December 2016. DIS has twelve locations in southern Louisiana that generated a combined FY 2019 revenue of $23.175 million and EBITDA of $4.467 million, an EBITDA increase of 26% over FY 2018. The consolidated operations of Capitol Imaging generated $44.5 million in net revenue in FY 2019, and EBITDA of $11.9 million as of FY 2019.

Throughout its occupancy, DIS have renewed and/or expanded multiple times. DIS reportedly invested approximately $4.9 million ($183.89 per square foot) into upgrading its premises. In conjunction with the acquisition of the Independence Plaza Property, DIS executed a new 15-year lease at a rental rate of $32.00 per square foot triple net. The lease also provides for two, three-year renewal options and no termination options. DIS’ lease is personally guaranteed by the borrower sponsor.

Second Largest Tenant: HUM Provider Holdings, LLC (17,081 square feet; 20.3% of net rentable area; 21.8% of underwritten base rent; July 31, 2027 lease expiration) – HUM Provider Holdings, LLC, a tenant at the 3530 Houma Boulevard Property, is a subsidiary of Humana Inc. (“Humana”) (BBB+/-Baa3/BBB+). Humana is a for-profit American health insurance company based in Louisville, Kentucky. Humana reported a 2020 revenue of $77.2 billion and net income of $3.4 billion. HUM Provider Holdings, LLC has been in

A-3-107

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

occupancy at the 3530 Houma Boulevard Property since August 2017 and has since expanded its presence at the 3530 Houma Boulevard Property. Humana’s lease expires in July 2027, provides for two, five-year renewal options and has no termination options.

Third Largest Tenant: Chili’s (Brinker Louisiana, Inc.) (6,108 square feet; 7.1% of net rentable area; 9.3% of underwritten base rent; June 17, 2025 lease expiration) – Chili’s Grill & Bar, a tenant at the Independence Plaza Property, is an American casual dining restaurant chain. The company was founded in Texas in 1975 and is currently owned and operated by Brinker Louisiana, Inc. (“Brinker”). Brinker is an American multi-national hospitality industry company that owns Chili’s Grill & Bar and Maggiano’s Little Italy restaurant chains. Founded in 1975 and based in Dallas, Texas, Brinker currently owns, operates, or franchises 1,600 restaurants under the names Chili’s Grill & Bar and Maggiano’s Little Italy worldwide. Chili’s (Brinker Louisiana, Inc.) has been in occupancy at the Independence Plaza Property since June 1990. The Chili’s (Brinker Louisiana, Inc.) lease currently expires in June 2025 and has no renewal options, but Chili’s (Brinker Louisiana, Inc.) has previously renewed its tenancy at the Independence Plaza Property.

The following table presents certain information relating to the tenancy at the Metairie MOB Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Diagnostic Imaging Services, Inc(3)	NR/NR/NR	26,647	31.2%	$32.00	$852,704	36.2%	1/31/2036	2, 3-year	N
HUM Provider Holdings, LLC	BBB+/-Baa3/BBB+	17,081	20.0%	$28.00	$478,268	20.3%	7/31/2027	2, 5-year	N
Chili’s (Brinker Louisiana, Inc.)	NR/NR/NR	6,108	7.1%	$36.00	$219,888	9.3%	6/17/2025	NAP	N
PMR, LLC	NR/NR/NR	4,842	5.7%	$29.87	$144,631	6.1%	8/31/2027	2, 5-year	N
Sake Café (Rising Star Enterprises, LLC)	NR/NR/NR	5,000	5.9%	$17.00	$85,000	3.6%	5/31/2022	1, 5-year	N
Total Major Tenants		59,678	69.8%	$29.83	$1,780,491	75.5%

Non-Major Tenants		25,787	30.2%	$22.41	$577,884	24.5%

Occupied Collateral Total		85,465	100.0%	$27.59	$2,358,375	100.0%

Vacant Space		0	0.0%

Collateral Total		85,465	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through December 2021 totalling $12,779.

(3)	Diagnostic Imaging Services, Inc is owned by a sponsor affiliate and the lease is personally guaranteed by the borrower-sponsor.

A-3-108

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease expiration schedule at the Metairie MOB Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	2,565	3.0%	2,565	3.0%	$28,215	1.2%	$11.00
2020	0	0	0.0%	2,565	3.0%	0	0.0%	0.00
2021	1	968	1.1%	3,533	4.1%	24,000	1.0%	24.79
2022	4	11,270	13.2%	14,803	17.3%	184,067	7.8%	16.33
2023	1	2,570	3.0%	17,373	20.3%	51,400	2.2%	20.00
2024	3	6,722	7.9%	24,095	28.2%	173,700	7.4%	25.84
2025	1	6,108	7.1%	30,203	35.3%	219,888	9.3%	36.00
2026	0	0	0.0%	30,203	35.3%	0	0.0%	0.00
2027	3	26,039	30.5%	56,242	65.8%	748,949	31.8%	28.76
2028	1	2,576	3.0%	58,818	68.8%	75,451	3.2%	29.29
2029	0	0	0.0%	58,818	68.8%	0	0.0%	0.00
2030	0	0	0.0%	58,818	68.8%	0	0.0%	0.00
Thereafter	2	26,647	31.2%	85,465	100.0%	852,704	36.2%	32.00
Vacant	0	0	0.0%	85,465	100.0%	0	0.0%	0.00
Total/Weighted Average	17	85,465	100.0%			$2,358,375	100.0%	$27.59

(1)	Information obtained from the underwritten rent roll dated February 9, 2021.

(2)	Annual U/W Base Rent includes contractual rent steps through December 2021 totaling $12,779.

The following table presents historical occupancy percentages at the Metairie MOB Portfolio Properties:

Metairie MOB Portfolio Properties - Historical Occupancy

	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	2/9/2021(2)
Metairie MOB Portfolio Properties	100.0%	98.7%	98.6%	100.0%
Independence Plaza Property	100.0%	97.9%	97.7%	100.0%
3530 Houma Boulevard Property	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-109

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Metairie MOB Portfolio Properties:

Cash Flow Analysis

	12/31/2018	12/31/2019	12/31/2020	U/W	%(1)	U/W $ per SF
Base Rent	$1,799,772	$2,084,290	$1,841,152	$2,345,596	77.7%	$27.45
Contractual Rent Steps(2)	0	0	0	12,779	0.4	0.15
Grossed Up Vacant Space	0	0	0	0	0.0	0.0
Gross Potential Rent	$1,799,772	$2,084,290	$1,841,152	$2,358,375	78.2%	$27.59
Other Income	(451)	50	1,251	23,823	0.8	0.28
Total Recoveries	328,438	297,174	512,560	635,199	21.1	7.43
Net Rental Income	$2,127,759	$2,381,514	$2,354,963	$3,017,396	100.0%	$35.31
(Vacancy & Credit Loss)	0	0	0	(149,679)	(5.0)(3)	(1.75)
Effective Gross Income	$2,127,759	$2,381,514	$2,354,963	$2,867,717	95.0%	$33.55

Real Estate Taxes	228,937	276,664	253,716	258,182	9.0	3.02
Insurance	99,192	93,652	122,343	138,419	4.8	1.62
Management Fee	58,404	54,088	59,943	86,032	3.0	1.01
Other Operating Expenses	254,944	231,915	227,942	227,942	7.9	2.67
Total Operating Expenses	$641,478	$656,319	$663,945	$710,575	24.8%	$8.31

Net Operating Income(4)	$1,486,281	$1,725,195	$1,691,018	$2,157,142	75.2%	$25.24
Replacement Reserves	0	0	0	17,093	0.6	0.20
TI/LC	0	0	0	0(5)	0.0	0.0
Net Cash Flow	$1,486,281	$1,725,195	$1,691,018	$2,140,049	74.6%	$25.04

NOI DSCR	0.94x	1.10x	1.07x	1.37x
NCF DSCR	0.94x	1.10x	1.07x	1.36x
NOI Debt Yield	5.8%	6.8%	6.6%	8.5%
NCF Debt Yield	5.8%	6.8%	6.6%	8.4%

(1)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(2)	U/W Contractual Rent Steps include rent steps through December 2021 totalling $12,779.

(3)	The underwritten economic vacancy is 5.0%. The Metairie MOB Portfolio Properties were 100.0% physically occupied as of February 9, 2021.

(4)	The increase in U/W NOI against YE 2020 NOI is primarily due to increase in base rent of new and renewal leases that were executed in 2021.

(5)	U/W TI/LC includes 10.0% credit for the upfront TI/LC reserve of $1,068,313.

Appraisal. The appraiser concluded to an aggregate “as-is” Appraised Value of $38,200,000 for the Metairie MOB Portfolio Properties. The appraiser concluded to an “as-is” appraised value of $22,700,000 as of December 14, 2020 for the Independence Plaza Property. The appraised value is subject to the extraordinary assumptions that DIS finalizes its 15-year lease extension at a market rate of $32.00 per square foot, triple net and DIS Parking is purchased and utilized as parking. Both of the aforementioned conditions were satisfied as of the date hereof. For the 3530 Houma Boulevard Property, the appraiser concluded to an “as-is” appraised value of $15,500,000 as of December 14, 2020.

Environmental Matters. According to the Phase I environmental site assessments dated December 22, 2020, there was no evidence of any recognized environmental conditions at the Metairie MOB Portfolio Properties.

Market Overview and Competition. Per appraisal, the Metairie MOB Portfolio Properties are located within Metairie and Jefferson Parish, Louisiana, a part of the New Orleans-Metairie metro area. Primary highway access to the area is via Interstate 10 and public transportation is provided along Veterans Memorial Boulevard by Jefferson Transit, which provides bus service throughout the metro area. The Metairie MOB Portfolio Properties are located on the primary commercial corridor in the market. The whole of the corridor from the Kenner City limits in the west to the Orleans Parish line in the east is one of the most highly trafficked thoroughfares in the market. The Metairie MOB Portfolio Properties are in close proximity to East Jefferson General Hospital, a major demand generator for nearby medical office uses. In addition, Ochsner Health will develop a 185,000 square foot “super clinic” at the former Sears department store at the Clearview Mall on Veterans Memorial Boulevard in Metairie, located across from the Metairie MOB Portfolio Properties.

Acccording to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius are 23,389, 122,582, and 252,234, respectively and the 2020 average household income in a one-, three- and five-mile radius are $72,146, $82,154 and $80,813, respectively.

A-3-110

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

According to the appraisal, the Metairie MOB Portfolio Properties are part of the Metairie submarket which is considered an upper tier submarket as compared to the other submarkets in the overall New Orleans MSA area due to its access to employment and population centers and well developed infrastructure. As of Q3 2020, the Metairie office submarket includes 10.5 million square feet of office inventory of the overall New Orleans MSA of 52.6 million square feet. Absorption for the last 12 months was flat for the overall market area and positive at the submarket level. As of third quarter 2020, the Metairie submarket had a vacancy of 7.6% in the Metairie submarket, with limited new construction of 0.1% of submarket inventory under development. As of Q3 2020, the average rental rate for the Metairie office submarket of $21.01 per square foot, is higher than the overall New Orleans MSA’s of $18.73 per square foot.

The Metairie retail submarket consists of approximately 12,460,000 square feet of inventory, which as of Q3 2020, benefits from an occupancy rate of 95.8%. Similar to the office market in Metairie, retail rents command a premium over the broader New Orleans MSA; retail rents for the Metairie submarket as of Q3 2020 were $21.22 per square foot NNN vs. $16.16 per square foot NNN for the New Orleans-Metairie market. The Metairie submarket benefits from limited new construction, with only 0.3% of submarket inventory under development as of Q3 2020. The overall market and submarket are largely built-out with little land available for large-scale development.

The following table presents certain information relating to rent comparable to the Metairie MOB Portfolio Properties:

Medical Office Rent Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant	Lease Term	Tenant Size (SF)(2)	Annual Base Rent PSF	Lease Type
Ochsner Boulevard Medical Office 1411 Ochsner Boulevard Covington, LA	35.7 miles	Confidential	5.0 Yrs	2,677	$22.50	NNN
3330 Kingman Street A 3330 Kingman Street Unit A Metairie, LA	0.3 miles	Crescent City Oral Surgery	5.0 Yrs	1,848	$29.22	NNN
Smile Doctors Office 2330 Gause Boulevard East Slidell, LA	39.1 miles	Smile Doctors, LLC	10.0 Yrs	3,523	$29.83	NNN
Smile Doctors Office 1206 East Judge Perez Drive Chalmette, LA	17.5 miles	Smile Doctors, LLC	10.0 Yrs	2,500	$33.60	NNN
Napolean Medical Building 2633 Napolean Avenue New Orleans, LA	10.7 miles	United HealthCare Services	5.0 Yrs	8,515	$34.32	Full Service

(1)	Information obtained from appraisal.

(2)	Displays tenant’s leased square footage

3530 Houma Boulevard Property

Office Rental Comparables Summary(1)

	Ochsner Boulevard Medical Office	3330 Kingman Street A	Smile Doctors Office – 2330 Gause Boulevard East	Smile Doctors Office – 1206 E Judge Perez Drive	Napolean Medical Building
Adjusted Market Rent (PSF)	$27.54	$34.07	$31.92	$35.95	$29.54
Square Footage	2,677	1,848	3,523	2,500	8,515
Lease Term (Years)	5.0	5.0	10.0	10.0	5.0
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	Full Service

(1)	Information obtained from the appraisal.

A-3-111

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

Independence Plaza Property

Retail Rental Comparables Summary(1)

	Elmwood Shopping Center	Oakridge Shopping Center	Oakridge Shopping Center	Old Metairie Village	Trader Joe’s Center
Market Rent (PSF)	$36.00	$33.00	$32.00	$32.50	$36.56
Square Footage	1,378	3,030	950	1,000	5,217
Lease Term (Years)	5.5	9.6	3.0	5.0	5.0
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	Annually	Annually	None	Annually	Annually
Tenant Name	Main Squeeze	Ochsner Clinic	State Farm	Poke Loa	Krav Maga

(1)	Information obtained from the appraisal.

In-Line Retail Rent Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant	Lease Term	Tenant Size (SF)(2)	Annual Base Rent PSF	Rent Steps	Lease Type
Elmwood Shopping Center Elmwood, LA	4.3 miles	Main Squeeze	5.5 Yrs	1,378	$36.00	Annually	NNN
Oakridge Shopping Center Metairie, LA	3.9 miles	Ochsner Clinic	9.6 Yrs	3,030	$33.00	Annually	NNN
Oakridge Shopping Center Metairie, LA	3.9 miles	State Farm	3.0 Yrs	950	$32.00	None	NNN
Old Metairie Village Metairie, LA	4.0 miles	Poke Loa	5.0 Yrs	1,000	$32.50	Annually	NNN
Trader Joe’s Center Metairie, LA	1.7 miles	Krav Maga	5.0 Yrs	5,217	$36.56	Annually	NNN

(1)	Information obtained from appraisal.

(2)	Displays tenant’s leased square footage

Freestanding Retail Rent Comparable Leases(1)

Property Name/Location	Lease Date	Tenant	Lease Term	Tenant Size (SF) (2)	Annual Base Rent PSF	Rent Steps	Lease Type
Hammond Square Hammond, LA	Sep-20	Chipotle Mexican Grill	10.1 Yrs	2,507	$44.00	2.0% annually	NNN
69796 Stirling Boulevard Covington, LA	Feb-20	Walk-On’s Bistreaux	15.0 Yrs	8,720	$50.92	2.0% annually	NNN
4951 Lapalco Boulevard Marrero, LA	Sep-19	Chik-Fil-A	15.0 Yrs	4,877	$26.66	None	NNN
3420 Highway 190 Mandeville, LA	Dec-18	Chili’s	15.0 Yrs	5,532	$26.71	1.5% annually	NNN
3825 General De Gaulle Drive New Orleans, LA	Apr-18	Popeye’s	10.0 Yrs	1,976	$37.12	2.0% annually	NNN

(1)	Information obtained from appraisal.

(2)	Displays tenant’s leased square footage

A-3-112

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

The table below presents certain information relating to comparable sales pertaining to the Metairie MOB Portfolio Properties identified by the appraiser:

Independence Plaza Property - Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Adjusted Sales Price (PSF)
Outpatient Medical Offices	Rogers, AR	35,743	Apr-20	$15,925,000	$445.54	$431.73
Memorial Hermann	Bellaire, TX	99,768	May-20	$40,776,000	$408.71	$416.88
Wylie Medical Plaza	Wylie, TX	49,151	Feb-20	$18,000,000	$366.22	$298.83
The Aesthetic Medicine & Anti-Aging Clinic	Baton Rouge, LA	9,592	Mar-19	$2,650,000	$276.27	$290.09
Trader Joe’s Center	Metairie, LA	43,697	Nov-17	$29,921,250	$684.74	$447.82
Magazine Promenade	New Orleans, LA	22,596	Feb-16	$10,450,000	$462.47	$398.88

(1)	Information obtained from the appraisal.

3530 Houma Boulevard Property - Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Adjusted Sales Price (PSF)
Lafayette MOB	Lafayette, LA	99,055	Dec-20	$40,800,000	$411.89	$431.41
Texas Health Resources	Fort Worth, TX	29,020	Dec-20	$13,000,000	$447.97	$403.17
Memorial Hermann	Bellaire, TX	99,768	May-20	$40,776,000	$408.71	$458.57
Outpatient Medical Offices	Rogers, AR	35,743	Apr-20	$15,925,000	$445.54	$477.18
Wylie Medical Plaza	Wylie, TX	49,151	Feb-20	$18,000,000	$366.22	$392.22

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Metairie MOB Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $65,170 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initally $21,723).

Insurance – The Metairie MOB Portfolio Mortgage Loan documents require an upfront insurance reserve of $56,008 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $11,202).

Replacement Reserve – The Metairie MOB Portfolio Mortgage Loan documents require an ongoing monthly replacement reserve in an amount equal to $1,424 ($0.20 per square foot annually).

TI/LC Reserve – The Metairie MOB Portfolio Mortgage Loan documents require a monthly TI/LC reserve in an amount equal to $8,903. However, in lieu of the borrower depositing the monthly amount, the borrower is required to deposit a letter of credit on or before May 6, 2021 in an amount equal to $1,068,313.

Immediate Repairs – The Metairie MOB Portfolio Mortgage Loan documents require an upfront immediate repairs reserve of $10,870.

Lockbox and Cash Management. The Metairie MOB Portfolio Mortgage Loan is structured with a hard lockbox with springing cash management. At origination, the borrower established a lender-controlled lockbox account into which rents are required to be deposited by the borrower or manager within one business day of receipt, and the borrower was required to instruct tenants to deposit rents into such lockbox account. During a Cash Management Period (as defined below), all amounts in the lockbox account are to be transferred daily to the cash management account for the payment, among other things, of the debt service under the Metairie MOB Portfolio Mortgage Loan, monthly escrows and other expenses described in the Metairie MOB Portfolio Mortgage Loan documents. To the extent that there is excess cash flow following these disbursements and a Cash Management Period has occurred and is continuing, the excess cash will be held by the lender as additional security for the Metairie MOB Portfolio Mortgage Loan. Additionally, to the extent that a Lease Sweep Period (as defined below) has occurred and is continuing, the excess cash will be deposited into the Special Rollover Reserve subaccount. In the absence of a Cash Management Period and/or a Lease Sweep Period, the excess cash will be disbursed to the borrower.

A “Cash Management Period” will commence upon the earliest of (i) the stated maturity date, (ii) an event of default under the Metairie MOB Portfolio Mortgage Loan documents, (iii) if, as of the end of any quarter, the debt service coverage ratio of the Metairie MOB Portfolio Properties is less than 1.20x or (iv) a Lease Sweep Period. A Cash Management Period will end upon, with respect to clause (ii) above, the end of such event of default; with respect to clause (iii) above, the debt service coverage ratio being greater than or equal to 1.25x for one quarter; and with respect to clause (iv), the date on which all Lease Sweep Periods have ended.

A-3-113

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
Metairie, LA 70006		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

A “Lease Sweep Period” will commence upon the occurrence of any of the following (i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) including any renewal terms; or (b) the date the Lease Sweep Tenant (as defined below) gives notice (whether actual or constructive) of its intention not to renew or extend; (ii) the date under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease; (iv) any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; (vi) the occurrence of a Lease Sweep Tenant insolvency proceeding; or(vii) the credit rating of any Lease Sweep Tenant (or any replacement Tenant) being downgraded below “B” by S&P (or its functional equivalent by any other rating agency), to the extent a Lease Sweep Tenant (or any replacement tenant) is, or becomes, graded by S&P (or by any other rating agency).

“Lease Sweep Lease” means the HUM Provider Holdings, LLC lease, the DIS lease, and any other lease (leased by such tenant and/or its affiliates) which (a) covers 15,000 square feet or more rentable square feet of the improvements at any of the Metairie MOB Portfolio Properties and/or (b) has a gross annual rent of more than 15% of the total annual rents of any Metairie MOB Portfolio Properties.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Property Management. The Independence Plaza Property is managed by SRSA Gulf South Management, Inc., a third party and the 3530 Houma Boulevard Property is self-managed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer/Right of First Refusal. Humana has a right of first refusal to purchase its leased premises in the 3530 Houma Boulevard Property in the event that the borrower receives a bona fide third-party offer to purchase the related building. The borrower is required to provide Humana with notice of any such third-party offer. Upon receipt of such notice, Humana will have five days to provide the borrower written notice of its intent to exercise the right of first refusal. Humana’s right of first refusal is subordinate to the Metairie MOB Portfolio Mortgage Loan.

Terrorism Insurance. The Metairie MOB Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism insurance in an amount equal to the full replacement cost of the Metairie MOB Portfolio Properties.

A-3-114

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A-3-115

No. 11 – The Ratner

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$24,500,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance:	$24,500,000		Location:	San Diego, CA
	% of Initial Pool Balance:	3.0%		Size:	146,805 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$166.89
	Borrower Sponsor:	Paragon Real Estate Fund, LLC		Maturity Date Balance Per SF:	$166.89
	Guarantor:	Paragon Real Estate Fund, LLC		Year Built/Renovated:	1924/NAP
	Mortgage Rate:	4.045%		Title Vesting:	Fee
	Note Date:	March 30, 2021		Property Manager:	Avison Young – Southern California, Ltd.
	Seasoning:	1 month		Current Occupancy (As of):	78.8% (2/1/2021)
	Maturity Date:	April 6, 2028		YE 2020 Occupancy:	86.7%
	IO Period:	84 months		YE 2019 Occupancy:	80.3%
	Loan Term (Original):	84 months		YE 2018 Occupancy:	76.6%
	Amortization Term (Original):	NAP		As-Is Appraised Value(1):	$45,300,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$308.57
	Call Protection:	L(25),D(55),O(4)		As-Is Appraisal Valuation Date:	February 9, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP
				Underwriting and Financial Information(2)
				YE 2020 NOI:	$3,010,955
				YE 2019 NOI(3):	$2,673,496
				YE 2018 NOI(3):	$1,791,748

				U/W Revenues:	$3,611,043
				U/W Expenses:	$1,067,445
Escrows and Reserves				U/W NOI:	$2,543,598
	Initial	Monthly	Cap	U/W NCF:	$2,471,793
Taxes	$77,946	$38,973	NAP	U/W DSCR based on NOI/NCF:	2.53x / 2.46x
Insurance	$12,918	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF:	10.4% / 10.1%
Replacement Reserve	$0	$3,058	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 10.1%
TI/LC Reserve	$750,000	$9,175	$1,100,000	Cut-off Date LTV Ratio:	54.1%
				LTV Ratio at Maturity:	54.1%

Sources and Uses
Sources			Uses
Original loan amount	$24,500,000	100.0%	Loan payoff	$21,787,633	88.9%
			Return of equity	$1,432,073	5.8
			Upfront reserves	$840,864	3.4
			Closing costs	$439,429	1.8
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)	The appraiser also concluded to a land value of $36,014,400 which results in a loan to land value ratio of 68.0%.

(2)	While The Ratner Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Ratner Mortgage Loan more severely than assumed in the underwriting of The Ratner Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	NOI increase from 2018 to 2019 is primarily driven by increased occupancy from 76.6% in YE 2018 to 80.3% in YE 2019.

(4)	Springing monthly insurance deposit of one-twelfth of the insurance premiums estimates for renewal of policies upon blanket policy unacceptable to lender.

The Mortgage Loan. The mortgage loan (the “The Ratner Mortgage Loan”) is evidenced by a first mortgage encumbering the fee interest in a 146,805 square foot, six-building office complex, located in San Diego, California (the “The Ratner Property”).

The Borrowers and Borrower Sponsor. The borrowing entities for The Ratner Mortgage Loan are BroArt, LLC, PREF Art Block, LLC, Art Block Investors, and Art Block MF, LLC (“The Ratner Borrowers”) and are structured as tenants-in-common.

A-3-116

Office - CBD	Loan #11	Cut-off Date Balance:	$24,500,000
1249 F Street	The Ratner	Cut-off Date LTV:	54.1%
San Diego, CA 92101		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	10.4%

The borrower sponsor and non-recourse carve-out guarantor is Paragon Real Estate Fund, LLC (“PREF”). PREF is a privately held, real estate fund operating company that has been acquiring and managing a portfolio of urban-infill real estate since 2011. PREF has purchased and managed properties in San Diego, San Francisco, Los Angeles, Atlanta, Phoenix and Fort Worth. PREF currently has urban retail, mixed-use, and office holdings under management. The investment manager to the lender received a subpoena dated April 1, 2021 from the Securities and Exchange Commission in connection with a matter related to PREF. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The Property. The Ratner Property is comprised of six buildings totaling 146,805 rentable square feet situated on a 1.378-acre lot. The buildings are one to four story buildings, each built in 1924, and encompass an entire city block in the East Village District of Downtown San Diego. The largest tenant, NewSchool of Architecture & Design, LLC (“NewSchool”), occupies 47.1% of the net rentable area as creative office space. The remainder of The Ratner property is made up of smaller office, live/work suites of various sizes and configurations.

as of February 1, 2021, The Ratner Property is 78.8% occupied by 39 tenants.

COVID-19 Update. As of March 30, 2021, The Ratner Property is open. Six tenants, representing 10.6% of net rentable area and 11.9% of underwritten base rent, were granted relief in forms of deferred, abated, or reduced rent in periods of less than six months in 2020. The lender has underwritten base rent allocated to the tenants to reflect the outstanding rent reductions and therefore, underwritten base rent for February and March are at 100%. In addition, the largest tenant, NewSchool, which leases 47.1% of the net rentable area and contributes to 67.4% of the underwritten base rent, was in a dispute with the borrower sponsor over common area maintenance charges unrelated to COVID impacts. The borrower sponsor filed a declaratory relief against the tenant and received a judgement from the Superior Court of California, County of San Diego, stating that NewSchool is required to pay its full share of common area operating expenses and property taxes for the calendar year 2020 without reduction. As of March 30, 2021 there has been no forbearance or modification request on The Ratner Mortgage Loan which has a first payment date of May 6, 2021.

Major Tenant. The largest tenant at The Ratner Property is NewSchool, which leases 47.1% of the net rentable area and 67.4% of underwritten base rent through February 2026. Founded in 1980, NewSchool is a design university accredited by the National Architectural Accrediting Board, and offers majors in Architecture, Construction Management, and Design as well as minors and certificates. NewSchool has been a tenant at The Ratner Property since January 1988 and has progressively expanded over the years to accommodate its student body, which numbers roughly 430 as of 2020. In June 2019, Ambow Education Holding Ltd. (NYSE: AMBO) acquired a 100% interest in NewSchool. Ambow Education Holding Ltd. is a provider of educational and career enhancement services in China. The lease has a two-year rolling guaranty by Ambow Education Holding Ltd.

The second largest tenant at The Ratner Property is Hale Productions, LLC, a San Diego, CA based production studio, which leases 4.2% of the net rentable area and 5.2% of underwritten base rent. Hale Productions, LLC specializes in media production, creating content for brands, and pre-production services. Hale Productions, LLC has been a tenant since July 2018.

The remainder of the tenants at The Rater Property occupy 40,360 square feet (27.5% of net rentable square feet and 27.4% of underwritten base rent). The majority of the tenant mix is artist studios and workshops, ranging from 95 square feet to 3,768 square feet.

The following table presents certain information relating to the tenancy at The Ratner Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
NewSchool of Architecture & Design, LLC	NR / NR / NR	69,190	47.1%	$31.52	$2,180,730	67.4%	2/28/2026	1, 5-year	N
Hale Productions, LLC	NR / NR / NR	6,126	4.2%	$27.60	$169,068	5.2%	Various(2)	N	N
Architects Local	NR / NR / NR	3,768	2.6%	$26.23	$98,817	3.1%	4/30/2022	N	N
TallGrass Studios, LLC	NR / NR / NR	3,102	2.1%	$18.17	$56,366	1.7%	5/31/2025	N	N
Total Major Tenant		82,186	56.0%	$30.48	$2,504,982	77.4%
Non-Major Tenants		33,490	22.8%	$21.84	$731,412	22.6%
Occupied Collateral Total		115,676	78.8%	$27.98	$3,236,394	100.0%
Vacant Space		31,129	21.2%
Collateral Total		146,805	100.0%

(1)	Based on the underwritten rent roll, including average straight-line rent increases occurring through February 2022.

(2)	Hale Productions, LLC’s lease expiration dates are 8/31/2024 for Suite 315 (3,828 square feet), 6/30/2021 for Suite 504 (1,724 square feet), and 8/31/2021 for Suite 316 (574 square feet).

A-3-117

Office - CBD	Loan #11	Cut-off Date Balance:	$24,500,000
1249 F Street	The Ratner	Cut-off Date LTV:	54.1%
San Diego, CA 92101		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at The Ratner Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	6	4052	2.8%	4,052	2.8%	$98,973	3.1%	$24.43
2021	14	10,797	7.4%	14,849	10.1%	$232,918	7.2%	$21.57
2022	13	19,091	13.0%	33,940	23.1%	$437,707	13.5%	$22.93
2023	3	3,532	2.4%	37,472	25.5%	$70,936	2.2%	$20.08
2024	1	3,828	2.6%	41,300	28.1%	$114,468	3.5%	$29.90
2025	2	4,329	2.9%	45,629	31.1%	$83,179	2.6%	$19.21
2026	2	70,047	47.7%	115,676	78.8%	$2,198,213	67.9%	$31.38
2027	0	0	0.0%	115,676	78.8%	$0	0.0%	$0.00
2028	0	0	0.0%	115,676	78.8%	$0	0.0%	$0.00
2029	0	0	0.0%	115,676	78.8%	$0	0.0%	$0.00
2030	0	0	0.0%	115,676	78.8%	$0	0.0%	$0.00
2031	0	0	0.0%	115,676	78.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	115,676	78.8%	$0	0.0%	$0.00
Vacant	0	31,129	21.2%	146,805	100.0%	$0	0.0%	$0.00
Total/Weighted Average	41	146,805	100.00%			$3,236,394	100.0%	$27.98
(1)	Based on the underwritten rent roll. Rent includes base rent and average straight-line rent increases occurring through February 2022.

(2)	Annual U/W PSF does not include vacant space.

The following table presents historical occupancy percentages at The Ratner Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	2/1/2021(2)
76.6%	80.3%	86.7%	78.8%

(1)	Information obtained from The Ratner Borrowers. Represents average occupancy over the year.

(2)	Information obtained from the underwritten rent roll dated February 1, 2021.

A-3-118

Office - CBD	Loan #11	Cut-off Date Balance:	$24,500,000
1249 F Street	The Ratner	Cut-off Date LTV:	54.1%
San Diego, CA 92101		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Ratner Property:

Cash Flow Analysis

	2018	2019	2020	U/W(1)	%(2)	U/W $ PSF
Base Rent	$2,713,793	$3,388,083	$3,566,330	$3,160,921	70.3%	$21.53
Contractual Rent Steps(3)	0	0	0	75,473	1.7	0.51
Grossed Up Vacant Space	0	0	0	781,182	17.4	5.32
Gross Potential Rent	$2,713,793	$3,388,083	$3,566,330	$4,017,576	89.4%	$27.37
Other Income	33,789	46,608	52,446	52,446	1.2	0.36
Total Recoveries	267,930	334,502	624,640	425,484	9.5	2.90
Net Rental Income	$3,015,511	$3,769,193	$4,243,416	$4,495,506	100.0%	$30.62
Rent Abatements	(197,446)	(49,518)	(216,585)	0
(Vacancy & Credit Loss)(4)	0	0	0	(884,463)	(22.0)	(6.02)
Effective Gross Income	$2,818,066	$3,719,675	$4,026,831	$3,611,043	80.3%	$24.60

Real Estate Taxes	424,324	439,802	463,411	467,679	13.0	3.19
Insurance	45,090	47,145	48,601	34,448	1.0	0.23
Management Fee	92,867	120,299	148,385	126,386	3.5	0.86
Other Operating Expenses	464,036	438,932	355,479	438,932	12.2	2.99
Total Operating Expenses	$1,026,317	$1,046,179	$1,015,876	$1,067,445	29.6%	7.27

Net Operating Income	$1,791,748	$2,673,496	$3,010,955	$2,543,598	70.4%	$17.33
Replacement Reserves	0	0	0	36,701	1.0	0.25
TI/LC	0	0	0	35,104	1.0	0.24
Net Cash Flow	$1,791,748	$2,673,496	$3,010,955	$2,471,793	68.5%	$16.84

NOI DSCR	1.78x	2.66x	3.00x	2.53x
NCF DSCR	1.78x	2.66x	3.00x	2.46x
NOI Debt Yield	7.3%	10.9%	12.3%	10.4%
NCF Debt Yield	7.3%	10.9%	12.3%	10.1%
(1)	For the avoidance of doubt, Argentic Real Estate Finance LLC has applied a 25% stress to the largest tenant’s (NewSchool) contractual recovery payment in light of the new resolved dispute surrounding common area maintenance and property tax reimbursement.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Annual U/W Base Rent includes average straight-line rent increases occurring through February 2022.

(4)	Underwritten economic vacancy is 19.9%. The Ratner Property is 78.8% leased as of February 1, 2021.

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $45,300,000 for The Ratner Property as of February 9, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated February 16, 2021, a recognized environmental condition was identified at The Ratner Property in connection with the previous release of gasoline and diesel fuel at an adjacent gas station. The environmental consultant reported that while a 2003 survey indicated groundwater contamination above actionable levels at the adjacent parcel, given that The Ratner Property (i) has been completely developed, (ii) is connected to a public water supply and (iii) exceeds the recommended vertical separation distance between contaminated groundwater and the foundation of the building, a vapor intrusion condition does not exist. The environmental consultant reported that no further action is required.

Market Overview and Competition. The Ratner Property is located within the city of San Diego, part of the greater San Diego-Carlsbad metro area. The Ratner Property has immediate access to Interstate 5 and is adjacent to Downtown San Diego and the Gas lamp District, accessible by the Park & Market Trolley Station located one block from The Ratner Property. The neighborhood, referred to as the East Village, serves as a cultural hub for Downtown San Diego with multiple architectural firms and art schools in the area. The East Village is one of San Diego’s city largest and most rapidly developing neighborhoods, favored by local artisans, street artists, chefs, and residents. Directly adjacent to The Ratner Property, the City of San Diego has approved a $52.3 million, four-acre park that is currently a vacant concrete lot. According to the appraisal, the estimated 2020 population within a one-, three-, and five-mile radius of The Ratner Property was 50,731, 207,250, and 506,598, respectively. According to the appraisal, the estimated 2020 average household income within a one-, three-, and five-mile radius of The Ratner Property was $97,042, $99,574, and $90,378, respectively.

A-3-119

Office - CBD	Loan #11	Cut-off Date Balance:	$24,500,000
1249 F Street	The Ratner	Cut-off Date LTV:	54.1%
San Diego, CA 92101		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	10.4%

According to a third-party report, The Ratner Property is part of the San Diego Office market, which has an average occupancy rate of 88.5% and rental rates of $34.81 per square foot as of fourth quarter 2020. The San Diego office market remained relatively stable throughout 2020, with occupancy rate decreasing only approximately 2.0% from the fourth quarter 2019 level of 90.5%. In addition, asking rents increased slightly from the fourth quarter 2019 level of $34.14. The appraiser identified eight comparable office rentals located within the immediate surrounding area. The base rents range from $18.00 to $39.00 per square foot on a modified gross basis, and $33.00 to $49.20 per square foot on a full-service basis. The appraisal concluded to a market rent of $22.20 per square foot (modified gross) and $39.00 per square foot (modified gross) for the office lofts and art lofts space, respectively. The average in place rent at The Ratner Property is $27.98 per square foot, which on average, is 6.5% below of the appraiser’s concluded market rents.

The following table presents certain information relating to the appraiser’s market rent conclusions for The Ratner Property:

Market Rent Summary(1)

	The Ratner Office Lofts	Art Lofts Building
NRA (SF)	77,615	69,190
Market Rent (PSF)	$22.20	$39.00
Lease Term (Years)	5	10
Lease Type (Reimbursements)	Modified Gross	Modified Gross
Rent Increase Projection	3.0%/yr.	3.0%/yr.

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to The Ratner Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built (Renovated)	Sale Date	Actual Sale Price	Sale Price (PSF)
Liberty Station	San Diego, CA	183,832	2003-2006	Jan-19	$76,800,000	$418
1155 Island Avenue	San Diego, CA	201,819	2011 (2019)	May-18	$75,000,000	$372
CRAFT (aka CPTwo)	San Diego, CA	119,504	1989 (2016)	Nov-19	$59,000,000	$494
9242-9246 Lightwave	San Diego, CA	129,146	2008	Apr-19	$39,750,000	$308
Genesee Plaza	San Diego, CA	161,184	1983 (2014)	Jul-19	$89,500,000	$555

(1)	Information obtained from the appraisal.

A-3-120

Office - CBD	Loan #11	Cut-off Date Balance:	$24,500,000
1249 F Street	The Ratner	Cut-off Date LTV:	54.1%
San Diego, CA 92101		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	10.4%

The following tables present certain information relating to comparable office leases for The Ratner Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	No. of Stories	Tenant	Tenant Size (SF)	Lease Start Date	Annual Base Rent PSF	Lease Type
909 West Laurel Street, San Diego, CA	1980	1,050	2	Task Retail Technology Office Tenant	2,707 2,793	Jun-19 Mar-20	$36.00 $36.00	Modified Gross
Manchester Financial 2550 5th Avenue, San Diego, CA	1965	161,430	13	Available	20,660	Feb-20	$39.00	Modified Gross
Liberty Station - Building 2750 Womble Road, San Diego, CA	2005	60,383	2	McMillan Realty	2,693	Jan-19	$49.20	NNN
First Allied Plaza 655 West Broadway, San Diego, CA	2005	376,750	23	Undisclosed	10,718	Nov-19	$49.20	Full Service
The ESET Building 610 West Ash Street, San Diego, CA	1986	177,489	19	BOP Design	2,022	Nov-20	$37.80	Full Service
Bank of America Tower 450 B Street, San Diego, CA	1982/2009	283,786	20	Brown & Caldwell	14,405	Sep-19	$33.00	Full Service
Commerce Building 835 5th Avenue, San Diego, CA	1888/1999	22,610	4	Groove Labs Inc. Ten Page Memo	4,421 924	Jan-20 Jan-19	$33.60 $32.16	Modified Gross
Snowflake Bakery 701 16th Street, San Diego, CA	1970/2010	29,000	2	Office Tenant Available Office Space	2,036 8,000	Mar-20 Feb-21	$30.60 $18.00	Modified Gross

(1)	Information obtained from the appraisal.

A-3-121

No. 12 – Burke Town Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$22,000,000		Property Type – Subtype:	Retail – Shadow Anchored
	Cut-off Date Balance:	$22,000,000		Location:	Burke, VA
	% of Initial Pool Balance:	2.7%		Size:	38,237 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$575.36
	Borrower Sponsor:	Reco Holdings LLC		Maturity Date Balance Per SF:	$506.16
	Guarantor(1):	Reco Holdings LLC		Year Built/Renovated:	1983/NAP
	Mortgage Rate:	4.7200%		Title Vesting:	Fee
	Note Date:	January 28, 2021		Property Manager:	Glazer Management LLC (borrower-related)
	Seasoning:	3 months		Current Occupancy (As of):	100.0% (12/14/2020)
	Maturity Date:	February 6, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	36 months		YE 2018 Occupancy:	97.1%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	97.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$31,000,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$810.73
	Call Protection:	L(27),GRTR 1% or YM(86),O(7)		As-Is Appraisal Valuation Date:	December 9, 2020
	Lockbox Type:	Springing
	Additional Debt:	No		Underwriting and Financial Information(2)
	Additional Debt Type (Balance):	NAP		TTM NOI (11/30/2020):	$1,906,676
				YE 2019 NOI:	$1,823,290
				YE 2018 NOI:	$1,630,492
				YE 2017 NOI:	$1,652,528
				U/W Revenues:	$2,375,682
				U/W Expenses:	$502,070
Escrows and Reserves				U/W NOI:	$1,873,612
	Initial	Monthly	Cap	U/W NCF:	$1,829,640
Taxes	$63,259	$20,082	NAP	U/W DSCR based on NOI/NCF:	1.37x / 1.33x
Insurance	$13,854	$1,319	NAP	U/W Debt Yield based on NOI/NCF:	8.5% / 8.3%
Replacement Reserve	$0	$478	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.7% / 9.5%
TI/LC Reserve	$0	$3,186	$115,000	Cut-off Date LTV Ratio:	71.0%
				LTV Ratio at Maturity:	62.4%

Sources and Uses
Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan Payoff	$13,014,088	59.2%
			Closing Costs	243,031	1.1
			Upfront Reserves	77,114	0.4
			Return of Equity	8,665,767	39.4
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The guarantor has total assets of approximately $2,520,000 in shares of Manchester United PLC. The guarantor also provides a non-recourse guaranty for a $2.8 million loan that was securitized in 2019 and may provide other guarantees in the future.

(2)	While the Burke Town Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Burke Town Center Mortgage Loan more severely than assumed in the underwriting of the Burke Town Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The mortgage loan (the “Burke Town Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 38,237 square foot shadow anchored retail center located in Burke, Virginia (the “Burke Town Center Property”).

The Property. The Burke Town Center Property is a 38,237 square foot retail property, shadow anchored by a 142,000 square foot Walmart, located in Burke, Virginia. The Burke Town Center Property was constructed in 1983 and consist of two, one-story retail buildings. The Burke Town Center Property is situated on a 3.80-acre site with 77 surface parking spaces (approximately 2.01 spaces per 1,000 square feet). The Burke Town Center Property’s largest tenants include 7-Eleven (3,525 square feet; 9.2% of net rentable area; 7.8% of underwritten base rent), Villa Belle Ristorante Italian (3,148 square feet; 8.2% of net rentable area; 10.8% of underwritten base rent) and Hopsfrog Grille (2,904 square feet; 7.6% of net rentable area; 5.7% of underwritten base rent). The majority of the parking spaces for the Burke Town Center Property are located on several adjacent parcels owned by third parties. The Burke Town Center Property has parking rights on the adjacent parcels under a declaration of restrictions and grant of easements,

A-3-122

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$22,000,000
6030 and 6050 Burke Commons Road	Burke Town Center	Cut-off Date LTV:	71.0%
Burke, VA 22015		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	8.5%

which grants each parcel owner access and parking easements over the others’ property. The declaration also designates the borrower as manager of the common areas established under the declaration. The borrower, as manager, is responsible for maintenance and upkeep of the common areas. The adjacent property owners reimburse the borrower for the common area maintenance expenses based on each parcel’s pro rata proportion of floor area.

The Burke Town Center Property is shadow anchored by Walmart (not collateral) and has three outparcels occupied by Shell, SunTrust Bank and Wendy’s (the “Burke Town Center Shadow Anchor Parcels”) that are not part of the collateral. The owner of the Burke Town Center Shadow Anchor Parcels is required to pay its pro rata share of common area maintenance related to the maintenance of the larger shopping center. As of December 14, 2020, the Burke Town Center Property was 100.0% leased to 21 national, regional and local tenants.

Major Tenants.

Largest Tenant: 7-Eleven (3,525 square feet, 9.2% of net rentable area; 7.8% of underwritten base rent; 3/31/2026 lease expiration; Fitch/Moody’s/S&P: NR/A2/AA-) – 7-Eleven is a convenience store for food, snacks, hot and cold beverages and gas. 7-Eleven was founded in 1927 and is an international chain of convenience stores. 7-Eleven has been a tenant at the Burke Town Center Property since 2010 under a lease that commenced on October 28, 2010 and expires on March 31, 2026, with no renewal options and no termination options.

2nd Largest Tenant: Villa Bella Ristorante Italian (3,148 square feet, 8.2% of net rentable area; 10.8% of underwritten base rent; 5/31/2025 lease expiration) – Villa Bella Ristorante Italian is a family run Italian restaurant operated by two Italian immigrants with over 25 years of restaurant ownership experience. The restaurant is well known for its authentic, handmade, Italian brick oven pizzas as well as for their extensive dishes. The restaurant provides both dine-in and carryout and delivery options. Villa Bella Ristorante Italian has been a tenant at the Burke Town Center Property since 2000 under a lease that commenced on August 1, 2000 and expires on May 31, 2025, with no renewal options and no termination options.

3rd Largest Tenant: Hopsfrog Grille (2,904 square feet; 7.6% of net rentable area; 5.7% of underwritten base rent; 1/31/2029 lease expiration) – Hopsfrog Grille offers an American menu, draft beer and wine. Hopsfrog Grille has been a tenant at the Burke Town Center Property since 2018 under a lease that commenced on January 25, 2018 and expires on January 31, 2029, with two, five-year renewal options remaining and no termination options.

COVID-19 Update. As of April 6, 2021, the Burke Town Center Property is open and operating. Collection for March at the Burke Town Center Property was at 100% of total square feet and 100% of total March UW base rent. As of the date hereof, the Burke Town Center Mortgage Loan is not subject to any modification or forbearance agreement, and the Burke Town Center Borrower has not requested any modification or forbearance to the Burke Town Center Mortgage Loan terms.

A-3-123

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$22,000,000
6030 and 6050 Burke Commons Road	Burke Town Center	Cut-off Date LTV:	71.0%
Burke, VA 22015		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the tenancy at the Burke Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
7-Eleven	NR/A2/AA-	3,525	9.2%	$40.14	$141,494	7.8%	3/31/2026	None	N
Villa Bella Ristorante Italian	NR/NR/NR	3,148	8.2%	$62.29	$196,089	10.8%	5/31/2025	None	N
Hopsfrog Grille	NR/NR/NR	2,904	7.6%	$35.72	$103,731	5.7%	1/31/2029	2 5-year	N
Smith and Clarksons Deli	NR/NR/NR	2,600	6.8%	$49.85	$129,610	7.1%	10/31/2025	1 5-year	N
Kumon Math Center	NR/NR/NR	2,457	6.4%	$36.53	$89,754	4.9%	2/28/2022	None	N
Total Major Tenants		14,634	38.3%	$45.15	$660,678	36.3%

Non-Major Tenants		23,603	61.7%	$49.22	$1,161,634	63.7%

Occupied Collateral Total		38,237	100.0%	$47.66	$1,822,311	100.0%

Vacant Space		0	0.0%

Collateral Total		38,237	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2021 totaling $50,789.

The following table presents certain information relating to tenant sales at the Burke Town Center Property:

Tenant Sales (PSF)(1)

Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2020	Occupancy Cost(2)
Hopsfrog Grille	5.7%	$298	NAV	NAV	NAV
Smith and Clarksons Deli	7.1%	$122	$239	$128(3)	26.9%
Dr. Pejman Ghorbani DMD	5.2%	$199	$228	NAV	27.3%
Great Harvest Bread Co	5.3%	$249	$210	$115(4)	31.5%

(1)	Based on the underwritten rent roll and sales report as of December 14, 2020 for tenants required to report sales.

(2)	Occupancy Cost is based on the underwritten base rent as of the December 14, 2020 rent roll and underwritten reimbursements, and 2019 sales figures since 2020 sales figures are not complete.

(3)	2020 represents January, May, and July – November 2020 sales.

(4)	2020 represents January, May – August and November 2020 sales.

A-3-124

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$22,000,000
6030 and 6050 Burke Commons Road	Burke Town Center	Cut-off Date LTV:	71.0%
Burke, VA 22015		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Burke Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	3	4,247	11.1%	4,247	11.1%	$207,061	11.4%	$48.75
2022	3	5,048	13.2%	9,295	24.3%	$214,229	11.8%	$42.44
2023	0	0	0.0%	9,295	24.3%	$0	0.0%	$0.00
2024	3	4,235	11.1%	13,530	35.4%	$213,574	11.7%	$50.43
2025	4	9,662	25.3%	23,192	60.7%	$516,068	28.3%	$53.41
2026	1	3,525	9.2%	26,717	69.9%	$141,494	7.8%	$40.14
2027	2	3,055	8.0%	29,772	77.9%	$149,653	8.2%	$48.99
2028	1	1,400	3.7%	31,172	81.5%	$82,138	4.5%	$58.67
2029	4	7,065	18.5%	38,237	100.0%	$298,093	16.4%	$42.19
2030	0	0	0.0%	38,237	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	38,237	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	38,237	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	38,237	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	38,237	100.0%			$1,822,311	100.0%	$47.66

(1)	Information obtained from the underwritten rent roll dated December 14, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Burke Town Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/14/2020(2)
97.0%	97.1%	100.0%	100.0%

(1)	Information obtained from the Burke Town Center Borrower.

(2)	Information obtained from the underwritten rent roll, dated December 14, 2020.

Market Overview and Competition. The Burke Town Center Property is located in Burke, Virginia, in Fairfax County, within the Washington, D.C. core based statistical area (the “Washington D.C. CBSA”). The Washington, D.C. CBSA is the seventh most populous metropolitan area in the nation and is located along the country’s eastern seaboard centrally between Norfolk, Virginia and New York City, New York. Situated along the banks of the Potomac and Anacostia rivers, the District of Columbia, is the nation’s capital and anchor of the region. According to the appraisal, the Washington, D.C. CBSA is one of the heathiest and well-insulated economies in the nation. The presence of the federal government is the underlying generator of demand, yet the region has a diverse economic base that caters to a wide array of industries, which include professional and business services, education and health services and trade, transportation and utilities. Washington, D.C. CBSA’s largest employers include: Naval Support Activity Washington, Joint Base Andrews-Naval Air Facility, MedStar Health, Marriott International Inc. and Inova Health System.

The Burke Town Center Property is located approximately 15.0 miles southwest of the Washington, D.C. central business district. Regional access to the Burke Town Center Property is provided via Interstate 495 and Interstate 95. Interstate 495 is the capital beltway around Washington, D.C and is located approximately 4.0 miles northeast of the Burke Town Center Property. Interstate 95 bisects the local area and is located approximately 6.0 miles east of the Burke Town Center Property. The city of Burke has approximately 528,000 square feet of office space, 240,000 square feet of industrial/flex space and 1.8 million square feet of retail space. The immediate area surrounding the Burke Town Center Property is mainly comprised of residential development with single-family detached and single-family attached housing units. Other retailers within proximity of the Burke Town Center Property include Giant Food, Target and Kohl’s. Fair Oaks Mall is located approximately 9.1 miles north of the Burke Town Center Property. Fair Oaks Mall is anchored by JCPenney and Macy’s and includes other retailers such as Dick’s Sporting Goods, Express, H&M and Apple. According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius of the Burke Town Center Property is 15,419, 107,846 and 238,700 respectively. The estimated 2020 average household income within the same radii is $156,581, $172,138 and $171,136, respectively.

Submarket Information – According to the appraisal, the Burke Town Center Property is situated in the Suburban Fairfax County retail submarket, which contained approximately 13.0 million square feet of retail space as of the third quarter of 2020. The Suburban Fairfax County retail submarket reported a vacancy rate of 4.7% with an average asking rental rate of $34.93 per square foot. The Suburban Fairfax County retail submarket reported negative net absorption of 33,000 square feet during the third quarter of 2020.

Appraiser’s Comp Set – The appraiser identified six competitive properties for the Burke Town Center Property, four of which competitive properties totaling approximately 433,015 square feet. The appraiser concluded to net market rents for the Burke Town Center Property of $60.00 per square foot for smaller retail tenants and $38.00 per square foot for retail tenants.

A-3-125

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$22,000,000
6030 and 6050 Burke Commons Road	Burke Town Center	Cut-off Date LTV:	71.0%
Burke, VA 22015		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	8.5%

Appraiser’s Comp Set – The appraiser identified six competitive properties for the Burke Town Center Property totaling approximately 433,015 square feet. The appraiser concluded to net market rents for the Burke Town Center Property of $60.00 per square foot for smaller retail tenants and $38.00 per square foot for retail tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Burke Town Center Property:

Market Rent Summary(1)

	Retail	Smaller Retail
Market Rent (PSF)	$38.00	$60.00
Lease Term (Years)	10	10
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	3.00%	3.00%

(1)	Information obtained from the appraisal.

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Sam’s Park & Shop	Washington, DC	50,355	Dec-20	$39,250,000	$779.47
Travilah Square Shopping Center	Rockville, MD	61,496	Oct-19	$52,300,000	$850.46
Bradlee Shopping Center	Alexandria, VA	170,688	Jul-19	$147,500,000	$864.15
Potomac Promenade	Potomac, MD	104,935	May-19	$86,000,000	$819.55

(1)	Information obtained from the appraisal.

The following table presents certain information relating to six comparable leases to those at the Burke Town Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Burke Village Center 9530 Burke Road Burke, VA	1980/NAP	83,576	2.3 miles	97.0%	5 yrs.	2,000	$35.00	NAV	NNN
Burke Centre Shopping Center 5649 Burke Centre Parkway Burke, VA	1980/1999	227,642	1.5 miles	99.0%	10 yrs.	2,000	$36.00	NAV	NNN
Burke Centre Town Center 6001 Burke Centre Parkway Burke, VA	1984/NAP	99,997	0.4 miles	97.0%	5 yrs.	3,199	$34.00	NAV	NNN
Burke Commons 9409 Burke Lake Road Burke, VA	1980/NAP	21,800	2.1 miles	95.0%	5 yrs.	1,000	$36.00	NAV	NNN
University Mall 10653 Braddock Road Fairfax, VA	NAV/NAV	NAV	3.8 miles	NAV	5 yrs. 5 yrs.	1,310 1,581	$36.00 $27.00	NAV NAV	NNN NNN
Huntsman Square 7475 Huntsman Boulevard Springfield, VA	NAV/NAV	NAV	3.8 miles	NAV	5 yrs.	2,003	$30.00	NAV	NNN

(1)	Information obtained from the appraisal.

A-3-126

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$22,000,000
6030 and 6050 Burke Commons Road	Burke Town Center	Cut-off Date LTV:	71.0%
Burke, VA 22015		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Burke Town Center Property:

Cash Flow Analysis

	2017	2018	2019	TTM 11/30/2020	U/W	%(1)	U/W $ per SF
Rents in Place	$1,533,844	$1,523,545	$1,685,601	$1,737,804	$1,771,522	71.6%	$46.33
Contractual Rent Steps(2)	0	0	0	0	50,789	2.1	1.33
Percentage Rent	0	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$1,533,844	$1,523,545	$1,685,601	$1,737,804	$1,822,311	73.7%	$47.66
Other Income(3)	18,230	17,884	19,842	14,949	14,949	0.6	0.39
Total Recoveries	507,973	495,116	574,626	642,951	636,786	25.7	16.65
Net Rental Income	$2,060,047	$2,036,545	$2,280,069	$2,395,704	$2,474,046	100.0%	$64.70
(Vacancy & Credit Loss)	0	0	0	0	(98,364)(4)	(5.4)	(2.57)
Effective Gross Income	$2,060,047	$2,036,545	$2,280,069	$2,395,704	$2,375,682	96.0%	$62.13

Real Estate Taxes	183,818	174,271	199,336	242,944	240,988	10.1	6.30
Insurance	11,777	13,059	18,094	18,160	15,833	0.7	0.41
Management Fee	61,801	61,714	68,402	71,871	71,270	3.0	1.86
Other Operating Expenses	150,123	157,009	170,947	156,053	173,978	7.3	4.55
Total Operating Expenses	$407,519	$406,053	$456,779	$489,028	$502,070	21.1%	$13.13

Net Operating Income	$1,652,528	$1,630,492	$1,823,290	$1,906,676	$1,873,612	78.9%	$49.00
Replacement Reserves	0	0	0	0	5,736	0.2	0.15
TI/LC	0	0	0	0	38,237	1.6	1.00
Net Cash Flow	$1,652,528	$1,630,492	$1,823,290	$1,906,676	$1,829,640	77.0%	$47.85

NOI DSCR	1.20x	1.19x	1.33x	1.39x	1.37x
NCF DSCR	1.20x	1.19x	1.33x	1.39x	1.33x
NOI Debt Yield	7.5%	7.4%	8.3%	8.7%	8.5%
NCF Debt Yield	7.5%	7.4%	8.3%	8.7%	8.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through December 2021.

(3)	Other Income includes sprinkler income, late charges, storage rent, and other miscellaneous revenues.

(4)	The underwritten economic vacancy is 4.0%. The Burke Town Center Property was 100.0% leased as of December 14, 2020.

A-3-127

No. 13 – Southridge Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$20,500,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance:	$20,500,000		Location:	Charleston, WV
	% of Initial Pool Balance:	2.5%		Size:	497,242 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$41.23
	Borrower Sponsor:	E. Stanley Kroenke		Maturity Date Balance Per SF:	$41.23
	Guarantor:	E. Stanley Kroenke		Year Built/Renovated:	1993/NAP
	Mortgage Rate:	3.9900%		Title Vesting:	Both
	Note Date:	March 12, 2021		Property Manager:	THF Charleston GP, L.L.C. (borrower-related)
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (2/9/2021)
	Maturity Date:	April 6, 2031		YE 2020 Occupancy:	98.9%
	IO Period:	120 months		YE 2019 Occupancy:	98.9%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	87.3%
	Amortization Term (Original):	NAP		YE 2017 Occupancy:	87.3%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$43,500,000
	Call Protection:	L(23),GRTR 1% or YM(93),O(4)		As-Is Appraised Value Per SF:	$87.48
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	September 30, 2020
	Additional Debt:	No		Underwriting and Financial Information(6)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(7):	$3,227,259
				YE 2019 NOI(7):	$2,558,600
				YE 2018 NOI:	$2,453,687
				YE 2017 NOI:	$2,847,674
				U/W Revenues:	$4,157,542
				U/W Expenses:	$1,172,566
Escrows and Reserves				U/W NOI:	$2,984,976
	Initial	Monthly	Cap	U/W NCF:	$2,661,769
Taxes(1)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.60x / 3.21x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	14.6% / 13.0%
Replacement Reserve(3)	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.6% / 13.0%
TI/LC Reserve(4)	$0	Springing	$1,243,105	Cut-off Date LTV Ratio:	47.1%
Ground Rent(5)	$0	Springing	NAP	LTV Ratio at Maturity:	47.1%

Sources and Uses
Sources			Uses
Original loan amount	$20,500,000	100.0%	Loan payoff	$3,902,490	19.0%
			Closing Costs	282,252	1.4
			Return of equity	16,315,258	79.6
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%
(1)	Ongoing tax reserves in an amount equal to 1/12th of the taxes that the lender estimates to be payable for the next 12 months will be required on each payment date during a cash management trigger event period or a cash sweep event period.

(2)	Ongoing insurance reserves in an amount equal to 1/12th of the insurance premiums lender estimates to be payable for the renewal of the coverage will be required on each payment date during a cash management trigger event period or a cash sweep event period.

(3)	Ongoing replacement reserves in an amount equal to $6,215.53 per month will be required during a cash management trigger event period or a cash sweep event period.

(4)	Ongoing TI/LC reserves in an amount equal to $20,718.42 per month will be required during a cash management trigger event period or a cash sweep event period.

(5)	Monthly ground rent deposits will be required during a cash management trigger event period or a cash sweep event period.

(6)	While the Southridge Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Southridge Center Mortgage Loan more severely than assumed in the underwriting of the Southridge Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(7)	The increase in NOI between YE 2020 and YE 2019 is attributed to Hobby Lobby (the third largest tenant; underwritten base rent of $600,980) and Humana MarketPOINT (underwritten base rent of $177,555) each starting their lease in October 2019.

The Mortgage Loan. The mortgage loan (the “Southridge Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee and leasehold interests in a 497,242 square foot power center located in Charleston, West Virginia (the “Southridge Center Property”).

The Property. The Southridge Center Property is a power center containing 497,242 square feet of net rentable area located in Charleston, West Virginia. Built in 1993, the Southridge Center Property consists of 12 one-story retail buildings located on a 49.8 acre

A-3-128

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
2700 Mountaineer Boulevard	Southridge Center	Cut-off Date LTV:	47.1%
Charleston, WV 25309		U/W NCF DSCR:	3.21x
		U/W NOI Debt Yield:	14.6%

parcel. The Southridge Center Property is anchored by Walmart and Sam’s Club, and junior anchored by Hobby Lobby, Ashley Furniture and Petco. There are seven pads that are ground leased to AutoZone, Buffalo Wild Wings, Chick-Fil-A, McDonald’s, One Stop, Subway and Taco Bell, which are collateral but are not included in the overall square footage of the Southridge Center Property. The Southridge Center Property contains 2,334 surface parking spaces, resulting in a parking ratio of 4.69 spaces per 1,000 square feet of rentable area. As of February 9, 2021, the Southridge Center Property was 100.0% occupied by 19 national, regional and local tenants. The Southridge Center Property consists of three parcels: two leasehold parcels (each demised to the borrower pursuant to separate ground leases) and one fee simple parcel. The shopping center ground lease parcel includes the portion of the Southridge Center Property on which Walmart, Hobby Lobby, Ashley Furniture, and Sam’s Club are located. The pad sites ground lease parcel includes the portion of the Southridge Center Property on which Subway, One Stop, McDonald’s, Taco Bell, Auto Zone, Chick-Fil-A and Buffalo Wild Wings are located. The fee simple parcel includes the portion of the Southridge Center Property on which Dollar Tree, Lovely Nails, Rent-A-Center, US Postal Service, Le Grand Hair Salon and Penn Station are located.

Major Tenants.

Largest Tenant: Walmart (219,750 square feet, 44.2% of net rentable area, 21.7% of underwritten base rent; 1/31/2026 lease expiration; Fitch/Moody’s/S&P: AA/Aa2/AA) – Walmart is headquartered in Bentonville, Arkansas. The company was founded by Sam Walton in 1962 and incorporated in 1969. As of January 31, 2021, Walmart reported total annual revenue of approximately $559.2 million and 11,400 stores and numerous eCommerce websites under 54 banners in 26 countries. As of January 31, 2021, Walmart employed 2.3 million employees. Walmart estimates that each week approximately 240 million customers visit its stores. Walmart Supercenters offer a one-store shopping experience by combining a grocery store featuring fresh produce, bakery, deli and dairy products with electronics, apparel, toys and home furnishings. Most Walmart Supercenters are open 24 hours and many include specialty shops such as banks, hair and nail salons, restaurants or vision centers. Walmart has been a tenant at the Southridge Center Property since 1993 and has ten, five-year renewal options remaining.

2nd Largest Tenant: Sam’s Club (131,394 square feet, 26.4% of net rentable area, 20.5% of underwritten base rent; 1/31/2027 lease expiration; Fitch/Moody’s/S&P: AA/Aa2/AA) – Founded in 1983, Sam’s Club is a chain of membership-only retail warehouse clubs owned and operated by Walmart Stores. Sam’s Club offers grocery, home, apparel, technology, health and wellness and fuel to its customers. As of January 31, 2021, Sam’s Club operated 599 membership warehouse clubs in 44 U.S. states and Puerto Rico. Walmart International also operates Sam’s Clubs in Mexico, Brazil, and China. As of January 31, 2021, Sam’s Club reported sales volume of $63.9 billion, up 8.7% from $58.8 billion reported for the prior year. Sam’s Club has been a tenant at the Southridge Center Property since 1993 and has ten, five-year renewal options remaining.

3rd Largest Tenant: Hobby Lobby (63,261 square feet, 12.7% of net rentable area, 15.6% of underwritten base rent; 10/31/2034 lease expiration) – Founded in 1972, Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates a chain of arts and crafts stores in the United States. Based in Oklahoma City, Oklahoma, Hobby Lobby is the largest privately owned arts-and-crafts retailer in the world employing over 43,000 employees and operating more than 900 stores in 47 states. Hobby Lobby stores offer crafting and home décor products including floral, fabric, needle art, custom framing, baskets, home accents, wearable art, arts and crafts, jewelry making, scrapbooking and paper crafting supplies among other items. Hobby Lobby has been a tenant at the Southridge Center Property since October 2019 and has three, five-year renewal options remaining.

COVID-19 Update. As of April 6, 2021, the Southridge Center Property is open and operating. Collection for March at the Southridge Center Property was at 100% of total square feet and 100% of total March UW base rent. As of the date hereof, the Southridge Center Mortgage Loan is not subject to any modification or forbearance agreement, and the Southridge Center borrower has not requested any modification or forbearance to the Southridge Center Mortgage Loan terms.

A-3-129

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
2700 Mountaineer Boulevard	Southridge Center	Cut-off Date LTV:	47.1%
Charleston, WV 25309		U/W NCF DSCR:	3.21x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the tenancy at the Southridge Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Walmart	AA/Aa2/AA	219,750	44.2%	$3.79	$833,889	21.7%	1/31/2026	10 5-year	N
Sam’s Club	AA/Aa2/AA	131,394	26.4%	$6.00	$788,827	20.5%	1/31/2027	10 5-year	N
Total Anchor Tenant		351,144	70.6%	$4.62	$1,622,716	42.2%

Major Tenants
Hobby Lobby	NR/NR/NR	63,261	12.7%	$9.50	$600,980	15.6%	10/31/2034	3 5-year	N
Ashley Furniture	NR/NR/NR	45,520	9.2%	$8.00	$364,160	9.5%	11/30/2021	3 4-year	N
Petco	NR/Caa1/CCC+	12,000	2.4%	$17.00	$204,000	5.3%	1/31/2024	2 5-year	N
Dollar Tree	NR/Baa3/BBB-	8,400	1.7%	$12.22	$102,648	2.7%	8/31/2028	2 5-year	N
Total Major Tenants		129,181	26.0%	$9.85	$1,271,788	33.1%

Non-Major Tenant(3)		16,917	3.4%	$56.34	$953,084	24.8%

Occupied Collateral Total		497,242	100.0%	$7.74	$3,847,587	100.0%

Vacant Space		0	0.0%

Collateral Total		497,242	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2021 totaling $5,772.

(3)	The ground rents received from the seven outparcel tenants are included in Non-Major Tenant. The outparcels are not accounted for in the Southridge Center Property’s overall square footage as the ownership interest of the improved pad sites are ground leased. Each outparcel is assigned 1 square foot for the purpose of underwriting.

The following table presents certain information relating to tenant sales at the Southridge Center Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2017	2018	2019	Major Tenant Occupancy Cost(1)
Walmart	21.7%	$503	$519	$522	0.7%
Ashley Furniture	9.5%	$134	$133	$135	7.5%
Dollar Tree	2.7%	$245	$228	$221	7.7%

(1)	Occupancy Cost is based on 2019 sales, underwritten base rent and underwritten reimbursements.

A-3-130

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
2700 Mountaineer Boulevard	Southridge Center	Cut-off Date LTV:	47.1%
Charleston, WV 25309		U/W NCF DSCR:	3.21x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the lease rollover schedule at the Southridge Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	2	48,243	9.7%	48,243	9.7%	$412,793	10.7%	$8.56
2022	1	1,200	0.2%	49,443	9.9%	$23,880	0.6%	$19.90
2023(3)	4	2,403	0.5%	51,846	10.4%	$229,472	6.0%	$95.49
2024(4)	3	14,001	2.8%	65,847	13.2%	$296,344	7.7%	$21.17
2025	1	3,200	0.6%	69,047	13.9%	$51,200	1.3%	$16.00
2026(5)	2	219,751	44.2%	288,798	58.1%	$949,389	24.7%	$4.32
2027	2	136,781	27.5%	425,579	85.6%	$966,383	25.1%	$7.07
2028	1	8,400	1.7%	433,979	87.3%	$102,648	2.7%	$12.22
2029(6)	2	2	0.0%	433,981	87.3%	$214,500	5.6%	$107,250.06
2030	0	0	0.0%	433,981	87.3%	$0	0.0%	$0.00
2031	0	0	0.0%	433,981	87.3%	$0	0.0%	$0.00
Thereafter	1	63,261	12.7%	497,242	100.0%	$600,980	15.6%	$9.50
Vacant	0	0	0.0%	497,242	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	497,242	100.0%			$3,847,587	100.0%	$7.74

(1)	Information obtained from the underwritten rent roll dated February 9, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Annual U/W Base Rent includes $179,072 of three outparcel ground leases. 1 square foot was assigned to each ground lease to underwrite rents.

(4)	The Annual U/W Base Rent includes $52,344 of one outparcel ground lease. 1 square foot was assigned to the ground lease to underwrite rent.

(5)	The Annual U/W Base Rent includes $$115,550 of one outparcel ground lease. 1 square foot was assigned to the ground lease to underwrite rent.

(6)	The Annual U/W Base Rent PSF results from the 2029 expirations of two of the seven ground leases, whose rents were included in the underwriting analysis, but their square footages were not. 1 square foot was assigned to each ground lease to underwrite rents.

The following table presents historical occupancy percentages at the Southridge Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	2/9/2021(2)
87.3%	87.3%	98.9%	98.9%	100.0%

(1)	Information obtained from the Southridge Center borrower.

(2)	Information obtained from the underwritten rent roll dated February 9, 2021.

A-3-131

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
2700 Mountaineer Boulevard	Southridge Center	Cut-off Date LTV:	47.1%
Charleston, WV 25309		U/W NCF DSCR:	3.21x
		U/W NOI Debt Yield:	14.6%

Market Overview and Competition. The Southridge Center Property is located in Charleston, Kanawha County, West Virginia, within the Charleston metropolitan statistical area (the “Charleston MSA”). Charleston is the state capital and largest city within West Virginia. Charleston’s economy is driven by healthcare, retail trade, and public administration. The Southridge Center Property is located approximately five miles northeast of downtown Charleston. Downtown Charleston includes numerous restaurants and amenities, including the Kanawha County Courthouse, Charleston City Hall and the Robert C. Byrd Federal Courthouse. Access to the Southridge Center Property’s neighborhood is provided via US Highway 119, Route 60, and Interstate 64. US Highway 119 is a north-south route, which travels from Kentucky to Pennsylvania. From the Southridge Center Property, Route 199 travels northeast to downtown Charleston, where it intersects with Interstate 64. Interstate 64 travels east-west passing through Huntington, Beckley, Lewisburg, and Charleston in West Virginia. The Southridge Center Property’s neighborhood consists of a mixture of commercial and residential development. Major retail developments located along US Highway 119 include Dudley Farms Plaza and the Shops at Trace Fork (each owned by the borrower sponsor). According to the appraisal, the 2020 population within a one-, three-, and five-mile radius is 2,058, 17,222 and 53,866. The 2020 average household income within the same radii is $76,132, $76,888, and $71,168.

Submarket Information – According to a third-party market research report, the Southridge Center Property is situated within the Outlying Kanawha County retail submarket, which contained approximately 9.2 million square feet of retail space as of second quarter 2020. The Outlying Kanawha County retail submarket reported a vacancy rate of 2.6% with an average quoted rental rate of $10.19 per square feet. The Outlying Kanawha County retail submarket reported negative absorption of 28,915 square feet, with no new construction or deliveries.

Appraiser’s Comp Set – The appraiser identified four primary competitive properties for the Southridge Center Property totaling approximately 1.2 million square feet, which reported an average occupancy rate of approximately 97.3%. The appraiser concluded to market rents of $6.00 per square foot for anchor tenants, $9.50 per square foot for big box tenants, $14.00 per square foot for small box tenants, $21.00 per square foot for in-line tenants and $120,000 per year for pad site leases.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Southridge Center Property

Market Rent Summary(1)

	Large Anchor	Big Box	Small Box	In-Line	Pad Site
Market Rent (PSF)	$6.00	$9.50	$14.00	$21.00	$120,000
Lease Term (Years)	20	10	10	10	20
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0%	10.0%	10.0%	3.0%	10.0%

(1)	Information obtained from the appraisal.

A-3-132

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
2700 Mountaineer Boulevard	Southridge Center	Cut-off Date LTV:	47.1%
Charleston, WV 25309		U/W NCF DSCR:	3.21x
		U/W NOI Debt Yield:	14.6%

The table below presents certain information relating to comparable sales for the Southridge Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Matthews Corners Shopping Center	Matthews, NC	191,569	Apr-20	$23,850,000	$124.50
Jefferson Crossing Shopping Center	Charles Town, WV	159,326	Apr-20	$20,220,000	$126.91
Shops at Kanawha	Charleston, WV	160,574	Oct-19	$18,500,000	$115.21
Riverview Plaza	Frederick, MD	185,656	Jul-19	$24,912,500	$134.19
Cold Spring Crossing	Cold Spring, KY	225,738	Dec-18	$26,000,000	$115.18
Southern Pines Village	Southern Pines, NC	244,793	Dec-18	$29,000,000	$118.47

(1)	Information obtained from the appraisal.

The table below presents certain information relating to four comparable retail properties to the Southridge Center Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Southridge Center (Subject) Charleston, WV	1993/NAP	497,242	100.0%	-	Walmart, Sam’s Club, Hobby Lobby, Ashley Furniture, Petco, Dollar Tree
Dudley Farms Plaza(2) 222 RHL Boulevard Charleston, WV	2000/NAP	198,769	99.0%	1.0 mile	Kohl’s, Office Max, Michael’s, Shoe Carnival, Books-A-Million
The Shops at Trace Fork(2) 40 RHL Boulevard Charleston, WV	2000/NAP	358,855	100.0%	1.6 miles	Lowe’s, Dick’s, Best Buy, Marshall’s, PetSmart, HomeGoods
Nitro Marketplace 10-1000 Nitro Marketplace Cross Lanes, WV	1998/NAP	440,949	100.0%	10.7 miles	Walmart, Lowe’s
The Crossings 103-223 Crossings Mall Road Elkview, WV	1989/NAP	216,092	90.0%	18.8 miles	Kmart, Kroger

(1)	Information obtained from the appraisal and the underwritten rent roll.

(2)	Owned by the borrower sponsor.

A-3-133

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
2700 Mountaineer Boulevard	Southridge Center	Cut-off Date LTV:	47.1%
Charleston, WV 25309		U/W NCF DSCR:	3.21x
		U/W NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Southridge Center Property:

Cash Flow Analysis

	2017	2018	2019	2020	U/W	%(1)	U/W $ per SF
Rents in Place	$3,363,569	$3,123,726	$3,192,363	$3,743,975	$3,841,816	87.8%	$7.73
Contractual Rent Steps(2)	0	0	0	0	5,772	0.1	0.01
Percentage Rent	121,617	116,884	127,149	129,745	121,048	2.8	0.24
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$3,485,186	$3,240,610	$3,319,512	$3,873,720	$3,968,635	90.7%	$7.98
Other Income	0	0	0	0	0	0.0	0.00
Total Recoveries	391,523	295,888	335,254	384,331	407,725	9.3	0.82
Net Rental Income	$3,876,708	$3,536,498	$3,654,765	$4,258,051	$4,376,360	100.0%	$8.80
(Vacancy & Credit Loss)	0	0	0	0	(218,818)(3)	(5.5)	(0.44)
Effective Gross Income	$3,876,708	$3,536,498	$3,654,765	$4,258,051	$4,157,542	95.0%	$8.36

Real Estate Taxes	165,532	164,878	180,467	175,539	180,035	4.3	0.36
Insurance	8,812	7,158	9,237	11,656	23,995	0.6	0.05
Management Fee	60,000	60,000	60,000	60,000	124,726	3.0	0.25
Other Operating Expenses	794,689	850,775	846,462	783,597	843,810	20.3	1.70
Total Operating Expenses	$1,029,034	$1,082,811	$1,096,165	$1,030,792	$1,172,566	28.2%	$2.36

Net Operating Income(4)	$2,847,674	$2,453,687	$2,558,600	$3,227,259	$2,984,976	71.8%	$6.00
Replacement Reserves	0	0	0	0	74,586	1.8	0.15
TI/LC	0	0	0	0	248,621	6.0	0.50
Net Cash Flow	$2,847,674	$2,453,687	$2,558,600	$3,227,259	$2,661,769	64.0%	$5.35

NOI DSCR	3.43x	2.96x	3.09x	3.89x	3.60x
NCF DSCR	3.43x	2.96x	3.09x	3.89x	3.21x
NOI Debt Yield	13.9%	12.0%	12.5%	15.7%	14.6%
NCF Debt Yield	13.9%	12.0%	12.5%	15.7%	13.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through August 2021.

(3)	The underwritten economic vacancy is 5.0%. The Southridge Center Property was 100.0% leased as of February 9, 2021.

(4)	The increase in NOI between YE 2020 and YE 2019 is attributed to Hobby Lobby (the third largest tenant; underwritten base rent of $600,980) and Humana MarketPOINT (underwritten base rent of $177,555) each starting its lease in October 2019.

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A-3-135

No. 14 – 8800 Baymeadows

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$18,200,000			Property Type – Subtype:	Office – Suburban
Cut-off Date Balance:	$18,131,297			Location:	Jacksonville, FL
% of Initial Pool Balance:	2.2%			Size:	219,457 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$82.62
Borrower Sponsors:	Jeremy R. McLendon; Ted M. Sherman			Maturity Date Balance Per SF:	$76.45
Guarantors:	Jeremy R. McLendon; Ted M. Sherman			Year Built/Renovated:	1993/NAP
Mortgage Rate:	4.9775%			Title Vesting:	Fee
Note Date:	January 29, 2021			Property Manager:	Commonwealth Commercial Partners, LLC
Seasoning:	3 months			Current Occupancy (As of)(2):	75.8% (1/20/2021)
Maturity Date:	February 6, 2026			YE 2020 Occupancy(3):	85.2%
IO Period:	0 months			YE 2019 Occupancy:	91.5%
Loan Term (Original):	60 months			YE 2018 Occupancy:	82.3%
Amortization Term (Original):	360 months			As-Is Appraised Value:	$28,400,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF:	$129.41
Call Protection:	L(27),D(29),O(4)			As-Is Appraisal Valuation Date:	December 9, 2020
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			YE 2020 NOI(2):	$2,402,444
				YE 2019 NOI:	$2,426,667
				YE 2018 NOI:	$1,934,533
				U/W Revenues:	$3,912,386
Escrows and Reserves				U/W Expenses:	$1,871,180
	Initial	Monthly	Cap	U/W NOI(2):	$2,041,206
Taxes	$156,223	$33,961	NAP	U/W NCF:	$1,914,126
Insurance	$67,256	$12,010	NAP	U/W DSCR based on NOI/NCF:	1.75x / 1.64x
Replacement Reserve	$0	$4,572	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 10.6%
TI/LC Reserve	$800,000	$9,144	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.2% / 11.4%
Tenant Allowance TI/LC Reserve	$159,887	$0	NAP	Cut-off Date LTV Ratio:	63.8%
Computershare 2023 Rollover Reserve	$0	(1)	NAP	LTV Ratio at Maturity:	59.1%

Sources and Uses
Sources			Uses
Original loan amount	$18,200,000	99.8%	Loan payoff	$16,503,147	90.5%
Borrower sponsor cash equity	43,486	0.2	Upfront reserves	1,183,366	6.5
			Closing costs	556,974	3.1
Total Sources	$18,243,486	100.0%	Total Uses	$18,243,486	100.0%

(2)	See “Escrows” section below.

(3)	The 8800 Baymeadows Property (as defined below) had a physical occupancy of 90.2% as of January 20, 2021. The underwritten occupancy of 75.8% reflects the planned downsizing in September 2021 of 5.0% of the net rentable area (“NRA”) leased by FLDEP (as defined below) and the exclusion of a portion of Computershare’s space (9.3% of NRA) that was previously subleased and is now dark. Computershare remains current on all rent and recoveries associated with such space, however, the space was underwritten as vacant by the lender in terms of both occupancy and rent. The decrease from YE 2020 NOI to U/W NOI is primarily attributed to these adjustments.

(4)	The occupancy figure was adjusted to reflect FLDEP’s planned downsizing.

The Mortgage Loan. The mortgage loan (the “8800 Baymeadows Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 219,457 square foot office building located in Jacksonville, Florida (the “8800 Baymeadows Property”).

The Property. The 8800 Baymeadows Property is a 219,457 square foot, five-story, Class A/B office building built in 1993 and located in Jacksonville, Florida, situated on a 14.4-acre site. The 8800 Baymeadows Property is approximately 9.7 miles southeast of downtown Jacksonville. The 8800 Baymeadows Property has 1536 parking spaces, resulting in a parking ratio of 7.0 spaces per 1,000 square feet. As of January 20, 2021, the 8800 Baymeadows Property was 90.2% occupied by seven tenants. The underwritten occupancy of 75.8% reflects the planned downsizing in September 2021 of 5.0% of the NRA leased by FLDEP and the exclusion of a portion of Computershare’s space (9.3% of NRA) that was previously subleased and is now dark. Computershare remains current on all rent and recoveries associated with such space, however, the space was underwritten as vacant by the lender in terms of both occupancy and rent. The borrower sponsors acquired the 8800 Baymeadows Property in April 2017 and since then, have invested approximately $3.2 million in capital expenditures, tenant improvements and leasing costs.

A-3-136

Office – Suburban	Loan #14	Cut-off Date Balance:	$18,131,297
8800 Baymeadows Way West	8800 Baymeadows	Cut-off Date LTV:	63.8%
Jacksonville, FL 32256		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	11.3%

Major Tenants.

Largest Tenant: Computershare (102,856 square feet leased; 82,382 square feet occupied (as adjusted to account for dark space); 46.9% of NRA leased; 37.5% of NRA occupied; 50.9% of U/W base rent; 10/31/2023 lease expiration) – Founded in 1978, Computershare focuses on employee equity plans, mortgage servicing, proxy solicitation, stakeholder communications and diversified financial and governance services. Computershare employs approximately 12,000 people throughout 21 countries and provides financial services to over 25,000 clients. Computershare has a current lease expiration date of October 31, 2023, with one, five-year renewal option remaining and no termination options. Computershare leases a total of 102,856 square feet and previously subleased 20,474 square feet that is currently dark. Computershare remains current on all rent and recoveries associated with such space, however, the space was underwritten as vacant by the lender in terms of both occupancy and rent. Computershare subleases 3,436 square feet to its affiliate, Specialized Loan Servicing LLC, for a total annual base rent of $78,959 ($22.98 per square foot), which sublease expires on the same date as Computershare’s lease.

Second Largest Tenant: FLDEP (22,841 square feet; 10.4% of NRA; 12.8% of U/W base rent; 8/31/2032 lease expiration; Moody’s: Aaa) – The Florida Department of Environmental Protection (“FLDEP”) is a Florida state government agency for environmental management. FLDEP has been a tenant at the 8800 Baymeadows Property since 2012 and recently executed a new lease that will commence on September 1, 2022 and expire on August 31, 2032. As a part of the extension, on September 1, 2021, FLDEP will be downsizing to 22,841 square feet from the 33,810 square feet that it currently leases, representing a 5.0% reduction in the NRA leased by FLDEP. The underwritten occupancy and cash flow reflect the 22,841 square feet that FLDEP will occupy pursuant to its new lease. FLDEP may terminate its lease with six months’ written notice if space becomes available to lease at a building owned by the state of Florida. FLDEP’s performance and obligation to pay is contingent upon an annual appropriation by the Florida legislature.

Third Largest Tenant: CEVA Logistics (20,079 square feet; 9.1% of NRA; 10.4% of U/W base rent; 9/30/2024 lease expiration) – CEVA Logistics provides and operates transportation and supply-chain solutions for large and medium sized multinational companies. CEVA Logistics employs approximately 78,000 people throughout 160 countries. CEVA Logistics has been a tenant at the 8800 Baymeadows Property since 2019 and has a current lease expiration date of September 30, 2024, with one, three-year renewal option remaining and no termination options. CEVA Logistics is entitled to receive one month of free rent per year occurring in April 2021, April 2022 and April 2023. The free rent was not reserved for at origination, but the underwritten rent was adjusted to reflect such free rent period.

The following table presents certain information relating to the tenancy at the 8800 Baymeadows Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Computershare(3)	NR/NR/NR	82,382	37.5%	$22.98	$1,893,138	50.9%	10/31/2023	1, 5-year	N
FLDEP(4)	NR/Aaa/NR	22,841	10.4%	$20.79	$474,864	12.8%	8/31/2032	None	Y
CEVA Logistics(5)	NR/NR/NR	20,079	9.1%	$19.25	$386,521	10.4%	9/30/2024	1, 3-year	N
Allstate Insurance	A+/Aa3/AA-	18,548	8.5%	$24.32	$451,087	12.1%	2/28/2022	1, 5-year	N
AutoQuotes	NR/NR/NR	14,997	6.8%	$22.81	$342,082	9.2%	5/31/2025	1, 5-year	N
GeoVera	NR/NR/NR	4,446	2.0%	$22.66	$100,746	2.7%	2/28/2026	1, 5-year	N
Embry Riddle	A+/A2/NR	3,154	1.4%	$22.95	$72,384	1.9%	7/31/2023	1, 3-year	N
Occupied Collateral Total		166,447	75.8%	$22.35	$3,720,823	100.0%

Vacant Space		53,010	24.2%

Collateral Total		219,457	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent steps through March 2022 totalling $100,039.

(3)	Computershare previously subleased 20,474 square feet (9.3% of NRA), which is now dark. Computershare remains current on all rent and recoveries associated with such space, however, the space was underwritten as vacant by the lender in terms of both occupancy and rent. Computershare subleases 3,436 square feet (1.6% of NRA) to its affiliate, Specialized Loan Servicing LLC, for a total annual base rent of $78,959 ($22.98 per square foot), which sublease expires on the same date as Computershare’s lease.

(4)	FLDEP recently executed a new lease that will commence on September 1, 2022 and expire on August 31, 2032. As a part of the extension, on September 1, 2021, FLDEP will be downsizing to 22,841 square feet from the 33,810 square feet that it currently leases. The underwritten occupancy and cash flow reflect the 22,841 square feet that FLDEP will occupy pursuant to its new lease. FLDEP may terminate its lease with six months’ written notice if space becomes available to lease at a building owned by the state of Florida. FLDEP’s performance and obligation to pay is contingent upon an annual appropriation by the Florida legislature.

(5)	CEVA Logistics is entitled to receive one month of free rent per year occurring in April 2021, April 2022 and April 2023. The free rent was not reserved for at origination, but the underwritten rent was adjusted to reflect such free rent period.

A-3-137

Office – Suburban	Loan #14	Cut-off Date Balance:	$18,131,297
8800 Baymeadows Way West	8800 Baymeadows	Cut-off Date LTV:	63.8%
Jacksonville, FL 32256		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease expiration schedule at the 8800 Baymeadows Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	18,548	8.5%	18,548	8.5%	$451,087	12.1%	$24.32
2023	2	85,536	39.0%	104,084	47.4%	$1,965,523	52.8%	$22.98
2024	1	20,079	9.1%	124,163	56.6%	$386,521	10.4%	$19.25
2025	1	14,997	6.8%	139,160	63.4%	$342,082	9.2%	$22.81
2026	1	4,446	2.0%	143,606	65.4%	$100,746	2.7%	$22.66
2027	0	0	0.0%	143,606	65.4%	$0	0.0%	$0.00
2028	0	0	0.0%	143,606	65.4%	$0	0.0%	$0.00
2029	0	0	0.0%	143,606	65.4%	$0	0.0%	$0.00
2030	0	0	0.0%	143,606	65.4%	$0	0.0%	$0.00
2031	0	0	0.0%	143,606	65.4%	$0	0.0%	$0.00
Thereafter	1	22,841	10.4%	166,447	75.8%	$474,864	12.8%	$20.79
Vacant	0	53,010	24.2%	219,457	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	219,457	100.0%			$3,720,823	100.0%	$22.35(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes contractual rent steps through March 2022 totaling $100,039.

(4)	Total excludes underwritten vacant space.

The following table presents historical occupancy percentages at the 8800 Baymeadows Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)(2)	1/20/2021(3)
82.3%	91.5%	85.2%	75.8%

(1)	Information obtained from the borrower sponsors.

(2)	The occupancy figure was adjusted to reflect the planned downsizing in September 2021 of 5.0% of the NRA leased by FLDEP.

(3)	Information obtained from the underwritten rent roll. The underwritten occupancy of 75.8% reflects FLDEP’s planned downsizing (5.0% of NRA) and the exclusion of a portion of Computershare’s space (9.3% of NRA) that was previously subleased and is now dark. Computershare remains current on all rent and recoveries associated with such space, however, the space was underwritten as vacant by the lender in terms of both occupancy and rent.

COVID-19 Update. As of April 7, 2021, the 8800 Baymeadows Property was open and operating. All of the tenants by count, square footage and underwritten base rent have paid rent through and including March 2021. As of April 7, 2021, the 8800 Baymeadows Mortgage Loan is current as of the April 2021 debt service payment and is not subject to any modification or forbearance request.

A-3-138

Office – Suburban	Loan #14	Cut-off Date Balance:	$18,131,297
8800 Baymeadows Way West	8800 Baymeadows	Cut-off Date LTV:	63.8%
Jacksonville, FL 32256		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 8800 Baymeadows Property:

Cash Flow Analysis

	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$3,569,883	$3,954,433	$4,111,844	$3,620,784	70.9%	$16.50
Contractual Rent Steps	0	0	0	100,039	2.0	0.46
Straight-Line Rent	0	0	0	36,668(2)	0.7	0.17
Grossed Up Vacant Space	0	0	0	1,166,220	22.8	5.31
Gross Potential Rent	$3,569,883	$3,954,433	$4,111,844	$4,923,711	96.4%	$22.44
Other Income(3)	15,064	8,043	7,787	7,500	0.1	0.03
Total Recoveries	181,483	266,939	169,650	176,376	3.5	0.80
Net Rental Income	$3,766,431	$4,229,415	$4,289,281	$5,107,587	100.0%	$23.27
(Vacancy & Credit Loss)	0	0	0	(1,195,201)(4)	(24.3)	(5.45)
Effective Gross Income	$3,766,431	$4,229,415	$4,289,281	$3,912,386	76.6%	$17.83

Real Estate Taxes	363,834	368,168	407,637	407,537	10.4	1.86
Insurance	117,965	119,923	141,477	144,117	3.7	0.66
Management Fee	113,361	125,174	135,569	117,372	3.0	0.53
Other Operating Expenses	1,236,738	1,189,483	1,202,154	1,202,154	30.7	5.48
Total Operating Expenses	$1,831,897	$1,802,748	$1,886,837	$1,871,180	47.8%	$8.53

Net Operating Income	$1,934,533	$2,426,667	$2,402,444(4)	$2,041,206(4)	52.2%	$9.30
Replacement Reserves	0	0	0	54,864	1.4	0.25
TI/LC	0	0	0	72,216	1.8	0.33
Net Cash Flow	$1,934,533	$2,426,667	$2,402,444	$1,914,126	48.9%	$8.72

NOI DSCR	1.65x	2.08x	2.05x	1.75x
NCF DSCR	1.65x	2.08x	2.05x	1.64x
NOI Debt Yield	10.7%	13.4%	13.3%	11.3%
NCF Debt Yield	10.7%	13.4%	13.3%	10.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(2)	Represents straight-line rent for FLDEP and Embry Riddle.

(3)	Other Income reflects rent from two cell tower licenses, including one with Level 3 Communications through February 2025 (with one, 5-year renewal option) and one with Verizon through January 2023 (with one, 2-year renewal option).

(4)	The underwritten economic vacancy is 23.4%. The 8800 Baymeadows Property had a physical occupancy of 90.2% as of January 20, 2021. The underwritten occupancy of 75.8% reflects FLDEP’s planned downsizing (5.0% of NRA) and the exclusion of a portion of Computershare’s space (9.3% of NRA) that was previously subleased and is now dark. Computershare remains current on all rent and recoveries associated with such space, however, the space was underwritten as vacant by the lender in terms of both occupancy and rent. The decrease from 2020 Net Operating Income to U/W Net Operating Income is primarily attributed to these adjustments.

Market Overview and Competition. The 8800 Baymeadows Property is located approximately 9.7 miles southeast of downtown Jacksonville. Primary access to the area is provided by Interstate 95, which is located approximately 3.0 miles from the 8800 Baymeadows Property. Interstate 295 is located approximately 6.8 miles from the 8800 Baymeadows Property. The Prime F. Osborn III Convention Center is located approximately 10.0 miles northwest of the 8800 Baymeadows Property. The Prime F. Osborn III Convention Center is a 265,000 square foot convention center located in downtown Jacksonville and contains two exhibition halls totaling 78,500 square feet, several ballrooms and meetings rooms. Jacksonville International Airport is located approximately 24.6 miles northwest of the 8800 Baymeadows Property. According to the appraisal, the local market area includes the finance, insurance, real estate, transportation, utilities, manufacturing and public administration sectors. Baymeadows was ranked third out of 218 neighborhoods in the Jacksonville area as the best neighborhoods for young professionals, according to a national ranking provider.

According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 8800 Baymeadows Property is 3,257, 76,943 and 184,312, respectively. The estimated 2021 average household income within the same radii was $70,552, $79,280 and $86,945, respectively.

Submarket Information - According to a third-party market report, the 8800 Baymeadows Property is located in the Butler/Baymeadows office submarket within the Jacksonville metropolitan statistical area office market. As of November 4, 2020, the Butler/Baymeadows office submarket reported a total inventory of approximately 10.2 million square feet, with a 13.0% vacancy rate and average asking rents of $21.62 per square foot.

A-3-139

Office – Suburban	Loan #14	Cut-off Date Balance:	$18,131,297
8800 Baymeadows Way West	8800 Baymeadows	Cut-off Date LTV:	63.8%
Jacksonville, FL 32256		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	11.3%

Appraiser’s Competitive Set – The appraiser identified five primary competitive office properties for the 8800 Baymeadows Property totaling approximately 1.3 million square feet, which reported a weighted average occupancy rate of approximately 87.3%. The appraiser concluded to a market rent of $22.00 per square foot for office tenants at the 8800 Baymeadows Property.

The table below presents certain information relating to comparable sales pertaining to the 8800 Baymeadows Property identified by the appraisal:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)
Center Building	Jacksonville, FL	107,553	Jul-20	$10,500,000	$97.63
Capital Plaza	Jacksonville, FL	415,977	Jul-19	$51,469,000	$123.73
Cypress Point Business	Jacksonville, FL	344,000	Jun-19	$35,800,000	$104.07
Summit at Southpoint	Jacksonville, FL	276,400	Sep-18	$29,550,000	$106.91
Concourse II	Jacksonville, FL	288,147	Jul-18	$36,086,342	$125.24

(1)	Information obtained from the appraisal.

The following table presents certain information relating to leasing at comparable properties to the 8800 Baymeadows Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
8787 Baypine Road 8787 Baypine Road Jacksonville, FL	1990/2019	184,030	0.2 miles	65%	3.0 Yrs	46,992	$20.50	FSG
Center Building 7825 Baymeadows Way Jacksonville, FL	1976/2017	107,553	0.7 miles	100%	5.0 Yrs	2,133	$19.00	FSG
Deerwood South 10151 Deerwood Park Jacksonville, FL	1996/NAP	519,221	4.7 miles	90%	6.0 Yrs	28,593	$25.00	FSG
Capital Plaza 10401 Deerwood Park Jacksonville, FL	1989/2005	415,977	5.2 miles	93%	8.0 Yrs	9,226	$24.00	FSG
Concourse II 5210 Belfort Road Jacksonville, FL	1999/NAP	96,000	3.0 miles	76%	5.0 Yrs	24,669	$23.50	FSG

(1)	Information obtained from appraisal.

Escrows.

Real Estate Taxes – The 8800 Baymeadows Mortgage Loan documents require an upfront real estate tax reserve of $156,223 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $33,961).

Insurance – The 8800 Baymeadows Mortgage Loan documents require an upfront insurance reserve of $67,256 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $12,010).

Replacement Reserve – The 8800 Baymeadows Mortgage Loan documents require ongoing monthly replacement reserves of $4,572.

TI/LC Reserve – The 8800 Baymeadows Mortgage Loan documents require an upfront TI/LC reserve of $800,000 and monthly deposits of $9,144.

TATILC Reserve – The 8800 Baymeadows Mortgage Loan documents require an upfront TATILC reserve of $159,887 related to the tenant improvement allowance in connection with the FLDEP lease extension.

Computershare 2023 Rollover Reserve – The 8800 Baymeadows Mortgage Loan documents require an ongoing monthly reserve in connection with the Computershare lease rollover in October 2023 as detailed in the “Lockbox and Cash Management” section below.

Lockbox and Cash Management. The 8800 Baymeadows Mortgage Loan is structured with a hard lockbox and upfront cash management. Revenues from the 8800 Baymeadows Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 8800

A-3-140

Office – Suburban	Loan #14	Cut-off Date Balance:	$18,131,297
8800 Baymeadows Way West	8800 Baymeadows	Cut-off Date LTV:	63.8%
Jacksonville, FL 32256		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	11.3%

Baymeadows Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 8800 Baymeadows Mortgage Loan, operating expenses and cash management bank fees) will be applied each month as follows: (a) if a Computershare Trigger Event (as defined below) has occurred and is continuing, and in the absence of the continuance of a Material Tenant Trigger Event (as defined below), to the Computershare 2023 Rollover Reserve (less $55,333), (b) if a Computershare Trigger Event has occurred and is continuing concurrently with either or both of a Material Tenant Trigger Event or a Cash Sweep Trigger Event (as defined below), to the Computershare 2023 Rollover Reserve, (c) if, only from and after the termination of a Computershare Trigger Event, a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (d) if a Cash Sweep Trigger Event has occurred and is continuing, to the excess cash flow account or (e) if no Computershare Trigger Event, Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Computershare Trigger Event” means the period commencing on the origination date and continuing until the earlier of (a) the first acceptable lease extension or renewal of the Computershare lease for all or substantially all of the Computershare space (excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space) and (b) the acceptable re-tenanting of all or substantially all of the Computershare space (excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space).

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;

(ii)	on or prior to the date that is 12 months prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease;

(iii)	on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice;

(iv)	an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period;

(v)	a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease;

(vi)	a Material Tenant lease being terminated or no longer being in full force and effect; provided that, with respect to any partial termination of a Material Tenant lease, such Material Tenant terminates or such Material Tenant lease is no longer in full force and effect with respect to 25% (with respect to Computershare) and 15% (with respect to any other Material Tenant) or more of such Material Tenant’s initial leased square footage (excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space) at the 8800 Baymeadows Property; or

(vii)	a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 8800 Baymeadows Property or a portion thereof constituting 25% (with respect to Computershare) and 15% (with respect to any other Material Tenant) or more of such Material Tenant’s initial leased square footage (excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space) at the 8800 Baymeadows Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises).

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 8800 Baymeadows Mortgage Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 8800 Baymeadows Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant (in both cases excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space);

●	with regard to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 8800 Baymeadows Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (iv) above, a cure of the applicable event of default;

●	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty);

●	with regard to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant (excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space); or

●	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at the 8800 Baymeadows Property or a portion thereof constituting at least 15% of the total rentable square footage leased by such Material Tenant (excluding the underwritten vacant space for Computershare until operations recommence at all or any portion of this space).

A-3-141

Office – Suburban	Loan #14	Cut-off Date Balance:	$18,131,297
8800 Baymeadows Way West	8800 Baymeadows	Cut-off Date LTV:	63.8%
Jacksonville, FL 32256		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	11.3%

A “Material Tenant” means (i) Computershare Inc. or (ii) any other tenant at the 8800 Baymeadows Property that, together with its affiliates, either (a) leases no less than 15% of the total rentable square footage of the 8800 Baymeadows Property or (b) accounts for (or would account for) no less than 15% of the total in-place base rent at the 8800 Baymeadows Property.

A “Cash Sweep Trigger Event” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the borrower, the guarantors, the key principal or an affiliated property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.35x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for an affiliated property manager, and lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations, or the affiliated property manager is replaced with a manager acceptable to the lender; or

●	with regard to clause (iii), the trailing 12-month debt service coverage ratio is at least 1.40x for two (2) consecutive calendar quarters.

A-3-142

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A-3-143

No. 15 – Seaport Homes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$18,000,000		Property Type – Subtype:	Multifamily – Mid Rise
	Cut-off Date Balance(1):	$18,000,000		Location:	San Pedro, CA
	% of Initial Pool Balance:	2.2%		Size:	136 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit(1):	$235,294
	Borrower Sponsor:	Laisin Leung		Maturity Date Balance Per Unit(1):	$235,294
	Guarantor:	Laisin Leung		Year Built/Renovated:	2008/NAP
	Interest Rate:	3.3500%		Title Vesting:	Fee
	Note Date:	February 3, 2021		Property Manager:	Self-managed
	Seasoning:	3 months		Current Occupancy (As of):	98.5% (12/7/2020)
	Maturity Date:	February 6, 2031		YE 2019 Occupancy:	97.0%
	Interest-Only Period:	120 months		YE 2018 Occupancy:	98.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	98.0%
	Amortization Term (Original):	NAP		YE 2016 Occupancy:	98.0%
	Loan Amortization Type:	Interest-only, Balloon		As-is Appraised Value:	$63,500,000
	Call Protection(2):	L(27),D(89),O(4)		As-is Appraised Value Per Unit:	$466,912
	Lockbox Type:	Springing		As-is Appraisal Valuation Date:	January 5, 2021
	Additional Debt:	Yes		Underwriting and Financial Information(5)
	Additional Debt Type (Balance)(1):	Pari Passu ($14,000,000)		YE 2020 NOI:	$2,977,758
				YE 2019 NOI:	$2,884,402
				YE 2018 NOI:	$2,799,581
				YE 2017 NOI:	NAV
				U/W Revenues:	$3,902,260
				U/W Expenses:	$1,003,729
Escrows and Reserves				U/W NOI:	$2,898,531
	Initial	Monthly	Cap	U/W NCF:	$2,850,931
Taxes	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	2.67x / 2.62x
Insurance	$0	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF(1):	9.1% / 8.9%
Replacement Reserve	$3,967	$3,967	$100,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.1% / 8.9%
				Cut-off Date LTV Ratio(1):	50.4%
				LTV Ratio at Maturity(1):	50.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$32,000,000	99.7%	Loan Payoff	$31,588,048	98.4%
Sponsor Equity	102,647	0.3	Closing costs	510,632	1.6
			Upfront Reserves	3,967	0.0
Total Sources	$32,102,647	100.0%	Total Uses	$32,102,647	100.0%

(1)	The Seaport Homes Mortgage Loan (as defined below) is part of the Seaport Homes Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate original balance of $32,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Seaport Homes Whole Loan.

(2)	Defeasance of the Seaport Homes Whole Loan is permitted at any time after the second anniversary of the WFCM 2021-C59 securitization trust closing date. The assumed defeasance lockout period of 27 payments is based on the WFCM 2021-C59 securitization trust closing date of May 2021.

(3)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of an amount which would be sufficient to pay taxes payable during the next 12 months.

(4)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of the annual estimated insurance payments.

(5)	While the Seaport Homes Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Seaport Homes Whole Loan more severely than assumed in the underwriting of the Seaport Homes Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The mortgage loan (the “Seaport Homes Mortgage Loan”) is part of a whole loan (the “Seaport Homes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $32,000,000 secured by a first mortgage encumbering the fee interest in a Class A mid-rise multifamily property in San Pedro, California (the “Seaport Homes Property”). The Seaport Homes Mortgage Loan consists of the controlling Note A-1, which had an original principal balance of $18,000,000, has a Cut-off Date Balance of $18,000,000 and is being contributed to the WFCM 2021-C59 trust. The non-controlling Note A-2 had an original principal balance of $14,000,000, has a Cut-off Date Balance of $14,000,000 and has been contributed to the BBCMS 2021-C9 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Prospectus.

A-3-144

Multifamily – Mid Rise 28000 South Western Avenue San Pedro, CA 90732	Loan #15 Seaport Homes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 50.4% 2.62x 9.1%

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$18,000,000	$18,000,000	WFCM 2021-C59	Yes
A-2	$14,000,000	$14,000,000	BBCMS 2021-C9	No
Total	$32,000,000	$32,000,000

The Property. The Seaport Homes Property is a 136-unit mid-rise Class A multifamily property located in San Pedro, California. Built in 2008 and situated on a 1.8-acre site, the Seaport Homes Property consists of a five-story building with ten one-bedroom units, 122 two-bedroom units and four three-bedroom units with a weighted average unit size of 1,030 square feet. The Seaport Homes Property includes 317 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of December 7, 2020, the Seaport Homes Property was 98.5% occupied.

Since 2016, the borrower sponsor has invested approximately $302,000 towards capital expenditures at the Seaport Homes Property including club house furniture and décor, appliance replacements, carpet/flooring replacements, common area improvements and exterior paint improvements. Common amenities at the Seaport Homes Property include gated and controlled access, courtyards, a rooftop deck with two barbecue areas and a spa, a clubhouse with billiard tables, a fitness center, electric vehicle charging stations, and a recreation deck including a basketball court, tennis court, and lounge area. Unit amenities at the Seaport Homes Property include stainless steel appliances, high speed internet, laminate wood flooring in entry and kitchen, private patio or balcony, pre-wired for security system installation, natural granite kitchen counter tops, upscale appliances, in-unit washer and dryer, and walk-in closet.

The following table presents certain information relating to the unit mix of the Seaport Homes Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
1 Bedroom / 1 Bathroom	10	7.4%	10	100.0%	797	$2,014
2 Bedrooms / 2 Bathrooms	110	80.9%	108	98.2%	1,018	$2,490
2 Bedrooms / 2.5 Bathrooms	12	8.8%	12	100.0%	1,184	$2,655
3 Bedrooms / 3 Bathrooms	4	2.9%	4	100.0%	1,484	$3,345
Total/Weighted Average	136	100.0%	134	98.5%	1,030	$2,495

(1)	Information obtained from the underwritten rent roll dated December 7, 2020.

(2)	Excludes vacant units.

The following table presents historical occupancy percentages at the Seaport Homes Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/7/2020(2)
98.0%	98.0%	97.0%	98.5%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll dated December 7, 2020.

COVID-19. As of April 7, 2021, the Seaport Homes Property was open and operating. All tenants at the Seaport Homes Property have paid rent for the months of February 2021 and March 2021. As of the date hereof, the Seaport Homes Whole Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the Seaport Homes Whole Loan terms.

Market Overview and Competition. The Seaport Homes Property is located in San Pedro, California, within the Los Angeles multifamily market and the Carson/ San Pedro/East Torrance/Lomita submarket. The Seaport Homes Property is located in an affluent neighborhood on the eastern side of the Palos Verdes Peninsula, approximately 23.2 miles south from Downtown Los Angeles and approximately 5.8 miles from the Port of Los Angeles. Seaport Homes Property is approximately 1.3 miles northwest of the Harbor 110 Freeway and approximately 1.5 miles south of the Pacific Coast Highway, which runs along most of the coastline of California. The Seaport Homes Property is located adjacent to a neighborhood shopping center anchored by Albertsons, Rite Aid, Wells Fargo and Starbucks.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radii of the Seaport Homes Property was 16,730, 170,971 and 371,593, respectively, and the estimated 2020 median household income within the same radii was $113,517, $74,079 and $82,019, respectively.

Submarket Information - According to a third-party market report, the Seaport Homes Property is located in the Carson/ San Pedro/ East Torrance/ Lomita submarket within the Los Angeles multifamily market. As of the fourth quarter 2020, the Carson/ San Pedro/East Torrance/ Lomita multifamily submarket reported a total inventory of approximately 17,537 units, with a 4.6% vacancy rate and average asking monthly rent per unit of $1,699.

A-3-145

Multifamily – Mid Rise 28000 South Western Avenue San Pedro, CA 90732	Loan #15 Seaport Homes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 50.4% 2.62x 9.1%

Appraiser’s Competitive Set – The appraiser identified six primary competitive properties for the Seaport Homes Property totaling 1,136 units, which reported an average occupancy rate of approximately 95.1%. The appraiser concluded to monthly market rents per unit ranging from $1,967 to $3,635.

The following table presents certain information relating to comparable multifamily properties for the Seaport Homes Property:

Competitive Property Summary

	Seaport Homes (Subject)(1)	Alta South Bay(2)	Renaissance at City Center(2)	Solimar(2)	Seacrest Homes (Phase II)(3)	Harborview Apartment Homes(2)	Portofino Townhomes(2)
Location	San Pedro, CA	Torrance, CA	Carson, CA	Wilmington, CA	Torrance, CA	San Pedro, CA	Wilmington, CA
Distance to Subject	--	4.1 miles	5.2 miles	2.1 miles	4.3 miles	0.7 miles	2.2 miles
Year Built/Renovated	2018/NAP	2015/NAP	2013/NAP	2016/NAP	2019/NAP	1984/NAP	1988/NAP
Number of Units	136	246	150	204	176	160	200
Occupancy (%)	98.5%	91.0%	96.0%	95.0%	98.3%	95.0%	95.0%
Average Monthly Rent (per unit)
1 Bedroom	$2,014	$1,967 - $2,091	$2,200 - $2,330	$2,080	NAP	$2,005	NAV
2 Bedrooms	$2,490 - $2,655	$2,854 - $2,947	$2,569 - $3,050	$2,470 - $2,565	$2,730	$3,033	$2,847 - $2,959
3 Bedrooms	$3,345	$3,400	$3,500	$3,615	$3,635	$3,618	$3,455
4 Bedrooms	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Information obtained from the underwritten rent roll dated December 7, 2020.

(2)	Information obtained from the appraisal report dated January 25, 2021.

(3)	Information obtained from the Seacrest Homes’ underwritten rent roll dated March 1, 2021. Seacrest Homes is also being securitized in the WFCM 2021-C59 transaction.

A-3-146

Multifamily – Mid Rise 28000 South Western Avenue San Pedro, CA 90732	Loan #15 Seaport Homes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 50.4% 2.62x 9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seaport Homes Property:

Cash Flow Analysis

	2018	2019	2020	U/W	%(1)	U/W $ per Unit
Base Rent	$3,812,184	$3,933,120	$4,054,068	$4,071,453	99.2%	$29,937
Concessions	0	0	0	0	0.0	0
Bad Debt	0	0	0	0	0.0	0
Gross Potential Rent	$3,812,184	$3,933,120	$4,054,068	$4,071,453	99.2%	$29,937
Other Income(2)	30,540	34,140	34,380	34,380	0.8	253
Net Rental Income	$3,842,724	$3,967,260	$4,088,448	$4,105,833	100.0%	$30,190
(Vacancy & Credit Loss)	(86,582)	(102,310)	(105,457)	(203,573)(3)	(5.0)	(1,497)
Effective Gross Income	$3,756,142	$3,864,950	$3,982,991	$3,902,260	95.0%	$28,693
						0
Real Estate Taxes	411,972	420,216	428,616	448,469	11.5	3,298
Insurance	62,856	64,236	65,460	58,740	1.5	432
Management Fee	123,787	127,801	131,704	117,068	3.0	861
Other Operating Expenses	357,946	368,295	379,453	379,453	9.7	2,790
Total Operating Expenses	$956,561	$980,548	$1,005,233	$1,003,729	25.7%	$7,380

Net Operating Income	$2,799,581	$2,884,402	$2,977,758	$2,898,531	74.3%	$21,313
Capital Expenditures	47,600	47,600	47,600	47,600	1.2	350
Net Cash Flow	$2,751,981	$2,836,802	$2,930,158	$2,850,931	73.1%	$20,963

NOI DSCR(4)	2.58x	2.65x	2.74x	2.67x
NCF DSCR(4)	2.53x	2.61x	2.70x	2.62x
NOI Debt Yield(4)	8.7%	9.0%	9.3%	9.1%
NCF Debt Yield(4)	8.6%	8.9%	9.2%	8.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of parking and storage income.

(3)	The underwritten economic vacancy is 5.0%. The Seaport Homes Property was 98.5% physically occupied as of December 7, 2020.

(4)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Seaport Homes Whole Loan.

A-3-147

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Certificate Factor Detail	4
Exchangeable Class Detail	5
Reconciliation Detail	6
Other Required Information	7
Cash Reconciliation Detail	8
Current Mortgage Loan and Property Stratification Tables	9-11
Mortgage Loan Detail	12
NOI Detail	13
Principal Prepayment Detail	14
Historical Detail	15
Delinquency Loan Detail	16
Specially Serviced Loan Detail	17-18
Advance Summary	19
Modified Loan Detail	20
Historical Liquidated Loan Detail	21
Historical Bond / Collateral Loss Reconciliation Detail	22
Interest Shortfall Reconciliation Detail	23-24
Defeased Loan Detail	25
Supplemental Reporting	26

Depositor	Master Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

Wells Fargo Commercial Mortgage	Wells Fargo Bank, National Association	Argentic Services Company LP	Pentalpha Surveillance LLC
Securities, Inc.	Three Wells Fargo, MAC D1050-084		375 North French Road
375 Park Avenue	401 S. Tryon Street, 8th Floor	500 North Central Expressway	Suite 100
2nd Floor, J0127-023	Charlotte, NC 28202	Suite 261	Amherst, NY 14228
New York, NY 10152		Plano, TX 75074

Contact:
Contact: A.J. Sfarra	Contact:	Andrew Hundertmark	Contact: Don Simon
Phone: (212) 214-5613	REAM_InvestorRelations@wellsfargo.com	Phone Number: (469) 609-2001	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Exchangeable Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Exchangeable Class Detail

Exchangeable Class / Regular Interest Breakdown
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-4 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Exchangeable Class Detail
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-4-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	–	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	–	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	–	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	–	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	–	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C59 Commercial Mortgage Pass-Through Certificates Series 2021-C59	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of May 1, 2021 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2021-C59, Commercial Mortgage Pass-Through Certificates Series 2021-C59
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Argentic Services Company LP
Directing Certificateholder: Argentic Real Estate Finance LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

________________________

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

________________________

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.       Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.       Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.       The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.       [LIST OTHER REVIEWED INFORMATION].

5.       [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

6.       As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

7.       In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

8.       Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

9.       The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

10.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

11.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating

Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

12.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

13.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the Depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.           Intentionally Omitted.

2.           Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such

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Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Intentionally Omitted.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.           Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the

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Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its Affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable

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thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on this Annex D-1.

10.        Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.        Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.        Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.        Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.        Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.        Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.        Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the

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control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17.        No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.        Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the

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Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.        Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.        No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.        No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.        REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into

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such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.        Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.        Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use,

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operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.        Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.        Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii)  breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29.        Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.        Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease

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which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (“TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule C; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted

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Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.        Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35.        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.        Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(D)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(E)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions

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on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(H)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee

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upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.        Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.        Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.        Intentionally Omitted.

40.        No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.        Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.        Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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43.        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44.        Intentionally Omitted.

45.        Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

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47.        Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.        Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.        Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

D-1-18

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Barclays Capital Real Estate Inc.	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	Argentic Real Estate Finance LLC	UBS AG, New York Branch
None	None	None	None	Southeast G6 Portfolio (Loan No. 17)	None

D-1-19

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Barclays Capital Real Estate Inc.	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	Argentic Real Estate Finance LLC	UBS AG, New York Branch
None	MGM Grand & Mandalay Bay (Loan No. 5)	None	None	None	Phoenix Industrial Portfolio V (Loan No. 7)

D-1-20

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-21

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Wells Fargo Bank, National Association	Barclays Capital Real Estate Inc.	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	Argentic Real Estate Finance LLC	UBS AG, New York Branch
Oak Park Michigan Storage (Loan No. 38) Farmington Hills Michigan Storage (Loan No. 39)	None	Allerand Portfolio 1 (Loan No. 24) CVS Portfolio (Loan No. 48	Seacrest Homes (Loan No. 6) Seaport Homes (Loan No. 15)	None	Walgreens Portfolio (Loan No. 27) Walgreens-Coralville (Loan No. 51) Walgreens-Germantown (Loan No. 55)

D-1-22

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Amazon @ Atlas (Loan No. 2)

Pursuant to the terms of its lease, the sole tenant (Amazon.com Services LLC) has a right of first offer (“ROFO”) if Mortgagor decides to market for sale all or any portion of the Mortgaged Property or receives an unsolicited offer to purchase all or any portion of the Mortgaged Property from an unaffiliated third party. The ROFO does not apply to foreclosure or deed in lieu thereof.

In addition, the sole tenant (Amazon.com Services LLC) has a ROFO with respect to any proposed sale of more than 50% of the direct equity interest in Mortgagor to an unaffiliated third party. Such ROFO does not apply to a sale of any equity interests in a parent entity of Mortgagor.

In addition, the sole tenant (Amazon.com Services LLC) is entitled to a certain percentage of proceeds in excess of certain set thresholds, as calculated pursuant to the terms of its lease, received by Mortgagor if the Mortgaged Property is sold on or before September 26, 2023.

(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Metairie MOB Portfolio (Loan No. 10)	Pursuant to the terms of its lease, Tenant HUM Provider Holdings, LLC has a right of first refusal (“ROFR”) to purchase the 3530 Houma Boulevard Mortgaged Property if Mortgagor receives a bona fide third-party offer to purchase the 3530 Houma Boulevard Mortgaged Property.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	The Loom (Loan No. 32)	Pursuant to a telecommunications easement agreement, Vertical Bridge S3 Assets, LLC has a ROFR to purchase the Mortgaged Property, or any portion thereof, if Mortgagor intends to sell or transfer the Mortgaged Property, or any portion thereof, to a third party that is a wireless telecommunications company or any person reasonably likely to use the Mortgaged Property, or any portion thereof, for any wireless telecommunications purposes.
(15) Actions Concerning Mortgage Loan	The Ratner (Loan No. 11)	The investment manager to Mortgagee received a subpoena, dated April 1, 2021, from the Securities and Exchange Commission (the “SEC”) in connection with a matter related to Paragon Real Estate Fund, LLC (“Paragon”), which is the guarantor and sponsor of the Mortgagor. The subpoena requires the investment manager to produce certain documents created in connection with prior loans made to finance assets of Paragon and its affiliates. The requested documents include, but are not limited to, all loan applications, escrow statements, closing statements, brokerage agreements, invoices and wire information concerning Paragon and certain of its representatives, if any, and other communications with Paragon or its representatives during the period between January 1, 2019 and April 1, 2021. At closing, legal counsel to Mortgagor delivered a non-consolidation opinion. Neither Mortgagee nor its affiliates were named in the subpoena.
(18) Insurance	Amazon @ Atlas (Loan No. 2)	Pursuant to the Mortgage Loan documents, the insurance requirements of the Mortgagor may be satisfied by the self-insurance of the sole tenant, Amazon.com Services LLC.

D-2-1

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Southeast G6 Portfolio (Loan No. 17)	Pursuant to the Mortgage Loan documents, the Mortgagee has the right to hold and disburse insurance proceeds in respect of a property loss in excess of the lesser of (i) $350,000 or (ii) 5% of the allocated loan amount with respect to the applicable Mortgaged Property as set forth in the Mortgage Loan documents.
(26) Local Law Compliance	Southeast G6 Portfolio (Loan No. 17)	The Motel 6 / Studio 6 Augusta Mortgaged Property is the subject of certain outstanding building, fire, zoning, planning and/or code violations.
(29) Mortgage Releases	Athens West Shopping Center (Loan No. 22)	Mortgagor may obtain the release of a certain portion of the surface parking lot at the Mortgaged Property (the “Athens West Release Parcel”) from the lien of the Mortgage Loan in connection with an arm’s length sale to an unaffiliated third party, subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents. Such conditions include, but are not limited to: (i) Mortgagor prepays the Mortgage Loan in an amount equal to the greater of (x) 100% of the net sales proceeds of the Athens West Release Parcel and (y) an amount such that the loan-to-value ratio for the remainder of the Mortgaged Property is no more than 125%, together with the applicable yield maintenance premium and any accrued and unpaid interest; (ii) Mortgagor delivers an updated survey and other evidence reasonably satisfactory to Mortgagee that the remainder of the Mortgaged Property and the Athens West Release Parcel will continue to comply with all legal requirements following such sale and release, including, without limitation (a) applicable legal subdivision and zoning regulations, (b) assessment as separate tax parcels and (c) the parking requirements of tenants under any related lease agreements; (iii) no event of default has occurred or is continuing; (iv) Mortgagor provides at least 20 days’ prior written notice to Mortgagee; and (v) Mortgagor pays all costs and expenses incurred by Mortgagee in connection with such sale and release.

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Allerand Portfolio 1 (Loan No. 24)	The sole tenant at each Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property pursuant to the terms of its lease to the extent the Mortgagors desire to sell the applicable Mortgaged Property and a third party makes a bona fide arms’ length written offer that is acceptable to the Mortgagors. However, the right of first refusal has been waived in connection with the transfer of the Mortgaged Property in connection with a foreclosure of the mortgage or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title Insurance	GoodFriend Self Storage - East Harlem (Loan No. 41)	The sole tenant at the Mortgaged Property (166 East 124th St. Storage, LLC) has a right of first offer (“ROFO”) in connection with Mortgagor’s sale of its interest in the lease or the Mortgaged Property. Such ROFO has been subordinated to the Mortgage in the event of a foreclosure or conveyance of the leased premises pursuant to a deed-

D-2-2

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
in-lieu of foreclosure or subsequent transfer out of foreclosure.
(8) Permitted Liens; Title Insurance	CVS Portfolio (Loan No. 48)	Commencing February 2041 (the commencement of the first extension term under each lease) the sole tenant at each Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property pursuant to the terms of its lease to the extent the Mortgagors desire to sell the applicable Mortgaged Property. Such right does not apply to any sale or conveyance of the leased premises during (i) a foreclosure (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust or (ii) to a person controlling, controlled by or under common control with the Mortgagor.
(18) Insurance	Chico Mobile Country Club (Loan No. 23)	The Mortgagor’s business interruption insurance does not cover losses related to flood. Insurance under the National Flood Insurance Program is in place.
(18) Insurance	Allerand Portfolio 1 (Loan No. 24)	The tenants at the Mortgaged Properties (Walgreens and Rite Aid) provide third-party insurance and are permitted to self-insure provided that they satisfy certain requirements in the Mortgage Loan documents and the applicable leases (including maintaining a minimum credit rating of BBB). The Mortgagor is not presently required to obtain and does not have business interruption coverage. Pursuant to the leases, the related tenants are not permitted to abate rent as a result of a casualty.
(18) Insurance	Whispering Palms Apartments (Loan No. 42)	The condominium declaration treats proceeds from any condemnation as proceeds from a casualty, and would override the lender’s ability to obtain any proceeds pursuant to any condemnation. Under the condominium declaration, the board (or the insurance trustee, if appointed) decides how to utilize any award and proceeds, subject to the conditions in the condominium declaration, to either repair the Mortgaged Property or distribute the proceeds. If the board (or insurance trustee) opts to repair or restore the Mortgaged Property, then the funds will be disbursed for such restoration. Any surplus is distributed and made payable jointly to the unit owner and Mortgagees.
(18) Insurance	CVS Portfolio (Loan No. 48)	The sole tenant at each Mortgaged Property (CVS) is required to maintain insurance as required under its respective leases (which may not in all respects comply with the insurance requirements under the Mortgage Loan documents). CVS provides third-party insurance and is permitted to self-insure provided that they satisfy certain requirements in the Mortgage Loan documents and the applicable leases (including maintaining a minimum credit rating of BBB-). The CVS leases do not require the tenants to maintain terrorism insurance. Pursuant to the leases, the related tenants are not permitted to abate rent as a result of a casualty.
(26) Local Law Compliance	Washington Street Storage Portfolio #2 (Loan No. 35)	Stor-Yor-Stuff Mortgaged Property – The use of the Mortgaged Property as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty, the property may be restored to its legally non-conforming use (provided the legally non-conforming use does not cease for a period of more than 90 days) or

D-2-3

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
reconstruct its premises in conformance with the current zoning laws.
(26) Local Law Compliance	GoodFriend Self Storage - East Harlem (Loan No. 41)	The ground lessee’s tenant’s use of the Mortgaged Property as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty to 50% or more of the total floor area, the tenant may restore its space to its legally non-conforming use (provided the legally non-conforming use does not cease for a period of more than two years) or reconstruct its premises in conformance with the current zoning laws. The ground lessee is required to pay ground rent to the Mortgagor regardless of whether the ground lessee’s tenant is in compliance with the zoning laws.
(26) Local Law Compliance	Outerbanks Portfolio (Loan No. 52)	Colonial Inn Mortgaged Property - The use of the Mortgaged Property as a hotel is a pre-existing legally non-conforming use, as a hotel is not a permitted use under current zoning laws. In the event of a casualty, the Mortgaged Property may be restored as a hotel provided (i) the Mortgaged Property is rebuilt within 12 months and (ii) not more than 50% of its tax value or appraised value is destroyed.
(26) Local Law Compliance	Dunedin Mini Storage (Loan No. 62)	The use of the Mortgaged Property as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty in excess of 50% of the market value of the Mortgaged Property, the Mortgaged Property may only be restored in accordance with the current zoning laws.
(27) Licenses and Permits	GoodFriend Self Storage - East Harlem (Loan No. 41)	The ground lessee’s tenant under the ground lease, which tenant operates the self storage business at the Mortgaged Property, has a temporary certificate of occupancy that expires on April 12, 2021. The borrower is required to use commercially reasonable efforts to cause the tenant to obtain a permanent certificate of occupancy and the borrower is liable to the lender for any related loss. Under the ground lease, the tenant is obligated make lease payments to the Mortgagor even if a permanent certificate of occupancy is not obtained.
(28) Recourse Obligations	Burke Town Center (Loan No. 12)	The guarantor is an entity that owns approximately $2.5 million worth of shares in Manchester United PLC (150,000 shares). The guarantor currently also provides carveout guarantees for one other non-recourse loan and may guaranty other loans in the future.
(31) Acts of Terrorism	CVS Portfolio (Loan No. 48)	The CVS leases do not require the tenants to maintain terrorism insurance.
(33) Single Purpose Entity	Bensalem Plaza Shopping Center (Loan No. 21)	The Mortgagor previously owned a parcel of land adjacent to the Mortgaged Property. The adjacent parcel was sold to an unaffiliated third party prior to the origination of the Mortgage Loan.
(33) Single Purpose Entity	GoodFriend Self Storage - East Harlem (Loan No. 41)	One of the Mortgagors (Summerblume, LLC) was previously a party to a lease on a parcel adjacent to the Mortgaged Property, along with an affiliate. Summerblume, LLC was also party to a joint venture agreement with another affiliate. Prior to the Mortgage Loan origination, the lease on the adjacent parcel was amended to remove Summerblume, LLC as a party and the joint venture agreement was terminated.

D-2-4

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(33) Single Purpose Entity	Outerbanks Portfolio (Loan No. 52)	Colonial Inn - The Mortgagor previously owned a non-contiguous vacant parcel of land located approximately one mile from Mortgaged Property. The adjacent parcel was transferred to an affiliate prior to the origination of the Mortgage Loan.
(36) Ground Leases	Southridge Center (Loan No. 13)	(J) Following a condemnation, in the event the ground lease obligates the Mortgagor to restore the remaining portion of the Mortgaged Property, the proceeds will be disbursed to or for the benefit of the Mortgagor (and the Mortgagee or a trustee appointed by it will not have the right to hold and disburse such proceeds as repairs or restoration progresses).
(42) Organization of Mortgagor	Allerand Portfolio 1 (Loan No. 24) CVS Portfolio (Loan No. 48)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	160 Pine Street (Loan No. 9)	Portions of the subject property’s basement area encroach approximately 10.6 feet and 18.2 feet into Battery Street and Pine Street, respectively, in the City of San Francisco. Title coverage over the encroachment risk was unavailable. After due inquiry, the lender determined that such basement encroachments were not an uncommon local condition. For some portion of the encroachment area, the City of San Francisco issued a 2001 permit allowing the property owner to occupy, construct and maintain a hatch in the sidewalk to access the sub-grade basement area.
(28) Recourse Obligations	All Wells Fargo Bank Mortgage Loans (Loans Nos. 1, 8, 9, 25, 38 and 39)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism	All Wells Fargo Bank Mortgage Loans (Loans Nos. 1, 8, 9, 25, 38 and 39)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

D-2-6

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Mortgage Status; Waivers and Modifications and (7) Lien; Valid Assignment	Walgreens Portfolio (Loan No. 27); Walgreens – Burbank (Loan No. 46); Walgreens – Coralville (Loan No. 51); Walgreens – Germantown (Loan No. 55)	Walgreen Co. (or in the case of the Walgreens – Burbank Mortgage Loan, Bond Drug Company of Illinois, a subsidiary of Walgreen Co.), in each case, the sole tenant (in each case, “Walgreens Tenant”) at each respective Mortgaged Property, has a right of first refusal to purchase the respective Mortgaged Property in case the related Mortgagor receives an acceptable bona fide offer from a non-affiliate to purchase such Mortgaged Property. Walgreens Tenant has agreed in a subordination, non-disturbance and attornment agreement with respect to each such Mortgaged Property, that its respective right of first refusal will not apply to the lender or other party that acquires the Mortgaged Property in a foreclosure, deed-in-lieu of foreclosure or any other enforcement action. However, such right would apply to any subsequent transfers.
(12) Condition of Property	Davita – Lakeport (Loan No. 56)	The related Mortgaged Property was inspected more than twelve months prior to the Cut-off Date. In addition, the related engineering report was prepared more than twelve months prior to the Cut-off Date.
(18) Insurance	Walgreens Portfolio (Loan No. 27); Walgreens – Burbank (Loan No. 46); Walgreens – Coralville (Loan No. 51); Walgreens – Germantown (Loan No. 55)

The related Mortgagor is permitted to rely on the insurance (either in the form of third party insurance or self insurance) provided by the Walgreens Tenant at each respective Mortgaged Property, under its respective lease (with respect to each Mortgaged Property, the “Walgreens Lease”), in order to satisfy such Mortgagor’s insurance obligations under the related loan documents, provided that (i) the Walgreens Lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the

Walgreens Lease, (iii) Walgreens Tenant has satisfied all insurance requirements under the Walgreens Lease, including, without limitation, any net worth requirement (if required by the Walgreens Lease in connection with any self-insurance), (iv) the Mortgagor has delivered to the lender evidence satisfactory to the lender that Walgreens Tenant satisfies the net worth requirement under the Walgreens Lease (if required by the Walgreens Lease in connection with any self-insurance), (v) Walgreens Tenant has elected either to provide third party insurance or to self-insure in accordance with the terms of the Walgreens Lease, (vi) Walgreens Tenant (or, in the case of the Walgreens –Burbank Mortgage Loan, either Walgreens Tenant or the guarantor of the Walgreens Lease) remains fully liable for the obligations and liabilities under the Walgreens Lease and maintains a “BBB-” rating by S&P and other criteria otherwise required under the Walgreens Lease, and (vii) the Walgreens Lease provides that after the occurrence of a casualty and during the term of the Mortgage Loan: (A) Walgreens Tenant has no right to abate rent or terminate the Walgreens Lease during the term of the Mortgage Loan (regardless of the cause of such casualty), (B) Walgreens Tenant is obligated to repair, rebuild and restore the Mortgaged Property at its sole cost and expense and remains fully liable for the obligations and liabilities under the Walgreens Lease regardless of the amount of net proceeds received from such casualty, and (C) the Mortgagor and the lender are required under the Walgreens Lease to be named as additional insured on each of the insurance policies, as applicable, maintained by Walgreens Tenant (collectively the “Walgreens Insurance Requirements”). In each case, Walgreens Tenant’s self-insurance does not satisfy, and Walgreens Tenant’s third-party insurance may not satisfy, the requirements of

D-2-7

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Representation 18. In the event the Walgreens Insurance Requirements are not satisfied with respect to any of the Mortgage Loans, the related Mortgagor will be required to maintain the insurance required under the related loan documents. In addition, the Walgreens Leases generally permit Walgreens Tenant, and not the lender, to hold insurance proceeds.
(26) Local Law Compliance	Phoenix Industrial Portfolio V (Loan No. 7);	The Flint Mortgaged Property is subject to certain outstanding building and/or zoning code violations.
(26) Local Law Compliance	Walgreens Portfolio (Loan No. 27);

The zoning report for the Santa Fe Mortgaged Property provides that parking at such Mortgaged Property is currently deficient by five spaces, but determined that a sufficient amount of paved area exists thereon to accommodate such additional spaces; the related loan documents require the Mortgagor to restripe the parking lot to add such spaces within 90 days from loan origination.

(26) Local Law Compliance	Dearborn Industrial Portfolio (Loan No. 29);

There is an existing fire code violation at the 15000 N. Commerce Drive Mortgaged Property; within 90 days from loan origination, the Mortgagor is required to close out such violation by (1) updating fire extinguishers, (2) updating and storing sprinkler system files and (3) correcting alarm system operating issues. $14,600 was reserved upon loan origination, which sum is required to be released to the Mortgagor upon the lender’s receipt of evidence reasonably satisfactory to such lender that such violation has been remedied.

(28) Recourse Obligations	Walgreens Portfolio (Loan No. 27); Walgreens – Coralville (Loan No. 51); Walgreens – Germantown (Loan No. 55);	There is no guarantor with respect to the related Mortgage Loan and there is no environmental indemnitor other than the related special purpose entity Mortgagor.
(29) Mortgage Releases	Dearborn Industrial Portfolio (Loan No. 29);	The related loan documents permit the free partial release (with no prepayment or defeasance required) of two buildings located at 15050 North Commerce Drive and 15300 Rotunda Drive, together with certain related land identified in the loan agreement (as may be modified as required by any governmental authority in connection with the creation of one or more separate legal lots and tax parcels thereof, subject to the lender’s reasonable approval of such modifications). Such buildings were given no value in the underwriting of the Mortgage Loan. Such release is conditioned on, among other things, the loan-to-value ratio of the unreleased portions of the Mortgaged Properties is no greater than 69.2%, the debt yield of the unreleased portions of the Mortgaged Properties is no less than 11.4% and the release shall be permitted under REMIC requirements.
(45) Appraisal	Davita – Lakeport (Loan No. 56)	The appraisal for the related Mortgaged Property was prepared more than twelve months prior to the Cut-off Date.

D-2-8

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations	Crescent Gateway (Loan No. 18)	The Mortgage Loan documents provide that involuntary transfers and certain voluntary transfers do not trigger full recourse but rather trigger recourse only to the extent of the losses incurred. Voluntary transfers that do not trigger full recourse are limited to (i) voluntary transfers by an entity or individual owning 2% or less of an indirect interest in the Mortgagor as of the origination date of the Mortgage Loan (so long as such person or entity does not increase its ownership interest to an amount that exceeds 2%) and (ii) a sale or pledge of any direct or indirect interests in the Mortgagor or any managing member of the Mortgagor that is in accordance with the Mortgage Loan documents, except that the Mortgagor fails to give notice of such sale or pledge as required under the Mortgage Loan documents.
(42) Organization of Mortgagor	Seacrest Homes (Loan No. 6) and Seaport Homes (Loan No. 15)	The Mortgagors are affiliated entities.

D-2-9

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Tramec Sloan Industrial Building (Loan No. 54)	Tramec Sloan, the sole tenant at the Mortgaged Property, has an option to purchase the Mortgaged Property (a) upon the expiration of the sole tenant’s lease or (b) upon a sale of all of the stock of the sole tenant or the guarantor under the sole tenant’s lease. The sole tenant has agreed that, if the purchase option is exercised during the term of the Mortgage Loan, then the purchase price for the Mortgaged Property will be no less than the outstanding principal balance of the Mortgage Loan, including any accrued and unpaid interest thereon, and any prepayment or breakage fees or expenses in connection therewith.
(12) Condition of Property	MGM Grand & Mandalay Bay (Loan No. 5)	The related engineering reports for the Mortgaged Properties, which were prepared in connection with the origination of the Mortgage Loan, are both dated February 11, 2020, which is more than 12 months prior to the Cut-off Date.
(18) Insurance	Magna Seating HQ (Loan No. 4)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property per loss; provided that the lender agrees to allow the Mortgagor to utilize a Retention Amount (as defined herein) in addition to the required deductible for all such insurance coverage except for windstorm and earthquake, so long as (1) the Retention Amount is aggregated annually and the Mortgagor’s retention amount may not exceed $100,000 in any single occurrence and (2) the Retention Amount remains prefunded at all times during the Mortgage Loan by the named insured of the master insurance program. “Retention Amount” is defined as an aggregated pool of funds contributed by property owners participating in the master insurance program and subject to an aggregate retention and managed by the named insured to fund the per occurrence and annual aggregate amounts approved by the lender.
(18) Insurance	MGM Grand & Mandalay Bay (Loan No. 5)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Mortgage Loan guaranteeing any failure by the related Mortgagors to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Mortgage Loan documents permit the Mortgagors to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Mortgagors and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any

D-2-10

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Mortgage Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(18) Insurance	Tramec Sloan Industrial Building (Loan No. 54)	The Mortgage Loan documents provide that the Mortgagor will only be required to maintain business interruption coverage, terrorism, and lessor’s risk general liability coverage required under the Mortgage Loan documents, to the extent: (i) the lease of Tramec Sloan (the “Tramec Lease”), sole tenant at the Mortgaged Property, is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Tramec Lease, (iii) there has been no material reduction in the credit rating of the sole tenant and the sole tenant is not insolvent or a debtor in any bankruptcy proceeding, (iv) the sole tenant is obligated per the terms of the Tramec Lease to rebuild and/or repair the Mortgaged Property and (v) the sole tenant maintains the insurance required to be maintained by it under the Tramec Lease as of the origination date of the Mortgage Loan or as otherwise approved by the lender in writing. Notwithstanding that the sole tenant is permitted to and may be providing insurance that the Mortgagor is required to provide under the Mortgage Loan documents, the Mortgagor is responsible for maintaining (or causing the sole tenant to maintain) the insurance required to be maintained under the Mortgage Loan documents (it being specifically agreed and understood that the Mortgagor must at all times maintain any such insurance to the extent not maintained by the sole tenant). If, at any time and from time to time during the term of the Mortgage Loan, the insurance policies maintained by the sole tenant as of the origination date of the Mortgage Loan are modified to decrease the type or amount of coverage, then the Mortgagor will promptly notify the lender in writing and the lender will have

D-2-11

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the right to require that the Mortgagor, at its sole cost and expense, promptly procure and maintain either (A) (x) “primary” insurance coverage in the event that the sole tenant does not provide the applicable insurance coverage required in in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage in the event that the sole tenant does not have the sufficient insurance coverage required under the Mortgage Loan documents, in each case, in “concurrent form” with the policies obtained pursuant to the Tramec Lease, over and above any other valid and collectible coverage then in existence, as may be necessary to bring the insurance coverage for the Mortgaged Property to at least the types and amount of coverage provided by the sole tenant as of the date of the Mortgage Loan documents; and/or (B) if, at any time and from time to time during the term of the Mortgage Loan, the insurance policies maintained by the sole tenant under the Tramec Lease fail to name the lender as an additional insured or mortgagee, as the case may be, the Mortgagor must maintain such insurance policies, regardless of whether such insurance is maintained by the sole tenant under the Tramec Lease.
(26) Local Law Compliance	Goldman Multifamily Portfolio Tranche 5 (Loan No. 31)	Pursuant to the related zoning reports obtained in connection with the origination of the Mortgage Loan, there are multiple violations issued by the City of Chicago Department of Buildings at the Mortgaged Properties. The Mortgage Loan documents contain a representation from the Mortgagor that the violations have been remedied but have not been removed from the record by the City of Chicago Department of Buildings as of the origination date of the Mortgage Loan. The Mortgagor is required to use commercially reasonable efforts to have all such violations removed from the record within 180 days of the origination date of the Mortgage Loan, which may be extended in the lender’s discretion provided that the Mortgagor continues to use commercially reasonable efforts to clear such violations and demonstrates such efforts to the lender’s reasonable satisfaction. The Mortgage Loan documents are recourse to the Mortgagor for any losses incurred by the lender in connection with the violations issued by the City of Chicago Department of Buildings.
(26) Local Law Compliance	850-860 Meridian Avenue (Loan No. 58)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are two open fire code violations (the “Violations”) issued by the City of Miami Building Department at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor is required to deliver evidence to the lender that the Violations have been satisfied, to the reasonable satisfaction of the lender, within 30 days of the origination date of the Mortgage Loan. The Mortgage Loan documents are recourse to the Mortgagor for any losses incurred by the lender in connection with the Violations; provided, that the Mortgagor’s liability will terminate at such time that the Violations have been satisfied to the reasonable satisfaction of the lender.
(27) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 5)	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
(28) Recourse Obligations	Magna Seating HQ (Loan No. 4)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of any involuntary transfer (other than a condemnation) or

D-2-12

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
conveyance by the Mortgagor of any interest in the Mortgaged Property; provided, however, the Mortgage Loan documents are fully recourse for any voluntary transfer or conveyance by the Mortgagor of any interest in the Mortgaged Property.
(28) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 5)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Mortgagors.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related whole loan as of the date of the event.

Only the Mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the Mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the Mortgagors fail to maintain an environmental insurance policy as required under the Mortgage Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the Mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(29) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 5)	Upon satisfying certain conditions, the Mortgagors may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Mortgage Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Mortgage Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
(31) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 5)

So long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Mortgagors (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Mortgage Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is

D-2-13

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagors (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	850-860 Meridian Avenue (Loan No. 58)	The Mortgage Loan documents do not require the Mortgagor to obtain or maintain terrorism insurance. The Mortgage Loan documents are recourse to the Mortgagor for any losses incurred by the lender in connection with the Mortgagor’s failure to obtain and maintain terrorism insurance coverage against acts which are “certified” within the meaning of the Terrorism Risk Insurance Program Reauthorization Act of 2015.
(32) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 5)

The Mortgage Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the whole loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Mortgage Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGM Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Mortgage Loan documents), a Public Vehicle or, following a Permitted Assumption (as defined in the Mortgage Loan documents), the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Mortgagors, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the Mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

(34) Defeasance	MGM Grand & Mandalay Bay (Loan No. 5)

The exception to Representation and Warranty #29 is also an exception to this representation.

Pursuant to a declaration forming a separate REMIC to hold the related Mortgage Loan, the related Mortgage Loan may be defeased commencing on the day following February 14, 2023, which will be more than two years from the start-up date of such separate REMIC but may be within two years of the Closing Date.

D-2-14

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(45) Appraisal	MGM Grand & Mandalay Bay (Loan No. 5)	The related appraisals for the Mortgaged Properties, which were prepared in connection with the origination of the Mortgage Loan, are both dated January 10, 2020, which is more than 12 months prior to the Cut-off Date.

D-2-15

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
June 2021	25,376,000.00
July 2021	25,376,000.00
August 2021	25,376,000.00
September 2021	25,376,000.00
October 2021	25,376,000.00
November 2021	25,376,000.00
December 2021	25,376,000.00
January 2022	25,376,000.00
February 2022	25,376,000.00
March 2022	25,376,000.00
April 2022	25,376,000.00
May 2022	25,376,000.00
June 2022	25,376,000.00
July 2022	25,376,000.00
August 2022	25,376,000.00
September 2022	25,376,000.00
October 2022	25,376,000.00
November 2022	25,376,000.00
December 2022	25,376,000.00
January 2023	25,376,000.00
February 2023	25,376,000.00
March 2023	25,376,000.00
April 2023	25,376,000.00
May 2023	25,376,000.00
June 2023	25,376,000.00
July 2023	25,376,000.00
August 2023	25,376,000.00
September 2023	25,376,000.00
October 2023	25,376,000.00
November 2023	25,376,000.00
December 2023	25,376,000.00
January 2024	25,376,000.00
February 2024	25,376,000.00
March 2024	25,376,000.00
April 2024	25,376,000.00
May 2024	25,376,000.00
June 2024	25,376,000.00
July 2024	25,376,000.00
August 2024	25,376,000.00
September 2024	25,376,000.00
October 2024	25,376,000.00
November 2024	25,376,000.00
December 2024	25,376,000.00
January 2025	25,376,000.00
February 2025	25,376,000.00
March 2025	25,376,000.00
April 2025	25,376,000.00
May 2025	25,376,000.00
June 2025	25,376,000.00
July 2025	25,376,000.00
August 2025	25,376,000.00
September 2025	25,376,000.00
October 2025	25,376,000.00
November 2025	25,376,000.00
December 2025	25,376,000.00
January 2026	25,376,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
February 2026	25,375,633.85
March 2026	24,852,498.82
April 2026	24,400,298.20
May 2026	23,871,295.88
June 2026	23,375,595.99
July 2026	22,842,978.56
August 2026	22,343,529.75
September 2026	21,842,261.10
October 2026	21,304,234.72
November 2026	20,799,176.73
December 2026	20,257,469.74
January 2027	19,748,594.90
February 2027	19,237,865.51
March 2027	18,621,400.06
April 2027	18,106,555.79
May 2027	17,555,343.30
June 2027	17,036,611.08
July 2027	16,481,622.20
August 2027	15,958,973.81
September 2027	15,434,420.10
October 2027	14,873,776.78
November 2027	14,345,264.62
December 2027	13,780,776.41
January 2028	13,248,277.04
February 2028	12,713,836.07
March 2028	12,109,731.97
April 2028	11,571,135.13
May 2028	10,996,851.57
June 2028	10,454,194.24
July 2028	9,875,966.70
August 2028	9,329,219.37
September 2028	8,780,477.92
October 2028	8,196,340.83
November 2028	7,643,465.19
December 2028	7,055,312.51
January 2029	6,498,272.62
February 2029	5,939,200.67
March 2029	5,278,910.05
April 2029	4,715,383.51
May 2029	4,116,885.50
June 2029	3,549,117.29
July 2029	2,946,499.29
August 2029	2,374,458.56
September 2029	1,800,330.43
October 2029	1,191,534.99
November 2029	613,088.12
December 2029	97.84
January 2030 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	63
Risk Factors	65
Description of the Mortgage Pool	167
Transaction Parties	277
Credit Risk Retention	345
Description of the Certificates	354
Description of the Mortgage Loan Purchase Agreements	405
Pooling and Servicing Agreement	416
Certain Legal Aspects of Mortgage Loans	542
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	561
Pending Legal Proceedings Involving Transaction Parties	564
Use of Proceeds	564
Yield and Maturity Considerations	564
Material Federal Income Tax Considerations	583
Certain State and Local Tax Considerations	598
Method of Distribution (Conflicts of Interest)	599
Incorporation of Certain Information by Reference	603
Where You Can Find More Information	603
Financial Information	604
Certain ERISA Considerations	604
Legal Investment	608
Legal Matters	610
Ratings	610
Index of Defined Terms	612

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$715,568,000
(Approximate)

WELLS FARGO COMMERCIAL

MORTGAGE SECURITIES,
INC.
Depositor

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2021-C59
Issuing Entity

Commercial Mortgage Pass-
Through Certificates,
Series 2021-C59

Class A-1	$21,533,000	Class A-S	$56,791,000
Class A-2	$17,221,000	Class A-S-1	$0
Class A-3	$24,500,000	Class A-S-2	$0
Class A-SB	$25,376,000	Class A-S-X1	$0
Class A-4	$154,489,000	Class A-S-X2	$0
Class A-4-1	$0	Class B	$41,302,000
Class A-4-2	$0	Class B-1	$0
Class A-4-X1	$0	Class B-2	$0
Class A-4-X2	$0	Class B-X1	$0
Class A-5	$335,118,000	Class B-X2	$0
Class A-5-1	$0	Class C	$39,238,000
Class A-5-2	$0	Class C-1	$0
Class A-5-X1	$0	Class C-2	$0
Class A-5-X2	$0	Class C-X1	$0
Class X-A	$578,237,000	Class C-X2	$0
Class X-B	$137,331,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton
Co-Manager

Siebert Williams Shank
Co-Manager

April 23, 2021